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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Silver Bay Realty Trust Corp.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Silver Bay Realty Trust Corp.
3300 Fernbrook Lane North, Suite 210
Plymouth, MN 55447

March 28, 2017

Dear Silver Bay Stockholder:

        You are cordially invited to attend a special meeting of stockholders, which we refer to as the "special meeting," to be held on Friday, May 5, 2017, at 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, at 8:00 a.m., Central Time.

        At the special meeting, you will be asked to consider and vote on (i) the approval of the Agreement and Plan of Merger, dated as of February 27, 2017, as it may be amended from time to time, which we refer to as the "merger agreement," by and among Silver Bay Realty Trust Corp., which we refer to as "Silver Bay," Silver Bay Management LLC, Silver Bay Operating Partnership L.P., which we refer to as "Silver Bay LP," Tricon Capital Group Inc., TAH Acquisition LP and TAH Acquisition Holdings LLC, and (ii) the merger described below and the other actions and transactions contemplated by the merger agreement.

        Pursuant to the terms of and subject to the conditions set forth in the merger agreement, Silver Bay will merge with and into TAH Acquisition Holdings LLC, which we refer to as "Tricon," with Tricon continuing as the surviving entity. We refer to the acquisition of Silver Bay by Tricon as the "merger." At the special meeting, you may also be asked to consider and vote on a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

        If the merger is completed, you will be entitled to receive $21.50 in cash, without interest and subject to any applicable withholding taxes, for each share of Silver Bay common stock that you own. This amount represents a premium of approximately 19% to the closing price of our common stock on February 24, 2017, the last trading day prior to the announcement of the proposed merger transaction, and a 24% premium to the 90-day trailing volume weighted average price as of February 24, 2017.

        The Board of Directors, after considering the factors more fully described in the proxy statement, has unanimously (1) determined that the merger agreement, the merger in accordance with the terms of the merger agreement and other actions and transactions contemplated by the merger agreement are advisable and in the best interests of Silver Bay and its stockholders and of Silver Bay LP and the holders of limited partnership common units; (2) approved and authorized the execution and delivery of the merger agreement by Silver Bay, the performance by Silver Bay of its covenants and other obligations in the merger agreement, and the consummation of the merger and other actions and transactions set forth in the merger agreement upon the terms and subject to the conditions set forth in the merger agreement; (3) directed that the approval of the merger, the merger agreement and other actions and transactions contemplated by the merger agreement be submitted to the stockholders of Silver Bay entitled to vote thereon for their consideration and approval; and (4) resolved to recommend that the stockholders of Silver Bay entitled to vote thereon vote in favor of the approval of the merger, the merger agreement and other actions and transactions contemplated by the merger agreement.

        The Board of Directors unanimously recommends that you vote (1) "FOR" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, and (2) "FOR" the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

        The enclosed proxy statement provides detailed information about the special meeting, the merger agreement, the merger and other transactions contemplated by the merger agreement. A copy of the merger agreement is attached as Annex A to the proxy statement.

        The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.

        Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

        If you hold your shares in "street name," you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, without your instructions.

        Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the merger and the merger agreement are approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Silver Bay common stock. The failure to vote, or the failure to instruct your bank, broker or other nominee on how to vote, will have the same effect as a vote against the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement.

        If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

470 West Avenue
Stamford, CT 06902
Stockholders May Call: (800) 662-5200 (Toll-Free from the U.S. and Canada)
or
(203) 658-9400 (From other locations)

        On behalf of the Board of Directors, we thank you for your support.

Sincerely,	Sincerely,

Thomas W. Brock, Chief Executive Officer	Irvin R. Kessler, Chairman of the Board

        The accompanying proxy statement is dated March 28, 2017, and, together with the enclosed form of proxy card, is first being mailed on or about March 28, 2017.

Silver Bay Realty Trust Corp.
3300 Fernbrook Lane North, Suite 210
Plymouth, MN 55447

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2017

        Notice is hereby given that a special meeting of stockholders of Silver Bay Realty Trust Corp., a Maryland corporation, referred to as Silver Bay, will be held on Friday, May 5, 2017, at 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, at 8:00 a.m., Central Time, for the following purposes:

        1.     To consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of February 27, 2017, as it may be amended from time to time, referred to as the "merger agreement," by and among Silver Bay Realty Trust Corp., Silver Bay Management LLC, Silver Bay Operating Partnership LP, Tricon Capital Group Inc., TAH Acquisition LP, and TAH Acquisition Holdings LLC, and the merger of Silver Bay Realty Trust Corp. into TAH Acquisition Holdings LLC, with TAH Acquisition Holdings LLC as the surviving entity as contemplated therein, referred to as the "merger," and the other actions and transactions contemplated by the merger agreement;

        2.     To consider and vote on any proposal(s) to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting; and

        3.     To transact any other business that may properly come before the special meeting or any adjournment, postponement or other delay of the special meeting.

        Only stockholders of record as of the close of business on March 17, 2017, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment, postponement or other delay thereof.

        Silver Bay's Board of Directors unanimously recommends that you vote (1) "FOR" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, and (2) "FOR" any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

        Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, without your instructions.

By Order of the Board of Directors,

Daniel J. Buechler, General Counsel and Secretary

Dated: March 28, 2017

 IMPORTANT INFORMATION

        Whether or not you plan to attend the special meeting in person, we encourage you to submit your proxy as promptly as possible (1) over the internet; (2) by telephone; or (3) by signing and dating the enclosed proxy card and returning it in the accompanying prepaid reply envelope. You may revoke your proxy or change your vote at any time before it is voted at the special meeting.

        If you hold your shares in "street name," you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, without your instructions.

        If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a "legal proxy" from the bank, broker or other nominee that holds your shares giving you the right to vote your shares in person at the special meeting.

        Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the merger and the merger agreement are approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Silver Bay common stock. If you fail to (1) return your proxy card or instruct your broker, bank or other nominee how to vote; (2) grant your proxy electronically over the internet or by telephone; and (3) vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote "AGAINST" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, but will have no effect on the vote on any other proposal presented for a vote at the special meeting or at any adjournments or postponements thereof.

        We encourage you to read this proxy statement and its annexes, including all documents incorporated by reference into this proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Silver Bay common stock, please contact our proxy solicitor:

470 West Avenue
Stamford, CT 06902
Stockholders May Call: (800) 662-5200 (Toll-Free from the U.S. and Canada)
or
(203) 658-9400 (From other locations)

i

ii

 SUMMARY

        This summary highlights selected information from this proxy statement related to the merger of Silver Bay Realty Trust Corp. with and into TAH Acquisition Holdings LLC, which we refer to as the "merger," and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the terms of the merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned "Where You Can Find More Information." The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.

        In this proxy statement, "Silver Bay," "we," "our," "us" and similar words refer to Silver Bay Realty Trust Corp. and where the context requires, includes our subsidiaries. Throughout this proxy statement, we refer to Silver Bay Operating Partnership L.P. as "Silver Bay LP," Silver Bay Management LLC as "Silver Bay GP," TAH Acquisition Holdings LLC as "Tricon," TAH Acquisition LP as "Tricon LP" and Tricon Capital Group Inc. as "Tricon Ultimate Parent." In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of February 27, 2017, as it may be amended from time to time, by and among Silver Bay, Silver Bay GP, Silver Bay LP, Tricon LP, Tricon and Tricon Ultimate Parent, as the "merger agreement."

Parties Involved in the Merger

  Silver Bay Parties

        Silver Bay Realty Trust Corp.    Silver Bay is a Maryland corporation focused on the acquisition, renovation, leasing, and management of single-family properties in select markets in the United States. Our objective is to generate attractive risk-adjusted returns for our stockholders over the long term through dividends and capital appreciation. We generate virtually all of our revenue by leasing our portfolio of single-family properties. As of December 31, 2016, we owned 9,044 single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio, South Carolina and Texas, excluding properties reflected as assets held for sale on our consolidated balance sheets.

        Silver Bay's common stock, which we refer to as "Silver Bay common stock" or "our common stock," is listed on the New York Stock Exchange, which we refer to as the "NYSE," under the symbol "SBY."

        Silver Bay Operating Partnership L.P.    Silver Bay LP is a Delaware limited partnership. Silver Bay conducts its business and owns all of its properties through Silver Bay LP.

        Silver Bay Management LLC.    Silver Bay GP, a Delaware limited liability company, a wholly-owned subsidiary of Silver Bay, is the sole general partner of Silver Bay LP and generally has the exclusive power to manage and conduct the business and affairs of Silver Bay LP, subject to certain limited approval and voting rights of the limited partners.

        The business address of Silver Bay, Silver Bay LP and Silver Bay GP is 3300 Fernbrook Lane North, Suite 210, Plymouth, Minnesota 55447 and the telephone number at that location is (952) 358-4400.

        In this proxy statement, we refer to Silver Bay, Silver Bay LP and Silver Bay GP as the "Silver Bay Parties."

  Tricon Parties

        Tricon Capital Group Inc.    Tricon Ultimate Parent, a corporation organized under the laws of the province of Ontario, Canada, is principal investor and asset manager focused on the residential real estate industry in North America with approximately $3.0 billion (C$4.0 billion) of assets under management. Tricon owns, or manages on behalf of third-party investors, a portfolio of investments in land and homebuilding assets, single-family rental homes, manufactured housing communities and multi-family development projects. Tricon's business objective is to invest for investment income and capital appreciation through its principal investment business segments and to earn fee income through its private funds and advisory business.

        Tricon Ultimate Parent's common stock is listed on the Toronto Stock Exchange, which we refer to as the "TSX," under the symbol "TCN."

        TAH Acquisition Holdings LLC.    Tricon, a Delaware limited liability company, is an indirect subsidiary of Tricon Ultimate Parent and the sole owner of Tricon LP and was recently formed solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

        TAH Acquisition LP.    Tricon LP, a Delaware limited partnership, was recently formed solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

        The business address of Tricon Ultimate Parent, Tricon and Tricon LP is 1067 Yonge Street, Toronto, Ontario, Canada M4W 2L2 and the telephone number at that location is (416) 925-7228.

        In this proxy statement, we refer to Tricon Ultimate Parent, Tricon and Tricon LP collectively as the "Tricon Parties."

Effect of the Merger

        Upon the terms and subject to the conditions of the merger agreement, Silver Bay will merge with and into Tricon, which we refer to as the "merger," with Tricon continuing as the surviving entity. Throughout this proxy statement, we use the term "surviving entity" to refer to Tricon as the surviving entity following the merger. As a result of the merger, Silver Bay will cease to be a publicly traded company and will be delisted from the NYSE. If the merger is completed, you will not own any shares of the capital stock of or any other equity interests in the surviving entity.

        The time at which the merger will become effective, which we refer to as the "effective time of the merger," will occur upon the later of the filing of the certificate of merger with the Secretary of State of the State of Delaware or the articles of merger have been accepted for recording by the State Department of Assessments and Taxation of the State of Maryland (or at such later time as Silver Bay and Tricon may agree and specify in such certificate or articles of merger).

Effect on Silver Bay if the Merger is Not Completed

        If the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement are not approved by Silver Bay stockholders or if the merger is not completed for any other reason, Silver Bay stockholders will not receive any payment for their shares of Silver Bay common stock. Instead, Silver Bay will remain an independent public company, our common stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," and we will continue to file periodic reports with the Securities and Exchange Commission, which we refer to as the "SEC." Under specified circumstances, Silver Bay or Tricon will be required to pay the other a termination fee upon the termination of the merger agreement. For more information, see the section of this proxy statement captioned "The Merger Agreement—Termination Fee Payable by Silver Bay to Tricon" and "—Termination Fee Payable by Tricon to Silver Bay."

Merger Consideration

        In the merger, each outstanding share of Silver Bay common stock, par value $0.01 per share, (other than shares held by (1) Silver Bay (whether as treasury stock or otherwise); (2) any Tricon Party; or (3) any direct or indirect subsidiary of Silver Bay, Silver Bay LP, Tricon or Tricon LP), will be cancelled and automatically converted into the right to receive $21.50 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the "per share merger consideration." The per share merger consideration is subject to adjustment for any stock split, combination, reclassification, reorganization, recapitalization or exchange or other like change and for dividends or other distributions in shares of Silver Bay common stock.

        In addition, in the merger, each outstanding share of preferred stock of Silver Bay, par value $0.01 per share, which we refer to as "Silver Bay preferred stock," will be converted into the right to receive an amount in cash equal to $1,000 per share, plus an amount equal to all dividends accrued and unpaid on such share of Silver Bay preferred stock immediately prior to the effective time of the merger, without interest, subject to withholding tax, which amount we refer to as the "preferred merger consideration."

        In addition, each outstanding interest in Silver Bay LP designated as a partnership common unit under the partnership's limited partnership agreement, which we refer to as an "OP common unit," will be converted into the right to receive an amount in cash equal to (i) the number of shares of Silver Bay common stock that would have been received from Silver Bay in exchange for such OP common unit under the terms of the limited partnership agreement if Silver Bay had issued and delivered Silver Bay common stock in exchange for such OP common unit immediately prior to the effective time of the partnership merger described below under "Conditions to the Closing of the Merger" (as if such OP common unit were a "Tendered Unit" pursuant to the limited partnership agreement and Silver Bay GP had elected to cause Silver Bay to acquire such OP common unit pursuant to the limited partnership agreement), multiplied by (ii) the per share merger consideration. In this proxy statement, we refer to this amount as the "OP unit consideration."

        At or prior to the effective time of the merger, Tricon will deposit sufficient funds to pay the aggregate per share merger consideration, which we refer to as the "merger consideration," the preferred merger consideration and OP unit consideration with a designated paying agent. Once a Silver Bay stockholder has provided the paying agent with his, her or its stock certificates (or customary agent's message with respect to uncertificated shares), letter of transmittal and the other items specified by the paying agent, the paying agent will promptly pay the Silver Bay stockholder, for each share of Silver Bay common stock and Silver Bay preferred stock that such stockholder owns, and for each OP common unit that a OP common unit holder owns, the per share merger consideration, the preferred merger consideration or the OP unit consideration, as applicable. For more information, see the section of this proxy statement captioned "The Merger Agreement—Procedures for Surrendering Silver Bay Certificates or Book-Entry Shares."

        After the merger is completed, you will have the right to receive the per share merger consideration, the preferred merger consideration or the OP unit consideration, as applicable, but you will no longer have any rights as a Silver Bay stockholder or OP common unit holder.

The Special Meeting

  Date, Time and Place

        A special meeting of stockholders will be held on Friday, May 5, 2017, at 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, at 8:00 a.m., Central Time. We refer to the special meeting, and any adjournment, postponement or other delay of the special meeting, as the "special meeting."

  Purpose

        At the special meeting, we will ask Silver Bay stockholders to vote on proposals to (1) approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, and (2) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

  Record Date; Shares Entitled to Vote

        You are entitled to vote at the special meeting if you owned shares of Silver Bay common stock at the close of business on March 17, 2017, which we refer to as the "record date." You will have one vote on each matter properly brought before the special meeting for each share of Silver Bay common stock that you owned as of the close of business on the record date.

  Quorum

        As of the record date, there were 35,471,089 shares of Silver Bay common stock outstanding and entitled to vote at the special meeting. The presence at the special meeting in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at such meeting will constitute a quorum at the special meeting.

  Required Vote

        The affirmative vote of the holders of at least a majority of the outstanding shares of Silver Bay common stock is required to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement. Approval of any proposal to adjourn the special meeting requires the affirmative vote of a majority of the votes cast on the matter at the special meeting, assuming the presence of a quorum.

  Share Ownership of Our Directors and Executive Officers

        As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,638,450 shares of Silver Bay common stock, representing approximately 7.4% of the shares of Silver Bay common stock outstanding on the record date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Silver Bay common stock (1) "FOR" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, and (2) "FOR" the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

        In addition, our directors and certain of our executive officers have entered into support agreements whereby they have each agreed to vote their shares in favor of the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement and the other proposal set forth in this proxy statement. At the close of business on March 17, 2017, the record date of the special meeting, these directors and executive officers collectively owned or controlled 2,556,289 shares of Silver Bay common stock, which represented approximately 7.2% of all outstanding shares of Silver Bay common stock on the record date. For more information, see the section of this proxy statement captioned "Support Agreement."

  Voting and Proxies

        Any Silver Bay stockholder of record entitled to vote may submit a proxy by returning a signed proxy card in the accompanying prepaid reply envelope or granting a proxy electronically over the internet or by telephone. A Silver Bay stockholder of record may also vote in person by appearing at the special meeting and voting by ballot. If you are a beneficial owner and hold your shares of Silver Bay common stock in "street name" through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of Silver Bay common stock using the voting instruction form provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the special meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares. The failure to vote, or the failure to instruct your bank, broker or other nominee on how to vote, will have the same effect as a vote against the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement.

        If you are a Silver Bay stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Secretary; or (4) attending the special meeting and voting in person by ballot.

        If you hold your shares of Silver Bay common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a "legal proxy" from your bank, broker or other nominee giving you the right to vote your shares in person at the special meeting.

Recommendation of the Board and Reasons for the Merger

        Silver Bay's Board of Directors, which we refer to as the "Board," after considering various factors described in the section of this proxy statement captioned "The Merger—Recommendation of the Board and Reasons for the Merger," has unanimously (1) determined that the merger agreement, the merger in accordance with the terms of the merger agreement and other actions and transactions contemplated by the merger agreement are advisable and in the best interests of Silver Bay and its stockholders and of Silver Bay LP and the holders of limited partnership common units; (2) approved and authorized the execution and delivery of the merger agreement by Silver Bay, the performance by Silver Bay of its covenants and other obligations in the merger agreement, and the consummation of the merger and other actions and transactions set forth in the merger agreement upon the terms and subject to the conditions set forth in the merger agreement; (3) directed that the approval of the merger, the merger agreement and other actions and transactions contemplated by the merger agreement be submitted to the stockholders of Silver Bay entitled to vote thereon for their consideration and approval; and (4) resolved to recommend that the stockholders of Silver Bay entitled to vote thereon vote in favor of the approval of the merger, the merger agreement and other actions and transactions contemplated by the merger agreement. The Board unanimously recommends that you vote (1) "FOR" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, and (2) "FOR" the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

Fairness Opinion of Goldman, Sachs & Co.

        Goldman Sachs & Co., which we refer to as "Goldman Sachs," delivered its opinion to the Board on February 27, 2017, which opinion was subsequently confirmed in a written opinion dated as of the same date, that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the $21.50 in cash per share of Silver Bay common stock to be paid to the holders (other than Tricon and its affiliates) of shares of Silver Bay common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated February 27, 2017, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the transaction contemplated therein. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Silver Bay common stock should vote with respect to the transaction or any other matter. Pursuant to an engagement letter between Silver Bay and Goldman Sachs, Silver Bay has agreed to pay Goldman Sachs a transaction fee of $8 million, $7.5 million of which is payable upon consummation of the transaction, plus reimbursement of certain expenses incurred by Goldman Sachs.

        For a more complete description, see the section of this proxy statement captioned "The Merger—Fairness Opinion of Goldman, Sachs & Co."

Treatment of Equity Awards in the Merger

        The merger agreement provides that Silver Bay's equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment in the merger:

  Restricted Stock Awards

        At the effective time of the merger, any issuance and forfeiture conditions, or other restrictions, on any shares of Silver Bay common stock subject to Silver Bay restricted stock awards will be deemed satisfied in full, contingent upon the closing of the merger, and such shares of Silver Bay common stock will be entitled to receive the per share merger consideration.

  Performance-Based Restricted Stock Units

        At the effective time of the merger, each performance-based restricted stock unit representing the right to receive Silver Bay common stock that are subject to performance based vesting criteria, which we refer to as a "Silver Bay PSU," that is outstanding will vest in accordance with its terms, including all Silver Bay dividend equivalent units subject to the same vesting provisions as the Silver Bay PSUs (which we refer to as "DERs"), and be converted into the right to receive an amount in cash (without interest subject to any applicable withholding tax), equal to the product obtained by multiplying the number of shares of Silver Bay common stock subject to such Silver Bay PSU, after taking into account the vesting in connection with the merger, by the per share merger consideration.

        For more information about the Silver Bay PSUs, see the section of this proxy statement captioned "The Merger Agreement—Merger Consideration; Effects of the Merger and the Partnership Merger—Treatment of Silver Bay Equity Awards."

Employee Benefits

        From and after the closing of the merger and for a period of 12 months after the merger closing (or if earlier, the date of the employee's termination of employment with Tricon Ultimate Parent, Tricon or any of their subsidiaries), the Tricon Parties have agreed that they will provide each employee of Silver Bay who remains employed by Silver Bay or any of its subsidiaries, the surviving company or Tricon Ultimate Parent or any subsidiary of Tricon immediately following the closing (each, a "continuing employee" and collectively, the "continuing employees") with compensation (base salary and bonus opportunity) that are, in the aggregate, no less favorable than the compensation (base salary and bonus opportunity) provided to each continuing employee immediately prior to the closing and benefits, that are, in the aggregate, no less favorable than those provided to, at Tricon's election, either similarly situated employees of Silver Bay or any of its subsidiaries immediately prior to the closing or Tricon Ultimate Parent, Tricon or any of its subsidiaries, as applicable, immediately following the closing. The Tricon Parties have also agreed to provide each continuing employee, including Silver Bay executive officers as described under the section of this proxy statement captioned "The Merger—Interests of Silver Bay's Directors and Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control," to the extent their employment is severed during the 12 months following the merger closing, with severance payments and benefits equal to the severance payment and benefits provided by Silver Bay and Silver Bay subsidiaries as of the date of the merger agreement.

        For more information, see the section of this proxy statement captioned "The Merger Agreement—Other Covenants and Agreements."

Interests of Directors and Executive Officers in the Merger

        When considering the recommendation of the Board that you vote to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a Silver Bay stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger and the merger agreement be approved by Silver Bay stockholders, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

  •
  the cash-out of all director and officer restricted stock whether vested or unvested, as described in more detail under the sections of this proxy statement captioned "Summary—Treatment of Equity Awards in the Merger" and "The Merger—Interests of Silver Bay's Directors and Officers in the Merger—Treatment of Equity-Based Awards;"

  •
  the cash-out of all vested executive officer performance-based restricted stock units (including the related DERs), as described in more detail under the sections of this proxy statement captioned "Summary—Treatment of Equity Awards in the Merger" and "The Merger—Interests of Silver Bay's Directors and Officers in the Merger—Treatment of Equity-Based Awards;"

  •
  the entitlement of each executive officer to receive payments and benefits, including cash severance benefits, under his or her severance and change in control agreement or equity award agreement, as applicable, in connection with an involuntary termination of employment other than for cause or a resignation for good reason, as applicable, during the period of 24 months following, the effective time of the merger, as described in more detail under the section of this proxy statement captioned "The Merger—Interests of Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control;" and

  •
  Directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement, as described in more detail under the section of this proxy statement captioned "The Merger Agreement—Indemnification; Directors' and Officers' Insurance."

        If the merger and the merger agreement are approved, the vested Silver Bay common stock held by our directors and executive officers will be treated in the same manner as our common stock held by all other Silver Bay stockholders. For more information, see the section of this proxy statement captioned "The Merger—Interests of Silver Bay's Directors and Officers in the Merger."

        In addition, our directors and certain of our executive officers have entered into support agreements whereby they have each agreed to vote their shares in favor of the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement and the other proposal set forth in this proxy statement. At the close of business on March 17, 2017, the record date of the special meeting, these directors and executive officers collectively owned or controlled 2,556,289 shares of Silver Bay common stock, which represented approximately 7.2% of all outstanding shares of Silver Bay common stock on the record date. For more information, see the section of this proxy statement captioned "Support Agreement."

Financing of the Merger

        The merger agreement is not subject to any financing contingency. Tricon Ultimate Parent intends to finance the merger consideration with proceeds from debt and equity financings. With respect to the debt financings, Tricon Ultimate Parent has obtained commitments, which provide for an up to $1.2 billion secured term loan facility from Deutsche Bank AG, New York Branch, Deutsche Bank AG, Cayman Island Branch, Deutsche Bank Securities Inc. and/or one or more of their respective affiliates, which we refer to collectively as "Deutsche Bank AG", and a $350 million revolving credit facility from the Royal Bank of Canada. Tricon Ultimate Parent's equity financing consists of an offering, on a "bought deal" basis, of approximately C$201 million of subscription receipts (which will be automatically exchanged for Tricon Ultimate Parent common shares upon completion of the merger) and $172.5 million of extendible convertible unsecured subordinated debentures, both of which were completed on March 17, 2017.

        For more information on the financings, see the section of this proxy statement captioned "Financing of the Merger."

Material U.S. Federal Income Tax Consequences of the Merger

        For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") in exchange for such U.S. Holder's shares of Silver Bay common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder's adjusted tax basis in the shares of Silver Bay common stock surrendered in the merger.

        Silver Bay may be required, under certain circumstances, to withhold a portion of the merger consideration of a Non-U.S. Holder (as defined under the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") under applicable tax laws, including pursuant to the Foreign Investment in Real Property Tax Act of 1980 (which we refer to as "FIRPTA").

        For more information, see the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger." Silver Bay stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

No Solicitation of Alternative Acquisition Offers

        Under the merger agreement, Silver Bay has agreed that it will not, nor will it permit any of its subsidiaries to, nor authorize or permit any of its officers, directors or employees to, and will use its commercially reasonable efforts to cause its and its subsidiaries' other representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer by or with a third party with respect to an acquisition proposal (as defined under the section of this proxy statement captioned "The Merger Agreement—No Solicitation of Transactions"), (ii) engage in any discussions or negotiations concerning, or provide any non-public information to any person to encourage or facilitate any acquisition proposal or the making of any proposal or offer that could reasonably be expected to lead to any acquisition proposal or (iii) enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement providing for any acquisition proposal.

        Notwithstanding these restrictions, prior to receipt of the approval of merger and the merger agreement and the other transactions contemplated by the merger agreement by Silver Bay's stockholders, the Board may in response to an unsolicited bona fide written acquisition proposal by any person made after the date of the merger agreement that did not result from a breach of the non-solicitation provisions of the merger agreement: (i) contact such person or group of persons who made the acquisition proposal solely to clarify its terms and conditions and (ii) if the board concludes in good faith (after consultation with outside legal counsel and financial advisors) that such acquisition proposal either constitutes or would be reasonably likely to lead to a superior proposal (as defined under the section of this proxy statement captioned "The Merger Agreement—No Solicitation of Transactions"): (1) engage in or otherwise participate in discussions and negotiations regarding such acquisition proposal, and (2) provide any information or data (including non-public information or data) to the person who made the acquisition proposal after also entering into an acceptable confidentiality agreement with such person.

        Silver Bay is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Tricon during a specified period to amend the merger agreement. If Silver Bay terminates the merger agreement in order to accept a superior proposal, it must pay a $24.5 million termination fee to Tricon. For more information, see the section of this proxy statement captioned "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" and the section captioned "The Merger Agreement—Termination Fee Payable by Silver Bay to Tricon."

Change in the Board's Recommendation

        The Board may not withdraw or modify its recommendation that Silver Bay stockholders approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement or take certain similar actions described in the merger agreement unless it (i) receives an unsolicited bona fide written acquisition proposal that did not result from a breach of the non-solicitation provisions of the merger agreement, which is not withdrawn and which the Board determines in good faith constitutes a superior proposal, (ii) concludes in good faith (after consultation with outside legal counsel and financial advisors) that failure to make a change in recommendation would reasonably be expected to be inconsistent with the Board's fiduciary duties under applicable law, and (iii) complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Tricon during a specified period to amend the merger agreement, and after having engaged in such negotiations, again concludes in good faith (after consultation with outside legal counsel and financial advisors) that failure to make a change in recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and that the acquisition proposal continues to constitute a superior proposal.

        In circumstances not involving or relating to an acquisition proposal, the Board may also make a change in recommendation, if (i) a material event, development or change in circumstances with respect to Silver Bay and its subsidiaries, taken as a whole, has occurred or arose after the date of the merger agreement, which (1) was unknown to, nor reasonably foreseeable by, the Board as of or prior to the date of the merger agreement, and (2) becomes known to or by the Board prior to the receipt of the approval by Silver Bay's stockholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and (ii) the Board has reasonably determined in good faith (after consultation with outside legal counsel) that failure to make a change in recommendation would be inconsistent with its fiduciary duties under applicable law, and (iii) the Board complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Tricon during a specified period to amend the merger agreement, and after having engaged in such negotiations again reasonably determines in good faith (after consultation with outside legal counsel) that failure to make a change in recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

        If Tricon terminates the merger agreement because the Board withdraws or modifies its recommendation that Silver Bay stockholders approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement or takes certain similar actions described in the merger agreement, then Silver Bay must pay a $24.5 million termination fee to Tricon. For more information, see the section of this proxy statement captioned "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" and the section captioned "The Merger Agreement—Termination Fee Payable by Silver Bay to Tricon."

Conditions to the Closing of the Merger

        The obligations of Silver Bay, Tricon, Tricon LP and Tricon Ultimate Parent, as applicable, to consummate the merger are subject to the satisfaction or waiver of certain conditions, including:

  •
  approval by the Silver Bay stockholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement;

  •
  no order having been issued by any governmental authority, or action having been brought by any governmental authority, or no law having been enacted or in effect, in each case preventing, prohibiting, enjoining or making illegal the consummation of the merger;

  •
  no event, circumstance, change or effect that, individually or in the aggregate, constitutes a material adverse effect with respect to Silver Bay and its subsidiaries as of the closing date;

  •
  the accuracy as of the date of the merger agreement and as of the closing date (or, in the case of representations and warranties that are made as a specific date, as of that date) of certain representations and warranties made in the merger agreement by the Silver Bay Parties regarding (i) certain aspects of their capital structure (except for de minimis inaccuracies thereof), (ii) authority relative to the merger agreement, (iii) absence of a material adverse effect with respect to Silver Bay and its subsidiaries since December 31, 2016, and (iv) the required stockholder vote to approve the merger;

  •
  the accuracy in all material respects as of the date of the merger agreement and as of the closing date (or, in the case of representations and warranties that are made as a specific date, as of that date) of certain representations and warranties made in the merger agreement by the Silver Bay Parties regarding certain aspects of their capital structure;

  •
  the accuracy of all other representations and warranties made in the merger agreement by the Silver Bay Parties (disregarding any materiality or material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the closing date (or, in the case of representations and warranties that are made as a specific date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Silver Bay and its subsidiaries;

  •
  the accuracy of all representations and warranties made in the merger agreement by the Tricon Parties as of the date of the merger agreement and as of the closing date (or, in the case of representations and warranties that are made as a specific date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, the effect of materially impairing the ability of any Tricon Party to consummate, or preventing or materially delaying or impeding, the mergers or any of the other transactions contemplated by the merger agreement; and

  •
  each of the Silver Bay Parties and the Tricon Parties having performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by it under the merger agreement on or prior to the closing date.

        These conditions also apply to the merger of Tricon LP with and into Silver Bay LP, which we refer to in this proxy statement as the "partnership merger" and which will occur immediately prior to the merger of Silver Bay with and into Tricon as contemplated by the merger agreement.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time of the merger by the Tricon Board or the Silver Bay Board in the following ways:

  •
  by mutual written consent of Silver Bay and Tricon;

  •
  by either Silver Bay or Tricon upon written notice to the other if:

  •
  a governmental authority of competent jurisdiction has issued an order permanently enjoining or otherwise prohibiting the merger and the partnership merger, and such order has become final and nonappealable (provided that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement was the cause of, or resulted in, such order);

  •
  the merger and the partnership merger have not been consummated on or before 5:00 p.m. (New York time) on July 27, 2017 (provided that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement has been the cause of, or resulted in, the failure of the merger and the partnership merger to occur on or before such date);

  •
  there has been a breach by the other party of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of such other party, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the failure to satisfy certain closing conditions, unless such breach is reasonably capable of being cured, and the other party continues to use its commercially reasonable efforts to cure such breach prior to July 27, 2017 (provided that this termination right will not be available to a party that is in breach of any of its own respective representations, warranties, covenants or agreements set forth in the merger agreement such that certain closing conditions are not satisfied); or

    •
    the Silver Bay stockholders fail to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement at a vote taken at the special meeting convened for such purpose (including after taking into account any adjournment, postponement or recess of the meeting).

  •
  by Silver Bay prior to the effective time of the merger by written notice to Tricon:

  •
  at any time prior to the approval of the merger and the other transactions contemplated by the merger agreement by the Silver Bay stockholders, in order to enter into any alternative acquisition agreement with respect to a superior proposal, provided, that such termination will not be effective unless and until the termination fee is paid by Silver Bay to Tricon as described under the caption "Summary of the Merger Agreement—Termination Fee Payable by Silver Bay to Tricon"; or

  •
  (i) all of the mutual closing conditions and additional closing conditions for the benefit of the Tricon Parties (other than conditions that are to be satisfied by actions taken at the closing, provided that such conditions to be satisfied at the closing would be satisfied as of the date of the notice referenced in clause (ii) below if the closing were to occur on the date of such notice) have been satisfied, (ii) on or after the date the closing should have occurred pursuant to the merger agreement, Silver Bay has delivered written notice to Tricon that the Silver Bay Parties are prepared to consummate the closing and (iii) the Tricon Parties fail to consummate the closing on or before the third business day after delivery of the notice referenced in the preceding clause (ii), and the Silver Bay Parties were prepared to consummate the closing during such three business day period.

  •
  by Tricon prior to the effective time of the merger by written notice to Silver Bay:

  •
  if the Silver Bay Board has (i) made a change in recommendation, (ii) has failed to publicly recommend against any tender offer or exchange offer that constitutes an acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Silver Bay stockholders) within 10 business days after the commencement of such tender offer or exchange offer, (iii) has failed to publicly reaffirm the Silver Bay recommendation in favor of the merger and other transactions contemplated by the merger agreement within 10 business days after the date an acquisition proposal has been publicly announced (or in certain situations, a shorter period of time), or (iv) Silver Bay (including its officers, directors or employees) commits a material, willful breach of its non-solicitation and other related covenants described caption "The Merger Agreement—No Solicitation of Other Transactions."

Termination Fees and Expense Reimbursement

        Whether or not the merger is completed, Silver Bay, on the one hand, and the Tricon Parties, on the other hand, are each generally responsible for all of their respective costs and expenses.

        Silver Bay will be required to pay to Tricon a termination fee of $24.5 million if the merger agreement is terminated under specified circumstances. Tricon will be required to pay to Silver Bay a termination fee of $62.5 million if the merger agreement is terminated under specified circumstances. For more information, see the section of this proxy statement captioned "The Merger Agreement—Termination Fee Payable by Silver Bay to Tricon" and "—Termination Fee Payable by Tricon to Silver Bay."

Support Agreement

        In connection with the execution of the merger agreement, each of Thomas W. Brock, Daryl J. Carter, Tanuja M. Dehne, Stephen G. Kasnet, Irvin R. Kessler, Thomas E. Siering, W. Reid Sanders,

Mark Weld and Lawrence B. Shapiro have agreed to vote the shares of our common stock over which he, she or it exercises voting control for the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement and the other proposal set forth in this proxy statement. We refer to these persons as the "supporting stockholders." At the close of business on March 17, 2017, the record date of the special meeting, the supporting stockholders collectively owned or controlled 2,556,289 shares of our common stock, which represented approximately 7.2% of all outstanding shares of our common stock on the record date. The support agreement terminates automatically with respect to each supporting stockholder on the earliest of (i) the effective time of the merger (in the case of shares of Silver Bay common stock) or the effective time of the partnership merger (in the case of limited partnership common units of Silver Bay LP), as the case may be, (ii) the valid termination of the merger agreement in accordance with its terms, and (iii) the mutual written consent of Tricon Ultimate Parent and such supporting stockholder. For more information, see the section of this proxy statement captioned "Support Agreement." We encourage you to read the support agreement, a form of which is attached hereto as Annex C, carefully and in its entirety.

Current Price of Silver Bay Common Stock

        On February 24, 2017, the last trading day prior to the announcement of the proposed merger transaction, the closing price of Silver Bay common stock on the NYSE was $18.01 per share. On March 27, 2017, the latest practicable trading day before the printing of this proxy statement, the closing price of Silver Bay common stock on the NYSE was $21.62 per share. You are encouraged to obtain current market quotations for our common stock.

Additional Information

        You can find more information about Silver Bay in the periodic reports and other information we file with the SEC. The information is available at the SEC's public reference facilities and at the website maintained by the SEC at www.sec.gov. See the section of this proxy statement captioned "Where You Can Find Additional Information."

Questions

        If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Silver Bay common stock, please contact our proxy solicitor:

470 West Avenue
Stamford, CT 06902
Stockholders May Call: (800) 662-5200 (Toll-Free from the U.S. and Canada)
or
(203) 658-9400 (From other locations)

QUESTIONS AND ANSWERS

        The following questions and answers address some commonly asked questions regarding the merger, the merger agreement, the other transactions contemplated by the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement captioned "Where You Can Find More Information."

Q:
Why am I receiving these materials?

A:
On February 27, 2017, Silver Bay, Silver Bay GP and Silver Bay LP entered into the merger agreement with Tricon, Tricon LP and Tricon Ultimate Parent. Under the merger agreement, Tricon will acquire Silver Bay for $21.50 per share in cash. The merger agreement provides that Silver Bay will merge with and into Tricon, which we refer to as the "merger," with Tricon continuing as the surviving entity. In order to complete the merger, Silver Bay stockholders must vote to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the special meeting. We must receive stockholder approval to complete the merger. For more information, see the section of this proxy statement captioned "The Merger Agreement—Conditions to Completion of the Merger." The Board is furnishing this proxy statement and form of proxy card to the holders of shares of Silver Bay common stock in connection with the solicitation of proxies of Silver Bay stockholders to be voted in favor of the merger proposal and other matters to be voted on at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the other actions and transactions contemplated by the merger agreement and the special meeting. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to vote on the following proposals:

•
to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement; and

•
to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will take place on Friday, May 5, 2017, at 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447 at 8:00 a.m., Central Time.

Q:
Who is entitled to vote at the special meeting?

A:
All Silver Bay stockholders as of the close of business on March 17, 2017, the record date for the special meeting, are entitled to notice of and to vote at the special meeting. As of the close of business on the record date, there were 35,471,089 shares of Silver Bay common stock outstanding and entitled to vote at the special meeting. Each share of Silver Bay common stock is entitled to one vote per share on each matter properly brought before the special meeting.

Q:
May I attend the special meeting and vote in person?

A:
Yes. Subject to the requirements described in this proxy statement, all Silver Bay stockholders as of the close of business on the record date may attend the special meeting and vote in person. Silver Bay stockholders will need to present proof of ownership of shares of Silver Bay common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

If, as of the record date, you are a beneficial owner of shares held in "street name," you may not vote your shares in person at the special meeting unless you obtain a "legal proxy" from your bank, broker or other nominee giving you the right to vote your shares in person at the special meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, without your instructions.

Even if you plan to attend the special meeting in person, to ensure that your shares will be represented at the special meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

Q:
What is the proposed merger and what effects will it have on Silver Bay?

A:
The proposed merger is the acquisition of Silver Bay by Tricon. If the merger and the merger agreement are approved by Silver Bay stockholders and the other closing conditions under the merger agreement are satisfied or waived, Silver Bay will merge with and into Tricon, with Tricon continuing as the surviving entity. As a result of the merger, our common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, as a holder of Silver Bay common stock, you will be entitled to receive the per share merger consideration in cash, without interest and less any applicable withholding taxes, for each share of Silver Bay common stock that you own. For example, if you own 100 shares of Silver Bay common stock, you will receive $2,150 in cash in exchange for your shares of Silver Bay common stock, without interest and less any applicable withholding taxes.

If you also own Silver Bay preferred stock, upon completion of the merger, you will be entitled to receive an amount in cash equal to $1,000 per share, plus an amount equal to all dividends accrued and unpaid on such share of preferred stock immediately prior to the effective time of the merger, without interest, subject to withholding tax.

If you also own an OP common unit, which is an interest in Silver Bay LP designated as a partnership common unit under the partnership's limited partnership agreement, you will be entitled to receive an amount in cash equal to (i) the number of shares of Silver Bay common stock that would have been received from Silver Bay in exchange for such OP common unit under the terms of the limited partnership agreement if Silver Bay had issued and delivered Silver Bay common stock in exchange for such OP common unit immediately prior to the effective time of the partnership merger (as if such OP common unit were a "Tendered Unit" pursuant to the limited partnership agreement and Silver Bay GP had elected to cause Silver Bay to acquire such OP common unit pursuant to the limited partnership agreement), multiplied by (ii) the per share merger consideration.

Q:
How does the per share merger consideration compare to the market price of Silver Bay common stock prior to the public announcement of the merger agreement?

A:
The per share merger consideration represents a premium of approximately 19% to the closing price of Silver Bay common stock on February 24, 2017, the last trading day prior to the announcement of the proposed merger transaction, and a 24% premium to the stock's 90-day trailing volume-weighted average price as of February 24, 2017.

Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and in their entirety and consider how the merger affects you. Then, even if you expect to attend the special meeting, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or grant your proxy electronically over the internet or by telephone, so that your shares can be voted at the special meeting. Please do not send your stock certificates with your proxy card.

If you hold your shares in "street name," please refer to the voting instruction forms provided by your bank, broker or other nominee for additional information on how to vote your shares.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates or surrender your book-entry shares to the paying agent in order to receive the appropriate cash payment for the shares of Silver Bay common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates or book-entry shares for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:
What happens if I sell or otherwise transfer my shares of Silver Bay common stock after the record date but before the special meeting?

A:
If you sell or otherwise transfer your shares of Silver Bay common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Silver Bay in writing of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or otherwise transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or otherwise transfer your shares of Silver Bay common stock after the record date, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone.

Q:
How does the Board recommend that I vote?

A:
The Board unanimously recommends that you vote (1) "FOR" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement,

  and (2) "FOR" the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

Q:
What is the compensation that will or may become payable by Silver Bay to its named executive officers and directors in connection with the merger?

A:
The compensation that will or may become payable by Silver Bay to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain named executive officers upon the occurrence of the merger or the occurrence of certain events following or in connection with the consummation of the merger, such as a termination of service under certain circumstances within a designated time frame following the consummation of the merger. Restricted stock held by Silver Bay directors will vest in the merger. For more information, see the section of this proxy statement captioned "The Merger—Interests of Silver Bay's Directors and Officers in the Merger."

Q:
What happens if the merger is not completed?

A:
If the merger and the merger agreement are not approved by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead, (1) Silver Bay will remain an independent public company; (2) our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. The impact of not completing the merger on our stock price is not ascertainable, but our stock price could be impacted negatively if the merger is not completed.

Under specified circumstances, Silver Bay will be required to pay Tricon a termination fee upon the termination of the merger agreement, and under other specified circumstances, Tricon will be required to pay Silver Bay a termination fee upon the termination of the merger agreement, both as described in the section of this proxy statement captioned "The Merger Agreement—Termination Fee Payable by Silver Bay to Tricon" and "—Termination Fee Payable by Tricon to Silver Bay."

Q:
What vote is required to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement?

A:
Approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement requires the affirmative vote "FOR" the proposal by the holders of at least a majority of the outstanding shares of Silver Bay common stock.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; and (3) vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement. Abstentions will have the same effect as a vote "AGAINST" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement.

Q:
What vote is required to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting?

A:
Approval of any proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the votes cast on the matter at the special meeting and entitled to vote on the proposal.

Assuming the presence of a quorum at the special meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; and (3) vote in person by ballot at the special meeting will not have any effect on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting. If you hold your shares in "street name," and assuming a quorum is otherwise present at the special meeting, failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting. An abstention is not a vote cast and, as such, will have no effect on this proposal, except that the abstaining shares will be present for purposes of determining a quorum.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, to be the "stockholder of record." If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Silver Bay.

If your shares are held through a bank, broker or other nominee, you are considered the "beneficial owner" of shares of Silver Bay common stock held in "street name." If you are a beneficial owner of shares of Silver Bay common stock held in "street name," this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person by ballot at the special meeting unless you obtain a "legal proxy" from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of Silver Bay common stock are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

  •
  by visiting the internet address on your proxy card;

  •
  by calling the toll-free (within the U.S. or Canada) phone number on your proxy card; or

  •
  by attending the special meeting and voting in person by ballot.

  A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Silver Bay common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

  Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of Silver Bay common stock by proxy. If you are a record holder or if you obtain a "legal proxy" to vote shares that you beneficially own, you may still vote your shares of Silver Bay common stock in person by ballot at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person by ballot, your previous vote by proxy will not be counted.

  If your shares are held in "street name" through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your shares in person by ballot at the special meeting unless you obtain a "legal proxy" from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Silver Bay common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Silver Bay common stock is called a "proxy card." Thomas Brock, our Chief Executive Officer, and Daniel Buechler, our General Counsel and Secretary, each with full powers of substitution and resubstitution, are the proxy holders for the special meeting.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted "AGAINST" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, but assuming a quorum is otherwise present, will have no effect on the vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

Q:
May I change my vote after I have mailed my signed and dated proxy card?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•
signing another proxy card with a later date and returning it to us prior to the special meeting;

•
submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to our Secretary; or

•
attending the special meeting and voting in person by ballot.

If you hold your shares of Silver Bay common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a "legal proxy" from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to grant a proxy to vote your shares, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) "FOR" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, and (2) "FOR" the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
Please sign, date and return (or grant your proxy electronically over the internet or by telephone) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:
Where can I find the voting results of the special meeting?

A:
If available, Silver Bay may announce preliminary voting results at the conclusion of the special meeting. Silver Bay intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Silver Bay files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned "Where You Can Find More Information."

Q:
Will I be subject to U.S. federal income tax upon the exchange of Silver Bay common stock for cash pursuant to the merger?

A:
If you are a U.S. Holder (as defined in the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger"), the exchange of Silver Bay common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder's adjusted tax basis in the shares of Silver Bay common stock surrendered in the merger.

If you are a non-U.S. Holder (as defined in the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger"), under certain circumstances Silver Bay may be required to withhold a portion of your merger consideration under applicable tax laws, including pursuant to FIRPTA.

Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger."

Q:
What will the holders of restricted stock awards receive in the merger?

A:
At the effective time of the merger, any issuance and forfeiture conditions, or other restrictions, on any shares of Silver Bay common stock subject to restricted stock awards will be deemed satisfied in full, contingent upon the closing of the merger, and such shares of Silver Bay common stock will be entitled to receive the per share merger consideration, without interest and subject to any required tax withholdings.

Q:
What will a holder of Silver Bay PSUs receive in the merger?

A:
At the effective time of the merger, each performance restricted stock unit representing the right to receive Silver Bay common stock that are subject to performance based vesting criteria that is outstanding will vest in accordance with its terms, including all Silver Bay dividend equivalent units subject to the same vesting provisions as the Silver Bay PSUs, and be converted into the right to receive an amount in cash, without interest and subject to any required tax withholdings, equal to the product obtained by multiplying the number of shares of Silver Bay common stock subject to such PSU, after taking into account the vesting in connection with the merger, by the per share merger consideration.

Q:
When do you expect the merger to be completed?

A:
We currently expect to complete the merger during the second calendar quarter of 2017. However, the exact timing of completion of the merger, if it is completed at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control. For more information, see the section of this proxy statement captioned The Merger Agreement—Conditions to Completion of the Merger" and "—Form, Effective Time and Closing of the Mergers."

Q:
Am I entitled to appraisal or dissenters" rights?

A:
No, stockholders are not entitled to appraisal or dissenters' rights in connection with the merger.

Q:
Do any of the directors or officers have interests in the merger that may differ from those of the stockholders generally?

A:
Yes. In considering the recommendation of the Board with respect to the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of the stockholders generally. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger and the merger agreement be approved by the stockholders, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned "The Merger—Interests of Silver Bay's Directors and Officers in the Merger."

Q:
Who can help answer my questions?

A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Silver Bay common stock, please contact our proxy solicitor:

470 West Avenue
Stamford, CT 06902
Stockholders May Call: (800) 662-5200 (Toll-Free from the U.S. and Canada)
or
(203) 658-9400 (From other locations)

  If your broker, bank or other nominee holds your shares of Silver Bay common stock, you should also call your broker, bank or other nominee for additional information.

FORWARD-LOOKING STATEMENTS

        This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain "forward-looking statements" that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "should," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and other words of similar import. Silver Bay stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

  •
  the inability to complete the merger due to the failure of the stockholders to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement or failure to satisfy the other conditions to the completion of the merger;

  •
  the risk that Tricon may not be able to raise sufficient proceeds from its planned debt and equity financings to pay for the merger consideration;

  •
  the risk that the merger agreement may be terminated in circumstances that require us to pay Tricon a termination fee of $24.5 million;

  •
  the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;

  •
  risks that the proposed merger affects our ability to retain or recruit employees;

  •
  the fact that receipt of the all-cash merger consideration would be taxable to the stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

  •
  the fact that, if the merger is completed, the stockholders will forego the opportunity to realize the potential long-term value of the successful execution of Silver Bay's current strategy as an independent company;

  •
  the fact that under the terms of the merger agreement, Silver Bay is unable to solicit other acquisition proposals during the pendency of the merger;

  •
  the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally, including risks related to the diversion of the attention of management or employees during the pendency of the merger;

  •
  the amount of the costs, fees, expenses and charges related to the merger agreement or the merger; and

  •
  the risk that our stock price may decline significantly if the merger is not completed.

        Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including (1) the information contained under this caption; and (2) the information contained under the caption "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

        Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. The stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

 THE SPECIAL MEETING

        The enclosed proxy card and this proxy statement are being furnished to stockholders as part of the solicitation of proxies on behalf of the Board for use at the special meeting.

Date, Time and Place

        We will hold the special meeting on Friday, May 5, 2017, at 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447 at 8:00 a.m., Central Time.

        Stockholders who plan to attend the special meeting will need to present proof of ownership of shares of Silver Bay common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Purpose of the Special Meeting

        At the special meeting, we will ask stockholders to vote on proposals to (1) approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement; and (2) adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the close of business on March 17, 2017, the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting.

        As of the record date, there were 35,471,089 shares of Silver Bay common stock outstanding and entitled to vote at the special meeting.

        The presence at the special meeting in person or by proxy of the holders of a majority of the aggregate voting power of Silver Bay common stock issued and outstanding and entitled to vote will constitute a quorum at the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

        The affirmative vote of the holders of at least a majority of the outstanding shares of Silver Bay common stock is required to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement. Approval of any proposal to adjourn the special meeting requires the affirmative vote of a majority of the votes cast on the matter at the special meeting.

        If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted "AGAINST" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement. For stockholders who attend the meeting or are represented by proxy and vote to abstain, the abstention will have no effect on the vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting, except that the abstaining shares will be present for purposes of determining a quorum.

        Any "broker non-vote" will be considered present for purposes of determining a quorum, and will count as a vote "AGAINST" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, but will have no effect on the vote on the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting. A "broker non-vote" generally occurs when a bank, broker or other nominee holding shares on your behalf submits a proxy as such, but does not indicate its vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. We do not expect any "broker non-votes," at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present.

Shares Held by Directors and Executive Officers

        As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,638,450 shares of Silver Bay common stock, representing approximately 7.4% of the shares of Silver Bay common stock outstanding on the record date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Silver Bay common stock (1) "FOR" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement; and (2) "FOR" any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting. In addition, our directors and certain of our executive officers have entered into support agreements whereby they have each agreed to vote their shares in favor of the approval of (i) the merger, the merger agreement and the actions and transaction contemplated by the merger agreement and (ii) the other proposal set forth in this proxy statement. For more information, see the section of this proxy statement captioned "Support Agreement."

Voting of Proxies

        If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid reply envelope, or you may vote in person by ballot at the special meeting. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxies, the proxy holders will vote your shares according to your directions.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

        All shares represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) "FOR" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, and (2) "FOR" any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

        If your shares are held in "street name" through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee or attending the special meeting and voting in person with a "legal proxy" from your bank, broker or other nominee giving you the right to vote your shares in person at the special meeting. If such a service is provided, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not return your bank's, broker's or other nominee's voting instruction form, and do not vote over the internet or by telephone through your bank, broker or other nominee, if possible, and do not attend the special meeting and vote in person with a "legal proxy" from your bank, broker or other nominee, it will have the same effect as if you voted "AGAINST" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement but, assuming a quorum is present, will not have any effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

Adjournment

        In addition to the proposal to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, stockholders are also being asked to approve any proposal submitted to a vote of stockholders to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement if there are insufficient votes at the time of the special meeting to approve such items. If a quorum is not present or represented, the chairperson of the special meeting may adjourn the special meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals.

        If there are not sufficient votes at the time of the special meeting (or any adjournment or postponement thereof) to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, the chairperson of the special meeting has the right under the bylaws to adjourn the special meeting to a later date or dates to permit the solicitation of more proxies and may submit a proposal to the stockholders at the special meeting (or any adjournment or postponement thereof) to approve any adjournment.

Revocability of Proxies

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

  •
  signing another proxy card with a later date and returning it to us prior to the special meeting;

  •
  submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

  •
  delivering a written notice of revocation to our Secretary; or

  •
  attending the special meeting and voting in person by ballot.

        If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

        If you hold your shares of Silver Bay common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a "legal proxy" from your bank, broker or other nominee giving you the right to vote your shares in person at the special meeting.

        Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.

The Board's Recommendation

        The Board, after considering various factors described in the section of this proxy statement captioned "The Merger—Recommendation of the Board and Reasons for the Merger," has unanimously (1) determined that the merger agreement, the merger in accordance with the terms of the merger agreement and other actions and transactions contemplated by the merger agreement are advisable and in the best interests of Silver Bay and its stockholders and of Silver Bay LP and the holders of limited partnership common units; (2) approved and authorized the execution and delivery of the merger agreement by Silver Bay, the performance by Silver Bay of its covenants and other obligations in the merger agreement, and the consummation of the merger and other actions and transactions set forth in the merger agreement upon the terms and subject to the conditions set forth in the merger agreement; (3) directed that the approval of the merger, the merger agreement and other actions and transactions contemplated by the merger agreement be submitted to the stockholders of Silver Bay entitled to vote thereon for their consideration and approval; and (4) resolved to recommend that the stockholders of Silver Bay entitled to vote thereon vote in favor of the approval of the merger, the merger agreement and other actions and transactions contemplated by the merger agreement. The Board unanimously recommends that you vote (1) "FOR" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, and (2) "FOR" the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

Solicitation of Proxies

        The expense of soliciting proxies will be borne by Silver Bay. We have retained Morrow Sodali LLC, a professional proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $20,000 plus expenses. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

        We currently expect to complete the merger during the second calendar quarter of 2017. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control. For more information, see the section of this proxy statement captioned "The Merger Agreement—Conditions to Completion of the Merger" and "—Form, Effective Time and Closing of the Mergers".

Other Matters

        At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, your shares of Silver Bay common stock will be voted in accordance with the discretion of the appointed proxy holders.

Householding of Special Meeting Materials

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, Silver Bay stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each Silver Bay stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

        If you wish to receive a separate set of our disclosure documents at this time, contact Broadridge Financial Solutions, Inc. by telephone at 866-540-7095 (inside or outside of the U.S.), or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you wish to receive a separate set of our disclosure documents in the future, you may contact Investor Relations, Silver Bay Realty Trust Corp. at 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447.

        If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of our disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or if you hold registered shares, by notifying either Silver Bay Investor Relations or Broadridge using the contact methods above.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, May 5, 2017

        This proxy statement is available at www.silverbayrealtytrustcorp.com under "Investor Relations—SEC Filings."

Questions and Additional Information

        If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Silver Bay common stock, please contact our proxy solicitor:

470 West Avenue
Stamford, CT 06902
Stockholders May Call: (800) 662-5200 (Toll-Free from the U.S. and Canada)
or
(203) 658-9400 (From other locations)

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

  Silver Bay Parties

        Silver Bay.    Silver Bay Realty Trust Corp. is a Maryland corporation focused on the acquisition, renovation, leasing, and management of single-family properties in select markets in the United States. Our objective is to generate attractive risk-adjusted returns for our stockholders over the long term through dividends and capital appreciation. We generate virtually all of our revenue by leasing our portfolio of single-family properties. As of December 31, 2016, we owned 9,044 single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio, South Carolina and Texas, excluding properties reflected as assets held for sale on our consolidated balance sheets.

        Silver Bay's common stock is listed on the New York Stock Exchange, which we refer to as "NYSE," under the symbol "SBY."

        Silver Bay LP.    Silver Bay Operating Partnership L.P. is a Delaware limited partnership. Silver Bay conducts its business and owns all of its properties through Silver Bay LP.

        Silver Bay GP.    Silver Bay Management LLC, a Delaware limited liability company, a wholly owned subsidiary of Silver Bay, is the sole general partner of Silver Bay LP and generally has the exclusive power to manage and conduct the business and affairs of Silver Bay LP, subject to certain limited approval and voting rights of the limited partners.

        The business address of Silver Bay, Silver Bay LP and Silver Bay GP is 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447 and the telephone number at that location is (925) 358-4400.

  Tricon Parties

        Tricon Ultimate Parent.    Tricon Capital Group Inc., a corporation organized under the laws of the province of Ontario, Canada, is principal investor and asset manager focused on the residential real estate industry in North America with approximately $3.0 billion (C$4.0 billion) of assets under management. Tricon owns, or manages on behalf of third-party investors, a portfolio of investments in land and homebuilding assets, single-family rental homes, manufactured housing communities and multi-family development projects. Tricon's business objective is to invest for investment income and capital appreciation through its principal investment business segments and to earn fee income through its private funds and advisory business.

        Tricon Ultimate Parent's common stock is listed on Toronto Stock Exchange, which we refer to as "TSX," under the symbol "TCN."

        Tricon.    TAH Acquisition Holdings LLC, a Delaware limited liability company, is an indirect subsidiary of Tricon Ultimate Parent and the sole owner of Tricon LP and was recently formed solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

        Tricon LP.    TAH Acquisition LP, a Delaware limited partnership, was recently formed solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

        The business address of Tricon Ultimate Parent, Tricon and Tricon LP is 1067 Yonge Street, Toronto, Ontario, Canada M4W 2L2 and the telephone number at that location is (416) 925-7228.

Effect of the Merger

        Upon the terms and subject to the conditions of the merger agreement, Silver Bay will merge with and into Tricon, with Tricon continuing as the surviving entity. As a result of the merger, Silver Bay will cease to be a publicly traded company and will be delisted from the NYSE. If the merger is completed, you will not own any shares of the capital stock of or other equity interests in the surviving entity.

        The effective time of the merger will occur upon the later of the filing of the certificate of merger with the Secretary of State of the State of Delaware or the articles of merger have been accepted for recording by the State Department of Assessments and Taxation of the State of Maryland (or at such later time as Silver Bay and Tricon may agree and specify in such certificate of merger).

        In addition, immediately prior to the effective time of the merger, Tricon LP will merge with and into Silver Bay LP, with Silver Bay LP continuing as the surviving entity.

Effect on Silver Bay if the Merger is Not Completed

        If the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement are not approved by Silver Bay stockholders or if the merger is not completed for any other reason, Silver Bay stockholders will not receive any payment for their shares of Silver Bay common stock. Instead, Silver Bay will remain an independent public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that Silver Bay stockholders will continue to be subject to the same risks and opportunities to which they are currently subject.

        Furthermore, if the merger is not completed, and depending on the circumstances that caused the merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Silver Bay common stock. If the merger is not completed, the Board will continue to evaluate and review, among other things, Silver Bay's business operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger and the merger agreement are not approved by Silver Bay stockholders or if the merger is not completed for any other reason, Silver Bay's business, prospects or results of operation may be adversely impacted.

        Under specified circumstances, Silver Bay will be required to pay Tricon a termination fee of $24.5 million upon the termination of the merger agreement. Under specified conditions, Tricon will be required to pay Silver Bay a termination fee of $62.5 million. For more information, see the section of this proxy statement captioned "The Merger Agreement—Termination Fee Payable by Silver Bay to Tricon" and "—Termination Fee Payable by Tricon to Silver Bay."

Merger Consideration

        In the merger, each outstanding share of Silver Bay common stock (other than shares held by (1) Silver Bay (whether as treasury stock or otherwise); (2) any Tricon Party; or (3) any direct or indirect subsidiary of Silver Bay, Silver Bay LP, Tricon or Tricon LP), will be cancelled and automatically converted into the right to receive $21.50 in cash, without interest and less any applicable withholding taxes. The per share merger consideration is subject to adjustment for any stock split, combination, reclassification, reorganization, recapitalization or exchange or other like change and for dividends or other distributions in shares of Silver Bay common stock.

        In addition, in the merger, each outstanding share of Silver Bay preferred stock will be converted into the right to receive an amount in cash equal to $1,000 per share, plus an amount equal to all dividends accrued and unpaid on such share of preferred stock immediately prior to the effective time of the merger, without interest, subject to withholding tax.

        In addition, each OP common unit will be converted into the right to receive an amount in cash, equal to (i) the number of shares of Silver Bay common stock that would have been received from Silver Bay in exchange for such OP common unit under the terms of the limited partnership agreement if Silver Bay had issued and delivered Silver Bay common stock in exchange for such OP common unit immediately prior to the effective time of the partnership merger (as if such OP common unit were a "Tendered Unit" pursuant to the limited partnership agreement and Silver Bay GP had elected to cause Silver Bay to acquire such OP common unit pursuant to the limited partnership agreement), multiplied by (ii) the per share merger consideration.

        At or prior to the effective time of the merger, Tricon will deposit sufficient funds to pay the aggregate merger consideration, preferred merger consideration and OP unit consideration with a designated paying agent. Once a Silver Bay stockholder has provided the paying agent with his, her or its stock certificates (or customary agent's message with respect to uncertificated shares), letter of transmittal and the other items specified by the paying agent, the paying agent will promptly pay the Silver Bay stockholder the per share merger consideration, preferred merger consideration or OP unit consideration, as applicable. For more information, see the section of this proxy statement captioned "The Merger Agreement—Procedures for Surrendering Silver Bay Stock Certificates or Book-Entry Shares."

        After the merger is completed, you will have the right to receive the per share merger consideration, the preferred merger consideration or the OP unit consideration, as applicable, but you will no longer have any rights as a Silver Bay stockholder or OP common unit holder.

Background of the Merger

        The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation among the Strategic Committee (as defined below), the Board or the representatives of Silver Bay, and other parties. In this summary, "Tricon" refers to Tricon Capital Group Inc.

        The Board regularly evaluates Silver Bay's strategic direction and ongoing business plans with a view toward strengthening its core businesses and enhancing stockholder value. As part of this evaluation, the Board has from time to time considered a variety of strategic alternatives, including (1) the continuation of Silver Bay's current business plan as a standalone entity; (2) modifications to Silver Bay's business plan and strategy; (3) repurchases of Silver Bay common stock and other financing/recapitalization alternatives; (4) potential expansion opportunities into new business lines, including investment management for third parties; (5) growth of Silver Bay's equity base through the issuance of common stock or other securities; and (6) other strategic alternatives such as acquisitions of assets, business combination transactions and joint ventures.

        Silver Bay was the first publicly traded single-family residential REIT upon its initial public offering in December 2012. As additional companies listed their shares on the public markets, Silver Bay's stock price performance, along with that of its peers, began to face increasing headwinds, which caused Silver Bay's stock to trade at prices that management and the Board believed to be significantly below Silver Bay's estimates of the underlying value of its assets (based on comparable sales analysis in the owner-occupant market) starting in the second half of 2013. From 2013 through the middle of 2015, Silver Bay undertook numerous strategic and financing initiatives with the goal of increasing the trading price of its stock and unlock the underlying value of its assets for stockholders. The major initiatives included a continued focus on making operational improvements for its platform, launch of a share buyback program in March 2013, the successful closing of a $313 million securitization transaction in August 2014, internalization of Silver Bay's former Advisory Manager in September 2014, and the acquisition of the portfolio of approximately 2,400 properties from The American Home on April 1, 2015. Despite these initiatives and the positive reception thereof among analysts and investors, Silver Bay stock continued to trade at prices below management's estimate of the value of its assets (based on comparable sales analysis in the owner-occupant market).

        In light of Silver Bay common stock continuing to trade at prices below management's estimate of the value of its assets, in May 2015, Mr. Irvin Kessler, Chairman of the Board, discussed with Mr. Thomas Brock, then serving as Lead Independent Director, and Mr. Thomas Siering, Board member, whether to engage a financial advisor to help Silver Bay explore strategic alternatives. Each supported the idea and Mr. Kessler then discussed this proposal with David N. Miller, Silver Bay's then-current President and Chief Executive Officer. Mr. Miller agreed with Mr. Kessler's assessment and suggested the Board discuss the same at its regularly scheduled meeting on May 20, 2015.

        On May 20, 2015, at its regularly scheduled meeting, the Board held a discussion concerning the competitive landscape in the single-family residential industry as a whole and Silver Bay's related strategic positioning. At this time, there were three other U.S. publicly traded single-family residential REITs in addition to Silver Bay. The Board observed that a significant challenge facing Silver Bay was the inability to grow its asset base, which could in turn reduce its expenses (and in particular its general and administrative expenses) as a percentage of revenue and on a per home basis. The Board further observed that a principal cause of its inability to acquire additional homes was that raising equity capital at a reasonable cost had become difficult due to generally depressed valuations for publicly traded single-family residential REITS. The Board also discussed speculation among investors and the media that the single-family residential industry was soon likely to see competitors engaging in major corporate transactions to increase scale, which could have the effect of disrupting others in the industry, including Silver Bay. Following this discussion, the Board determined that Silver Bay should continue to explore its strategic options which might include a business combination with a competitor, a sale to a strategic or financial buyer, or to grow its asset base with an influx of additional capital. In light of this discussion, the Board requested that management explore engaging a financial advisor to assist Silver Bay in assessing its options for growth or to otherwise maximize value for Silver Bay stockholders, in part, to help ensure that the Board remained in a strong position to proactively guide Silver Bay's strategic future as opposed to being compelled to react to other industry events.

        Following this Board meeting, Messrs. Kessler and Miller led a process to identify a financial advisor with the requisite skills and expertise to advise the Board. On June 11, 2015, Messrs. Kessler and Miller, along with Messrs. Brock and Siering, met with representatives of two highly-respected investment banking firms, including Goldman Sachs.

        On June 17, 2015, the Board held a telephonic meeting and received an update on Silver Bay's business initiatives and results. The Board also received an update from management with respect to its meetings with financial advisors and discussed Mr. Kessler's recommendation that Silver Bay engage Goldman Sachs to assist Silver Bay in a strategic review process. The Board requested that Mr. Miller negotiate an appropriate engagement letter with Goldman Sachs. During the second half of June 2015,

Mr. Miller negotiated a fee arrangement with Goldman Sachs with input from Messrs. Kessler, Brock and Siering.

        On August 7, 2015, the Board met, with representatives of each of Silver Bay management and Goldman Sachs in attendance. Also attending the meeting were representatives of Orrick, Herrington & Sutcliffe LLP, outside legal counsel to Silver Bay, which we refer to as "Orrick." The representatives of Orrick discussed with the members of the Board their fiduciary duties. The members of the Board discussed with representatives of Goldman Sachs the current state of the single-family residential industry, potential strategic alternatives that Silver Bay might pursue, illustrative, valuation reference points, and initial matters to consider should the Board elect to move forward with a strategic review process. Following their presentation, representatives of Goldman Sachs left the meeting. The Board then discussed the potential engagement of a financial advisor. The Board reviewed Goldman Sachs' expertise, its familiarity with Silver Bay's business and the single-family residential industry and other matters, including other financial firms with which management had spoken. Mr. Miller summarized the key terms of a proposed engagement letter previously shared with the Board, and following further discussion, the Board approved the engagement of Goldman Sachs on the terms presented to the Board. An engagement letter with Goldman Sachs was signed on August 10, 2015. Goldman Sachs was engaged because of, among other factors, its substantial experience, knowledge of the single-family residential industry and familiarity with Silver Bay's business. The Board also discussed at its meeting its concerns with employee retention during any strategic review and discussed the importance of putting in place a change of control severance plan for certain key employees who would be aware of the process.

        On August 24, 2015, the Board met and approved a retention plan for certain key non-executive Silver Bay employees who would likely be involved with the strategic review process. Mr. Miller also shared the current status of the outreach underway by Goldman Sachs to potential strategic partners and his expectation that the Board would receive a fulsome update at its next regularly scheduled meeting.

        During the months of August and September 2015, representatives of Silver Bay management populated a due diligence data room with confidential information about Silver Bay, representatives of Orrick prepared a form of confidentiality, non-solicitation and standstill agreement, which is referred to as an "NDA," and, at the direction of the Board, representatives of Goldman Sachs began an outreach program to potential strategic partners for Silver Bay. During this process, more than 50 parties were contacted to gauge their potential interest in the single-family residential industry or a large platform opportunity with an incumbent. These parties included public and private strategic players, financial sponsors, insurance companies, pension funds, sovereign wealth funds, and other potential buyers or partners. Of those contacted, eight strategic partners (three public and five private) and four financial sponsors executed a negotiated NDA, undertook due diligence and received a bid instruction letter requesting formal feedback by October 5, 2015. These parties included Tricon.

        On September 21, 2015, Starwood Waypoint Residential Trust, a publicly traded single-family residential REIT announced its plans to merge with Colony American Homes, Inc., a privately held single-family residential REIT company in a stock-for-stock transaction.

        On September 25, 2015, the Board met, with representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance at its regularly scheduled meeting. The Board received an update on Silver Bay's business results year to date and progress on key operating initiatives for the remainder of the year. The representatives of Goldman Sachs discussed with the members of the Board an overview of the performance of certain single-family residential competitors and also reviewed the merger transaction announced on September 21, 2015 between Colony American Homes and Starwood Waypoint, in a stock-for-stock transaction. Representatives of Goldman Sachs also provided an update on the progress of their outreach efforts, describing the status of conversations with 11 high priority and interested parties and feedback from the parties who had expressed a lack of interest in the single-family residential industry or a large platform opportunity, including financial sponsors, insurance companies, pension funds, sovereign wealth funds, non-traded REITs, residential finance companies and strategic single-family residential players. The Board discussed with representatives of Goldman Sachs several potential strategic alternatives based on preliminary indications of interest, including a private partner contributing assets, a going private transaction, a merger of equals transaction and a portfolio sale. The Board also discussed with representatives of Goldman Sachs certain strategic considerations in a potential merger of equals transaction with Company A, which had executed an NDA. The Board directed Goldman Sachs to continue to pursue the potential merger of equals' transaction while continuing to seek feedback from other interested parties.

        Between September 25, 2015 and October 9, 2015, representatives of Goldman Sachs continued their outreach efforts and received indications of interest. Through these efforts, the total number of parties contacted regarding their potential interest in the single-family residential industry or a large platform opportunity increased to approximately 70, with 13 having signed a negotiated NDA. In connection with the strategic review process, Goldman Sachs received three non-binding indications of interest from parties interested in acquiring all of the outstanding equity of Silver Bay for cash. Company B proposed acquiring Silver Bay for $17.30 per share in cash. Company C proposed acquiring Silver Bay for $18.00 per share in cash, although such offer was subsequently verbally revised downward, including, amongst other reasons, to reflect anticipated transaction costs. Tricon proposed acquiring Silver Bay for $18.50 per share in cash and indicated that its financing plan may include an institutional investment partner. In addition, Company D and Company E each proposed to acquire limited assets from Silver Bay in certain markets. Company F and Company G each indicated an interest to participate in a broader roll up transaction that would create an entity with significant scale. At the request of the Board, representatives of Goldman Sachs also continued discussions with advisors to Company A in an attempt to arrange a discussion between management of Silver Bay and management of Company A regarding a potential combination, discussing the preconditions for such meeting requested by Company A's representatives.

        On October 9, 2015, the Board met, with representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. The representatives of Goldman Sachs updated the members of the Board on their outreach efforts and indications of interest described in the preceding paragraph. The Board requested that Goldman Sachs prepare a further financial analysis. The Board also requested that Goldman Sachs continue conversations with each identified bidder, explore the potential to pair bidders to achieve an overall higher price, and continue to seek a discussion with the management of Company A regarding a potential merger of equals. In addition, in light of the significant workload associated with a strategic review and the possibility that management might need feedback and direction on relatively short notice, the Board discussed the formation of a committee to continue the strategic review process, noting that a committee would facilitate increased meeting frequency. Mr. Kessler noted that the materials and meetings would be open and available to all members of the Board to attend and that the committee would periodically report and consult with the full board on matters related to the strategic review process. The Board further discussed the formation of a committee composed of Messrs. Brock, Kessler, and Miller and requested Silver Bay's Secretary to prepare and circulate a written consent to establish such committee.

        On October 12, 2015, the Board formed a Strategic Review Committee, which is referred to as the "Strategic Committee," and appointed Messrs. Brock, Kessler, and Miller to the Strategic Committee. The Strategic Committee was authorized to (1) advise and direct Silver Bay management with respect to the consideration, investigation, assessment, and endorsement of a strategic transaction, (2) facilitate the negotiation of a strategic transaction and any alternative transaction, and (3) report to the Board on a regular basis. The Board retained the authority to approve the execution of a definitive agreement for any strategic transaction.

        Between October 9, 2015 and October 14, 2015, at the request of the Board, representatives of Goldman Sachs continued discussions with advisors to Company A regarding a potential merger of equals transaction.

        On October 14, 2015, the Strategic Committee met, with an additional member of the Board and representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. Representatives of Goldman Sachs began with an update on conversations with advisors to Company A on continuing to explore a potential merger of equals transaction and the governance issues related to such a transaction. The Strategic Committee directed Goldman Sachs to express to Company A its willingness to agree that a combined company would be led by a new chief executive officer to be identified at or following the time of the transaction announcement, but not to offer control of the combined company to the current board of directors of Company A. The Strategic Committee also discussed whether the combined company would require additional capital to grow its asset base and whether to explore an investment by a third party financial sponsor as part of such a transaction, as well as the complexities of involving a third party in such negotiations. The members of the Strategic Committee also discussed with representatives of Goldman Sachs Tricon's ability to fund its initial non-binding indication of interest at $18.50 per share and the Board's desire to obtain a higher price per share for Silver Bay stockholders. At the same meeting, Goldman Sachs also reviewed with the Strategic Committee its financial analysis. The Strategic Committee directed Goldman Sachs to respond to the parties who had provided indications of interest to let them know that the prices indicated were not adequate and to guide them to a higher price. Representatives of Goldman Sachs also provided the Board with an update on all the potential bidders that had been contacted since their engagement, provided feedback from that outreach and reviewed the responses to date.

        In the second half of October, a representative of Tricon informed representatives of Goldman Sachs that Tricon's institutional capital partners could no longer participate in the proposed transaction and that Tricon may no longer be able to confirm its full company cash bid, but that it was still interested in acquiring approximately 50-60% of Silver Bay's portfolio and requested to be paired with other potential bidders that wished to acquire the remaining assets. During this period, representatives of Goldman Sachs also arranged a meeting between Mr. Kessler and the Chair and Chief Executive Officer of Company A on November 2, 2015 to continue to explore discussions with respect to a merger of equals transaction.

        On October 30, 2015, the Strategic Committee met, with additional members of the Board and representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. The members of the Strategic Committee discussed with representatives of Goldman Sachs the conversations with Tricon reflected in the preceding paragraph. After considering potential partners with which Silver Bay might pair Tricon, the Strategic Committee determined Silver Bay should seek to control negotiations with third parties rather than pairing them directly with Tricon and directed Goldman Sachs to seek indications of interest from potential bidders for assets not included in the Tricon proposal. The Strategic Committee also discussed with representatives of Goldman Sachs certain topics to be discussed between Mr. Kessler and the Chair and Chief Executive Officer of Company A, including financial analysis and governance matters, at the meeting scheduled for November 2, 2015. Representatives of Goldman Sachs also discussed the strategic rationale for such a combination, the portfolio overlap and potential synergies.

        On November 2, 2015, Mr. Kessler and the Chair and Chief Executive Officer of Company A met in person to discuss a potential combination between Silver Bay and Company A, including high level discussions on how a potential transaction between the parties could be structured.

        Between October 14, 2015 and November 12, 2015, each of Company B and Company C expressed its inability to meet the higher price requested by Silver Bay.

        Between November 2, 2015 and November 12, 2015, representatives of Goldman Sachs, at the request of the Strategic Committee, and advisors to Company A continued to discuss a potential combination between Silver Bay and Company A. Representatives of Goldman Sachs also sought to schedule a meeting between an expanded group of board members from each company. Representatives of Goldman Sachs, at the request of the Strategic Committee, also continued discussions with Tricon with respect to Tricon acquiring a significant portion of Silver Bay's portfolio.

        On November 4, 2015, representatives of Goldman Sachs received a call from a representative of Company H, a potential strategic buyer who had not yet executed an NDA, expressing potential interest in a combination with Silver Bay.

        On November 12, 2015, the Strategic Committee met, with additional members of the Board and representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. The representatives of Goldman Sachs provided the members of the Strategic Committee an update on ongoing conversations with Company A and Tricon, as well as a recent outreach by Company H. Representatives of Goldman Sachs described various market perspective metrics for publicly traded single-family residential REITs, as well as certain publicly available operating metrics based on the third quarter financial results of such publicly traded single-family residential REITs. The members of the Strategic Committee also discussed the following with representatives of Goldman Sachs: (1) updated bids from Tricon for 54% of Silver Bay's assets at indicative pricing that was below Silver Bay management's estimated fair market value of such assets (based on comparable sales analysis in the owner-occupant market), and (2) an analysis of the implied equity value of a share of Silver Bay stock assuming a sale of assets to Tricon at indicated levels, and a sale of remaining assets to a hypothetical third party at various illustrative valuations or through a one-by-one liquation of assets. The members of the Strategic Committee discussed with representatives of Goldman Sachs the competitive impact of seeking proposals for smaller portions of its portfolio from potential bidders and the perception that current bidders may have if Silver Bay were to terminate its strategic review process.

        Subsequent to the November 12, 2015 meeting of the Strategic Committee, and at the request of the Strategic Committee, representatives of Goldman Sachs informed Tricon that its bid range would need to increase in order to proceed. On November 18, 2015, Tricon reaffirmed its bid range to representatives of Goldman Sachs.

        On November 17, 2015, advisors to Company A informed representatives of Goldman Sachs that they had been instructed to discontinue conversations with Silver Bay and its advisors regarding a potential combination.

        On November 23, 2015, the Board met, with representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. The representatives of Goldman Sachs provided members of the Board with an update on the strategic review process since October 2015, as reflected in the preceding paragraphs. Representatives of Goldman Sachs then noted that since the last Board meeting, three parties with preliminary cash proposals would no longer continue in the process at the current time, and relayed the withdrawal rationale provided to Goldman Sachs by each party: in two instances due to an inability to increase the offer price originally presented and in the case of Tricon, due to an inability to raise additional equity financing from a capital partner. The Board again considered pairing Tricon with other interested parties to create a bid for the entire company but determined it should instead seek to obtain bids for portions of its portfolio in order to better control the process. The Board also discussed the fact that the potential merger of equals discussions had been terminated by Company A and deliberated on the potential timing of engaging in discussions for a potential combination with Company H in the first quarter of 2016. The Board then discussed next steps with respect to the ongoing strategic review process.

        On December 3, 2015, Mr. Miller and representatives of Goldman Sachs had separate telephonic discussions with the Chief Executive Officer of Company H regarding their potential interest in a transaction with Silver Bay.

        On December 7, 2015, Company I, a potential strategic buyer who had not yet executed an NDA, executed a negotiated NDA and was subsequently provided access to confidential information of Silver Bay.

        On December 11, 2015, Company J, a potential strategic buyer who had not yet executed an NDA, executed a negotiated NDA and was subsequently provided access to confidential information of Silver Bay.

        From November 23, 2015 through December 17, 2015, at the request of the Board, representatives from Goldman Sachs contacted Companies I and J and six other parties that had previously executed a negotiated NDA to request indicative bids for portions of Silver Bay's portfolio. By December 17, 2015, six of these parties indicated an interest in submitting such a bid, with four of such parties submitting non-binding indications of interests, and two parties indicating they did not have an interest in submitting a bid at that time.

        On December 17, 2015, the Board met at its regularly scheduled meeting, with representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. Silver Bay management provided the Board with an overview of Silver Bay's year to date performance and progress towards achieving its 2015 initiatives. The Board discussed with representatives of Goldman Sachs the current state of the single-family residential industry, including recent M&A activity in the industry. The representatives of Goldman Sachs also updated the Board on the status of current bids for portions of Silver Bay's portfolio, including the implied equity value of Tricon's latest proposal if Silver Bay were to sell assets to Tricon at the mid-point of Tricon's indicative pricing range and achieved a variety of hypothetical sale prices for its remaining assets. The Board also discussed with representatives of Goldman Sachs a potential combination with Company H, which had not yet executed an NDA but had expressed interest in discussing a potential combination. The Board reviewed the current state of Silver Bay's strategic options, acknowledging that the greatest impediment to cash flow growth remained its relatively high level of general and administrative expense compared to its equity base, and discussed the potential to use Silver Bay's existing infrastructure to build a third-party property and asset management business, the importance of reducing general and administrative expense and the potential to sell a more limited number of assets to fund additional share repurchases. The Board agreed it would review the potential to build a third party management business at an upcoming meeting and would defer consideration of additional share repurchases until after having completed its strategic review.

        On January 8, 2016, Silver Bay entered into a NDA with Company H. On January 9, 2016, at the request of Silver Bay management, representatives of Goldman Sachs delivered confidential information regarding Silver Bay to Company H.

        On January 14, 2016, Mr. Miller and Mr. Wetmore met with the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of Company H to discuss the business and operations of Silver Bay in greater detail and to discuss high level views regarding a potential transaction with Silver Bay.

        On January 14, 2016, Company J submitted an indicative bid for approximately 1,000 Silver Bay properties at a price that represented more than an 18% discount to Silver Bay's estimate of the value of such properties (based on comparable sales analysis in the owner-occupant market).

        On January 15, 2016, the Board met, with representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. The representatives of Goldman Sachs discussed with members of the Board recent developments in the single-family residential industry and provided an update on revised indications of interest from various interested parties, including a discussion of the implied valuation of Silver Bay at various assumed sales prices. Although Silver Bay had not received bids for the entirety of the markets in which it held assets, the Board extrapolated the most reasonable offered prices across the entire portfolio resulting in an estimated value of Silver Bay stock of less than $18.00 per share. The Board also discussed Mr. Miller's conversation with representatives of Company H and representatives of Goldman Sachs presented an illustrative potential transaction with Company H, reviewing various illustrative exchange ratios and the resulting valuations for Silver Bay. Members of the Board observed that the highest exchange ratio Company H might reasonably consider represented only a 10% premium to Silver Bay's then-current stock price and determined such a transaction was not likely viable under current conditions. Members of the Board also discussed and determined that current bid levels and other options did not warrant further action by the Board and they decided to abandon the strategic review process to focus on portfolio refinement, increased share repurchases, operational improvements and other strategic initiatives.

        On January 19, 2016, Mr. Miller resigned as President and Chief Executive Officer of Silver Bay and Mr. Brock was appointed Interim President and Chief Executive Officer.

        On January 28, 2016, the Board met, with representatives of Silver Bay management in attendance. Representatives of Silver Bay management and members of the Board discussed their intermediate term strategy, which included disposing of non-core assets to fund additional share repurchases, the exploration of launching a property and asset management business to leverage Silver Bay's existing infrastructure and personnel, and a continued focus on improving operations. The Board also reviewed the previous bid submitted by Tricon for significant portions of the Silver Bay portfolio, and Mr. Kessler informed the Board that he had asked Goldman Sachs to assist the Silver Bay management team in negotiating a smaller portfolio sale with Tricon focused on certain identified markets.

        On February 9, 2016, the Board met at its regularly scheduled meeting, with representatives of Silver Bay management in attendance. Representatives of Silver Bay management presented Silver Bay's intermediate strategy with which members of the Board concurred. The strategy consisted of maintaining a core property portfolio of 8,000 to 9,000 homes over the intermediate term; a focus on continual improvement of operational performance; opportunistic disposition of assets with redeployment of capital into a combination of share repurchases and debt pay downs; aggressive overhead expense reductions; exploration of raising side-by-side capital in the private markets and other ancillary revenue streams to leverage the existing Silver Bay platform; and opportunistic acquisition of portfolios from institutional sellers. The Board also received an update on conversations with Tricon to acquire certain limited assets of Silver Bay.

        On February 17, 2016, as a result of the Board's decision to focus on its intermediate strategy and to no longer actively engage in discussions with respect to a strategic transaction or pursue a strategic alternative analysis, Silver Bay and Goldman Sachs agreed that Goldman Sachs would cease taking actions under the engagement letter.

        On February 24, 2016, Silver Bay submitted a request to the Internal Revenue Service for a ruling confirming that a contemplated liquidation of Silver Bay would not trigger the prohibited transactions tax under Section 857(b)(6) of the Internal Revenue Code of 1986, as amended, which is referred to as the "Code", in order to better understand the financial impact of any proposed liquidation transaction. A favorable ruling was received in July 2016.

        On March 1, 2016, Mr. Gary Berman, President and CEO of Tricon, contacted representatives of Goldman Sachs to express interest in meeting Mr. Brock, the Interim Chief Executive Officer of Silver Bay.

        On March 23, 2016, the Board met at its regularly scheduled meeting and received an update from management of financial results and operating metrics for the first quarter of the year. The Board also received an update with respect to plans to refine Silver Bay's existing portfolio in certain markets in accordance with the strategy previously reviewed with the Board.

        On March 29, 2016, Mr. Brock and Mr. Gary Berman communicated by email for the first time and agreed to meet in-person for an informal conversation.

        On April 1, 2016, representatives of Goldman Sachs provided Mr. Brock with a company profile of Tricon.

        On April 25, 2016, Mr. Gary Berman and Mr. Brock met for lunch in New York City where they discussed in general terms the current state of the single-family residential industry and each of their respective companies. They did not discuss a potential transaction at this meeting.

        On May 17, 2016, the Board met at its regularly scheduled meeting and received an update on Silver Bay's business and operating performance. The Board also received an update with respect to disposition activities in certain markets and requested that management present an updated liquidation analysis as a result of such activities.

        On June 21, 2016, the Board met and appointed Mr. Brock as permanent President and Chief Executive Officer. The Board also received an update on Silver Bay's performance and the single-family residential industry as a whole. The Board also discussed Silver Bay's capital allocation and recent acquisition activity. Silver Bay management also presented the Board with an analysis of the economics of a potential liquidation of Silver Bay and the Board discussed the benefits and risks of pursing a liquidation and compared the range of outcomes with the range of projected outcomes associated with using capital to acquire additional single-family residential properties.

        Beginning in July 2016, members of Silver Bay management and the Board met with various sources of capital to have initial discussions related to the formation of a fund or joint venture that would invest in single-family rental homes alongside Silver Bay and that Silver Bay would manage. Such capital sources included pension funds, charitable endowments, and private equity firms. On July 11, 2016, Mr. Brock was introduced to the portfolio manager of Company K via email.

        On July 6, 2016, Mr. Gary Berman contacted Mr. Brock via email to request a lunch meeting, noting that Tricon had done additional analysis and would like to discuss a potential transaction between Silver Bay and Tricon. Mr. Gary Berman also communicated that he had informed representatives of Goldman Sachs of his intentions regarding such a meeting and noted that he preferred to communicate Tricon's proposal in person.

        On July 15, 2016, Messrs. Brock and Gary Berman met for a lunch meeting in New York City. At this meeting, Mr. Gary Berman presented a written non-binding proposal from Tricon to acquire all shares of Silver Bay for $19.00 per share, payable 90% in cash and 10% in stock of Tricon, subject to certain conditions. Tricon's proposal noted that Tricon would have fully-committed financing in place prior to executing a definitive agreement and there would be no financing condition in the definitive agreement. On July 18, 2016, Mr. Brock provided a copy of the Tricon proposal to representatives of Goldman Sachs, asking Goldman Sachs to review and assess the feasibility of executing and consummating the proposed transaction.

        On July 22, 2016, Goldman Sachs and Silver Bay reinstated the August 10, 2015 engagement letter between Goldman Sachs and Silver Bay in order to reengage the services of Goldman Sachs as a financial advisor to assist with the conduct of a strategic review.

        On August 1, 2016, Mr. Brock discussed illustrative potential transactions with Tricon, Company H, and Company I with representatives of Goldman Sachs.

        On August 1, 2016, Messrs. Brock and Wetmore met for lunch with representatives of Company K to discuss the single-family residential industry in general and potential interest in pursuing a business relationship.

        On August 2, 2016, the Audit Committee of the Board met, with all members of the Board but one present. The Audit Committee received an update on the second quarter business and financial results. Mr. Brock also briefed the Board on the unsolicited non-binding proposal received from Tricon on July 15, 2016, noting that he would provide further analysis of the proposal at its regularly scheduled meeting in September. Mr. Brock also briefed the Board on Silver Bay's plans to raise additional capital with a third party to acquire properties that Silver Bay would manage.

        On August 12, 2016, at the request of Mr. Brock, representatives of Goldman Sachs had a telephone call with management of Tricon to discuss an upcoming call regarding Tricon's plans to finance a proposed transaction with Silver Bay.

        During the week of August 8, 2016, Messrs. Brock and Wetmore met again with representatives of Company K to discuss a potential joint venture with Silver Bay, and on August 15, 2016, a representative from Company K sent a non-binding term sheet outlining the high-level terms for such a transaction.

        On August 15, 2016, at the request of Mr. Brock, representatives of Goldman Sachs had a telephone call with management of Tricon and Tricon's financial advisor, RBC Dominion Securities Inc., which is referred to as "RBC," to discuss Tricon's plans to finance the proposed transaction. During this call, Tricon and RBC reviewed a presentation with representatives of Goldman Sachs describing Tricon's financing plans.

        On August 17, 2016, Goldman Sachs delivered an update of the information it had received regarding Tricon's financing plans to Mr. Brock, and the representatives of Goldman Sachs expressed a view that Tricon's financing plan, which assumed an acquisition of Silver Bay at a price per share of $19.00, might become more challenging to execute if the offer price were increased.

        On August 17, 2016, Mr. Brock provided an email update to Messrs. Kessler and Siering regarding the Tricon proposal and the diligence conducted to date related to Tricon's ability to finance the transaction, which included an update of Goldman Sachs based on its discussions with RBC.

        On August 19, 2016, Mr. Brock had a follow up discussion with the portfolio manager of Company K where they discussed the philosophy of a potential joint venture and agreed that Silver Bay would provide a more detailed term sheet regarding a potential joint venture. The parties also agreed to schedule an onsite diligence meeting for mid-September 2016.

        On September 6, 2016, Mr. Brock sent an email to Mr. Gary Berman providing an update on Silver Bay's review of the Tricon proposal. He indicated that the Board intended to review the proposal at a meeting later in the month, noted that the single-family residential industry had continued to improve since the offer submission in July, and inquired whether Mr. Gary Berman had any updates to the offer or additional information that Mr. Brock should share with the Board.

        On September 7, 2016, Messrs. Brock and Wetmore held a call with representatives of Goldman Sachs to discuss the Tricon proposal and other matters, noting that additional conversations with advisors to Tricon had been held subsequent to the August 17, 2016 meeting. On this call, representatives of Goldman Sachs reaffirmed their view that Tricon had a viable financing strategy to execute on a $19.00 per share offer price but that such plan might become more challenging to execute upon if the offer price were increased. Representatives of Goldman Sachs also updated Messrs. Brock and Wetmore on conversations they had had with management of Company H regarding the single-family residential industry during which Company H's management expressed a continued desire to grow but indicated a limit of $19.00 or $20.00 per share for Silver Bay. Messrs. Brock and Wetmore and representatives of Goldman Sachs also discussed Silver Bay's pursuit of a joint venture with Company K and various equity raise options. Representatives of Goldman Sachs expressed their view that investors would react to a joint venture with Company K quite favorably given Company K's highly-respected real estate practice.

        On September 9, 2016, Messrs. Brock and Gary Berman held a call during which Mr. Gary Berman indicated that it would be difficult for Tricon to improve the implied value of its offer but that Tricon might be able to alter the mix of cash and stock consideration.

        In early September 2016, Silver Bay delivered a detailed non-binding term sheet to Company K related to a potential joint venture. On September 13 and September 14, 2016, representatives of Company K met with representatives of Silver Bay's management at Silver Bay's offices in Plymouth, MN and Atlanta, GA, respectively, to allow Company K to conduct due diligence activities. Throughout September 2016, Silver Bay and Company K continued to discuss the terms and size of a potential joint venture. Company K expressed a strong preference to launch the joint venture in connection with a large portfolio purchase. On September 30, 2016, representatives of Silver Bay delivered to representatives of Company K follow up due diligence materials and potential property acquisition opportunities.

        On September 22, 2016, the Board met at its regularly scheduled meeting, with representatives of Silver Bay management in attendance. Mr. Brock presented Silver Bay's current strategy, which was focused on unlocking the value in its stock to allow Silver Bay to grow to sufficient scale. Mr. Brock discussed with members of the Board the key elements of such strategy, including seeking private capital to manage in a fund or joint venture structure, portfolio optimization, and acquisitions through equity issuance. Messrs. Kessler and Brock also presented the proposal from Tricon to acquire Silver Bay for $19.00 per share and described the work performed by Goldman Sachs to understand Tricon's financing plans. Mr. Buechler, Silver Bay's General Counsel and Secretary, reviewed the Board's duties in considering the proposal. Members of the Board discussed Silver Bay's recent trading price range relative to the latest Tricon proposal, the certainty of financing and their views of Tricon's ability to improve its proposal. The Board also reviewed Silver Bay's progress with respect to other strategic initiatives and the current state of the single-family residential industry, including the expected initial public offering of Invitation Homes, one of the largest owners of single-family rental homes in the United States. After further consideration, the Board determined not to engage in further discussions with Tricon and to instead continue to focus on its current strategic initiatives.

        On September 26, 2016, Mr. Brock called Mr. Gary Berman to relay the Board's decision.

        Throughout October and November 2016, Silver Bay and Company K continued discussions regarding a potential joint venture, with Silver Bay sharing additional property acquisition opportunities. Discussions between Silver Bay and Company K ceased in December 2016. In his role as Chief Executive Officer, Mr. Brock periodically met with other executives in the single-family residential industry, including the CEO of Company I, to discuss the state of the single-family residential industry, amongst other matters.

        On October 27, 2016, Mr. Brock called the Chief Executive Officer of Company I in response to a request to do so, during which call the Chief Executive Officer of Company I described the benefits of combining operations and noted that Company I was in a better position to make a strong proposal than when Silver Bay had previously engaged in a strategic review process in late 2015. Mr. Brock and the Chief Executive Officer of Company I also discussed reviving the previously executed NDA, subject to confirming that the terms of the NDA still worked for both parties. Mr. Brock confirmed that while Silver Bay was not engaged in an active strategic review process, Silver Bay was comfortable with Company I submitting a proposal and he committed to share any such proposal with the Board.

        On October 28, 2016, the Chief Executive Officer of Company I requested updated property information via email to Mr. Brock and Mr. Brock requested an extension of the non-solicitation portion of the NDA between the parties.

        On October 30, 2016, Mr. Brock informed Mr. Kessler of the expression of interest from Company I and noted he planned to share the information with all members of the Board after receiving an offer.

        On October 31, 2016, Mr. Gary Berman contacted Mr. Brock to suggest the two meet for lunch in New York on November 14, 2016 and Mr. Brock declined given previously scheduled business travel.

        On October 31, 2016, Silver Bay and Company I entered into an amendment to the NDA to extend the non-solicitation provision and clarify certain other provisions. Following execution, the Chief Executive Officer of Company I requested an updated property data tape from Mr. Brock and shared a desire to begin conducting exterior inspections of occupied homes and interior physical inspections of vacant homes. Mr. Brock responded by expressing a desire to avoid physical diligence until Silver Bay had confirmed the interest of Company I and received an initial indication of interest and price based on publicly available data and following receipt of the updated confidential data tape that had been requested by Company I. Mr. Brock and the Chief Executive Officer then spoke by phone at which time Mr. Brock reiterated the points from the email exchange and agreed to provide an updated property data tape, and the Chief Executive Officer of Company I expressed a desire to understand the current renovation reserve for Silver Bay's properties.

        On November 1, 2016, Mr. Wetmore provided representatives of Company I with an updated property data tape.

        On November 14, 2016, Company I provided a non-binding written indication of interest to Mr. Brock, offering to acquire Silver Bay in a stock-for-stock merger at an exchange ratio that equated to less than $19.00 per Silver Bay share based on the prior day closing price, which offer was subject to certain conditions. Mr. Brock and the Chief Executive Officer of Company I then spoke by telephone regarding the indication of interest where Mr. Brock reiterated that he would share the proposal with members of the Board and review it at the next board meeting but noted that the Board had previously received and turned down all cash offers that exceeded the current value of Company I's indicated per share price. On November 14, 2016, Mr. David Berman reached out to Mr. Kessler through a mutual contact to request a meeting in December 2016.

        On November 16, 2016, Mr. Gary Berman informed Mr. Brock by email that Mr. David Berman, Tricon's Executive Chairman and Co-Founder, had scheduled an in-person meeting with Mr. Kessler. Mr. Brock responded by encouraging Mr. Gary Berman to join the meeting and expressing his regrets that he would not also be able to attend.

        On December 14, 2016, Messrs. David Berman and Gary Berman met in-person with Mr. Kessler in Phoenix, Arizona to discuss the prior acquisition proposal submitted by Tricon and the reaction of the Board.

        On December 17, 2016, Mr. Gary Berman, on behalf of Tricon, informed Mr. Brock that Tricon was prepared to propose to acquire Silver Bay at a cash price of $21.00 per share.

        On December 19, 2016, Tricon sent to Silver Bay a written non-binding proposal to acquire Silver Bay at a price of $21.00 per share in cash, subject to certain conditions, and described the general contours of Tricon's plans to finance the acquisition.

        On December 20, 2016, the Board met at its regularly scheduled meeting, with representatives of Silver Bay management in attendance, and Goldman Sachs and Orrick joining for the portion of the meeting to consider Company I's indication of interest and the Tricon non-binding proposal. Management of Silver Bay presented Silver Bay's 2016 operating results to date, 2017 budget and going forward strategy assuming that Silver Bay remained a standalone company. Mr. Brock discussed his recent discussions with Mr. Berman. Representatives of Goldman Sachs reviewed recent developments in, and the current state of, the single-family residential industry and the history of Silver Bay's prior strategic review with the Board. The Board discussed the offer from Company I, a stock proposal with an indicative value below $19.00 per share based on the then-recent closing price of Company I stock in the days immediately prior to the meeting. The Board also discussed the proposal from Tricon, a cash offer of $21.00 per share, which included a request for exclusivity during the due diligence and negotiation phases of the potential transaction. The Board discussed these proposals and determined the proposal from Tricon warranted continued discussion and exploration. The Board also discussed the risk that the due diligence process could be damaging to employee morale and future performance of Silver Bay and stressed that, accordingly, procedures should be implemented to reduce this risk. The Board also discussed the relative merits of negotiating with one party exclusively versus engaging in negotiations with multiple parties and determined that Company I should be provided an opportunity to increase the value of its proposal, but failing to do so, a counter proposal should be made to Tricon of $22.00 per share with a requirement that the merger agreement include a "go-shop" provision allowing Silver Bay to seek a better offer following signing of the merger agreement, and a willingness by the Board to consider a portion of the consideration to be provided by Tricon in the form of Tricon shares.

        On December 21, 2016, Mr. Brock spoke with the Chief Executive Officer of Company I and relayed that the Board had met and considered the proposal from Company I; that Silver Bay had previously received other higher offers; that a business combination of Silver Bay and Company I could be compelling but not on the current terms proposed by Company I; and that Silver Bay would be open to continued conversations if Company I significantly improved its proposal. The Chief Executive Officer from Company I responded that the proposed exchange ratio was what Company I currently was prepared to pursue and followed up the same day by email to confirm the conversation. Company I did not submit a revised proposal subsequent to such communications.

        On December 22, 2016, at the request of the Board, representatives of Goldman Sachs spoke with management and advisors of Tricon and presented Silver Bay's counter proposal and discussed process and timing, including a two stage diligence process where Tricon would be allowed to move to the second phase only after satisfying certain conditions indicating a strong likelihood that a transaction could be agreed upon quickly, along with Silver Bay's request for an extension of the standstill and non-solicitation provisions of the NDA between Silver Bay and Tricon.

        On December 26, 2016, representatives of Goldman Sachs spoke with representatives of RBC. During such meeting, RBC communicated the following revised proposal on behalf of Tricon, noting that Tricon was serious about pursuing this opportunity but was prepared to discontinue discussions if a possible transaction did not gain traction soon:

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  $21.50 per share all cash offer;

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  exclusivity during the due diligence period;

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  a "no-shop" rather than a "go-shop" provision, with a customary fiduciary out in the merger agreement;

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  customary deal protections;

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  no financing condition to closing; and

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  two stages of due diligence, the first of which would be expected to last 30 days and focus on all diligence aspects other than physical property inspections and would conclude with the delivery of highly-confident letters from Tricon's financing sources, and the second of which would include a certain number of physical property inspections.

        On January 4, 2017, the Board met to review the status of the discussions with Tricon, with representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. Representatives of Goldman Sachs reviewed the Tricon revised proposal described in the preceding paragraph with members of the Board along with the current value of the all stock offer from Company I Members of the Board discussed providing exclusivity and a "no shop" provision in the merger agreement and determined that Silver Bay would not be meaningfully disadvantaged by providing either in light of the acquisition price and other terms proposed by Tricon and alternatives already explored or available to Silver Bay, but only if the merger agreement contained a "fiduciary out" to accept a better offer for Silver Bay and reasonable deal protections. The Board also discussed seeking a higher price from Tricon in exchange for exclusivity but determined not to make the request given their view that Tricon had presented its best and final offer price. The Board appointed Mr. Kasnet to the previously formed Strategic Committee, which was then composed of Messrs. Brock and Kessler.

        On January 5, 2017, representatives of Goldman Sachs contacted representatives of RBC. The representatives of Goldman Sachs, at the direction of Silver Bay, informed representatives of RBC that Silver Bay was prepared to proceed on the terms and schedule that Tricon had proposed on December 26, 2016 provided, that the second diligence period last only 15 days. Later in the day, representatives of RBC informed representatives of Goldman Sachs that they had spoken with Tricon, who expressed interest in proceeding on this schedule and the terms it had previously proposed.

        On January 6, 2017, an extension of the standstill and non-solicitation provisions of the NDA between Silver Bay and Tricon was executed.

        During the first half of January 2017, management and employees of Silver Bay gathered due diligence information requested by Tricon and its representatives and advisors.

        On January 13, 2017, the Strategic Committee met, with other members of the Board and representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. Representatives of Orrick reviewed the key terms of the proposed draft of the merger agreement with members of the Strategic Committee, including the deal structure, principal conditions to closing the transaction, the proposed no-shop provision and related concepts of a fiduciary out, superior proposal and situations where the Board could exercise a change in recommendation. Representatives of Orrick provided a detailed description of the termination rights of each party under the merger agreement, and engaged in a broad discussion of these issues with the members of the Strategic Committee and the Board. Members of the Strategic Committee and the Board discussed with representatives of Goldman Sachs and Orrick, among other issues, the potential remedies that Silver Bay could pursue under the merger agreement in the event of a breach by Tricon or failure by Tricon to obtain its financing and close the acquisition, and whether to provide for a reverse termination fee, or instead rely on the right to seek specific performance or contractual damages for any such breach or failure, and the size of the termination fees payable by Silver Bay and Tricon under certain circumstances. After further discussion, and weighing the relative benefits and disadvantages of specific performance, contractual damages and a reverse termination fee, the Strategic Committee directed Orrick to provide in the draft merger agreement a termination fee equal to 2% of total equity value and a reverse termination fee equal to 10% of total equity value.

        On January 14, 2017, representatives of Goldman Sachs delivered a draft of the merger agreement and a proposed form of support agreement to RBC and Paul Weiss Rifkind, Wharton & Garrison LLP, which we refer to here as "Paul Weiss," legal advisor to Tricon.

        On January 17, 2017, Silver Bay and Tricon entered into an exclusivity agreement pursuant to which Silver Bay agreed to negotiate a potential transaction only with Tricon through February 15, 2017.

        On January 23, 2017, advisors to Tricon delivered to representatives of Goldman Sachs comments to the merger agreement. The revised draft merger agreement provided for a termination fee and reverse termination fee each equal to 4% of total equity value, as well an expense reimbursement obligation by Silver Bay to Tricon in the event that either party terminated the merger agreement as a result of a failure to obtain the requisite stockholder approval of the merger at a meeting convened for such purpose. The draft merger agreement delivered to Silver Bay and its advisors also rejected Silver Bay's position that payment of a termination fee by Silver Bay to Tricon would represent Tricon's sole and exclusive remedy for such related termination. The draft merger agreement also expanded the situations in which a termination fee would be payable by Silver Bay to Tricon, while limiting the situations where a reverse termination fee would be payable by Tricon to Silver Bay. Finally, the draft merger agreement provided for a so called "force the vote" provision, which rejected Silver Bay's right to terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal prior to its stockholder vote, and instead required Silver Bay to hold a meeting of stockholders to vote on the merger even if the Board had determined that an alternative acquisition proposal would provide greater value to stockholders than the consideration payable to stockholders pursuant to the transaction with Tricon.

        Through the second half of January 2017, management and employees of Silver Bay continued to work to provide due diligence information requested by Tricon and its representatives and advisors. This work included conversations between personnel of Tricon and Silver Bay and their advisors on topics related to due diligence. On January 18, 2017, senior management of Tricon and Silver Bay, along with their respective financial advisors and lenders to Tricon, met in Minneapolis for an in-person due diligence meeting. During such meeting, the attending parties discussed various topics related to Silver Bay, including Silver Bay's business and operations, an approach to the diligence needs of Tricon's lenders, and an approach to physical due diligence of Silver Bay properties. During this period, representatives of Goldman Sachs and Orrick continued to have discussions with representatives of RBC and Paul Weiss regarding various aspects of transaction terms, process and timing.

        On January 27, 2017, Messrs. Brock and Gary Berman had a telephone conversation during which they discussed elements of transaction timing and Silver Bay's upcoming renewal of its existing revolving credit facility. During the conversation, Mr. Gary Berman requested that Silver Bay seek a waiver of the "cash trap" provisions of its revolving credit facility rather than a full renewal of the facility. Mr. Brock indicated he was not yet comfortable discussing such an option with Silver Bay's lenders and thought such a conversation put Silver Bay at risk if the transaction with Tricon did not occur.

        On January 27, 2017, the Strategic Committee met, along with all other members of the Board and representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. Representatives of Goldman Sachs provided an update on the status of the transaction and shared Tricon's anticipated timing for announcing a definitive transaction at the end of February, rather than the middle of February as previously requested by Silver Bay so that Tricon could most effectively pursue its "bought deal" financing being used to partially fund the transaction by ensuring that its earnings and Silver Bay's earnings were announced simultaneously with or in advance of any announcement of the proposed merger. Goldman Sachs reviewed Tricon's revised proposed timeline, including an assessment of Tricon's rationale, as stated to Goldman Sachs by Tricon, to Silver Bay. Representatives of Orrick then reviewed the material proposed changes to the merger agreement proposed by Tricon with the Board. After discussion, the Strategic Committee instructed Goldman Sachs and Orrick to inform Tricon's advisors that the termination fee and reverse termination fee amounts and the expense reimbursement obligation proposed by Tricon were not acceptable and to reject the "force the vote" provisions proposed by Tricon because the Board needed the right to terminate the merger agreement to enter into an alternative acquisition agreement representing a superior proposal prior to a vote of its stockholders. In addition, the Strategic Committee instructed Orrick to seek to reach a compromise position on the situations in which the respective termination fees would be payable by the parties that was reasonable but more beneficial to the interests of Silver Bay, and to more generally seek market terms on other key deal points. The Strategic Committee also determined that Tricon would need to make significant progress on the terms of the merger agreement, and that acceptance of its revised proposed timeline would be acceptable only if Tricon offered additional concessions given the potential risks to Silver Bay in extending the timeline.

        On January 27, 2017, representatives of Paul Weiss sent to Orrick a revised draft of the support agreement.

        On January 28, 2017, representatives of Goldman Sachs and Orrick delivered an issues list to RBC and Paul Weiss and relayed the Strategic Committee's determinations.

        On January 29, 2017, advisors to both parties held a telephonic conversation to discuss the issues list. Based upon the discussions, Tricon and its advisors accepted the position that Silver Bay should have the right to terminate the merger agreement to enter into an alternative acquisition agreement representing a superior proposal prior to a vote of its stockholders, and also offered to cap the amount of any expense reimbursement obligation by Silver Bay to Tricon at an amount equal to 1% of total equity value. In addition, Silver Bay and Tricon reached partial agreement on certain situations where the termination fee and reverse termination fee would be payable. However, Tricon and Silver Bay did not reach full agreement on when the fees would be payable nor on the size of the respective fees and whether payment by Silver Bay to Tricon of the termination fee would be Tricon's exclusive remedy for such termination.

        On January 31, 2017, RBC delivered a draft commitment letter and term sheet and highly-confident letters, which are collectively referred to as the "RBC Commitment Letter," and the financing contemplated by the RBC Commitment Letter, which is referred to as the "RBC Financing." RBC also delivered an annotated issues list to the draft merger agreement.

        On February 1, 2017, Mr. Buechler shared comments from Orrick on the RBC Commitment Letter with Mr. David Veneziano, Tricon's Vice President and General Counsel, primarily adding customary "limited conditionality" provisions for an acquisition commitment letter and term sheet.

        On February 1, 2017, representatives of RBC sent representatives of Goldman Sachs a draft of the commitment letter and term sheet from Deutsche Bank AG and its affiliates, which is referred to as "DB," and the letter and term sheet as the "DB Commitment Letter," and the financing contemplated by the DB Commitment Letter as the "DB Financing."

        On February 1, 2017, representatives of Tricon began touring Silver Bay properties as part of the second phase of their due diligence efforts.

        On February 3, 2017, representatives of Orrick delivered an updated issues list to Paul Weiss that described Silver Bay's position on the remaining key issues to be negotiated. Orrick indicated to Paul Weiss that Silver Bay continued to reject entirely any expense reimbursement obligation (even if subject to a cap), and proposed compromise proposals on the situations in which the termination fee and reverse termination fee would be payable. Orrick also reiterated that the payment by Silver Bay to Tricon of the termination fee should be Tricon's exclusive remedy for such termination. Finally, Orrick emphasized to Paul Weiss that the size of the termination fee and reverse termination fee was a fundamental transaction issue and that in order to reach agreement, Silver Bay would require a significantly lower termination fee and higher reverse termination fee than Tricon had previously proposed.

        On February 4, 2017, Mr. Brock received an email from Mr. Gary Berman indicating that Tricon intended to issue a press release on February 6, 2017 announcing its earnings release date, noting that Tricon needed to provide several weeks' advance notice to the investor community.

        On February 4, 2017, representatives of Orrick had a telephonic conversation with Paul Weiss regarding the outstanding issues list for the merger agreement. On the same day, representatives of Orrick delivered a revised draft of the merger agreement to Paul Weiss. The draft merger agreement reflected the result of prior negotiations between the advisors on certain key issues. The draft merger agreement however continued to reject any expense reimbursement obligation by Silver Bay to Tricon and provided that payment by Silver Bay to Tricon of the termination fee would be Tricon's exclusive remedy for such termination. In addition, the draft merger agreement also proposed a new package of situations where the termination fee and reverse termination fee would be payable by Silver Bay and Tricon. The draft merger agreement also noted that the size of the respective fees remained an open issue subject to further negotiations.

        On February 5, 2017, at the direction of Mr. Brock, representatives of Goldman Sachs discussed termination fees with representatives of RBC and shared market data regarding such fees.

        On February 5, 2017, representatives of Orrick had a telephonic conference with representatives of Paul Weiss, Tricon (including Mr. Veneziano) and Tricon's single-family rental financing counsel at Goulston & Storrs PC, which is referred to as "Goulston", to discuss the structure of the proposed DB Financing. The discussion focused on the various terms set forth in the DB Commitment Letter conditioning the size and availability of the DB Financing on the eligibility of the properties financed thereunder.

        On February 6, 2017, Messrs. Brock and Gary Berman exchanged emails regarding resolution of open points, with Mr. Brock expressing concerns regarding time constraints with announcing an earnings date and expressing a desire to resolve major deal points before such an announcement.

        On February 6, 2017, the Strategic Committee met, with all other members of the Board, representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. Mr. Brock provided an update on the timing of the proposed transaction, and noted his perspective that Tricon's proposed timing was reasonable in light of the rationale previously given. Representatives of Orrick outlined certain previously open terms in the merger agreement that had been resolved, including that Silver Bay would have no expense reimbursement obligation under the merger agreement (as initially proposed by Tricon). Representatives of Orrick then also outlined the key issues that remained open in the merger agreement sent by Orrick to Paul Weiss on February 4, 2017. Goldman Sachs noted in particular that on the termination fee payable by Silver Bay, Silver Bay had proposed 2.5% of total equity value while Tricon had proposed 3.5%, and on the reverse termination fee payable by Tricon, Silver Bay had proposed 8.5% of total equity value while Tricon proposed 6%. Members of the Strategic Committee and other attending members of the Board then engaged in a discussion of other key terms of the merger agreement, including whether progress could be independently made on key deal terms while leaving resolution of the respective terminations fees to later in negotiations. With all members of the Board participating, the Strategic Committee reiterated its directive to achieve market or better terms on the major open deal points and expressed comfort in extending the exclusivity period through the end of February if Tricon so requested.

        On February 6, 2017, at the direction of Mr. Brock, representatives of Goldman Sachs discussed Silver Bay's position on key deal points such as the size of the respective termination fees with representatives of RBC.

        On February 7, 2017, Mr. Buechler sent Mr. Veneziano comments from Orrick on the DB Commitment Letter requesting further certainty on the size of the facility and availability based on insertion of customary "limited conditionality" provisions.

        On February 7 and 8, 2017, Messrs. Brock and Gary Berman communicated via email regarding the status of the transaction discussions. Mr. Brock indicated that Silver Bay planned to announce an earnings date of February 27, 2017 and sought to begin discussions on transition and retention issues as well as deal communications issues. Mr. Gary Berman indicated that Tricon hoped to begin discussions on such topics with Silver Bay in the following week.

        On February 10, 2017, Mr. Gary Berman sent to Mr. Brock via email a list of topics to discuss regarding a proposed communications plan for a transaction announcement, employee retention, and post-merger integration.

        On February 10, 2017, representatives of Paul Weiss delivered a revised draft of the merger agreement to Orrick. The draft merger agreement reflected Tricon's previous proposal on the size of the termination fees of 3.5% of total equity value payable by Silver Bay and 6% total equity value payable by Tricon in the event of terminations in certain circumstances. The draft merger agreement, however, also reflected Tricon's prior agreement expressed by its representatives that there would be no expense reimbursement obligation payable by Silver Bay, and Tricon's agreement that, in circumstances where a termination fee was payable by Silver Bay, payment of the termination fee by Silver Bay would be its exclusive remedy in the event of such termination. The draft merger agreement also proposed a slightly revised set of situations where the termination fees would be payable by Tricon and Silver Bay, which reflected further compromise by the parties on this issue.

        On February 10, 2017, at the direction of Mr. Brock, representatives of Goldman Sachs spoke with representatives of RBC regarding transaction status and matters of diligence, employee retention and communications.

        On February 14, 2017, Mr. Brock informed Mr. Gary Berman via email that Silver Bay had reached an agreement in principle with its lenders to waive the "cash trap" provisions of its existing revolving credit facility for six months. Mr. Gary Berman responded indicating he had received positive feedback from the physical due diligence efforts being undertaken by Tricon.

        On February 15, 2017, Silver Bay and Tricon executed an extension of the exclusivity agreement until February 27, 2017 at 11:59 p.m. Eastern Time.

        On February 16, 2017, members of management of both Silver Bay and Tricon held a call to discuss matters related to a proposed communications plan for a transaction announcement, employee retention, and post-merger integration.

        On February 17, 2017, Mr. Brock requested via email that he and Mr. Gary Berman discuss employee retention matters.

        On February 18, 2017, Messrs. Brock and Gary Berman discussed such matters by telephone and agreed on the relative size of a retention or severance payment that would be made to Silver Bay employees that were not otherwise covered by an existing severance arrangement.

        From February 16, 2017 to February 27, 2017, representatives of Orrick and Goldman Sachs on behalf of Silver Bay, and Paul Weiss and RBC, on behalf of Tricon, continued to negotiate the remaining open issues in the merger agreement, disclosure letter and the proposed support agreements. The principal issues that were the subject of negotiation during this period included: (1) the amounts of the respective termination fees payable by Silver Bay and Tricon, and the specific situations where such termination fees would be payable by each party, which was the subject of numerous proposals and counterproposals; (2) the financing cooperation terms; (3) the outside termination date; and (4) employee retention matters. Also during this period, Tricon confirmed it was requesting support agreements from all of Silver Bay's directors and certain executive officers, and Orrick and Paul Weiss, on behalf of Silver Bay and Tricon respectively, negotiated and finalized the terms of the support agreements.

        On February 21, 2017, the Board met at its regularly scheduled meeting, with representatives of Silver Bay management, Goldman Sachs, and Orrick in attendance. Representatives of Goldman Sachs provided the Board with an update on the status of negotiations and Tricon's due diligence process, and indicated that both phases of this due diligence were largely completed. Representatives of Orrick provided a detailed review of the current draft of the merger agreement and led a discussion of those terms that continued to be negotiated.

        On February 21, 2017, Messrs. Brock and Gary Berman discussed by telephone Silver Bay's dividend for the first quarter of 2017.

        On February 22, 2017, Goulston distributed updated drafts of the DB Commitment Letter to Orrick. From February 23, 2017 through February 26, 2017, representatives of Orrick had numerous group and individual calls with representatives of Tricon, Paul Weiss and Goulston on the terms of the DB Financing and why the changes relating to conditionality and certainty of financing requested by Orrick had been rejected (particularly given Silver Bay's and Tricon's interests were aligned in having these comments incorporated by DB and its counsel). Tricon and its counsel conveyed that they had raised these comments on numerous occasions over the past few weeks with DB and its counsel (both prior to and subsequent to receiving comments from Silver Bay on the DB Commitment Letter), and that DB had been unwilling to negotiate any further on these issues. Orrick and Goldman Sachs then conveyed to RBC that the size of the reverse termination fee would need to be increased in light of the additional financing risk raised by the DB Commitment Letter.

        On February 24, 2017 and February 25, 2017, Messrs. Kessler and Gary Berman discussed by telephone issues relating to the transition plan for management.

        From February 23, 2017 to February 25, 2017, Messrs. Buechler and Veneziano exchanged email correspondence with a view towards further clarifying the details of employee retention, transition and transaction announcement matters.

        On February 25, 2017, the Strategic Committee met, with representatives of Silver Bay management, Goldman Sachs and Orrick in attendance. Representatives of Silver Bay provided a status update on the RBC Commitment Letter and DB Commitment Letter being negotiated by Tricon with Royal Bank of Canada and DB. Representatives of Silver Bay further noted that Tricon and Silver Bay had sought to remove certain conditionality provisions to DB's obligation to fund from the DB Commitment Letter, but that these efforts had not been successful. Representatives of Orrick then provided additional background on the negotiations and conditionality provisions that were at issue. Representatives of Goldman Sachs provided an update on the status of negotiations relating to the size of the termination fee and reverse termination fee, and noted that they had emphasized to representatives of RBC that the size of the reverse termination fee needed to be increased based on the current status of the DB Commitment Letter. Members of the Strategic Committee then had a discussion regarding the size of the termination fees in light of the risks presented by the commitment letters. After concluding this discussion, all of the members of the Strategic Committee agreed that the outcome of negotiations with DB on these conditionality provisions in the DB Commitment Letter should not prevent Silver Bay from entering into a transaction because, among other reasons, the merger agreement did not include a condition to Tricon's obligations that any financing be available and as a result Tricon was also directly assuming financing risk and responsibility for the reverse termination fee. The members of the Strategic Committee finally directed Goldman Sachs and representatives of Silver Bay management to continue to negotiate the size of the respective termination fees.

        On February 26, 2017, prior to the meeting of the Board scheduled for later that day, Messrs. Buechler and Veneziano discussed via telephone and email the size of the termination fee and reverse termination fee.

        On February 26, 2017, the Board met, with representatives of Silver Bay management, Goldman Sachs and Orrick in attendance. Representatives of Orrick provided an update on the status of negotiations of the terms of the merger agreement, and noted that the final open points were the size of the respective termination fees. Mr. Buechler reported that the most recent proposals from Tricon were for a termination fee of $24.5 million to be paid by Silver Bay in certain circumstances, and a reverse termination fee of $62.5 million to be paid by Tricon in certain circumstances. The Board then discussed, with input of Goldman Sachs and Orrick, the key terms, status and risks of Tricon's proposed financing for the transaction (in particular, the DB financing) and determined that the respective termination fees were reasonable in light of the totality of the key points in the merger agreement and the potential financing and other closing risks. Representatives of Goldman Sachs reviewed in detail with the Board Goldman Sachs' financial analysis of the $21.50 per share cash consideration offered to Silver Bay stockholders in the proposed mergers. Representatives of Orrick reviewed with the Board their duties with respect to the proposed transactions. The Board then discussed providing additional cash compensation for the independent directors due to the significant time and effort they had devoted to Silver Bay's exploration of strategic alternatives and related matters.

        On February 26, 2017, following the meeting of the Board, Mr. Buechler communicated to Mr. Veneziano that Tricon's most recent proposal concerning the size of the termination fee and reverse termination fee was acceptable to the Board after their review and determination.

        On February 27, 2017, the Board met, with representatives of Silver Bay management, Goldman Sachs and Orrick in attendance. The representatives of Goldman Sachs rendered Goldman Sachs' oral opinion to the Board, which opinion was subsequently confirmed by delivery of a written opinion dated February 27, 2017, that, as of February 27, 2017, and based upon and subject to the various assumptions, considerations, limitations and other matters set forth therein, the per share merger consideration to be received by the holders of shares of Silver Bay common stock (other than Tricon or any affiliate of Tricon) pursuant to the merger agreement was fair from a financial point of view to such holders. For more information about Goldman Sachs' analysis and opinion, see the section of this proxy statement captioned "—Fairness Opinion of Goldman, Sachs & Co." After further discussion, the Board unanimously approved, among other things, the execution and delivery of the merger agreement by Silver Bay; directed that the approval of the merger, the merger agreement and other actions and transactions contemplated by the merger agreement be submitted to a vote at the special meeting; and resolved to recommend that the stockholders of Silver Bay vote in favor of the approval of the merger, the merger agreement and other actions and transactions contemplated by the merger agreement.

        Later in the day on February 27, 2017, Silver Bay and Tricon executed and delivered the merger agreement and Silver Bay issued a press release announcing the entry into the merger agreement and disclosing Silver Bay's fourth quarter 2016 and full year 2016 financial results.

Recommendation of the Board and Reasons for the Merger

  Recommendation of the Board

        The Board has unanimously (1) determined that the merger agreement, the merger in accordance with the terms of the merger agreement and other actions and transactions contemplated by the merger agreement are advisable and in the best interests of Silver Bay and its stockholders and of Silver Bay LP and the holders of limited partnership common units; (2) approved and authorized the execution and delivery of the merger agreement by Silver Bay, the performance by Silver Bay of its covenants and other obligations in the merger agreement, and the consummation of the merger and other actions and transactions set forth in the merger agreement upon the terms and subject to the conditions set forth in the merger agreement; (3) directed that the approval of the merger, the merger agreement and other actions and transactions contemplated by the merger agreement be submitted to the stockholders of Silver Bay entitled to vote thereon for their consideration and approval; and

(4) resolved to recommend that the stockholders of Silver Bay entitled to vote thereon vote in favor of the approval of the merger, the merger agreement and other actions and transactions contemplated by the merger agreement.

        The Board unanimously recommends that you vote (1) "FOR" the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, and; (2) "FOR" any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting.

  Reasons for the Merger

        In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board consulted with management, its financial advisor and its outside legal advisors. In recommending that the stockholders vote in favor of approval of the merger and the merger agreement, the Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

  •
  Silver Bay's competitive positioning and prospects as a standalone company;

  •
  Silver Bay's business operations and management;

  •
  Silver Bay's historical and projected financial performance, results of operation and financial prospects, including the risks associated with achieving the Forecasts;

  •
  the financial analysis presentation of Goldman Sachs, and the opinion of Goldman Sachs delivered to the Board on February 27, 2017, and subsequently confirmed in writing, that, as of such date, and based upon and subject to the factors and assumptions set forth therein, the $21.50 in cash per share of Silver Bay common stock to be paid to the holders (other than Tricon and its affiliates) of Silver Bay common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described in the section of this proxy statement captioned "—Fairness Opinion of Goldman, Sachs & Co.";

  •
  the relationship of the per share merger consideration to the historical trading prices of Silver Bay common stock, including that the per share merger consideration constituted a premium of approximately (1) 19% to the closing price of Silver Bay common stock on February 24, 2017, the last trading day prior to the public announcement of the proposed merger transaction; (2) 24% to the three-month volume-weighted average price per share of Silver Bay common stock, which we refer to as the "VWAP," for the period ending February 24, 2017; (3) 22% to the six-month VWAP for the period ending February 24, 2017; (4) 24% to the nine-month VWAP for the period ending February 24, 2017; and (5) 19% to the 12-month VWAP for the period ending February 24, 2017;

  •
  based on its review of the process conducted by the Board and negotiations with Tricon as well as the other parties participating in such process, the Board's belief that $21.50 per share in cash and the terms of the merger agreement offer the best value reasonably attainable for the stockholders;

  •
  that the all-cash merger consideration will provide certainty of value and liquidity to the stockholders, while eliminating the effect of long-term business and execution related risks;

  •
  the Board's view that the merger agreement was the product of arm's-length negotiation and contained customary terms and conditions;

  •
  the terms of the merger agreement, including:

  •
  Silver Bay's ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding unsolicited acquisition proposals;

  •
  the Board's view that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal, including the merger agreement's terms and conditions as they relate to the ability to make changes in the recommendation of the Board (see the sections of this proxy statement captioned "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions");

  •
  Silver Bay's ability to terminate the merger agreement in order to accept an unsolicited superior proposal, subject to paying Tricon a termination fee of $24.5 million and complying with the other conditions of the merger agreement;

  •
  the Board's belief that the termination fee of $24.5 million, which is approximately 3% of Silver Bay's implied equity value in the merger, was extensively negotiated with Tricon in connection with the merger agreement, is reasonable, particularly in light of applicable market precedent and was necessary in order to reach an agreement with Tricon in light of significant resources that Tricon committed and will commit to the transaction;

  •
  that the consummation of the merger is not subject to any financing condition;

  •
  Silver Bay's entitlement, subject to certain limitations, to specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement, including the consummation of the merger in accordance with the terms of the merger agreement if all conditions to closing have been satisfied and Tricon fails to close even though it has obtained or would obtain its financing; and

  •
  Silver Bay's right to be paid a reverse termination fee of $62.5 million in the event that it terminates the merger agreement for any breach of the merger agreement by Tricon or because Tricon fails to consummate the merger in accordance with the terms of the merger agreement where all conditions to closing have been satisfied, including where Tricon is unable to obtain financing to complete the merger;

  •
  the requirement that the merger will only be consummated if the merger and the merger agreement are approved by the holders of at least a majority of the outstanding shares of common stock;

  •
  the extensive process employed by the Board prior to entering into negotiations with Tricon to identify potential acquirers of Silver Bay, including contacting a broad range of companies and financial sponsors to assess their interest in a potential acquisition of Silver Bay;

  •
  extensive, arm's-length negotiations with Tricon which, among other things, resulted in an increase in the merger consideration to $21.50 per share of Silver Bay common stock, an increase from Tricon's original proposed merger consideration of $18.50 per share and Tricon's July 2016 proposal of $19.00 per share and a further increase from Tricon's December 2016 proposal of $21.00 per share;

  •
  the perceived risk of continuing as a standalone public company or pursuing other alternatives, including (1) the continuation of Silver Bay's business plan as an independent enterprise; (2) modifications to Silver Bay's strategy; and (3) potential expansion opportunities through acquisitions and combinations of Silver Bay with other businesses, in addition to other operating risks identified in Silver Bay's public filings with the SEC;

  •
  the ability to complete the merger within a reasonable period of time; and

  •
  the Board's duties in light of the foregoing.

The Board also considered a number of uncertainties and risks concerning the merger, including the following (which factors are not necessarily presented in order of relative importance):

  •
  that Silver Bay stockholders will not participate in any future earnings or growth of Silver Bay and will not benefit from any appreciations in the value of Silver Bay, including any appreciation in value that could be realized as a result of the combination of Silver Bay with Tricon;

  •
  that Silver Bay common stockholders will not have the availability of appraisal or dissenters' rights in connection with the merger under applicable provisions of the MGCL, which would otherwise allow stockholders to certain rights to receive payment of the "fair value" of their shares of Silver Bay common stock pursuant to certain procedures set forth in the MGCL;

  •
  the risk that the merger might not be completed unless and until certain specified conditions are satisfied or waived (as more fully described in the section of this proxy statement captioned "The Merger Agreement—Conditions to the Closing of the Merger");

  •
  the right of Tricon to terminate the merger agreement under certain circumstances (as more fully described in the section of this proxy statement captioned "The Merger Agreement—Termination of the Merger Agreement");

  •
  the risk that Tricon will be unable to complete or obtain the necessary financing to complete the merger and the transactions contemplated by the merger;

  •
  the effect of the resulting public announcement of the termination of the merger agreement on the trading price of the Silver Bay common stock;

  •
  that under the terms of the merger agreement, Silver Bay is unable to solicit other acquisition proposals during the pendency of the merger;

  •
  the restrictions on the conduct of Silver Bay's business prior to the consummation of the merger, including the requirement that Silver Bay conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Silver Bay from undertaking business opportunities that may arise before the completion of the merger and that, absent the merger agreement, Silver Bay might have pursued;

  •
  the requirement that Silver Bay pay Tricon a termination fee of $24.5 million under certain circumstances following termination of the merger agreement, including if the Board changes its recommendation or terminates the merger agreement to accept a superior offer;

  •
  that the termination fee payable by Tricon to Silver Bay in the event the merger agreement is terminated under certain circumstances may not be sufficient compensation to the stockholders of Silver Bay for any lost share premium represented by Tricon's offer price per share;

  •
  the requirement that the merger will only be consummated if the merger and the merger agreement are approved by the holders of at least a majority of the outstanding shares of Silver Bay common stock;

  •
  the significant costs involved in connection with entering into the merger agreement and completing the merger, and the substantial time and effort of Silver Bay management required to complete the merger, which may disrupt Silver Bay's business operations;

  •
  that Silver Bay's business and financial results could suffer in the event that the merger is not consummated;

  •
  that Silver Bay's directors and officers may have interests in the merger that may be different from, or in addition to, those of other Silver Bay's stockholders (see the section of this proxy statement captioned "—Interests of Silver Bay's Directors and Executive Officers in the Merger");

  •
  that the announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to Silver Bay's relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), vendors, and other partners and may divert management and employees attention away from Silver Bay's day-to-day business operations; and

  •
  that receipt of the merger consideration will generally be a taxable transaction for U.S. federal income tax purposes, as more fully described in the section of this proxy statement captioned "—Material U.S. Federal Income Tax Consequences of the Merger."

        The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the Board in its consideration of the merger. After considering these and other factors, the Board concluded that the potential benefits of the merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board and the complexity of these factors, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board applied his or her own business judgment to the process and may have assigned different weights to different factors. The Board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommends that Silver Bay stockholders approve the merger and the merger agreement based upon the totality of the information presented to and considered by the Board.

Fairness Opinion of Goldman, Sachs & Co

        Goldman Sachs rendered its opinion to the Board on February 27, 2017, which opinion was subsequently confirmed in a written opinion dated as of the same date, that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the $21.50 in cash per share of Silver Bay common stock to be paid to the holders (other than Tricon and its affiliates) of shares of Silver Bay common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated February 27, 2017, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its advisory services and opinion for the information and assistance of the Board in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Silver Bay common stock should vote with respect to the transaction or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of Silver Bay for the four fiscal years ended December 31, 2015;

  •
  a draft Annual Report on Form 10-K of Silver Bay for the fiscal year ended December 31, 2016 provided to Goldman Sachs and approved for its use by Silver Bay;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Silver Bay;

  •
  certain other communications from Silver Bay to its stockholders;

  •
  certain publicly available research analyst reports for Silver Bay; and

  •
  certain internal financial analyses and forecasts for Silver Bay prepared by its management and approved for Goldman Sachs' use by Silver Bay, which we refer to here as the "Forecasts".

        Goldman Sachs also held discussions with members of the senior management of Silver Bay regarding their assessment of the past and current business operations, financial condition and future prospects of Silver Bay; reviewed the reported price and trading activity for shares of Silver Bay common stock; compared certain financial and stock market information for Silver Bay with similar information for certain other companies the securities of which are publicly traded; reviewed the acquisition premia of certain recent business combinations in the U.S. real estate investment trust, which is referred to here as REIT, industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering its opinion, Goldman Sachs, with Silver Bay's consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Silver Bay's consent that the Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Silver Bay. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Silver Bay or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on Silver Bay or on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs has also assumed that the transaction will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of Silver Bay to engage in the transaction, or the relative merits of the transaction as compared to any strategic alternatives that may be available to Silver Bay; nor does it address any legal, regulatory, tax or accounting matters. Since January 1, 2016, Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Silver Bay or any other alternative transaction. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the holders (other than Tricon and its affiliates) of shares of Silver Bay common stock, as of the date of such opinion, of the $21.50 in cash per share of Silver Bay common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or transaction or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the transaction, including the merger of Tricon LP with and into Silver Bay LP or any other term or aspect of such merger, the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities of Silver Bay, including the 10% Cumulative Redeemable Preferred Shares of Silver Bay, any class of securities of Silver Bay LP or Silver Bay GP, including the OP common units and the limited partnership interests in Silver Bay LP designated as a preferred units under its limited partnership agreement, any equity interests in Silver Bay GP, or any other person, creditors, or other constituencies of Silver Bay, Silver Bay LP or Silver Bay GP; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Silver Bay, or class of such persons, in connection with the transaction, whether relative to the $21.50 in cash per share of Silver Bay common stock to be paid to the holders (other than Tricon and its affiliates) of shares of Silver Bay common stock pursuant to the merger agreement or otherwise. Goldman Sachs' opinion does not express any opinion as to the impact of the transaction on the solvency or viability of Tricon Ultimate Parent,

Tricon and Tricon LP, Silver Bay or any of its subsidiaries or the ability of Tricon Ultimate Parent, Tricon and Tricon LP, Silver Bay or any of its subsidiaries to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of the opinion. Goldman Sachs' advisory services and the opinion expressed in its opinion were provided for the information and assistance of the Board in connection with its consideration of the transaction and the Goldman Sachs opinion is not a recommendation as to how any holder of shares of Silver Bay common stock should vote with respect to the transaction or any other matter. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 24, 2017 and is not necessarily indicative of current market conditions.

        Historical Stock Trading Analysis.    Goldman Sachs reviewed the historical trading prices and volumes for Silver Bay common stock for the fifty-two week period ended February 24, 2017. In addition, Goldman Sachs analyzed the consideration to be paid to holders of Silver Bay common stock pursuant to the merger agreement in relation to the fifty-two week high and low market prices of Silver Bay common stock, as well as the price at which Silver Bay's initial public offering was undertaken.

        This analysis indicated that the price per share to be paid to Silver Bay stockholders pursuant to the merger agreement represented:

  •
  a premium of 19.4% based on the closing price of $18.01 as of February 24, 2017;

  •
  a discount of 11.1% based on the SNL Consensus (a financial data platform) net asset value of $24.18 as of February 24, 2017;

  •
  a premium of 16.2% based on the price at which Silver Bay's initial public offering was undertaken of $18.50 per share;

  •
  a premium of 24.2% based on the 90-day VWAP of $17.31 as of February 24, 2017;

  •
  a premium of 11.9% based on the latest fifty-two week high closing market price of $19.21 per share; and

  •
  a premium of 58.1% based on the latest fifty-two week low closing market price of $13.60 per share.

        Selected Companies Analysis.    Goldman Sachs reviewed and compared certain financial information for Silver Bay to corresponding financial information, ratios and public market multiples for the following publicly traded single-family REITs, which are collectively referred to as the "selected companies":

  •
  Invitation Homes Inc.;

  •
  American Homes 4 Rent; and

  •
  Colony Starwood Homes.

        Although none of the selected companies is directly comparable to Silver Bay, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Silver Bay.

        Goldman Sachs also calculated and compared various financial multiples and ratios, including the funds from operations multiples, using financial data as of February 24, 2017 and information it obtained from SEC filings and Institutional Brokers' Estimate System ("IBES") estimates. The multiples and ratios of Silver Bay were calculated using Silver Bay closing price on February 24, 2017 and the Forecasts and other information provided by Silver Bay's management. The multiples and ratios for each of the selected companies were calculated using the most recent publicly available information. With respect to the selected companies and Silver Bay, Goldman Sachs calculated:

        The estimated funds from operations, or "FFO", multiples for fiscal years 2017 and 2018, which are publicly available and were obtained through IBES estimates and other Wall Street research, except for Silver Bay, which was provided by Silver Bay's management and set forth in the Forecasts.

        The results of these analyses are summarized as follows:

Selected Companies
FFO Multiples for fiscal year::	Range	Median	Silver Bay
2017	17.0x - 21.5x	21.1x	20.5x

        Premiums Paid Analysis.    Goldman Sachs analyzed the premiums paid in cash, stock and mixed consideration acquisitions of publicly traded REITs in the United States from January 2007 through February 2017 with enterprise values exceeding $750 million. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the transactions using the last undisturbed closing stock price of the target company prior to the announcement of the transaction. This analysis indicated a 25th percentile premium of 9% and 75th percentile premium of 22% across the period. Using this analysis, Goldman Sachs applied a range of illustrative premiums of 9% to 22% to Silver Bay's closing price per share of Silver Bay common stock on February 24, 2017, to derive an illustrative range of implied values per share of Silver Bay common stock of $19.63 to $21.97.(1)

        Illustrative Present Value of Future Share Price Analysis.    Goldman Sachs performed an illustrative analysis of the implied present value of the future value per share of Silver Bay common stock, which is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's estimated future FFO and its assumed price to future FFO per share multiple. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2018 to 2019. Goldman Sachs first calculated the implied values per share of Silver Bay common stock as of December 31 for each of the fiscal years 2017 to 2018, by applying one year forward FFO multiples of 18.0x to 22.0x to the estimated FFO per share of Silver Bay common stock for each of the fiscal years 2018 to 2019, and then discounted such values plus estimated future dividends per share of Silver Bay common stock back to February 24, 2017, using an illustrative discount rate of 7.5%, reflecting an estimate of Silver Bay's cost of equity. This analysis resulted in a range of implied present values of $16.20 to $19.85 per share of Silver Bay common stock.

        Illustrative Discounted Cash Flow Analysis.    Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Silver Bay. Using discount rates ranging from 5.0% to

(1)
In its presentation to the Board on February 26, 2017, Goldman Sachs performed this analysis by applying a range of illustrative premiums of 9% to 22% to the closing price per share of Silver Bay common stock on February 13, 2017, to derive an illustrative range of implied values per share of Silver Bay common stock of $19.43 to $21.75.

6.0%, reflecting estimates of Silver Bay's weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2016 (i) estimates of unlevered free cash flow for Silver Bay for the fiscal years 2017 through 2019 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Silver Bay, which were calculated by applying capitalization rates for terminal values ranging from 5.7% to 6.3%, to a terminal year estimate of the free cash flow to be generated by Silver Bay, as reflected in the Forecasts, including a net operating income long term, steady state growth rate of 1.5% provided by Silver Bay's management. Goldman Sachs derived ranges of illustrative enterprise values for Silver Bay by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Silver Bay assumed net debt, as provided by the management of Silver Bay, to derive a range of illustrative equity values for Silver Bay. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Silver Bay, as provided by the management of Silver Bay, to derive a range of illustrative present values per share ranging from $17.57 to $21.66.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Silver Bay or the contemplated transaction.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the Board as to the fairness from a financial point of view of the $21.50 in cash per share of Silver Bay common stock to be paid to the holders (other than Tricon and its affiliates) of shares of Silver Bay common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Silver Bay, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The merger consideration was determined through arm's-length negotiations between Silver Bay and Tricon and was approved by the Board. Goldman Sachs provided advice to Silver Bay during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Silver Bay or the Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

        As described above, Goldman Sachs' opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the merger, the merger agreement and other actions and transactions contemplated by the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Silver Bay, Tricon Ultimate Parent, Tricon and Tricon LP, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transactions contemplated by the merger agreement for the accounts of Goldman Sachs and its affiliates and employees and their customers. Goldman Sachs acted as financial advisor to Silver Bay in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Silver Bay and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation. During the two year period ended February 27, 2017, the Investment Banking Division of Goldman Sachs has not been engaged by Silver Bay or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has received compensation. During the two year period ended February 27, 2017, the Investment Banking Division of Goldman Sachs has not been engaged by Tricon or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has received compensation. Goldman Sachs may also in the future provide investment banking services to Silver Bay, Tricon and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman, Sachs & Co. also may have co-invested with Tricon and its affiliates from time to time and may have invested in limited partnership units of affiliates of Tricon from time to time and may do so in the future.

        The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated August 10, 2015, as reinstated pursuant to that certain letter agreement dated July 22, 2016, Silver Bay engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction(s). The engagement letter between Silver Bay and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at $8 million, $7.5 million of which is payable upon consummation of the transaction. In addition, Silver Bay has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Interests of Silver Bay's Directors and Executive Officers in the Merger

        When considering the recommendation of the Board that you vote to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Silver Bay stockholders generally, as more fully described below. The Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the merger agreement, the merger and the other actions and transactions contemplated by the merger agreement and recommending that the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement be approved by Silver Bay stockholders. This section discusses such interests as held by each of (1) our directors, consisting of Daryl Carter, Tanuja Dehne, Stephen Kasnet, Irvin Kessler, W. Reid Sanders, Thomas Siering and Mark Weld, and (2) individuals who serve or have served as our executive officers, including named executive officers of Silver Bay specified in the annual proxy statement of Silver Bay filed on April 4, 2016, consisting of Thomas Brock, Daniel Buechler, Julie Ellis, Lawrence Shapiro, Griffin Wetmore, David Miller and Christine Battist. Mr. Miller and Ms. Battist's service with us ended in February 2016 and September 2016, respectively.

  Insurance and Indemnification of Directors and Executive Officers

        The merger agreement provides that the surviving entity will (and Tricon Ultimate Parent will cause the surviving entity to), during the six year period commencing at the effective time of the merger, indemnify and hold harmless each any manager, director or officer of Silver Bay and its subsidiaries, against all losses, damages, liabilities, costs, expenses, judgments, fines, penalties and amounts paid in settlement arising out of or pertaining to matters that relate to such indemnified person's duties or service as a manager, director or officer of Silver Bay and its subsidiaries for acts and omissions in such capacity as well as legal proceedings relating to the merger, including with respect to transactions contemplated by the merger agreement. Prior to the closing of the merger, Silver Bay will be permitted to purchase, or after the closing Tricon will maintain, a "tail" policy to its directors' and officers' insurance policies prior to the effective time of the merger, provided that the annual premium for such insurance does not exceed 300% of the aggregate annual premiums currently paid by Silver Bay and if the annual premiums exceed 300%, Silver Bay or the Tricon Parties will be permitted to obtain as much similar insurance as is possible for an annual premium equal to 300% of the current annual premium. For more information, see the section of this proxy statement captioned "The Merger Agreement—Indemnification; Directors' and Officers' Insurance."

  Post-Closing Employee Benefits

        From and after the closing of the merger and for a period of 12 months after the merger closing (or if earlier, the date of the employee's termination of employment with Tricon Ultimate Parent, Tricon or any of their subsidiaries), Tricon Parties have agreed that they will provide each employee of Silver Bay who remains employed by Silver Bay or any of its subsidiaries, the surviving company or Tricon Ultimate Parent or any subsidiary of Tricon immediately following the closing (each, a "continuing employee" and collectively, the "continuing employees") with compensation (base salary and bonus opportunity) that are, in the aggregate, no less favorable than the compensation (base salary and bonus opportunity) provided to each continuing employee immediately prior to the closing and benefits, that are, in the aggregate, no less favorable than those provided to, at Tricon's election, either similarly situated employees of Silver Bay or any of its subsidiaries immediately prior to the closing or Tricon Ultimate Parent, Tricon or any of their subsidiaries, as applicable, immediately following the closing. The Tricon Parties have also agreed to provide each continuing employee, including Silver Bay executive officers as described under the section of this proxy statement captioned "The Merger—Interests of Silver Bay's Directors and Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control," to the extent their employment is severed during the 12 months following the merger closing, with severance payments and benefits equal to the severance payment and benefits provided by Silver Bay and Silver Bay subsidiaries as of the date of the merger agreement.

        For more information, see the section of this proxy statement captioned "The Merger Agreement—Other Covenants and Agreements."

  Treatment of Equity-Based Awards

        The discussion below describes the treatment of Silver Bay's outstanding equity awards under the merger agreement. Any cash payments with respect to Silver Bay equity awards described below will be subject to any applicable tax withholdings and unless otherwise noted below, will be made shortly following the effective time.

  Treatment of Restricted Stock

        At the effective time of the merger, any issuance and forfeiture conditions, or other restrictions, on any shares of Silver Bay common stock subject to Silver Bay restricted stock awards will be deemed satisfied in full, contingent upon the closing of the merger, and such shares of Silver Bay common stock will be entitled to receive the merger consideration.

  Treatment of Silver Bay PSUs

        Assuming the closing of the merger occurs on June 1, 2017, there would be 245,921 shares of Silver Bay common stock issuable pursuant to outstanding Silver Bay PSUs, including all related DERs (but excluding any new DERs issued between March 18, 2017 and June 1, 2017) (measured at the target number of shares, or 330,862 at the maximum number of shares as determined under the merger agreement, including all related DERs (but excluding any new DERs issued between March 18, 2017 and June 1, 2017), with fractional DERS shares rounded to the nearest whole share, but subject to a cap of 330,862 shares upon the closing of the merger) held by Thomas Brock, Lawrence Shapiro, Julie Ellis, Griffin Wetmore and Daniel Buechler. None of the other executive officers or directors of Silver Bay hold any Silver Bay PSUs.

        At the effective time of the merger, each Silver Bay PSU that is outstanding will vest in accordance with the terms thereof, as amended, including all related DERs, and be converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax, equal to the product obtained by multiplying the number of shares of Silver Bay common stock subject to such Silver Bay PSU, after taking into account the vesting in connection with the merger, by the per share merger consideration.

        Under the merger agreement, the number of vested shares of Silver Bay common stock subject to each Silver Bay PSU will be determined as follows: (i) to the extent the performance period relating to any such Silver Bay PSU has not expired as of the effective time of the merger and the grant date of the Silver Bay PSU occurred less than 18 months prior to the effective time of the merger, the number of shares of Silver Bay common stock will be determined as if the "total stockholder return" applicable to such Silver Bay PSU was achieved at the target level of performance; (ii) to the extent the performance period relating to any such Silver Bay PSU has not expired as of the effective time of the merger and the grant date of the Silver Bay PSU occurred 18 months or more prior to the effective time of the merger, the number of shares of Silver Bay common stock will be determined as if the "total stockholder return" applicable to such Silver Bay PSU was achieved at the maximum level of performance; and (iii) to the extent the performance period relating to any such Silver Bay PSU has expired as of the effective time of the merger, the number of shares of Silver Bay common stock will be determined based on the actual achievement of all "total stockholder return" targets applicable to such Silver Bay PSU through the effective time of the merger. Each Silver Bay PSU that vests will no longer be subject to any issuance and forfeiture conditions, or other restrictions.

  Equity Interests of Silver Bay's Executive Officers and Directors

        The following table sets forth the number of shares of Silver Bay common stock and the number of shares of Silver Bay common stock underlying equity awards held by each of Silver Bay's executive officers and employee directors outstanding as of the closing of the merger, assuming that such closing occurs on June 1, 2017. Except as noted below, the numbers do not forecast any future grants, exercises or forfeitures that may occur between March 18, 2017 and June 1, 2017, inclusive, and the forecasts of the number of shares and equity awards that will be outstanding on June 1, 2017, are based on the shares and equity awards held as of March 17, 2017, with the vesting of such awards updated as of March 17, 2017.

        The table also sets forth the values of these shares and equity awards based on the per share merger consideration.

Name	Number of Vested Shares (#)(1)	Value of Vested Shares ($)(2)	Number of Unvested Shares of Restricted Stock (#)(3)	Value of Unvested Shares of Restricted Stock ($)(4)	Number of Shares Subject to Unvested Silver Bay PSUs (including DERs) (#)(5)		Value of Shares Subject to Unvested Silver Bay PSUs (including DERs) ($)(6)	Total Value ($)
Thomas Brock	18,539	398,589	17,836	383,474	134,570	(7)	2,893,261	3,675,324
Larry Shapiro	67,174	1,444,241	14,863	319,555	72,506	(7)(8)	1,558,869	3,322,665
Julie Ellis	9,555	205,433	7,218	155,187	5,870		126,205	486,825
Griffin Wetmore	22,994	494,371	13,288	285,692	58,958	(7)(8)	1,267,596	2,047,659
Daniel Buechler	19,891	427,657	9,215	198,123	58,958	(7)(8)	1,267,596	1,893,376

(1)
This column reflects the number of shares of common stock not subject to restrictions held as of March 17, 2017.

(2)
This column reflects the number of vested shares multiplied by the per share merger consideration, which is $21.50.

(3)
This column reflects the number of unvested shares of restricted stock outstanding as of March 17, 2017.

(4)
Under the merger agreement, each unvested share of restricted stock outstanding will vest in full and be cancelled in exchange for a cash payment equal to the per share merger consideration, which is $21.50.

(5)
This column reflects the number of shares of Silver Bay common stock subject to any unvested Silver Bay PSUs outstanding as of March 17, 2017, including the related DERs. Fractional amounts of DERs have been rounded to the nearest whole share.

(6)
Under the merger agreement, Silver Bay PSUs (including the related DERs) will vest into a number of shares of Silver Bay common stock per the following, and each vested Silver Bay PSU will be cancelled in exchange for a cash payment equal to the per share merger consideration:

(a)
to the extent the performance period applicable to such Silver Bay PSU has not expired as of the closing and the grant date was less than eighteen months prior to the closing, as if the "total stockholder return" applicable to the Silver Bay PSU was achieved at the target level of performance.

(b)
to the extent the performance period applicable to such Silver Bay PSU has not expired as of the closing and the grant date was eighteen months or more prior to the closing, as if the "total stockholder return" applicable to the Silver Bay PSU was achieved at the maximum level of performance (200% of target).

(c)
to the extent the performance period applicable to such Silver Bay PSU has expired as of the closing, based on actual achievement of all "total stockholder return" targets applicable to the Silver Bay PSU.

(7)
Messrs. Brock's, Shapiro's, Wetmore's and Buechler's awards also accumulated DERs equal to 1,370.28, 1,852.77, 1,543.97 and 1,543.97, respectively.

(8)
Among other grants, Messrs. Shapiro, Wetmore and Buechler were each granted a Silver Bay PSU award on February 12, 2015, subject to a three-year performance period, with a target number of shares of Silver Bay common stock equal to 30,000, 25,000 and 25,000, respectively. Because the grant date is more than eighteen months prior to the closing, these awards (and the related DERs are treated as having been awarded at the maximum level of performance (200% of target plus the related DERs).

Payments Upon Change in Control or Termination in Connection with Change in Control

        We have entered into severance and change in control agreements with each of Thomas Brock, Lawrence Shapiro, Julie Ellis, Griffin Wetmore and Daniel Buechler, which we refer to as the "change in control agreements." Pursuant to the change in control agreements, each of the forgoing executives will receive severance benefits if such executive's employment is involuntarily terminated by Silver Bay without cause or if such executive resigns for good reason (either event, a "qualifying termination") subject to such executive executing a release of claims. If such a termination occurs, Silver Bay will provide to the executive the following severance benefits:

  •
  A lump sum payment equal to one times such executive's annual base salary;

  •
  If the termination occurs on or after July 1 of any year, an annual bonus equivalent to the cash portion of the annual bonus for the prior year, pro-rated based on the number of days during the year that such executive was employed by Silver Bay or one of our subsidiaries;

  •
  Reimbursement of a portion of COBRA premiums for 18 months after the date of termination, in an amount equal to the amount we would pay for a similarly situated active employee; and

  •
  Full vesting of restricted stock awards granted prior to the date of the change in control agreement.

        The following defined terms apply under the change in control agreements:

  •
  "cause" shall mean (i) executive's conviction of, or pleading guilty or nolo contendere to, any felony or a lesser crime involving dishonesty or moral turpitude; (2) executive's willful failure to perform executive's duties and responsibilities to Silver Bay or executive's violation of any written Company policy or agreement; (3) executive's commission of any act of fraud, embezzlement, dishonesty against Silver Bay or any other intentional misconduct that has caused or is reasonably expected to result in injury to Silver Bay; (4) executive's unauthorized use or disclosure of any proprietary information or trade secrets of Silver Bay or any other party to whom the executive owes an obligation of nondisclosure as a result of his or her relationship with Silver Bay; (5) executive's failure to reasonably cooperate with Silver Bay in any investigation or formal proceeding after receiving a written request to do so; or (6) executive's material breach of any of his or her obligations under any written agreement or covenant with Silver Bay.

  •
  "good reason" means executive's termination of employment within ninety (90) days following the expiration of any cure period (discussed below) following the occurrence, without executive's consent, of one or more of the following: (1) a material reduction of executive's duties, authority or responsibilities, relative to executive's duties, authority or responsibilities in effect immediately prior to such reduction; provided, however, that a reduction in duties, authority or responsibilities solely by virtue of Silver Bay being acquired and made part of a larger entity will not constitute good reason; (2) a material reduction in executive's base compensation (except where there is a reduction applicable to all similarly situated executive officers generally); provided, that a reduction of less than ten percent will not be considered a material reduction in base compensation; (3) a material change in the geographic location of executive's primary work facility or location; provided, that a relocation of less than thirty-five miles from executive's then-present work location will not be considered a material change in geographic location; or (4) a material breach by Silver Bay of a material provision of the change in control agreement or a failure of a successor entity in the change of control to assume the change in control agreement. Executive may not resign for good reason without first providing Silver Bay with written notice within sixty (60) days of the event that executive believes constitutes "good reason" specifically identifying the acts or omissions constituting the grounds for good reason and a reasonable cure period of not less than thirty days following the date of such notice during which such condition must not have been cured.

        The following table sets forth the amounts that the executives may be entitled to under the terms of the merger agreement, outstanding equity award agreements or existing change in control agreements in the event of a qualifying termination:

Estimated Change-in-Control ("CIC") Payments(1)
			Severance Benefits Triggered Upon a Qualifying Termination following a CIC (Double-Trigger Benefits)(2)
	Value of Unvested Equity that Vests Immediately Upon Closing Pursuant to the Merger Agreement (Single-Trigger Benefits)
				Prior Year Bonus (n/a if already received FY 2016 Bonus)(5)
					Pro-Rata Bonus (n/a unless Closing after July 1)(5)
	Value of Outstanding Restricted Stock(3)	Value of Outstanding Silver Bay PSUs(4)	Base(5)			COBRA Continuation Payments(5)(6)	Total CIC Payments
Thomas Brock	$383,474	$2,893,261	$500,000	$—	$—	$—	$3,776,735
Larry Shapiro	$319,555	$1,558,869	$250,000	$—	$—	$22,147	$2,150,570
Julie Ellis	$155,187	$126,205	$250,000	$—	$—	$—	$531,392
Griffin Wetmore	$285,692	$1,267,596	$250,000	$—	$—	$22,788	$1,826,076
Dan Buechler	$198,123	$1,267,596	$250,000	$—	$—	$22,788	$1,738,506
Total	$1,342,030	$7,113,527	$1,500,000	$—	$—	$67,723	$10,023,279

(1)
These calculations assume, for illustrative purposes only, that all executive officers are terminated without "cause" or resign for "good reason" (as such terms are defined in their change in control agreements) upon closing.

(2)
All outstanding equity will be accelerated and cashed-out pursuant to the terms of the merger agreement and, therefore, no additional "double-trigger" acceleration will apply with respect to the outstanding restricted stock or Silver Bay's PSUs.

(3)
The merger agreement provides that each outstanding share of restricted stock will vest in full and be cancelled in exchange for a cash payment equal to the per share merger consideration. The quantifications above do not attempt to forecast future grants or forfeitures between the execution of the merger agreement and the closing.

(4)
The merger agreement provides that the Silver Bay PSUs (including the related DERs) will vest into a number of shares of Silver Bay common stock per the below, and each vested Silver Bay PSU will be cancelled in exchange for a cash payment equal to the per share merger consideration:

(a)
to the extent the performance period applicable to such Silver Bay PSU has not expired as of the closing and the grant date was less than eighteen months prior to the closing, as if the "total stockholder return" applicable to the Silver Bay PSU was achieved at the target level of performance;

(b)
to the extent the performance period applicable to such Silver Bay PSU has not expired as of the closing and the grant date was eighteen months or more prior to the closing, as if the "total stockholder return" applicable to the Silver Bay PSU was achieved at the maximum level of performance; and

(c)
to the extent the performance period applicable to such Silver Bay PSU has expired as of the closing, based on actual achievement of all applicable "total stockholder return" targets applicable to the Silver Bay PSU. The quantifications above do not attempt to forecast future grants or forfeitures between the execution of the merger agreement and the closing.

(5)
If the executive's employment is terminated without cause or for good reason during the 24-month period following a CIC, then subject to the execution of a release of claims and certain restrictive covenants, they will receive: (i) a lump sum severance payment equal to one hundred percent (100%) of their Base Salary (ii) earned but unpaid bonus (based on actual performance and paid on the normal date of payment) if their employment terminates after the end of a performance period but prior to the date of payment, (iii) if the executive is employed for six months or more during the fiscal year including the date of termination, then they will receive a pro-rata bonus equal to (x) their prior year bonus multiplied by (y) a fraction determined by the number of days the executive was employed in the fiscal year, and (iv) reimbursement for a portion of the COBRA premiums for the executives and their eligible dependents for a period up to 18 months in an amount equal to the amount paid for a similarly situated active employee (at the coverage levels in effect immediately prior to the executive's termination or resignation). The amount of the prior year bonus for Messrs. Brock and Shapiro, Ms. Ellis, and Messrs. Wetmore and Buechler were $225,000, $350,000, $135,000, $230,000 and $220,000, respectively.

(6)
The COBRA Continuation Payments are estimated at $1,230.38 per month for Mr. Shapiro and $1,266 per month for Messrs. Wetmore and Buechler multiplied by 18 months.

  Employment Arrangements

        Tricon has initially indicated that it intends to retain Messrs. Shapiro and Buechler and Ms. Ellis for a transition period of 60 to 90 days pursuant to their current terms of employment. Tricon has also indicated an intention to retain Ms. Ellis as a consultant for a period of time thereafter, but specific terms have not been negotiated. Except as described in the two immediately preceding sentences, as of the date of this proxy statement, none of Silver Bay's executive officers have reached an understanding on potential employment or other retention terms with Tricon, and no Silver Bay executive officers have entered into any definitive agreements or arrangements regarding employment or other retention with Tricon following the consummation of the merger. However, prior to the effective time of the merger, Tricon may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of Silver Bay's employees, to be effective as of the effective time of the merger.

Closing and Effective Time of the Merger

        The closing of the merger will take place no later than the third business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing of the merger (as described under the section of this proxy statement captioned "The Merger Agreement—Conditions to Completion of the Merger"), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of each of such conditions.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of material U.S. federal income tax consequences of the merger to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of Silver Bay common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the "IRS," and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Silver Bay common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

  •
  tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes, insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, REITs, entities subject to the U.S. anti-inversion rules, or certain former citizens or long-term residents of the United States;

  •
  tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

  •
  tax consequences to holders who received their shares of Silver Bay common stock in a compensatory transaction or pursuant to the exercise of options or warrants;

  •
  tax consequences to holders who own an equity interest, actually or constructively, in Tricon or the surviving entity following the merger;

  •
  tax consequences to U.S. Holders whose "functional currency" is not the U.S. dollar;

  •
  tax consequences to holders who hold their Silver Bay common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

  •
  non-U.S. Holders, as defined below, that hold, or at any time have held, more than 10% of any class of Silver Bay stock (except to the extent specifically set forth below);

  •
  tax consequences to holders who are "controlled foreign corporations," "passive foreign investment companies" or "personal holding companies" for U.S. federal income tax purposes;

  •
  tax consequences arising from the Medicare tax on net investment income;

  •
  U.S. federal estate, gift or alternative minimum tax consequences, if any; or

  •
  any state, local or foreign tax consequences.

        If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Silver Bay common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Silver Bay common stock and partners therein should consult their tax advisors regarding the consequences of the merger to them.

        No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

  U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of Silver Bay common stock that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        For U.S. federal income tax purposes, the merger should be treated as a sale of all of Silver Bay's assets by Silver Bay to Tricon American Homes LLC for the merger consideration and the assumption of all of Silver Bay's liabilities followed by the distribution of the merger consideration to the holders of the Silver Bay's stock in liquidation of Silver Bay. Because Silver Bay, as a REIT, is entitled to receive a deduction for liquidating distributions and Silver Bay anticipates that the deemed liquidating distribution will exceed Silver Bay's taxable income recognized as a result of the merger, Silver Bay anticipates that it will not be subject to U.S. federal income tax on any gain recognized in connection with the merger and the other transactions contemplated by the merger agreement.

        The receipt of cash by a U.S. Holder in exchange for shares of Silver Bay common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder's gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares (less any distributions to the U.S. Holder by Silver Bay that reduced the U.S. Holder's tax basis). Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT's "unrecaptured Section 1250 gain."

  Special Rule for U.S. Holders Who Have Held Silver Bay Common Stock Less than Six Months

        A U.S. Holder who has held Silver Bay common stock for less than six months at the time of the merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of Silver Bay common stock in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from Silver Bay, or such holder's share of any designated retained capital gains, with respect to such stock.

  Non-U.S. Holders

  General

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of Silver Bay common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

        Non-U.S. Holders (and investors therein) should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

        The U.S. federal income tax consequences of the merger to a non-U.S. Holder will depend on various factors, including whether the receipt of merger consideration is treated as a distribution from Silver Bay to its stockholders that is attributable to gain from the sale of "United States real property interests." The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. Holder's receipt of a liquidating distribution from a REIT (including the receipt of cash in exchange for Silver Bay stock in the merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent the tax treatment set forth in Notice 2007-55 does or does not apply. Notwithstanding the discussion in the following paragraphs, Silver Bay intends to take the position that the cash received in exchange for Silver Bay common stock will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. Holders than the taxation of sales or exchanges of REIT stock by non-U.S. Holders, and non-U.S. Holders should consult their tax advisors regarding the application of these provisions.

  Distribution of Gain from the Disposition of U.S. Real Property Interests

        To the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent cash received by non-U.S. Holders in the merger is attributable to gain from the deemed sale of Silver Bay's United States real property interests (which Silver Bay expects to be a substantial portion of such cash), then such amount will be treated as income effectively connected with a United States trade or business of the non-U.S. Holder and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. Holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. Holder will be withheld and remitted to the IRS. Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply, or if a non-U.S. Holder has not owned more than 10% of Silver Bay common stock at any time during the one-year period ending on the date of the merger and Silver Bay common stock is regularly traded on an established securities market located in the United States (within the meaning of Section 897(c)(3) of the Code and Treasury Regulation 1.897-9T), the 35% withholding tax described above would not apply, and such non-U.S. Holder would instead be subject to the rules described below under "—Taxable Sale of Silver Bay Common Stock." Silver Bay believes that Silver Bay common stock is regularly traded on an established securities market in the United States as of the date of this proxy statement.

  Taxable Sale of Silver Bay Common Stock

        Subject to the discussion of distribution of gain from the disposition of United States real property interests above and backup withholding below, any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

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  the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

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  such shares of stock constitute a "United States real property interest" under FIRPTA.

        If a non-U.S. Holder's stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder in the merger will treated as income effectively connected with a United States trade or business of the non-U.S. Holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. Holder. A non-U.S. Holder's shares of Silver Bay common stock generally will not constitute a U.S. real property interest if either (1) Silver Bay is a "domestically controlled qualified investment entity" at the effective time of the merger, or (2) both (a) that class of Silver Bay stock is regularly traded on an established securities market at the date of the merger and (b) the non-U.S. Holder holds 10% or less of the total fair market value of that class of stock at all times during the shorter of (x) the five-year period ending with the effective time of the merger and (y) the non-U.S. Holder's holding period for the stock. As discussed above, Silver Bay believes that Silver Bay common stock is regularly traded on an established securities market as of the date of this proxy statement. A "qualified investment entity" includes a REIT. Assuming Silver Bay qualifies as a REIT, Silver Bay will be a "domestically controlled qualified investment entity" at the merger effective time if non-U.S. Holders held directly or indirectly less than 50% in value of Silver Bay common stock at all times during the five-year period ending with the effective time of the merger. While Silver Bay believes that it is currently a domestically controlled REIT, no assurances can be given that the actual ownership of Silver Bay stock has been or will be sufficient for Silver Bay to qualify as a "domestically controlled qualified investment entity" at the merger effective time.

  U.S. Withholding Tax

        As described above, it is unclear whether the receipt of the merger consideration by a non-U.S. Holder will be treated as a sale or exchange of Silver Bay common stock or as a distribution from Silver Bay that is attributable to gain from the deemed sale of Silver Bay's United States real property interests in the mergers. Accordingly, Silver Bay intends to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the merger consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. Holder unless such holder qualifies for the 10% exception described above. If a non-U.S. Holder holds its stock through a nominee, that nominee may take a contrary position and conclude that withholding applies to the merger consideration payable to such non-U.S. Holder.

        A non-U.S. Holder may be entitled to a refund or credit against the holder's U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their tax advisors regarding withholding tax considerations.

  Income Tax Treaties

        If a non-U.S. Holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. Holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. Holders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

  Information Reporting and Backup Withholding

        Information reporting and backup withholding (at a rate of 28%) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder's foreign status on the appropriate IRS Form W-8 (or a substitute or successor form) or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

  Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA") on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. The application of FATCA to the payment of the merger consideration made to a non-U.S. Holder with respect to Silver Bay common stock pursuant to the merger is not entirely clear. Holders are urged to consult their own tax advisors regarding FATCA and the application of these rules to such payment.

PROPOSAL 1: APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE OTHER ACTIONS AND TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT

        We are asking you to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement throughout this proxy statement, including the information set forth under the section of this proxy statement captioned "The Merger Agreement." A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

        Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Silver Bay common stock. Abstentions and broker non-votes, if any, and shares not in attendance will have the same effect as voting against the proposal.

The Board unanimously recommends that you vote "FOR" this proposal.

 PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

        We are asking you to approve any proposal submitted to a vote of stockholders to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting. In addition, if there are not sufficient votes at the time of the special meeting (or any adjournment or postponement thereof) to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, the chairperson of the special meeting has the right under the bylaws to adjourn the special meeting to a later date or dates to permit the solicitation of more proxies, and may submit a proposal to the stockholders at the special meeting (or any adjournment or postponement thereof) to approve any adjournment.

        If Silver Bay stockholders approve any adjournment proposal at the special meeting, the stockholders will have approved any action taken to adjourn the special meeting, as well as use of the additional time to solicit additional proxies, including soliciting proxies from Silver Bay stockholders that have previously returned properly signed proxies voting against approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement. Among other things, adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting could mean that, even if we received proxies representing a sufficient number of votes against approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement such that the approval of such items would be defeated, we could, without a vote on the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, seek to convince the holders of those shares to change their votes to votes in favor of approval of these items. Additionally, we may seek to adjourn the special meeting if a quorum is not present and the chairperson of the special meeting may also adjourn the special meeting for such purpose even if the Silver Bay stockholders have not approved any proposal to adjourn the special meeting.

        The vote on this proposal is a vote separate and apart from the vote on the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement. Accordingly, you may vote to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement and vote not to approve this proposal and vice versa. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the matter at the special meeting, assuming the presence of a quorum. Abstentions and broker non-votes, if any, and, assuming a quorum is otherwise present, shares not in attendance will have no effect on the approval of this proposal.

The Board unanimously recommends that you vote "FOR" this proposal.

 THE MERGER AGREEMENT

        The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully and in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

        The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Silver Bay and Tricon in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Tricon by Silver Bay in connection with the merger agreement. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. In addition, the covenants in the merger agreement may not represent actual limitations on the business of Silver Bay because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by Tricon, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions. The representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Silver Bay and our business. See the section of this proxy statement captioned "Where You Can Find Additional Information."

Form, Effective Time and Closing of the Mergers

        The merger agreement provides for the acquisition of Silver Bay by Tricon through the merger of Silver Bay with and into Tricon, which is referred to herein as the merger, with Tricon surviving the merger upon the terms and subject to the conditions set forth in the merger agreement. The merger will become effective upon the later of such time as the certificate of merger has been filed with the Secretary of State of the State of Delaware or the articles of merger have been filed with the State Department of Assessments and Taxation of the State of Maryland, or at a later date and time agreed to by Silver Bay and Tricon. The merger agreement also provides for the merger of Tricon LP with and into Silver Bay LP with Silver Bay LP continuing as the surviving entity, which is referred to herein as the partnership merger, and, together with the merger, are referred to herein as the mergers. The partnership merger will become effective upon such time as the certificate of merger has been filed with the Secretary of State of the State of Delaware, or at a later date and time agreed to by Silver Bay and Tricon. Silver Bay and Tricon have agreed to cause the effective time of the partnership merger to occur immediately prior to the effective time of the merger. Silver Bay, Silver Bay GP and Silver Bay LP are collectively referred to herein as the Silver Bay Parties, and Tricon Ultimate Parent, Tricon and Tricon LP are collectively referred to herein as the Tricon Parties.

        The merger agreement provides that the closing of the mergers will take place at the date and time mutually agreed upon by Silver Bay and Tricon but in no event later than the third business day following the date on which the last of the conditions to closing of the mergers (described below under "—Conditions to Completion of the Mergers") has been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing of the mergers, but subject to the satisfaction or waiver of those conditions).

Organizational Documents of the Surviving Entities

        The limited liability company agreement of Tricon as in effect immediately prior to the effective time of the merger will continue to be in effect following the merger as the limited liability company agreement of the surviving company.

        The amended and restated limited partnership agreement of Silver Bay LP as in effect immediately prior to the effective time of the partnership merger will be the limited partnership agreement of Silver Bay LP following the partnership merger.

Merger Consideration; Effects of the Merger and the Partnership Merger

  Merger Consideration and Limited Partnership Common Unit Consideration

        At the effective time of the merger and by virtue of the merger, each outstanding share of Silver Bay common stock (other than shares held by Silver Bay, any wholly owned subsidiary of Silver Bay or by any Tricon Party or any of their respective subsidiaries) will be converted into the right to receive an amount of cash (without interest, and subject to deduction for required withholding tax) equal to $21.50, which is referred to herein as the merger consideration.

        At the effective time of the partnership merger and by virtue of the partnership merger, each outstanding limited partnership common unit in Silver Bay LP will automatically be converted into the right to receive an amount in cash equal to the (i) number of shares of Silver Bay common stock that would have been received from Silver Bay in exchange for such limited partnership common unit under the terms of Section 15.1B of the limited partnership agreement of Silver Bay LP if Silver Bay had issued and delivered Silver Bay common stock in exchange for such limited partnership common unit immediately prior to the partnership merger effective time (as if such limited partnership common unit were a "Tendered Unit" pursuant to the limited partnership agreement of Silver Bay LP and Silver Bay GP had elected to cause Silver Bay to acquire such limited partnership common unit pursuant to Section 15.1B of the limited partnership agreement of Silver Bay LP), multiplied by (ii) the merger consideration (without interest, and subject to deduction for required withholding tax), which is referred to herein as the limited partnership unit merger consideration.

  Treatment of Shares of Silver Bay Preferred Stock

        At the effective time of the merger and by virtue of the merger, each outstanding share of the Silver Bay 10% Cumulative Redeemable preferred stock, which is referred to herein as the Silver Bay preferred stock, will be automatically converted into the right to receive $1000, plus an amount equal to all dividends accrued and unpaid on such share of preferred stock (without interest, and subject to deduction for required withholding tax), which is referred to herein as the preferred merger consideration.

  Treatment of Silver Bay Equity Awards

        Tricon will not assume any unvested awards of Silver Bay common stock, which are referred to herein as Silver Bay restricted stock awards. At the effective time of the merger, any issuance and forfeiture conditions, or other restrictions, on any shares of Silver Bay common stock subject to Silver

Bay restricted stock awards will be deemed satisfied in full, contingent upon the closing of the merger, and such shares of Silver Bay common stock will be entitled to receive the merger consideration.

        Tricon will not assume any performance restricted stock units that are subject to performance based vesting criteria representing the right to receive Silver Bay common stock, which are referred to herein as Silver Bay PSUs (and include the aggregate restricted stock units granted as "dividend equivalents" that are subject to the same vesting conditions as the Silver Bay PSUs, which are referred to herein as Silver Bay DER units). At the effective time of the merger, each Silver Bay PSU that is outstanding will vest in accordance with the terms thereof, including all Silver Bay DER units subject to the same vesting provisions as the Silver Bay PSUs, and be converted into the right to receive an amount in cash (without interest subject to any applicable withholding tax), equal to the product obtained by multiplying the number of shares of Silver Bay common stock subject to such Silver Bay PSU, after taking into account the vesting in connection with the merger, by the merger consideration.

        The number of shares of Silver Bay common stock subject to each Silver Bay PSU will be determined as follows: (i) to the extent the performance period relating to any such Silver Bay PSU has not expired as of the effective time of the merger and the grant date of the Silver Bay PSU occurred less than eighteen months prior to the effective time of the merger, the number of shares of Silver Bay common stock will be determined as if the "total stockholder return" applicable to such Silver Bay PSU was achieved at the target level of performance; (ii) to the extent the performance period relating to any such Silver Bay PSU has not expired as of the effective time of the merger and the grant date of the Silver Bay PSU occurred eighteen months or more prior to the effective time of the merger, the number of shares of Silver Bay common stock will be determined as if the "total stockholder return" applicable to such Silver Bay PSU was achieved at the maximum level of performance; and (iii) to the extent the performance period relating to any such Silver Bay PSU has expired as of the effective time of the merger, the number of shares of Silver Bay common stock will be determined based on the actual achievement of all "total stockholder return" targets applicable to such Silver Bay PSU through the effective time of the merger. Each Silver Bay PSU that vests will no longer be subject to any issuance and forfeiture conditions, or other restrictions.

Procedures for Surrendering Silver Bay Stock Certificates or Book-Entry Shares

        The conversion of shares of Silver Bay common stock into the right to receive the merger consideration, the conversion of shares of Silver Bay preferred stock into the right to receive the preferred merger consideration and the conversion of Silver Bay LP limited partnership common units into the right to receive the limited partnership unit merger consideration, will occur automatically at the effective time of the merger and partnership merger, respectively. In accordance with the merger agreement, the Tricon Parties will appoint a paying agent to handle the payment and delivery of the merger consideration, the preferred merger consideration and the limited partnership unit merger consideration. At or before the effective time of the merger, the Tricon Parties will deposit with the paying agent sufficient cash to pay the merger consideration, preferred merger consideration and limited partnership unit merger consideration. As soon as reasonably practicable after the merger effective time, but in no event later than five business days thereafter, the Tricon Parties will cause the paying agent to mail (and make available for collection by hand) to each record holder of shares of Silver Bay common stock, Silver Bay preferred stock and Silver Bay LP limited partnership common units, a letter of transmittal and instructions explaining how to surrender Silver Bay common stock certificates or book-entry shares, or Silver Bay preferred stock certificates or book-entry shares, or Silver Bay LP limited partnership common units or uncertificated units, to the paying agent.

        Each Silver Bay common stockholder that surrenders its stock certificate to the paying agent together with a duly completed letter of transmittal, and each Silver Bay stockholder that transfers its book-entry shares of Silver Bay common stock, will receive the merger consideration due to such Silver Bay common stockholder, and each Silver Bay preferred stockholder that surrenders its stock certificate to the exchange agent together with a duly completed letter of transmittal, and each Silver Bay preferred stockholder that transfers its book-entry shares of Silver Bay preferred stock, will receive the preferred merger consideration due to such preferred shareholder and each Silver Bay LP limited partnership common unit holder that surrenders its limited partnership certificate with a duly completed letter of transmittal, and each Silver Bay LP limited partnership common unit holder that transfers its uncertificated units, will receive the limited partnership unit merger consideration due to such limited partnership common unit holder. After the effective time of the merger, each certificate that previously represented Silver Bay common stock will only represent the right to receive the merger consideration into which those shares of Silver Bay common stock have been converted, and each certificate that previously represented Silver Bay preferred stock will only represent the right to receive the preferred merger consideration into which those shares of Silver Bay preferred stock have been converted and each certificate that previously represented Silver Bay LP limited partnership common units will only represent the right to receive the limited partnership unit merger consideration into which those units of Silver Bay LP have been converted.

Withholding

        All payments under the merger agreement are subject to applicable tax withholding requirements.

Dissenters' Rights

        No dissenters' or appraisal rights will be available to holders of Silver Bay common stock with respect to the merger or the other transactions contemplated by the merger agreement.

Representations and Warranties

        The merger agreement contains a number of representations and warranties made by the Silver Bay Parties, on the one hand, and the Tricon Parties, on the other hand. The representations and warranties were made by the parties as of the date of the merger agreement and do not survive the effective time of the mergers. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the merger agreement and qualified by information Silver Bay filed with the SEC prior to the date of the merger agreement and in the disclosure letter delivered in connection with the merger agreement.

  Representations and Warranties of the Silver Bay Parties

        The merger agreement includes representations and warranties by the Silver Bay Parties relating to, among other things:

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  organization, valid existence, good standing and qualification to conduct business;

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  organizational documents;

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  capital structure;

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  due authorization, execution, delivery and validity of the merger agreement;

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  absence of any conflict with, or violation of, organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain material agreements;

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  permits and compliance with law;

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  SEC filings and financial statements;

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  absence of certain changes since December 31, 2016;

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  absence of certain undisclosed material liabilities;

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  litigation;

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  tax matters, including qualification as a REIT;

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  employee pension and benefit plans and employees;

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  labor and employment matters;

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  accuracy of information supplied for inclusion in the proxy statement;

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  intellectual property;

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  environmental matters;

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  owned and leased real property;

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  material contracts;

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  opinion of Silver Bay's financial advisor;

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  stockholder vote required in order to approve the merger and consent required to approve the partnership merger;

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  broker's, finder's and investment banker's fees;

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  inapplicability of the Investment Company Act of 1940, as amended;

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  related party transactions;

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  exemption of the mergers from anti-takeover statutes; and

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  insurance.

  Representations and Warranties of the Tricon Parties

        The merger agreement includes representations and warranties by the Tricon Parties relating to, among other things:

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  organization, valid existence, good standing and qualification to conduct business;

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  due authorization, execution, delivery and validity of the merger agreement;

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  absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

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  accuracy of information supplied for inclusion in the proxy statement;

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  litigation;

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  no vote required of the stockholders of Tricon Ultimate Parent and authorization of mergers by boards of Tricon Ultimate Parent and Tricon;

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  solvency at the effective time of the merger;

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  no ownership of shares of Silver Bay common stock by Tricon Parties or their affiliates;

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  the debt and "bought deal" financing commitments; and

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  broker's, finder's and investment banker's fees.

  Definition of "Material Adverse Effect"

        Many of the representations of the Silver Bay Parties are qualified by a "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has had or would be reasonably expected to have a material adverse effect). For the purposes of the merger agreement, "material adverse effect" means any event, circumstance, change or effect that, individually or in the aggregate, (i) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of Silver Bay and its subsidiaries taken as a whole or (ii) will, or would reasonably be expected to, prevent or materially impair or materially delay the ability of the Silver Bay Parties to consummate the mergers or other transactions referenced in the merger agreement in the manner contemplated thereby. However, for purposes of clause (i) above, any event, circumstance, change or effect will not be considered a material adverse effect to the extent arising out of or resulting from the following:

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  any failure of Silver Bay and its subsidiaries to meet any internal or external projections or forecasts or any estimates of earnings, revenues, or other metrics for any period (except that the underlying cause of such failure may be taken into account in determining whether there has been a material adverse effect, if not otherwise falling into one of the other exceptions contained in this definition);

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  any events, circumstances, changes or effects that generally affect any of the industries in which Silver Bay or its subsidiaries operate;

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  any changes in the United States or global economy or capital, financial, banking, credit or securities markets generally, including changes in interest or exchange rates;

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  any changes in the legal, tax, political or regulatory conditions;

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  the commencement, escalation or worsening of a war (whether or not declared) or armed hostilities or the occurrence of acts of terrorism or sabotage (including cyberterrorism or cyber-attacks);

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  the announcement of the merger agreement, including the impact on relationships of Silver Bay or its subsidiaries with employees, customers, suppliers or partners;

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  the taking of any action at the written request of an executive officer of any Tricon Party;

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  earthquakes, hurricanes, floods or other natural disasters or acts of god;

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  changes in law or GAAP or any interpretations thereof or any accounting principles, practices or policies that Silver Bay or any Silver Bay subsidiary is required to adopt;

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  any action or proceeding brought, asserted or threatened by or on behalf of any holder or holders of capital stock, units or other equity interests in Silver Bay or its subsidiaries arising out of or relating to the merger agreement, the mergers or any of the other transactions contemplated by the merger agreement; and

  •
  any decline in the market price of shares of Silver Bay common stock (except that the underlying cause of such decline may be taken into account in determining whether there has been a material adverse effect, if not otherwise falling into one of the other exceptions contained in this definition), which, (i) in the case of the second, third, fourth, fifth, eighth and ninth bullet points immediately above, do not materially disproportionately affect Silver Bay and its subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in the United States.

Covenants and Agreements

  Conduct of Business of the Silver Bay Parties Pending the Merger

        The Silver Bay Parties have agreed to certain restrictions on them and their subsidiaries until the earlier of the effective time of the merger and the valid termination of the merger agreement. In general, except with Tricon's prior written approval (not to be unreasonably withheld, delayed or conditioned) or as otherwise expressly required or permitted by the merger agreement or required by law, the Silver Bay Parties have agreed that they will, and will cause each of their subsidiaries to, conduct their business in all material respects in the ordinary course of business consistent with past practice, and use their commercially reasonable efforts to (i) maintain their assets and properties in their current condition in all material respects (normal wear and tear excepted), (ii) maintain and preserve intact in all material respects their current business organization, business records, goodwill, ongoing businesses and significant business relationships (including its goodwill and relationships with tenants), (iii) keep available the services of their present officers and key employees, (iv) maintain the status of Silver Bay as a REIT, (v) maintain all existing Silver Bay insurance policies in all material respects or to replace such insurance policies in all material respects with comparable insurance policies covering Silver Bay or any of its subsidiaries and their respective properties, assets and businesses (including all Silver Bay leased real property and owned real property), (vi) screen or conduct background checks in all material respects consistent with past practice prior to entering into any lease with any person with respect to any Silver Bay real property or any portion thereof or collect rents when due from any person with respect to any Silver Bay property or any portion thereof, or as necessary, commence eviction proceedings with respect to any persons using or occupying any Silver Bay leased property or any portion thereof and (vii) remain in compliance in all material respects with the terms, covenants and provisions of certain existing indebtedness of Silver Bay. Without limiting the foregoing, the Silver Bay Parties have also agreed that, subject to certain specified exceptions, or (i) except with Tricon's prior written approval (not to be unreasonably withheld, delayed or conditioned), (ii) to the extent required by law, or (iii) as otherwise expressly contemplated, required or permitted by the merger agreement, they will not, and they will not cause or permit any of their subsidiaries to:

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  amend or propose to amend their organizational documents;

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  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of Silver Bay or Silver Bay LP;

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  authorize, declare, set aside or pay any dividends on or make any other distributions with respect to shares of capital stock or other equity securities or ownership interests in Silver Bay (other than certain regular dividends or distributions to stockholders or holders of certain other equity interests);

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  redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of Silver Bay or any of its subsidiaries;

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  issue, sell, pledge, dispose, encumber or grant any shares of Silver Bay's or any of its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire, convert into or exchange for any shares of Silver Bay's or any of its subsidiaries' capital stock or other equity interests;

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  incur, create, assume, refinance, replace or prepay any Silver Bay indebtedness for borrowed money or issue or amend the terms of any Silver Bay indebtedness or debt securities of Silver Bay or any of its subsidiaries, or assume, guarantee or endorse, or otherwise become responsible for the indebtedness of any other person (other than any of its subsidiaries);

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  waive, release or assign any material rights or material claims or make any payment, direct or indirect, of any material liability of Silver Bay or any of its subsidiaries before the same comes due in accordance with its terms,

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  waive, release, assign, settle or compromise any action or proceeding;

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  hire any officer of Silver Bay or promote or appoint any person to a position of officer of Silver Bay, increase in any material manner the amount, rate or terms of compensation or benefits of any of Silver Bay's directors, officers or employees not required by any plan or arrangement as in effect on the date hereof, enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other compensation or Silver Bay employee benefit plan, accelerate the vesting or payment of any award under the Silver Bay equity incentive plan or of any other compensation or benefits, grant any awards under the Silver Bay equity incentive plan or any bonus, incentive, performance or other compensation plan or arrangement, or add any individual as a participant in the Silver Bay change in control severance plan or enter into any severance and change in control agreements;

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  make, change or rescind any material election relating to taxes, change a method of tax accounting, amend any income or other material tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any closing agreement related to taxes, request any ruling with respect to taxes from a governmental authority, or surrender any right to claim any tax refund;

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  adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, restructuring, recapitalization or bankruptcy reorganization;

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  take any action, or fail to take any action, which action or failure would reasonably be expected to cause Silver Bay to fail to qualify as a REIT, or result in certain tax treatment of its subsidiaries;

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  create or suffer to exist any material lien (other than certain permitted liens) on shares of stock, partnership interests or other equity interests of any subsidiaries of Silver Bay;

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  make any loans, advances or capital contributions to, or investments in any other person (other than any Silver Bay subsidiary) in excess of $100,000;

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  acquire (including by merger, consolidation or acquisition of stock or assets) any interest in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights (whether by merger, stock purchase, asset purchase or otherwise);

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  sell, pledge, dispose of, transfer, lease, license or encumber (other than certain permitted liens) any real property, personal property, equipment or other assets of Silver Bay or any of its subsidiaries;

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  amend, assign, extend, renew or terminate or waive compliance with the terms of, or breaches under, any material contract of the Silver Bay Parties;

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  make any material change in any accounting principles or accounting practices;

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  enter into any new line of business; or

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  authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        However, nothing in the merger agreement prohibits Silver Bay from taking any action that, in the reasonable judgment of the Board, upon advice of legal counsel, is necessary for Silver Bay to avoid or continue to avoid incurring entity-level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the merger or to qualify or preserve certain tax status of any Silver Bay subsidiaries, including making dividend or other distribution payments to stockholders of Silver Bay. In addition, the merger agreement permits Silver Bay LP to take any action as Silver Bay LP determines to be necessary to be in compliance with all of its obligations under any tax protection agreement and avoid liability for any indemnification or other payment under any tax protection agreement.

  No Solicitation of Transactions

        Silver Bay will not, nor will it permit any of its subsidiaries to, nor authorize or permit any of its officers, directors or employees to, and will use its commercially reasonable efforts to cause its and its subsidiaries' other representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer by or with a third party with respect to an Acquisition Proposal (as defined below), (ii) engage in any discussions or negotiations concerning, or provide any non-public information to any person in connection with, or to encourage or facilitate, any Acquisition Proposal or the making of any proposal or offer that could reasonably be expected to lead to any Acquisition Proposal or (iii) enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement providing for any Acquisition Proposal.

        For the purposes of the merger agreement, "Acquisition Proposal" means any inquiry, proposal or offer (other than the mergers) with respect to any transaction or series of related transactions that constitutes (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Silver Bay or any of its subsidiaries; (ii) any sale, lease, license, exchange, transfer or other disposition of, or joint venture involving, assets or businesses that constitute or represent more than ten percent (10%) of the gross revenue, operating income or fair market value of the consolidated assets, taken as a whole, of Silver Bay and its subsidiaries; (iii) any sale, exchange, transfer or other disposition of more than ten percent (10%) of the outstanding shares of Silver Bay common stock or limited partnership common units of Silver Bay LP; or (iv) any tender offer or exchange offer that, if consummated, would result in any person (other than Tricon and its affiliates) becoming the beneficial owner of more than ten percent (10%) of the outstanding shares of Silver Bay common stock.

        Notwithstanding the restrictions set forth above, the merger agreement provides that the Board will be permitted, prior to receipt of the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement by Silver Bay's stockholders and in response to an unsolicited bona fide written Acquisition Proposal by any person made after February 27, 2017 that did not result from a breach of the non-solicitation provisions of the merger agreement: (i) contact such person or group of persons who made the Acquisition Proposal solely to clarify its terms and conditions and (ii) if the Board concludes in good faith (after consultation with outside legal counsel and financial advisors) that such Acquisition Proposal either constitutes or would be reasonably likely to lead to a Superior Proposal (as defined below): (1) engage in or otherwise participate in discussions and negotiations regarding such Acquisition Proposal and (2) provide any information or data (including non-public information or data) to the person who made such Acquisition Proposal after also entering into a confidentiality agreement with such person (except that the provisions of such confidentiality agreement may not be more favorable to such person than those contained in the existing confidentiality agreement between Silver Bay and Tricon Ultimate Parent with respect to Silver Bay and may not prohibit or otherwise restrict the Silver Bay Parties from complying with their obligations under the merger agreement, although such confidentiality agreement may contain a less restrictive, or no, standstill restriction and will not be required to restrict the submission of an Acquisition Proposal to Silver Bay or the Board). Silver Bay will provide Tricon with a copy of any nonpublic information or data provided to a third party pursuant to the prior sentence promptly (and in any event within forty eight (48) hours) to the extent such nonpublic information or data has not been previously provided to Tricon.

        Silver Bay must notify Tricon promptly (but in any event within forty eight (48) hours) in writing after receipt of any Acquisition Proposal (including, if applicable, providing copies of any written Acquisition Proposal and drafts of proposed agreements related thereto) and of the identity of the person making such Acquisition Proposal. In addition, Silver Bay must notify Tricon promptly (and in any event within forty eight (48) hours) of any material changes to the financial and other material terms and conditions, or status, of any Acquisition Proposal, including by providing copies of all proposals, offers and drafts of proposed agreements related thereto.

        Except as described below, the Board will not: (i) withhold, withdraw, qualify or modify in any manner adverse to Tricon, or propose publicly to withhold, withdraw, qualify or modify in any manner adverse to Tricon, the recommendation that the Silver Bay stockholders vote in favor of the merger and the other transactions contemplated by the merger agreement, which recommendation is referred to herein as the Silver Bay Recommendation, (ii) adopt, authorize, approve or recommend (or publicly propose or announce its intention to adopt, authorize, approve or recommend) any Acquisition Proposal, (iii) fail to include the Silver Bay Recommendation in this proxy statement (any of which actions in the preceding (i) through (iii) are referred to herein as the Change in Recommendation) or (iv) authorize, cause or permit Silver Bay or any of its subsidiaries to enter into any letter of intent, agreement in principle, merger agreement or any other agreement with respect to any Acquisition Proposal (other than an acceptable confidentiality agreement on the terms referred to above) or requiring Silver Bay or Silver Bay LP to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

        Notwithstanding the foregoing, with respect to an Acquisition Proposal, the Board may, prior to the receipt of the approval of the merger agreement, make in writing a Change in Recommendation (and in the event that the Board determines the Acquisition Proposal to be a Superior Proposal, terminate the merger agreement in writing), if and only if (i) an unsolicited bona fide written Acquisition Proposal (provided that the Acquisition Proposal did not result from a breach of the non-solicitation provisions of the merger agreement) is made to Silver Bay and is not withdrawn, (ii) the Board has concluded in good faith (after consultation with outside legal counsel and financial advisors) that such Acquisition Proposal constitutes a Superior Proposal, (iii) the Board has concluded in good faith (after consultation with outside legal counsel) that failure to do so would reasonably be excepted to be inconsistent with their fiduciary duties under applicable law, (iv) three business days, which is referred to herein as the notice period, has elapsed since Silver Bay has given written notice to Tricon advising Tricon that it intends to take such action and specifying in reasonable detail the reasons therefor, including the identity of the person making such Acquisition Proposal and the material terms and conditions of any such Superior Proposal that is the basis of the proposed action (including, if applicable, copies of any written proposals and any proposed agreement related thereto), which is referred to as the notice of recommendation change (but which notice of recommendation change or intention will not in and of itself be deemed a Change in Recommendation), (v) during such notice period, Silver Bay has considered and, at the reasonable request of Tricon, engaged in good faith discussions with Tricon regarding any adjustment or modification of the terms of the merger agreement proposed by Tricon and (vi) the Board, following such notice period, again concludes in good faith (after consultation with outside legal counsel, and taking into account any adjustment or modification of the terms of the merger agreement proposed by Tricon) that failure to make a Change in Recommendation would reasonably be expected to be inconsistent with their fiduciary duties under applicable law and that such Acquisition Proposal continues to constitute a Superior Proposal. Upon any material revision to the Superior Proposal giving rise to the notice of recommendation change, Silver Bay is required to deliver a new written notice to Tricon and commence a new notice period of two business days instead of three business days.

        In circumstances not involving or relating to an Acquisition Proposal, the Board may also make a Change in Recommendation if and only if (i) a material event, development or change in circumstances with respect to Silver Bay and its subsidiaries, taken as a whole, has occurred or arose after February 27, 2017, which (1) was unknown to, nor reasonably foreseeable by, the Board as of or prior to February 27, 2017 and (2) becomes known to or by the Board prior to the receipt of the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement by Silver Bay's stockholders (except that neither (x) the receipt, existence of or terms of any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or any matter relating thereto or consequence thereof and (y) changes in the market price or trading volume of the Silver Bay common stock or the fact that Silver Bay meets or exceeds internal or external projections or forecasts or any estimates of earnings, revenues, or other metrics for any period (it being understood that the underlying cause of such change or fact will not be excluded by the preceding clause (y) will constitute, or be considered in determining whether there has, a material event, development or change in circumstances), (ii) the Board has first reasonably determined in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with their fiduciary duties under applicable Law, (iii) three business days, which is referred to herein as the intervening event notice period, will have elapsed since Silver Bay has given a notice of recommendation change (but which notice of recommendation change or intention will not in and of itself be deemed a Change in Recommendation) to Tricon advising that Silver Bay intends to take such action and specifying in reasonable detail the reasons therefor, (iv) during the three business day period, the notifying party has considered and, at the reasonable request of Tricon, engaged in good faith discussions with Tricon regarding, any adjustment or modification of the terms of the merger agreement proposed by Tricon and (v) the Board, following such intervening event notice period, again reasonably determine in good faith (after consultation with outside legal counsel, and taking into account any adjustment or modification of the terms of the merger agreement proposed by Tricon) that failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under applicable law.

        For purposes of the merger agreement and with respect to an Acquisition Proposal, "Superior Proposal" means a bona fide written Acquisition Proposal (except that, for purposes of this definition, the references in the definition of "Acquisition Proposal" to "ten percent (10%)" will be replaced by "eighty percent (80%)") made by a third party that are on terms that the Board determines in its good faith judgment, after consultation with outside legal counsel and financial advisors, and taking into account all factors and matters deemed relevant in good faith by the Board (including financial, legal, regulatory and any other aspects of the transaction described in such proposal, the likelihood and timing of consummation (as compared to mergers) and any changes to the merger agreement proposed by Tricon in response to such Acquisition Proposal)) would, if consummated, be more favorable to Silver Bay and its stockholders than the transactions contemplated by the merger agreement.

        The merger agreement requires Silver Bay to, and to cause its subsidiaries and its and their representatives to, cease immediately and terminate all existing activities, discussions or negotiations with any third parties conducted prior to February 27, 2017 with respect to any Acquisition Proposal and cause such third parties to return to Silver Bay any nonpublic information or data provided to it, and to agree that it will not release any third party from, or terminate, waive, amend or modify any provisions of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party with respect to any Acquisition Proposal (except that the Board may, to the extent it concludes in good faith (after consultation with its outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under applicable Law, release any third party from its standstill obligations solely for purposes of enabling such third party to confidentially submit to the Board an Acquisition Proposal).

        Unless the merger agreement is terminated with respect to a Superior Proposal, notwithstanding a Change in Recommendation, Silver Bay has agreed to submit the approval of the merger agreement to a vote of its stockholders.

Proxy Statement/Prospectus; Stockholders' Meetings

        The merger agreement provides that Silver Bay, with the assistance and reasonable cooperation of Tricon, will prepare and cause to be filed with the SEC this proxy statement as promptly as practicable after February 27, 2017.

        Silver Bay will not later than the earlier of (x) the SEC's clearance of this proxy statement for mailing to the Silver Bay stockholders and (y) receiving notification that the SEC is not reviewing the preliminary proxy statement, take all commercially reasonable actions in accordance with applicable law, the Silver Bay organizational documents and the rules of the NYSE to (i) establish the earliest reasonably practicable record date for a meeting of the Silver Bay stockholders, (ii) duly call, give notice of, convene and hold the special meeting of the Silver Bay stockholders on the earliest reasonably practicable date for the purpose of obtaining the approval of the merger and other transactions contemplated by the merger agreement and (iii) file with the SEC, and mail to the Silver Bay stockholders as of the record date established above, the definitive proxy statement.

        Silver Bay will only postpone or adjourn the special meeting in certain circumstances to the extent necessary to ensure that (i) any supplement or amendment to this proxy statement required pursuant to the merger agreement is provided to the Silver Bay stockholders in compliance with applicable law, (ii) if as of the time for which the special meeting is originally scheduled there are insufficient shares of Silver Bay common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting or (iii) for a single period not to exceed ten business days, to solicit additional proxies if necessary to obtain the required stockholder approval. Without the prior written consent of Tricon, the approval of the merger and the other transactions contemplated by the merger agreement will be the only matter (other than matters of procedure and matters required by applicable law to be voted on by the Silver Bay stockholders in connection with the approval of the Merger and the other transactions contemplated by the merger agreement) that Silver Bay will propose to be acted on by the Silver Bay stockholders at the special meeting. Silver Bay will also not change the record date for a meeting of the Silver Bay stockholders unless required by applicable law without the prior written consent of Tricon.

Efforts to Complete Transactions; Consents

        Both Silver Bay and Tricon will use their respective commercially reasonable efforts to take all actions, assist and cooperate with each other, and do all things necessary, proper or advisable under applicable laws to consummate and make effective, as promptly as practicable, the mergers, including taking all actions necessary to obtain all necessary clearances, consents, authorizations, approvals or waivers in connection with the mergers and the other transactions contemplated by the merger agreement and defending any lawsuits or other legal proceedings challenging the merger agreement or the mergers or other transactions contemplated by the merger agreement.

Access to Information

        The merger agreement requires Silver Bay to provide (subject to certain exceptions) to Tricon, upon reasonable advance notice and during normal business hours, reasonable access to its properties, offices, books, contracts, personnel and books and records, and Silver Bay is required to furnish reasonably promptly to the Tricon Parties a copy of each report, schedule, registration statement and other document filed by Silver Bay prior to closing pursuant to U.S. federal or state securities laws and all other information concerning its business, properties and personnel as Tricon may reasonably request.

Notification of Certain Matters

        Silver Bay and Tricon will provide prompt notice to the other of any notice or other communication received from any person alleging that its consent is or may be required in connection with the merger agreement or the transactions contemplated by the merger agreement.

        Each of Silver Bay and Tricon will provide prompt notice to the other if any representation or warranty made by it in the merger agreement becomes untrue or inaccurate such that, if uncured, would reasonably be expected to result in any of the applicable closing conditions not being capable of being satisfied prior to July 27, 2017, or if it fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the merger agreement such that, if uncured, would result in any of the applicable closing conditions not to be satisfied. In addition, without limiting the foregoing obligations, each of Silver Bay and Tricon will provide prompt notice to the other if, to the knowledge of such party, the occurrence of any state of facts, change, development, event or condition would cause, or would reasonably be expected to cause, any of the closing conditions not to be satisfied or satisfaction to be reasonably delayed.

Indemnification; Directors' and Officers' Insurance

        From and after the effective time of the merger, pursuant to the terms of the merger agreement and subject to certain limitations, the surviving company in the merger will (and Tricon Ultimate Parent will cause the surviving company to), for a period of six years from the effective time of the merger, indemnify and hold harmless any current, former or future (until the closing date) manager, director or officer of Silver Bay and its subsidiaries, against all losses, damages, liabilities, costs, expenses, judgments, fines, penalties and amounts paid in settlement arising out of or pertaining to matters that relate to such indemnified person's duties or service as a manager, director or officer of Silver Bay and its subsidiaries, including with respect to the transactions contemplated by the merger agreement.

        Prior to the effective time of the merger, Silver Bay will obtain and pay for, and Tricon will maintain, a "tail" prepaid insurance policy or policies from Silver Bay's current insurance carrier or an insurance carrier with the same or better credit rating as Silver Bay's current insurance carrier with a claim period for six years from the effective time of the merger for Silver Bay's and its subsidiaries' current and former managers, directors and officers with respect to facts or events that occurred at or prior to the effective time of the merger. Such insurance policy or policies will contain terms and conditions, retentions and limits of liability that are no less favorable than those of Silver Bay's existing directors' and officers' liability insurance.

        If Silver Bay is unable or does not obtain and pay for a "tail" policy as of the effective time of the merger, Tricon must obtain, pay for and maintain in full force and effect, during the six year period following the effective time of the merger, a "tail" insurance policy or policies from Silver Bay's current insurance carrier or an insurance carrier with the same or better credit rating as Silver Bay's current insurance carrier, with terms and conditions, retentions and limits of liability that are no less favorable than those of Silver Bay's existing directors' and officers' liability insurance.

        Notwithstanding the foregoing, (i) neither Silver Bay nor the Tricon Parties will be required to pay annual premiums in excess of 300% of the current annual premium paid by Silver Bay for such insurance, and (ii) if the annual premiums exceed 300%, Silver Bay or the Tricon Parties will be permitted to obtain as much similar insurance as is possible for an annual premium equal to 300% of the current annual premium.

Public Announcements

        Each of Silver Bay and Tricon will, subject to certain exceptions (including with respect to a Change in Recommendation), consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement. In addition, each of Silver Bay and Tricon will not, subject to certain exceptions, issue any press release or otherwise make a public statement without obtaining the other's consent (not to be unreasonably withheld, conditioned or delayed).

Financing

        The Tricon Parties have each agreed to use their reasonable best efforts to, among other things, obtain the debt financing and "bought deal" equity financing on the terms and conditions described in the executed debt financing commitment letters and executed "bought deal" letter delivered by the Tricon Parties to Silver Bay prior to or concurrently with the date of the merger agreement (which such financing contemplated by such letters is referred to herein as the financing, and which such letters are referred to herein as the financing commitments), (ii) maintain in effect the financing commitments until the mergers and other transactions contemplated by the merger agreement are consummated (or, with respect to the bought deal financing commitment, until the earlier consummation of the bought deal financing), (iii) satisfy, or cause to be satisfied, on a timely basis all conditions to the closing of, and funding under, the financing commitments applicable to the Tricon Parties that are within their control, and (iv) draw upon and consummate the financing substantially concurrently with, at or prior to the effective time of the merger.

        In addition, none of the Tricon Parties will agree to or permit any amendments, modifications to, or grant any waivers of, any condition or other provision under the financing commitments or any alternative financing agreements, as applicable, without the prior written consent of Silver Bay (not to be unreasonably withheld, conditioned or delayed), except under certain specified circumstances.

        In the event any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing commitments, Tricon will promptly so notify Silver Bay and will use its reasonable best efforts to amend or modify the financing commitments and/or arrange and obtain as promptly as practicable afterwards alternative financing from alternative sources on terms and conditions no less favorable, in the aggregate, to the Tricon Parties, than those contained in the original financing commitments, which such alternative financing arrangements are referred to herein as the alternative financing, so long as the aggregate proceeds of the financing and, if applicable, the alternative financing are sufficient to pay such amounts as are required to consummate the mergers and other transactions contemplated by the merger agreement.

        Tricon will prior to the effective time of the merger, give Silver Bay prompt written notice upon becoming aware of any material breach of any provision of, or termination by any party to, the financing commitments or, as applicable, any alternative financing agreements, or upon the receipt of any written notice or other written communication from any person with respect to any threatened breach or threatened termination by any party to the financing commitments or alternative financing agreements, as applicable, and prior to the effective time of the merger, otherwise keep Silver Bay reasonably informed of the status of the Tricon Parties' efforts to arrange and maintain the financing or any alternative financing.

        In addition, the Tricon Parties have also agreed, and agreed to cause their subsidiaries to, at all times after consummation of the bought deal financing and prior to the effective time of the merger, maintain cash on hand and/or unused revolving availability under its existing revolving credit facility of no less than $75 million in the aggregate.

Financing Cooperation

        Prior to the effective time of the merger, Silver Bay has agreed to use its reasonable best efforts to provide, and to cause its subsidiaries to use reasonable best efforts to provide, and to use its reasonable best efforts to cause its representatives to provide, to the Tricon Parties (at the sole cost and expense of the Tricon Parties), all cooperation reasonably requested by the Tricon Parties, or their representatives, in connection with the arrangement of the financing, or, if applicable, any alternative financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Silver Bay and its subsidiaries). Such cooperation will include, amongst other things (but subject to certain specified exceptions):

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  entering into, or assisting any Tricon Party in connection with its entering into, any customary agreements to pledge, guarantee, grant security interests in, and otherwise grant liens on, the assets of Silver Bay or its subsidiaries and delivering such officer's and other certificates as reasonably required by the financing sources, or, if applicable, the alternative financing sources;

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  causing each bank or other financial institution having a deposit or other similar account of Silver Bay or its subsidiaries, and each existing lender under certain existing indebtedness of Silver Bay that is party to any deposit account control agreement or other similar agreement related to such account, to negotiate and execute certain documentation;

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  causing new deposit accounts with respect to the Silver Bay real property to be opened, deposit account control agreements with respect thereto to be entered into by the appropriate parties, and, as applicable, new payment direction letters to be delivered to the applicable tenants in connection therewith;

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  providing the Tricon Parties and their financing sources as promptly as practicable with financial, operational, legal, and other pertinent information with respect to Silver Bay, its subsidiaries and their real property as reasonably required;

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  making Silver Bay's and its subsidiaries' executive officers, other senior employees and representatives reasonably available to assist the financing sources, or, if applicable, the alternative financing sources, in connection with providing the financing, or, if applicable, the alternative financing;

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  cooperating with Tricon Ultimate Parent in connection with obtaining customary deliverables which may be reasonably necessary in connection with the bought deal financing;

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  providing to the debt financing sources or, if applicable, the bought deal investors or alternative financing sources, promptly and, in any event, at least ten (10) business days' prior to the closing date (or, in the case of the bought deal financing, the closing date thereof), with all documentation and other information which such financing sources have determined is required under applicable "know your customer" and/or anti-money laundering rules and regulations applicable to it;

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  causing the delivery to the Tricon Parties (or the debt financing sources if directed by the Tricon Parties) of customary unconditional payoff letters, original promissory notes, original certificates evidencing ownership interests in Silver Bay or any subsidiary thereof, UCC-3 termination statements, executed termination of mortgages, deeds of trust collateral assignments of leases and rents and terminations of certain security interests or lien releases, in each case with respect to certain existing indebtedness of Silver Bay;

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  forming one or more entities to satisfy certain special purpose entity restrictions required by the debt financing sources for the purpose of transferring one or more of the Silver Bay properties to such entity(ies), or amending the existing operating agreement of any subsidiary of Silver Bay to include such special purpose entity restrictions;

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  conveying certain Silver Bay properties to one or more newly formed entities and executing certain documentation as may be reasonably required to effect any such conveyance;

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  in connection with the acquisition of any real property permitted to be acquired by Silver Bay or any of its subsidiaries prior to closing pursuant to the merger agreement, causing such acquisition to be made by a newly formed Silver Bay subsidiary;

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  providing certificates executed by authorized representatives of each Silver Bay subsidiary that owns or leases real property in respect of certain existing indebtedness of Silver Bay, or owns the ownership interests in such property owning or leasing entities, with respect to customary "recycled special purpose entity" provisions;

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  cooperating with the Tricon Parties to rectify any defects or deficiencies in the title of any Silver Bay property, any lease thereof, or any other due diligence materials related to any such property; and

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  otherwise cooperating with the Tricon Parties to satisfy the conditions precedent to the financing to the extent within the control of Silver Bay and its subsidiaries.

        Silver Bay will also (and cause its subsidiaries and use commercially reasonable efforts to cause its representatives to) supplement the information provided in connection with the financing or, if applicable, the alternative financing, on a reasonably current basis to the extent that any such information, to the knowledge of Silver Bay, contains any untrue statements of material fact or omits to state any material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Tricon Parties will promptly, upon the termination of the merger agreement, reimburse Silver Bay for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Silver Bay or its subsidiaries in connection with the cooperation of Silver Bay and its subsidiaries described above and will indemnify and hold harmless Silver Bay, its subsidiaries and their respective representatives from and against any and all liabilities or losses suffered or incurred by any of them in connection with the arrangement of the financing and any information used in connection therewith (except with respect to any information provided by or on behalf of Silver Bay or any of it is subsidiaries or if such losses arise out of the willful misconduct Silver Bay, its subsidiaries or any of their respective representatives).

Other Covenants and Agreements

        The merger agreement contains certain other covenants and agreements, including covenants related to:

  •
  Silver Bay taking all steps necessary to cause any disposition of Silver Bay common stock (including any derivative securities with respect thereto) by certain individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act that result from the transactions contemplated by the merger agreement to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act;

  •
  the Board adopting such resolutions or taking such other actions as may be required to terminate the Silver Bay equity incentive plan;

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  if requested by Tricon, Silver Bay terminating (or causing its subsidiaries to terminate) each employee benefit plan of Silver Bay intended to be qualified within the meaning of Section 401(a) of the Code as of the day prior to the closing date;

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  the Tricon Parties, during the period commencing on the closing and ending twelve (12) months thereafter (or if earlier, the date of the employee's termination of employment with Tricon Ultimate Parent, Tricon or any of their subsidiaries), provide each employee of Silver Bay who remains employed by Silver Bay or any of its subsidiaries, the surviving company or Tricon Ultimate Parent or any subsidiary of Tricon immediately following the closing (each, a "continuing employee" and collectively, the "continuing employees") with compensation (base salary and bonus opportunity) that are, in the aggregate, no less favorable than the compensation (base salary and bonus opportunity) provided to each continuing employee immediately prior to the closing and benefits, that are, in the aggregate, no less favorable than those provided to, at Tricon's election, either similarly situated employees of Silver Bay or any of its subsidiaries immediately prior to the closing or Tricon Ultimate Parent, Tricon or any of its subsidiaries, as applicable, immediately following the closing. For a period of twelve (12) months after the closing, the Tricon Parties will provide each continuing employee, to the extent their employment is severed during such period, with severance payments and benefits equal to the severance payments and benefits provided by Silver Bay and subsidiaries prior to the date of the merger agreement;

  •
  each of the parties taking, or causing to be taken, all actions necessary to delist the Silver Bay common stock from the NYSE and terminate their registration under the Exchange Act effective after the effective time of the merger;

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  Silver Bay using commercially reasonable efforts to cause to be delivered to Tricon resignations executed by each director and officer of Silver Bay and its subsidiaries in office immediately prior to the effective time of the merger;

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  Tricon and Silver Bay agreeing that, in the event that a distribution with respect to the shares of Silver Bay common stock or Silver Bay preferred stock permitted under the terms of the merger agreement has a record date prior to the effective time of the partnership merger and has not been paid as of the effective time of the partnership merger, the holders of shares of Silver Bay common stock and preferred stock and the holders of limited partnership common units of Silver Bay LP will be entitled to receive such distribution from Silver Bay (or Silver Bay LP, as applicable), immediately prior to the time such shares or units are exchanged for the consideration to be paid under the merger agreement;

  •
  Tricon and Silver Bay agreeing that Silver Bay will be permitted to declare and pay a dividend to its stockholders, the record date and payment date for which will be the close of business on the last business day prior to the closing date, distributing any amounts determined by Silver Bay (in consultation with Tricon) to be the minimum dividend required to be distributed in order for Silver Bay to qualify as a REIT and to avoid to the extent reasonably possible the incurrence of income or excise tax (except that, other than dividends expressly permitted to be distributed under the merger agreement prior to closing, if Silver Bay declares a dividend, the aggregate merger consideration will be decreased by an amount equal to the per share amount of such dividend);

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  Certain tax matters, including that (i) the Silver Bay Parties and Tricon Parties will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (which such taxes, together with any related interests, penalties or additions to tax, are referred to herein as transfer taxes), and will cooperate in attempting to minimize the amount of any such transfer taxes; (ii) subject to certain exceptions, from and after the effective time of the merger, the Tricon Parties will pay or cause to be paid all transfer taxes; (iii) during the period between the date of the merger agreement and the closing, Silver Bay will accommodate all reasonable requests of Tricon with respect to maintenance of its REIT status; and (iv) Tricon and Silver Bay using their respective commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including with respect to the transactions contemplated in this Agreement); and

  •
  Tricon having the right to request (subject to certain exceptions), and Silver Bay having the obligation to reasonably consider and cooperate with any such request (subject to certain exceptions), but not be obligated to undertake, that Silver Bay engage in one or more restructurings, asset dispositions or any other transactions on terms and in the manner requested by Tricon, immediately prior to the closing (subject to certain reimbursement and indemnification obligations of Tricon to Silver Bay in connection with any such actions taken by Silver Bay).

Conditions to Completion of the Merger

  Mutual Closing Conditions

        The obligation of each of the Tricon Parties and the Silver Bay Parties to complete the mergers is subject to the satisfaction or, to the extent permitted by law, written waiver, at or prior to the closing, of the following conditions:

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  approval by the Silver Bay stockholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement; and

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  the absence of any order issued by any governmental authority, or action having been brought by any governmental authority, or law having been enacted or in effect, in each case preventing, prohibiting, enjoining or making illegal the consummation of the mergers.

  Additional Closing Conditions for the Benefit of the Tricon Parties

        The obligations of the Tricon Parties to effect the mergers and to consummate the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by law, written waiver, at or prior to the merger effective time, of the following additional conditions:

  •
  the accuracy as of the date of the merger agreement and as of the closing date (or, in the case of representations and warranties that are made as a specific date, as of that date) of certain representations and warranties made in the merger agreement by the Silver Bay parties regarding (i) certain aspects of their capital structure (except for de minimis inaccuracies thereof), (ii) authority relative to the merger agreement, (iii) absence of a material adverse effect with respect to Silver Bay and its subsidiaries since December 31, 2016, and (iv) the required stockholder vote to approve the merger;

  •
  the accuracy in all material respects as of the date of the merger agreement and as of the closing date (or, in the case of representations and warranties that are made as a specific date, as of that date) of certain representations and warranties made in the merger agreement by the Silver Bay Parties regarding certain aspects of their capital structure;

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  the accuracy of all other representations and warranties made in the merger agreement by the Silver Bay Parties (disregarding any materiality or material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the closing date (or, in the case of representations and warranties that are made as a specific date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Silver Bay and its subsidiaries;

  •
  each of the Silver Bay Parties having performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by it under the merger agreement on or prior to the closing date;

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  no event, circumstance, change or effect that, individually or in the aggregate, constitutes a material adverse effect with respect to Silver Bay and its subsidiaries as of the closing date;

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  receipt of a certificate signed by Silver Bay's chief executive officer or chief financial officer on behalf of Silver Bay, dated as of the closing date, certifying that the closing conditions described in the five preceding bullets have been satisfied; and

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  receipt by Tricon of a tax opinion of Orrick, Herrington & Sutcliffe LLP, outside tax counsel to Silver Bay (or such other outside tax counsel being nationally recognized and experienced with respect to REIT matters and reasonably satisfactory to Tricon), dated as of the closing date, which opinion concludes (subject to customary assumptions, qualifications and representations, including representations made by Silver Bay and its subsidiaries) that Silver Bay has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for all taxable periods commencing with Silver Bay's taxable year ended December 31, 2012 through and including the effective time of the merger.

  Additional Closing Conditions for the Benefit of the Silver Bay Parties

        The obligations of the Silver Bay Parties to effect the mergers and to consummate the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by law, written waiver, at or prior to the effective time of the merger, of the following additional conditions:

  •
  the accuracy of all representations and warranties made in the merger agreement by the Tricon Parties as of the date of the merger agreement and as of the closing date (or, in the case of representations and warranties that are made as a specific date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, the effect of materially impairing the ability of any Tricon Party to consummate, or preventing or materially delaying or impeding, the mergers or any of the other transactions contemplated by the merger agreement;

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  each of the Tricon Parties having performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by it under the merger agreement on or prior to the closing date; and

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  receipt by of a certificate signed by Tricon Ultimate Parent's chief executive officer or chief financial officer on behalf of Tricon Ultimate Parent, dated as of the closing date, certifying that the closing conditions described in the two preceding bullets have been satisfied.

Termination of the Merger Agreement

  Termination by Mutual Agreement

        The merger agreement may be terminated at any time before the effective time of the parent merger by the mutual consent of Tricon and Silver Bay in a written instrument.

  Termination by Either Silver Bay or Tricon

        The merger agreement may also be terminated prior to the effective time of the merger by either Silver Bay or Tricon if:

  •
  a governmental authority of competent jurisdiction has issued an order permanently enjoining or otherwise prohibiting the mergers, and such order has become final and nonappealable (provided that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement was the cause of, or resulted in, such order);

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  the mergers have not been consummated on or before 5:00 p.m. (New York time) on July 27, 2017 (provided that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement has been the cause of, or resulted in, the failure of the mergers to occur on or before such date);

  •
  there has been a breach by the other party of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of such other party, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the failure to be satisfied of certain closing conditions, unless such breach is reasonably capable of being cured, and the other party continues to use its commercially reasonable efforts to cure such breach prior to July 27, 2017 (provided that this termination right will not be available to a party that is in breach of any of its own respective representations, warranties, covenants or agreements set forth in the merger agreement such that certain closing conditions are not satisfied) (such termination event is referred to herein, as applicable, as a "Tricon Termination Event for Uncured Breach by the Silver Bay Parties" or a "Silver Bay Termination Event for Uncured Breach by the Tricon Parties"); or

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  the Silver Bay stockholders fail to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement at a vote taken at the special meeting convened for such purpose.

  Termination by Silver Bay

        The merger agreement may also be terminated prior to the effective time of the merger by Silver Bay by written notice to Tricon:

  •
  at any time prior to the approval of the merger and the other transactions contemplated by the merger agreement by the Silver Bay stockholders, in order to enter into any alternative acquisition agreement with respect to a Superior Proposal (such termination is referred to herein as a "Silver Bay Termination Event for Superior Proposal"); provided, that such termination will not be effective unless and until the termination fee is paid by Silver Bay to Tricon as described below under "—Termination Fee Payable by Silver Bay to Tricon"; or

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  (i) all of the mutual closing conditions and additional closing conditions for the benefit of the Tricon Parties (other than conditions that are to be satisfied by actions taken at the closing, provided that such conditions to be satisfied at the closing would be satisfied as of the date of the notice referenced in clause (ii) below if the closing were to occur on the date of such notice) have been satisfied, (ii) on or after the date the closing should have occurred pursuant to the merger agreement, Silver Bay has delivered written notice to Tricon that the Silver Bay Parties are prepared to consummate the closing and (iii) the Tricon Parties fail to consummate the closing on or before the third business day after delivery of the notice referenced in the preceding clause (ii), and the Silver Bay Parties were prepared to consummate the closing during such three business day period (such termination is referred to herein as a "Silver Bay Termination Event for Tricon Failure to Close").

  Termination by Tricon

        The merger agreement may also be terminated prior to the effective time of the merger by Tricon by written notice to Silver Bay:

  •
  if the Board has (i) made a change in recommendation, (ii) has failed to publicly recommend against any tender offer or exchange offer that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Silver Bay stockholders) within ten business days after the commencement of such tender offer or exchange offer, (iii) has failed to publicly reaffirm the Silver Bay recommendation in favor of the mergers and other transactions contemplated by the merger agreement within ten business days after the date an Acquisition Proposal has been publicly announced (or in certain situations, a shorter period of time) or (iv) Silver Bay (including its officers, directors or employees) commits a material, willful breach of its non-solicitation and other related covenants described above under "—No Solicitation of Other Transactions" (such termination is referred to herein as a "Tricon Termination Event for Silver Bay Change in Recommendation").

Effect of Termination

        Following the termination of the merger agreement (subject to compliance with the termination fees payable by each of the parties below), the merger agreement will become null and void and of no further force or effect without liability on the part of any party to the merger agreement, except that certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms. Notwithstanding the foregoing (but subject to the limitations on the remedies described under "The Merger Agreement—Termination Fee; Exclusive Remedy"), no termination will relieve any party to the merger agreement of any liability or damages resulting from such party's breach of the merger agreement prior to its termination that is a consequence of an act knowingly undertaken by the breaching party with either the intent of causing a breach of the merger agreement or the knowledge that such act constitutes a breach of the merger agreement, or for fraud.

Termination Fee Payable by Silver Bay to Tricon

        Silver Bay has agreed to pay a termination fee of $24.5 million if:

  •
  an Acquisition Proposal (provided that the references to "10%" in the definition of "Acquisition Proposal" will be replaced with "50%" for purposes of determining whether a termination fee is due and payable) with respect to Silver Bay has been announced, disclosed or otherwise communicated to the Board or Silver Bay stockholders in the case of a termination under clause (ii)(B) or clause (ii)(C) below, or publicly announced, disclosed or otherwise communicated to the Silver Bay stockholders in the case of a termination under clause (ii)(A) below prior to the date of the termination of the merger agreement as provided below; (ii) the merger agreement is terminated (A) by either Silver Bay or Tricon because the Silver Bay stockholders fail to approve the merger and the other transactions contemplated by the merger agreement at a duly convened special meeting or (B) by either Silver Bay or Tricon because the mergers have not occurred by July 27, 2017, or (C) by Tricon because of a Tricon Termination Event for Uncured Breach by the Silver Bay Parties (other than as a result of a breach by Silver Bay of its non-solicitation and other related covenants described above under "—No Solicitation of Other Transactions"); and (iii) Silver Bay either (i) enters into an alternative acquisition agreement relating to any Acquisition Proposal (but not necessarily the same Acquisition Proposal referenced above) within 12 months after such termination, which Acquisition Proposal is later consummated or (ii) an Acquisition Proposal (but not necessarily the same Acquisition Proposal referenced above) is consummated within 12 months after such termination;

  •
  the merger agreement is terminated by Tricon because of a Tricon Termination Event for Silver Bay Change in Recommendation;

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  the merger agreement is terminated by Silver Bay because either (i) the mergers have not occurred by July 27, 2017 or the Silver Bay stockholders fail to approve the merger and the other transactions contemplated by the merger agreement at a duly convened special meeting and (ii) at or prior to the time of such termination Tricon had the right terminate the merger agreement because of a Tricon Termination Event for Silver Bay Change in Recommendation; or

  •
  the merger agreement is terminated by Silver Bay because of a Silver Bay Termination Event for Superior Proposal.

Termination Fee Payable by Tricon to Silver Bay

        Tricon has agreed to pay a termination fee of $62.5 million if the merger agreement is terminated by Silver Bay because of either (i) a Silver Bay Termination Event for Tricon Failure to Close or (ii) a Silver Bay Termination Event for Uncured Breach by the Tricon Parties.

Termination Fee; Exclusive Remedy

        Payment of the termination fee by Silver Bay to Tricon, or the payment of the termination fee by Tricon to Silver Bay, will in each case constitute liquidated damages for all losses and liabilities of any kind suffered by the Tricon Parties and their affiliates, on the one hand, and the Silver Bay Parties and their affiliates, on the other hand, and from and after such termination and payment of the applicable termination fee (in each case in accordance with the merger agreement), neither the Silver Bay Parties (to the extent Silver Bay paid a termination fee to Tricon), nor the Tricon Parties (to the extent Tricon paid a termination fee to Silver Bay) will have any further liability of any kind for any reason. In addition, upon payment of an applicable termination fee, the Tricon Parties will not be entitled to bring or maintain any other action against any Silver Bay Party or their respective affiliates, and the Silver Bay Parties will not be entitled to bring or maintain any other action against any Tricon Party or their respective affiliates, in each case in connection with the merger agreement or the transactions contemplated thereby (including for any valid termination in accordance therewith), except as otherwise expressly provided in the merger agreement (including any action to enforce any party's right to payment of their applicable termination fee).

        In addition, neither Tricon nor Silver Bay will be entitled to (i) monetary damages or other monetary remedies for any loss or other liability of any kind suffered as a result of any breach of any representation, warranty, covenant or agreement in the merger agreement or the failure of the mergers or any other transactions contemplated by the merger agreement to be consummated in excess of the applicable termination fee payable to such party, as applicable (plus any costs and expenses of such party to enforce its right to payment of a termination fee if it is not otherwise timely paid by the other party in accordance with the merger agreement) or (ii) both a grant of specific performance to complete the closing (to the extent otherwise permitted under the merger agreement as described below under "The Merger Agreement—Miscellaneous Provisions—Specific Performance") and any monetary damages or other monetary remedies, including all or any portion of the applicable termination fee payable to it.

Miscellaneous Provisions

  Payment of Expenses

        Other than in certain limited exceptions specifically set forth in the merger agreement, each party will pay its own fees and expenses in connection with the merger agreement.

  Specific Performance

        Prior to the termination of the merger agreement in accordance with the merger agreement, the parties sole and exclusive remedy will be an injunction, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, without proof of damages or otherwise. Notwithstanding the foregoing, the Silver Bay Parties will be entitled to seek specific performance of Tricon's obligation to complete the closing if and only if (i) all of the conditions to the obligations of the Tricon Parties to complete the transactions contemplated by the merger agreement have been satisfied or waived in writing as of or prior to the date the closing should have been consummated pursuant to the terms of the merger agreement (other than those conditions that by their terms are to be satisfied by actions taken at the closing, and subject to such conditions being capable of being satisfied), (ii) the Silver Bay Parties have irrevocably confirmed to Tricon in writing that, if specific performance is granted and the bought deal financing and debt financing are funded, the Silver Bay Parties are ready, willing and able to (and will) perform their respective obligations in connection with completing the closing (subject to the satisfaction of those conditions to the Silver Bay Parties' obligation to complete the closing that by their terms are to be satisfied by actions taken at the closing), (iii) the bought deal financing has been funded, (iv) the debt financing (and/or, if applicable, the alternative debt financing) has been funded or the financing sources thereunder have indicated that the debt financing (and/or, if applicable, the alternative debt financing) will be funded at the closing, and (v) Tricon fails to complete the closing within three business days following the date of the notice described in the preceding clause (ii).

  Third Party Beneficiaries

        The merger agreement provides that (other than the provisions discussed in the sections of this proxy statement entitled (i) "—Indemnification; Directors' and Officers' Insurance," which will be for the benefit of the parties described therein, (ii) "—Merger Consideration," which will be for the benefit of the holders of shares of Silver Bay common stock from and after the effective time of the merger and the holders of limited partnership common units of Silver Bay LP from and after the effective time of the partnership merger, (iii) "—Treatment of Silver Bay Preferred Stock", which will be for the benefit of the holders of shares of Silver Bay preferred stock from and after the effective time of the merger, (iv) "—Treatment of Silver Bay Equity Awards", which will be for the benefit of the holders of shares of Silver Bay restricted stock and Silver Bay PSUs from and after the effective time of the merger, (v) the right of Silver Bay, on behalf of its stockholders, to pursue claims for damages and other relief, including equitable relief, for any breach of the merger agreement by the Tricon Parties and (vi) certain express rights of the financing sources of the Tricon Parties specified in the merger agreement) nothing in the merger agreement is intended to or will confer on any person (other than the Tricon Parties and Silver Bay Parties) any rights, benefits or remedies of any nature.

  Amendment

        The parties to the merger agreement may amend the merger agreement by an instrument in writing signed by each of the parties, which action must be taken or authorized by the Tricon Board and the Board, provided that, after approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement by Silver Bay's stockholders, no amendment may be made which by law requires further approval by such stockholders without such further approval.

  Waiver

        Prior to the effective time of the merger, Tricon or Silver Bay, by action taken or authorized by their respective boards (and in the case of Tricon, also the board of Tricon Ultimate Parent), may to the extent legally allowed, extend the time for performance of any obligations of the other or waive any inaccuracies in the representations and warranties of the other or the other party's compliance with any agreements or conditions contained in the merger agreement.

  Governing Law

        The merger agreement is governed by the laws of the State of Delaware, without regard to any provisions relating to choice of laws among different jurisdictions, except that (i) the provisions of the DLLCA and the MGCL applicable to the authorization, effectiveness and effects of the merger and the provisions of the Delaware Revised Uniform Limited Partnership Act applicable to the authorization, effectiveness and effects of the partnership merger will apply to the merger and the partnership merger, respectively and (ii) the applicable law of the State of Maryland will apply to the discharge of the fiduciary duties of the Board or any committees thereof.

  Financing Sources

        The Silver Bay Parties and their subsidiaries and their respective affiliates, directors, officers, employees, agents, partners, managers, members or stockholders will not have any rights or claims against any financing sources of the Tricon Parties used to fund the mergers and other transactions contemplated by the merger agreement in any way relating to the merger agreement or any of the transactions contemplated thereby and no financing source will have any liability to the Silver Bay Parties, or their subsidiaries and their respective affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities of any party to the merger agreement thereunder or for any claim based on, in respect of, or by reason of, the transactions contemplated by the merger agreement.

SUPPORT AGREEMENT

        The following summary describes the material provisions of the support agreements. The description of the support agreements in this summary and elsewhere in this proxy statement is not complete and is qualified in its entirety by reference to the support agreements, a form of which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. We encourage you to read the attached support agreement carefully and in its entirety.

        As a condition and inducement to Tricon Ultimate Parent's willingness to enter into the merger agreement, the supporting stockholders entered into the support agreement. At the close of business on March 17, 2017, the record date of the special meeting, the supporting stockholders collectively owned or controlled 2,556,289 shares of Silver Bay common stock, which represented approximately 7.2% of all outstanding shares of Silver Bay common stock on the record date. In connection with the execution and delivery of the support agreement, the Tricon Parties did not pay these stockholders any consideration separate from the consideration they will receive pursuant to the merger agreement in respect of their shares or as otherwise described in the section of this proxy statement captioned "The Merger—Interests of Silver Bay's Directors and Officers in the Merger."

Voting Provisions

        Pursuant to the support agreement, the supporting stockholders have agreed, subject to the terms and conditions contained in the support agreement, to vote all of their shares of Silver Bay common stock and limited partnership common units of Silver Bay LP beneficially owned (or any additional shares of Silver Bay common stock, limited partnership common units of Silver Bay LP or other interests in Silver Bay or Silver Bay LP that such supporting stockholder acquires beneficial ownership of, or the power to dispose of or vote or direct the disposition or voting of, after the date of the support agreement) in the following manner:

  •
  in favor of the approval of the merger agreement and the approval of the mergers and the other transactions contemplated by the merger agreement; and

  •
  against the approval of any (i) Acquisition Proposal or any other proposal made in opposition to the merger agreement, (ii) reorganization, recapitalization, dissolution, liquidation or winding-up of Silver Bay or any other extraordinary transaction involving Silver Bay, in each case other than the mergers or any of the other transactions contemplated by the merger agreement, (iii) change in persons who constitute the Board or (iv) corporate action (including any amendment of Silver Bay's organizational documents) the consummation of which would or could reasonably be expected to frustrate, prevent, or delay the consummation, of any of the transactions contemplated by the merger agreement.

        Each supporting stockholder, if a director, officer or other employee of Silver Bay, has not agreed to make any agreement or understanding as a director, officer or other employee of Silver Bay in connection with the support agreement and nothing in the support agreement limits or affects any actions taken in a supporting stockholder's capacity as a director, officer or other employee of Silver Bay, including complying with or exercising their fiduciary duties as a member of the Board.

        Pursuant to the support agreement, the supporting stockholders have also provided an irrevocable proxy to Tricon Ultimate Parent (as well as its chief executive officer, general counsel and any other designees) and have agreed not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action, against the Tricon Parties or their affiliates, any of the Silver Bay Parties or their affiliates or any of their respective successors, directors, officers or other employees relating to the negotiation, execution or delivery of the support agreement, merger agreement or consummation of the mergers. In addition, each supporting stockholder who beneficially owns limited partnership common units of Silver Bay LP has agreed that the cash consideration payable for such units still beneficially owned prior to the effective time of the partnership merger pursuant to the merger agreement represents full consideration in exchange for such units.

Restrictions on Transfer; Other Actions

        Under the support agreement, the supporting stockholders have agreed that until the termination of the support agreement, they will not (without the prior written consent of Tricon Ultimate Parent):

  •
  grant any proxies, or enter into any voting trust or other contract, with respect to the voting of any shares of Silver Bay common stock or limited partnership common units of Silver Bay LP beneficially owned by such supporting stockholder with respect to any of the voting matters agreed to above or otherwise in a manner inconsistent with the support agreement;

  •
  sell, assign, transfer, tender, encumber or otherwise dispose of, or enter into any contract with respect to the direct or indirect sale, assignment, transfer, tender, encumbrance or other disposition of, any shares of Silver Bay common stock or limited partnership common units of Silver Bay LP (except for certain specified exceptions);

  •
  take any other action that would make any representation or warranty of such supporting stockholder contained in the support agreement untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of such their obligations under the support agreement; or

  •
  seek to do or solicit any of the foregoing actions, or cause or permit any other person to take any of the foregoing actions.

Termination

        The support agreement terminates automatically with respect to each supporting stockholder on the earliest of (i) the effective time of the merger (in the case of shares of Silver Bay common stock) or the effective time of the partnership merger (in the case of limited partnership common units of Silver Bay LP), as the case may be, (ii) the valid termination of the merger agreement in accordance with its terms and (iii) the mutual written consent of Tricon Ultimate Parent and such supporting stockholder.

FINANCING OF THE MERGER

        The merger agreement is not subject to any financing contingency. Tricon Ultimate Parent intends to finance the merger consideration with a combination of debt and equity. With respect to the debt financing, (a) Tricon Ultimate Parent has obtained a commitment from Royal Bank of Canada, which is referred to as the "RBC Commitment" pursuant to a commitment letter, which is referred to as the "RBC Commitment Letter" to provide (i) a revolving credit facility, which is referred to as the "Revolving Facility", in an aggregate principal amount of up to $350 million, and (ii) an equity bridge facility, which is referred to as the "Bridge Facility" and with the Revolving Facility, collectively, the "RBC Facilities," consisting of a $150 million United States dollar loan and a C$150 million Canadian dollar loan and (b) Tricon Ultimate Parent has obtained a commitment from Deutsche Bank AG, which is referred to as the "DB Commitment," pursuant to a commitment letter, which is referred to as "DB Commitment Letter" to provide a senior secured term loan facility, which is referred to as the "DB Facility," to special purpose entities formed or acquired indirectly by Tricon Ultimate Parent in an aggregate principal amount of up to $1,200,000,000.

        On March 17, 2017, Tricon Ultimate Parent completed the public offerings, on a "bought deal" basis, of approximately C$201 million of subscription receipts (which will be automatically exchanged for Tricon Ultimate Parent common shares upon completion of the merger) and $172.5 million of extendible convertible unsecured subordinated debentures, which are referred to as collectively, the "Bought-Deal Offering". The Bridge Facility provided committed financing in advance of the Bought-Deal Offering.

        The RBC Commitment and other obligations set forth in the RBC Commitment Letter automatically terminate upon the earliest to occur of (1) July 27, 2017, (2) consummation of the merger without use of the RBC Facilities, (3) the date of execution and delivery of the loan documents with respect to the RBC Facilities and (4) the termination of the merger agreement prior to the closing date of the RBC Facilities.

        The obligation of the commitment parties to provide the RBC Facilities is subject to the satisfaction of certain conditions, including (among other conditions): the execution and delivery of definitive loan documentation for the RBC Facilities; with respect to the Revolving Facility, the prior or concurrent closing of the Offering or funding of the Bridge Facility; no Company Material Adverse Effect (with the definition ascribed to the term "Material Adverse Effect" in the section of this proxy statement captioned "The Merger Agreement—Representations and Warranties—Definition of "Material Adverse Effect"); delivery of certain financial information of Tricon Ultimate Parent and its subsidiaries; solvency of Tricon Ultimate Parent and its subsidiaries after giving effect to the merger; and other customary closing conditions for facilities of this type.

        The DB Commitment and other obligations set forth in the DB Commitment Letter automatically terminate upon the earlier to occur of (1) June 28, 2017 (subject to Tricon Ultimate Parent's right to extend such date for a period of 30 days by the payment to Deutsche Bank AG of a fee described in the fee letter executed in connection with the DB Commitment Letter) and (2) the date of the termination of the merger agreement.

        The obligation of the commitment parties to provide the DB Facility is subject to the satisfaction of certain conditions, including (among other conditions): the execution and delivery of loan documentation for the DB Facility; accuracy of representations and warranties; absence of default or event of default (provided that, Deutsche Bank AG will consider in good faith a requested waiver of any such default that is reasonably susceptible of cure within the period that would have been available for cure, if any, had the DB Facility loan documents been in effect at the time of the events or circumstances giving rise to such default); no Company Material Adverse Effect (with the definition ascribed to the term "Material Adverse Effect" in the section of this proxy statement captioned "The Merger Agreement—Representations and Warranties—Definition of "Material Adverse Effect"); and

other customary closing conditions for facilities of this type, and the maximum amount of the draw under the DB Facility available at closing for advance to the Tricon Parties is determined with reference to a maximum loan to cost ratio, a maximum loan to value ratio (based on financed properties subject to eligibility criteria) and a minimum debt yield ratio.

 MARKET PRICES AND DIVIDEND DATA

        Our common stock is listed on NYSE under the symbol "SBY." As of March 17, 2017, the record date of the special meeting, there were 35,471,089 shares of our common stock outstanding, held by 228 stockholders of record. Because many shares of our common stock are held by banks, brokers and other nominees on behalf of the beneficial owners of these shares, we are unable to estimate the total number of Silver Bay stockholders represented by these stockholders of record.

        The following table sets forth, for the periods indicated, the high and low sale prices for our common stock as reported by NYSE and dividends paid during such period:

	High	Low	Dividends Paid
2014
Fiscal First Quarter	$16.98	$15.31	$0.03
Fiscal Second Quarter	$16.82	$14.65	$0.03
Fiscal Third Quarter	$16.89	$15.74	$0.04
Fiscal Fourth Quarter	$17.10	$15.96	$0.06
2015
Fiscal First Quarter	$17.04	$15.38	$0.09
Fiscal Second Quarter	$16.75	$15.03	$0.12
Fiscal Third Quarter	$16.86	$15.31	$0.12
Fiscal Fourth Quarter	$16.91	$15.00	$0.13
2016
Fiscal First Quarter	$15.85	$12.03	$0.13
Fiscal Second Quarter	$17.05	$13.95	$0.13
Fiscal Third Quarter	$19.41	$16.99	$0.13
Fiscal Fourth Quarter	$18.16	$15.65	$0.13
2017
Fiscal First Quarter (to March 27, 2017)	$21.85	$16.44	$0.13

        On February 24, 2017, the last trading day prior to the announcement of the proposed merger transaction, the closing price of Silver Bay common stock on the NYSE was $18.01 per share. On March 27, 2017, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on NYSE was $21.62 per share. You are encouraged to obtain current market quotations for our common stock.

        Following the merger, there will be no further market for our common stock and it will be delisted from NYSE and deregistered under the Exchange Act. As a result, following the merger we will no longer file periodic reports with the SEC.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 17, 2017, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of our common stock, each of our named executive officers and directors, and all of our current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of our common stock issuable pursuant to restricted stock units that are subject to vesting conditions expected to occur within 60 days of March 17 (including the acceleration of restricted stock awards in the merger under various change of control agreements), are deemed outstanding and beneficially owned by the person holding the restricted stock units. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o Silver Bay, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447. The percentages in the table below are based on 35,471,089 shares of our common stock outstanding as of March 17, 2017. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
Irvin R. Kessler(1)	2,307,518	6.5%
Thomas W. Brock	36,375
Daryl Carter(2)	12,428	*
Tanuja M. Dehne(2)	15,496	*
Stephen G. Kasnet(2)	19,807	*
W. Reid Sanders(2)	5,313
Thomas Siering	75,260	*
Mark Weld(2)	2,055	*
Lawrence B Shapiro(3)	82,037	*
Daniel J. Buechler(4)	29,106	*
Julie M. Ellis(4)	16,773	*
Griffin Wetmore(4)	36,282	*
The Vanguard Group(5)	5,052,938	14.2%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(6)	3,284,132	9.3%
55 East 52nd Street
New York, NY 10022
Renaissance Technologies Holdings Corp.(7)	2,665,500	7.5%
800 Third Avenue
New York, NY 10022
All currently-serving directors and executive officers as a group (12 persons)	2,638,450	7.4%

*
Less than 1% of the outstanding shares of Silver Bay common stock

(1)
Consists of 1,844,914 shares held by Deephaven, Inc. and 462,601 shares held by the Kessler Family Limited Partnership. Mr. Kessler is the sole owner, director and CEO of Deephaven, Inc. and is the general partner of the Kessler Family Limited Partnership. Mr. Kessler has sole voting and dispositive power over the shares held by Deephaven and the Kessler Family Limited Partnership. Mr. Kessler disclaims beneficial ownership with respect to the shares held by Deephaven and the Kessler Family Limited Partnership except to the extent of his pecuniary interest therein. Includes 1,844,914 shares pledged as collateral for a line of credit with an outstanding balance of $0. Excludes 743,837 common units of Silver Bay LP owned by Deephaven, Inc.

(2)
For Messrs. Carter and Kasnet and Ms. Dehne, includes 3,432 shares of restricted stock granted on May 17, 2016 to each independent director. For Mr. Sanders, includes 2,179 shares of restricted stock granted on August 2, 2016. For Mr. Weld, includes 1,055 shares of restricted stock granted on January 6, 2017. These shares are scheduled to vest on May 16, 2017, subject to continued service to Silver Bay.

(3)
Includes 14,863 shares of restricted stock that remain subject to vesting restrictions. Includes 67,174 shares held in a margin account.

(4)
For Messrs. Buechler and Wetmore and Ms. Ellis, includes 9,215, 13,288 and 7,218 of shares of restricted stock, respectively.

(5)
Information based solely on a Schedule 13G (Amendment No. 4) filed with the SEC by The Vanguard Group ("Vanguard") on February 13, 2017 and a Schedule 13G (Amendment No. 3) filed with the SEC by Vanguard Specialized Funds—Vanguard REIT Index Fund (the "Vanguard Funds") on February 14, 2017. The Schedule 13G/A filed by Vanguard states that, as of December 31, 2016, the reporting person has sole voting power as to 80,971 shares, shared voting power as to 46,920 shares, sole power to dispose of 4,967,076 shares and shared power to dispose of 85,862 shares. The Schedule 13G/A filed by the Vanguard Funds states that, as of December 31, 2016, the reporting person has sole voting power as to 2,551,418 shares. Vanguard has previously confirmed to us that the 2,551,418 shares reported as beneficially owned by the Vanguard Funds as of December 31, 2016 are included in the 5,052,938 shares reported as beneficially owned by Vanguard.

(6)
Information based solely on a Schedule 13G (Amendment No. 4) filed with the SEC by BlackRock, Inc. on January 26, 2017, which states that, as of December 31, 2016, the reporting person has sole voting power as to 3,181,546 shares and sole power to dispose of 3,284,132 shares.

(7)
Information based solely on a Schedule 13G (Amendment No. 1) filed with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation on February 14, 2017, which states that, as of December 30, 2016, the reporting persons have sole voting power as to 2,665,500 shares and sole power to dispose of 2,665,500 shares.

FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Silver Bay. However, if the merger is not completed, Silver Bay stockholders will continue to be entitled to attend and participate in stockholder meetings.

        Silver Bay will hold an annual meeting of stockholders in 2017 only if the merger has not already been completed.

        Pursuant to Article II, Section 11 of our bylaws, if a Silver Bay stockholder intends to submit a proposal or director nomination for consideration at our annual meeting in 2017, if held, that is not intended to be included in the proxy statement for that meeting, the stockholder must give notice in accordance with the requirements set forth in our bylaws not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the annual meeting, as originally convened, or the tenth day following the day on which public announcement of our 2017 annual meeting is first made. Such notice must be sent to our Secretary at Silver Bay Realty Trust Corp., 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447. In addition, our bylaws require that certain information and acknowledgments with respect to the proposal or the nominee and the Silver Bay stockholder making the proposal or nomination be set forth in the notice.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following Silver Bay filings with the SEC are incorporated by reference:

  •
  Silver Bay's Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

  •
  Silver Bay's Current Reports on Form 8-K filed on January 9, 2017 and February 27, 2017.

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference herein.

        Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

        You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Silver Bay Realty Trust Corp.
Attention: Secretary
3300 Fernbrook Lane North, Suite 210
Plymouth, MN 55447

        If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.silverbayrealtytrustcorp.com. The information included on our website is not incorporated by reference into this proxy statement.

        If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

470 West Avenue
Stamford, CT 06902
Stockholders May Call: (800) 662-5200 (Toll-Free from the U.S. and Canada)
or

(203) 658-9400 (From other locations)

MISCELLANEOUS

        Silver Bay has supplied all information relating to Silver Bay, Silver Bay GP and Silver Bay LP, and Tricon has supplied all of the information relating to Tricon, Tricon LP and Tricon Ultimate Parent contained in this proxy statement.

        You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this proxy statement. This proxy statement is dated March 28, 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Silver Bay stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

TRICON CAPITAL GROUP INC.,

TAH ACQUISITION HOLDINGS LLC,

TAH ACQUISITION LP,

SILVER BAY REALTY TRUST CORP.,

SILVER BAY MANAGEMENT LLC

and

SILVER BAY OPERATING PARTNERSHIP L.P.

Dated as of February 27, 2017

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of February 27, 2017 (this "Agreement"), is by and among Tricon Capital Group Inc., a company incorporated under the laws of the Province of Ontario ("Ultimate Parent"), TAH Acquisition Holdings LLC, a Delaware limited liability company ("Parent"), TAH Acquisition LP, a Delaware limited partnership ("Parent LP"), Silver Bay Realty Trust Corp., a Maryland corporation ("Company"), Silver Bay Management LLC, a Delaware limited liability company ("Company GP") and Silver Bay Operating Partnership L.P., a Delaware limited partnership ("Company LP"). Parent, Parent LP, Company, Company GP and Company LP are each sometimes referred to herein as a "Party" and collectively as the "Parties". Ultimate Parent, Parent and Parent LP are collectively referred to herein as the "Parent Parties". Company, Company GP and Company LP are collectively referred to herein as the "Company Parties".

        WHEREAS, the board of directors of Ultimate Parent (the "Ultimate Parent Board"), the board of directors of Parent (the "Parent Board") and the board of directors of Company (the "Company Board") have determined that it is advisable and in the best interests of their respective companies for Parent and Company to consummate the acquisition of Company by Parent by way of a merger of Company with and into Parent, with Parent being the surviving entity (the "Parent Merger"), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act (the "DLLCA") and the Maryland General Corporation Law (the "MGCL");

        WHEREAS, TAH Acquisition GP LLC, a wholly owned subsidiary of Parent, as the sole general partner of Parent LP, and Company GP and Company, as the sole general partner and majority ("special") limited partner, respectively, of Company LP, deem it advisable and, as applicable, in the best interest of their respective limited partners for Parent LP and Company LP to consummate the merger of Parent LP with and into Company LP, with Company LP being the surviving entity (the "Partnership Merger" and, together with the Parent Merger, the "Mergers"), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the "DRULPA");

        WHEREAS, each of the Ultimate Parent Board, Parent Board and the Company Board has taken all actions required for the execution of this Agreement by Ultimate Parent, Parent and Company, respectively, and approved the consummation of the Mergers and the other transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, TAH Acquisition GP LLC, in its capacity as the sole general partner of Parent LP, and Company GP, in its capacity as the sole general partner of Company LP and Company, in its capacity as a majority ("special") limited partner of Company LP, have each taken all actions required for the execution of this Agreement by Parent LP and Company LP, respectively, and approved the consummation by Parent LP and Company LP, respectively, of the transactions contemplated hereby;

        WHEREAS, as an inducement to the Parent Parties' willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain of the Stockholders (as defined below) have executed an agreement (the "Support Agreement"), dated as of the date hereof, providing among other things, that such Stockholders will vote all shares of Company Common Stock (as defined below) held by them in favor of the authorization and approval of this Agreement and the transactions contemplated hereby; and

        WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Mergers.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration,

the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.

          (a)   For purposes of this Agreement:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement having provisions that are no more favorable to the applicable counterparty than those contained in the Confidentiality Agreement with respect to Parent and does not prohibit or otherwise restrict the Company Parties from complying with their obligations under this Agreement, provided that such confidentiality agreement may contain a less restrictive, or no, standstill restriction and shall not be required to restrict the submission of an Acquisition Proposal to Company or the Company Board.

        "Acquisition Proposal" means any inquiry, proposal or offer with respect to any transaction or series of related transactions (other than the Mergers) that constitutes (a) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Company (or any Company Subsidiary); (b) any sale, lease, license, exchange, transfer or other disposition of, or joint venture involving, assets or businesses that constitute or represent more than 10% of the gross revenue, operating income or fair market value of the consolidated assets of Company and the Company Subsidiaries, taken as a whole; (c) any sale, exchange, transfer or other disposition of more than 10% of the outstanding (i) shares of Company Common Stock or (ii) Company OP Common Units; or (d) any tender offer or exchange offer that, if consummated, would result in any Person (other than Parent and its Affiliates) becoming the beneficial owner of more than 10% of the outstanding shares of Company Common Stock.

        "Action" means any claim, action, suit, proceeding, arbitration, mediation or other investigation.

        "Affiliate" of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

        "Business Day" means any day other than a Saturday, Sunday or any day on which banks located in New York, New York or Toronto, Ontario are authorized or required to be closed.

        "Change in Control Severance Plan" means the Company 2015 Change in Control Severance Plan that was adopted and became effective as of August 21, 2015.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Bylaws" means the bylaws of Company, as amended, restated and supplemented and in effect on the date hereof.

        "Company Charter" means the charter of Company, as amended and supplemented and in effect on the date hereof.

        "Company Common Stock" means shares of common stock in Company, par value $0.01 per share.

        "Company Equity Incentive Plan" means the Company 2012 Equity Incentive Stock Plan (as amended thereafter from time to time).

        "Company LP Agreement" means the Amended and Restated Limited Partnership Agreement of Company LP, dated as of December 19, 2012, as amended, modified or supplemented from time to time.

        "Company Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate, (a) has had, or would be reasonably expected to have, a material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of Company and the Company Subsidiaries taken as a whole or (b) that will or would reasonably be expected to, prevent or materially impair or materially delay the ability of the Company Parties to consummate the Mergers or any of the other transactions contemplated hereby in the manner contemplated hereby; provided, however, that for purposes of clause (a) "Company Material Adverse Effect" shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (i) any failure of Company and the Company Subsidiaries to meet any internal or external projections or forecasts or any estimates of earnings, revenues, or other metrics for any period (it being understood that the underlying cause of such failure may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Company Material Adverse Effect has occurred); (ii) any events, circumstances, changes or effects generally affecting any of the industries in which Company and the Company Subsidiaries operate; (iii) any changes in the United States or global economy or capital, financial, banking, credit or securities markets generally, including changes in interest or exchange rates; (iv) any changes in legal, tax, political or regulatory conditions; (v) the commencement, escalation or worsening of a war (whether or not declared) or armed hostilities or the occurrence of acts of terrorism or sabotage (including cyberterrorism or cyber-attacks); (vi) the announcement of this Agreement, including the impact thereof on the relationships of Company and the Company Subsidiaries with employees, customers, suppliers or partners; (vii) the taking of any action at the written request of an executive officer of any Parent Party; (viii) earthquakes, hurricanes, floods or other natural disasters or acts of god; (ix) changes in Law or GAAP or any interpretations thereof or any accounting principles, practices or policies that Company or any Company Subsidiary is required to adopt; (x) any Action brought, asserted or threatened by or on behalf of any holder or holders of capital stock, units or other equity interests in Company or any Company Subsidiary arising out of or relating to this Agreement, the Mergers or any of the other transactions contemplated by this Agreement; or (xi) any decline in the market price of the shares of Company Common Stock (it being understood that the underlying cause of such decline may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Company Material Adverse Effect has occurred); provided that, in the case of each of clauses (ii), (iii), (iv), (v), (viii) and (ix), such events, circumstances, change or effects do not materially disproportionately affect Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in the United States.

        "Company OP Common Unit" shall mean a limited partnership interest in Company LP designated as a "Partnership Common Unit" under the Company LP Agreement.

        "Company OP Preferred Unit" shall mean a limited partnership interest in Company LP designated as a "Partnership Preferred Unit" under the Company LP Agreement.

        "Company Properties" means collectively the Leased Real Property and Owned Real Property.

        "Company PSU" shall mean each performance restricted stock unit that is subject to performance based vesting criteria representing the right to receive Company Common Stock under the Company Equity Incentive Plan or otherwise; provided that for purposes hereunder, the term "Company PSU" shall include the aggregate restricted stock units granted as "dividend equivalents" (the "DER Stock Units") with respect to, and subject to the same vesting conditions as, such Company PSU.

        "Company Restricted Stock Award" means each award of Company Common Stock granted under the Company Equity Incentive Plan that are unvested or subject to a substantial risk of forfeiture.

        "Company Subsidiary" means Company GP, Company LP and any corporation, other partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (a) Company and/or Company LP directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (b) Company and/or any Person that is a Company Subsidiary by reason of the application of clause (a) or clause (c) of this definition of "Company Subsidiary" is a general partner, manager, managing member, trustee, director or the equivalent, or (c) Company and/or Company LP, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest.

        "Confidentiality Agreement" means the confidentiality agreement, dated August 21, 2015 between Ultimate Parent and Company (as amended thereafter from time to time).

        "Debt Financing Sources" means the Persons (including without limitation, lenders, agents or arrangers) on the Debt Financing and their respective Affiliates' former, current or future general or limited partners, stockholders, managers, members, officers, directors, employees and representatives and their successors and assigns, including any parties to any joinder agreements, credit agreements, indentures or other agreements relating thereto.

        "Employee Benefit Plan" means any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) and any employment, consulting, termination, severance, change in control, separation, retention, stock option, restricted stock, restricted stock unit, equity, equity-based, outperformance, stock purchase, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, vision, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, profit sharing or savings or any other compensation or employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA, whether funded or unfunded, written or unwritten, pursuant to which there are any obligations, liabilities or exposure, whether actual or contingent, with respect to any current or former employee, officer, manager, director or consultant.

        "Environmental Law" means any Law relating to the pollution or protection of the environment (including air, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to Hazardous Substances), including Laws relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of or exposure to Hazardous Substances.

        "Environmental Permit" shall mean any certificate, variance, exemption, order, franchise, permit, approval, license or other authorization required under any applicable Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any entity, trade or business (whether or not incorporated) that, together with any other entity, trade or business (whether or not incorporated), is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Existing Company Indebtedness" means all indebtedness, obligations and liabilities of Company and/or any Company Subsidiary under or otherwise in connection with (i) that certain SBY 2014-1 Credit Facility, dated August 12, 2014, by and between SBY 2014-1 Borrower LLC, as borrower, and JPMorgan Chase Bank, National Association, as lender, and all documents, agreements and instruments executed or delivered in connection therewith (in each case, as the same have been and may be further amended, assigned or otherwise modified), and/or (ii) that certain Amended and Restated Revolving Credit Agreement, dated as of February 18, 2015, by and among the property owners party thereto from time to time, as borrowers, Company LP, as master property manager, SB Financing Trust Owner LLC, as borrower representative, U.S. Bank National Association, as calculation agent and paying agent, Bank of America, National Association, as joint lead arranger, agent and a lender, and JPMorgan Chase Bank, National Association, as joint lead arranger and a lender, and all documents, agreements and instruments executed or delivered in connection therewith (in each case, as the same have been and may be further amended, assigned or otherwise modified).

        "Expenses" means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder or partner approvals, engaging the services of the Paying Agent, obtaining third party consents, any other filings with the SEC and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement.

        "GAAP" means the United States generally accepted accounting principles.

        "Governmental Authority" means any United States (federal, state, county or local) or foreign government or political subdivision thereof, or any governmental or quasi-governmental, regulatory, judicial, arbitral or administrative authority, board, bureau, agency, commission or self-regulatory organization.

        "Hazardous Substances" means those substances listed in, defined in or regulated as hazardous, toxic, pollutants, contaminants or harmful to human health or the environment under any applicable Environmental Law.

        "Indebtedness" shall mean, with respect to any Person, (i) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations for the payment of the deferred purchase price for any property or assets, (iv) all obligations under leases required to be capitalized in accordance with GAAP, (v) all obligations in respect of bankers acceptances or letters of credit, in each case to the extent drawn down, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions, and (vii) any guarantee (other than customary non-recourse carve-out or "badboy" guarantees) of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.

        "Intellectual Property" shall mean any of the following, as they exist anywhere in the world: (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) copyrightable works, copyrights, mask works and designs, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models and methodologies, (v) computer software programs, including all source code, object code, specifications, designs and documentation related thereto; (vi) all rights in the foregoing and in other similar intangible assets, and (vi) all applications and registrations for the foregoing.

        "Intervening Event" means a material event, development or change in circumstances with respect to Company and the Company Subsidiaries, taken as a whole, that occurred or arose after the date of this Agreement, which (a) was unknown to, nor reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement and (b) becomes known to or by the Company Board prior to the receipt of the Company Stockholder Approval; provided, however, that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (x) the receipt, existence of or terms of any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or any matter relating thereto or consequence thereof and (y) changes in the market price or trading volume of the Company Common Stock or the fact that Company meets or exceeds internal or external projections or forecasts or any estimates of earnings, revenues, or other metrics for any period (it being understood that the underlying cause of such change or fact shall not be excluded by this clause (y)).

        "Investment Company Act" means the Investment Company Act of 1940, as amended.

        "IRS" means the United States Internal Revenue Service or any successor agency.

        "IT Assets" means all computer hardware, peripheral equipment, software and firmware, source code, processed data, information technology infrastructure (including firewalls, servers, workstations, routers, hubs, switches, and data communications lines) middleware and other information technology that are used to operate the business, including all associated documentation owned by Company or any Company Subsidiary or licensed or leased to Company or any Company Subsidiary.

        "Knowledge" (a) where used herein with respect to any of the Company Parties means the actual (and not constructive or imputed) knowledge of the persons named in Schedule A and (b) where used herein with respect to any of the Parent Parties means the actual (and not constructive or imputed) knowledge of the persons named in Schedule B.

        "Law" means any and all domestic (federal, state or local) or foreign laws, statutes, codes, directives, rules, regulations, orders, judgments, injunctions or decrees promulgated by any Governmental Authority.

        "Leased Real Property" means all real property leased or subleased or otherwise occupied, in whole or in part (whether as a tenant or subtenant), by Company or any Company Subsidiary.

        "Lien" shall mean with respect to any asset (including any security), any mortgage, deed of trust, option, claim, condition, covenant, lien, right of way, easement, pledge, charge, security interest, preferential arrangement, right of first refusal or first offer or encumbrance of any kind.

        "NYSE" means the New York Stock Exchange.

        "Offering Document" means the preliminary prospectus and the prospectus of Ultimate Parent with respect to the BD Financing.

        "Order" means a judgment, decision, order, decree, settlement, injunction, writ, stipulation, determination or award issued by any Governmental Authority.

        "Owned Real Property" means all real property owned by Company or any Company Subsidiary.

        "Parent Material Adverse Effect" means any event, change, circumstance, occurrence, effect or state of facts that materially impairs the ability of any Parent Party to consummate, or prevents or materially delays or impedes, the Mergers or any of the other transactions contemplated by this Agreement in the manner contemplated hereby.

        "Parent Subsidiary" means Parent LP and any corporation, other partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (a) Parent and/or Parent LP directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (b) Parent and/or any Person that is a Parent Subsidiary by reason of the application of clause (a) or clause (c) of this definition of "Parent Subsidiary" is a general partner, manager, managing member, trustee, director or the equivalent, or (c) Parent and/or Parent LP, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest.

        "Parent Termination Fee" means sixty two million five hundred thousand dollars ($62,500,000).

        "Permitted Liens" shall mean any (i) Liens that result from any statutory or other Liens for Taxes or assessments that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of Company (if such reserves are required pursuant to GAAP), (ii) Liens imposed or promulgated by Law, including zoning regulations, permits and licenses, (iii) Liens that are disclosed on the existing Company Title Insurance Policies made available by or on behalf of Company or any Company Subsidiary to Parent prior to the date hereof that do not interfere in any material manner with the current use of the applicable Company Property, (iv) any inchoate cashiers', landlords', workers', mechanics', carriers', workmen's, repairmen's and materialmen's liens and other similar Liens imposed by Law and incurred in the ordinary course of business consistent with past practice that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings, (v) as to any Leased Real Property, any Lien affecting any interest in the lessor thereof and (vi) such imperfections in title, easements, restrictions, covenants and similar Liens that do not or will not interfere in any material manner with the current use of the Company Properties (assuming its continued use in the manner it is currently used).

        "Person" or "person" means an individual, corporation, partnership, limited partnership, limited liability company, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or a Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority.

        "Proxy Statement" shall mean the letter to the Stockholders, notice of meeting, proxy statement and form of proxy to be distributed to the Stockholders of Company in connection with the Company Stockholder Meeting to approve the Mergers and other transactions contemplated hereby.

        "Real Property Lease" means a lease, sublease, license or other occupancy agreement pursuant to which Company or a Company Subsidiary leases, subleases or otherwise occupies or has the right to occupy real property.

        "Representative" means, with respect to any Person, such Person's directors, officers, employees, consultants, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), financing sources, agents and other representatives.

        "SEC" means the United States Securities and Exchange Commission (including the staff thereof).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Stockholders" means the holders of shares of Company Common Stock.

        "Superior Proposal" means a bona fide written Acquisition Proposal (except that, for purposes of this definition, the references in the definition of "Acquisition Proposal" to "ten percent (10%)" shall be replaced by "eighty percent (80%)") made by a Third Party that are on terms that the Company Board determines in its good faith judgment, after consultation with its outside legal counsel and financial advisors, and taking into account all factors and matters deemed relevant in good faith by the Company Board (including (i) financial, legal, regulatory and any other aspects of the transaction described in such proposal, (ii) the likelihood and timing of consummation (as compared to the Mergers) and (iii) any changes to this Agreement proposed by Parent in response to such Acquisition Proposal) would, if consummated, be more favorable to Company and its Stockholders than the transactions contemplated by this Agreement.

        "Tax" or "Taxes" means any U.S. federal, state, local and foreign income, gross receipts, license, withholding, property, recording, stamp, transfer, sales, use, abandoned property, escheat, franchise, employment, payroll, excise, environmental and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions thereto.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Termination Fee" means twenty four million five hundred thousand dollars ($24,500,000).

        "Third Party" means any Person or group of Persons other than a Party to this Agreement or their respective Affiliates.

        "TSX" means the Toronto Stock Exchange.

        "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any state law analogs or statutes of similar effect, including any statutes that require advance notice of plant closings, mass layoffs or similar group personnel or employment actions.

          (b)   The following terms have the respective meanings set forth in the sections set forth below opposite such term:

Defined Terms	Location of Definition
Acceptable Confidentiality Agreement	Section 1.1(a)
Acquisition Agreement	Section 7.4(a)
Acquisition Proposal	Section 1.1(a)
Action	Section 1.1(a)
Affiliate	Section 1.1(a)
Agreement	Preamble
Alternative Financing	Section 7.7(a)
Alternative Financing Agreements	Section 7.7(a)
Alternative Financing Source	Section 7.7(a)
BD Financing	Section 5.9(a)
BD Financing Commitment	Section 5.9(a)
BD Investors	Section 5.9(a)
Book-Entry Share	Section 3.1(b)
Business Day	Section 1.1(a)
Certificate	Section 3.1(b)
Change in Company Recommendation	Section 7.4(a)(iii)
Claim	Section 7.6(a)
Claim Expenses	Section 7.6(a)
Closing	Section 2.3
Closing Date	Section 2.3
Code	Section 1.1(a)
Company	Preamble
Company Board	Recitals
Company Bylaws	Section 1.1(a)
Company Charter	Section 1.1(a)
Company Common Stock	Section 1.1(a)
Company Employee Benefit Plans	Section 4.12(a)
Company Equity Incentive Plan	Section 1.1(a)
Company GP	Preamble
Company LP	Preamble

Defined Terms	Location of Definition
Company LP Agreement	Section 1.1(a)
Company Material Adverse Effect	Section 1.1(a)
Company Material Contract	Section 4.18(b)
Company OP Common Unit	Section 1.1(a)
Company OP Preferred Unit	Section 1.1(a)
Company OP Unit Certificate	Section 3.2(a)
Company OP Unit Consideration	Section 3.2(a)
Company Parties	Preamble
Company Partner Approval	Section 4.20
Company Permits	Section 4.6(a)
Company Preferred Stock	Section 4.3(a)
Company Properties	Section 1.1(a)
Company PSU	Section 1.1(a)
Company Recommendation	Section 4.4(b)
Company Restricted Stock Award	Section 1.1(a)
Company SEC Documents	Section 4.7(a)
Company Stockholder Approval	Section 4.20
Company Stockholder Meeting	Section 7.1(b)
Company Subsidiary	Section 1.1(a)
Company Subsidiary Partnership	Section 4.11(g)
Company Tax Protection Agreements	Section 4.11(g)
Company Third Party	Section 4.17(g)
Company Title Insurance Policies	Section 4.17(i)
Company Title Insurance Policy	Section 4.17(i)
Confidentiality Agreement	Section 1.1(a)
Continuing Employee	Section 7.17(a)
Continuing Employees	Section 7.17(a)
Contract Property	Section 4.17(b)
Data Tape	Section 4.17(k)
Delaware Courts	Section 10.8(a)
Debt Financing	Section 5.9(a)
Debt Financing Commitments	Section 5.9(a)
Debt Financing Sources	Section 1.1(a)
DER Stock Units	Section 1.1(a)
Disclosure Letter	Article 4
DLLCA	Recitals
DRULPA	Recitals
Employee Benefit Plan	Section 1.1(a)
Enforceability Exceptions	Section 4.4(a)
Environmental Law	Section 1.1(a)
Environmental Permit	Section 1.1(a)
ERISA	Section 1.1(a)
ERISA Affiliate	Section 1.1(a)
Exchange Act	Section 1.1(a)
Existing Company Indebtedness	Section 1.1(a)
Expenses	Section 1.1(a)
Financing	Section 5.9(a)
Financing Commitments	Section 5.9(a)
Financing Sources	Section 5.9(a)
GAAP	Section 1.1(a)

Defined Terms	Location of Definition
Governmental Authority	Section 1.1(a)
GS	Section 4.19
Hazardous Substances	Section 1.1(a)
Indebtedness	Section 1.1(a)
Indemnified Parties	Section 7.6(a)
Indemnifying Party	Section 7.6(a)
Intellectual Property	Section 1.1(a),
Interim Period	Section 6.1(a)
Intervening Event Notice Period	Section 7.4(a)(v)
Investment Company Act	Section 1.1(a)
IRS	Section 1.1(a)
IT Assets	Section 1.1(a)
Knowledge	Section 1.1(a)
Law	Section 1.1(a)
Leased Real Property	Section 1.1(a)
Letter of Transmittal	Section 3.5(c)(i)
Licensed Intellectual Property	Section 4.15(a)
Lien	Section 1.1(a)
Maximum Premium	Section 7.6(c)
Merger Consideration	Section 3.1(b)
Mergers	Recitals
MGCL	Recitals
Notice of Recommendation Change	Section 7.4(a)(iv)
Notice Period	Section 7.4(a)(iv)
NYSE	Section 1.1(a)
Offering Document	Section 1.1(a)
Order	Section 1.1(a)
Organizational Documents	Section 7.6(a)
Owned Intellectual Property	Section 4.15(a)
Outside Date	Section 9.1(c)
Owned Real Property	Section 1.1(a)
Parent	Preamble
Parent Board	Recitals
Parent LP	Preamble
Parent Material Adverse Effect	Section 1.1
Parent Merger	Recitals
Parent Merger Effective Time	Section 2.1(c)
Parent Parties	Preamble
Parent Party	Preamble
Parent Subsidiary	Section 1.1(a)
Parent Termination Fee	Section 1.1(a)
Parent Termination Fee Base Amount	Section 9.4(a)
Parties	Preamble
Partnership Merger	Recitals
Partnership Merger Effective Time	Section 2.2(c)
Party	Preamble
Paying Agent	Section 3.5(a)
Paying Agent Agreement	Section 3.5(a)
Payment Fund	Section 3.5(a)
Permitted Liens	Section 1.1(a)

Defined Terms	Location of Definition
Person	Section 1.1(a)
Personal Information	Section 4.15(f)
Preferred Book-Entry Share	Section 3.1(c)
Preferred Certificate	Section 3.1(c)
Preferred Merger Consideration	Section 3.1(c)
Privacy Policy	Section 4.15(f)
Proxy Statement	Section 1.1(a)
Qualifying Income	Section 9.4(a)
Qualified REIT Subsidiary	Section 4.11(b)
Real Estate Lease Contract	Section 4.17(b)
Real Estate Purchase Contract	Section 4.17(b)
Real Estate Sales Contract	Section 4.17(g)
Real Property Lease	Section 1.1(a)
Record Date	Section 7.1(b)
REIT	Section 4.11(b)
REIT Opinion	Section 8.2(e)
Remaining Parent Termination Fee	Section 9.4(a)
Representative	Section 1.1(a)
Required SPE Covenants	Section 7.8(ix)
Residential Lease	Section 4.17(c)
Restraints	Section 8.1(b)
SDAT	Section 2.1(b)
SEC	Section 1.1(a)
Securities Act	Section 1.1(a)
Stockholders	Section 1.1(a)
Superior Proposal	Section 1.1(a)
Support Agreement	Recitals
Surviving Company	Section 2.1(a)
Tax or Taxes	Section 1.1(a)
Tax Return	Section 1.1(a)
Taxable REIT Subsidiary	Section 4.11(b)
Termination Fee	Section 1.1(a)
Third Party	Section 1.1(a)
Transfer Taxes	Section 7.13(a)
TSX	Section 1.1(a)
Ultimate Parent	Preamble
Ultimate Parent Board	Recitals
Uncertificated Unit	Section 3.2(a)
WARN Act	Section 1.1(a)

        Section 1.2    Interpretation and Rules of Construction.     In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

          (a)   when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

          (b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c)   whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation" unless the context expressly provides otherwise;

          (d)   the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;

          (e)   the phrase "made available" in this Agreement means that the information referred to has been made available, in any form agreed upon by Company and Parent, including through the electronic data room maintained by Company and its Representatives for "Project Pegasus" at https://pegasus.securevdr.com, to the Party to whom such information is to be made available;

          (f)    any pronoun shall include the corresponding masculine, feminine and neuter forms;

          (g)   all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

          (h)   References to "$" and "dollars" are to the currency of the United States of America; and

          (i)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II

THE MERGERS

        Section 2.1    The Parent Merger.

          (a)   Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DLLCA and the MGCL, at the Parent Merger Effective Time, Company shall merge with and into Parent, with Parent continuing as the surviving entity of the Parent Merger (the "Surviving Company"). The Parent Merger will have the effects provided in this Agreement and as set forth in the DLLCA and the MGCL.

          (b)   The Parties shall cause the Parent Merger to be consummated as soon as practicable on the Closing Date immediately after the Partnership Merger Effective Time, and shall file (i) the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DLLCA, in such form as required by, and executed in accordance with the relevant provisions of, the DLLCA, and (ii) articles of merger with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") in accordance with the MGCL, in such form as required by, and executed in accordance with the relevant provisions of, the MGCL. The Parties shall make all other filings, recordings or publications, if any, required under the DLLCA and the MGCL (including with respect to the Parent Merger, Section 3-113(b)(2) of the MGCL) in connection with the Parent Merger.

          (c)   The Parent Merger shall become effective upon the later of such time as the certificate of merger has been filed with the Secretary of State of the State of Delaware or the articles of merger have been accepted for recording by the SDAT, or such later time which the Parties hereto shall have agreed upon and designated in such filings in accordance with the DLLCA and the MGCL as the effective time of the Parent Merger (the "Parent Merger Effective Time"); it being understood and agreed that the Parties shall cause the Parent Merger Effective Time to occur on the Closing Date as soon as practicable following the Partnership Merger Effective Time.

        Section 2.2    The Partnership Merger

          (a)   Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DRULPA, at the Partnership Merger Effective Time, Parent LP shall merge with and into Company LP, with Company LP continuing as the surviving entity. The Partnership Merger shall have the effects provided in this Agreement and as specified in the DRULPA.

          (b)   The Parties shall cause the Partnership Merger to be consummated as soon as practicable on the Closing Date, and shall file the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DRULPA, in such form as required by, and executed in accordance with the relevant provisions of, the DRULPA. The Parties shall make all other filings, recordings or publications required, if any, under the DRULPA in connection with the Partnership Merger.

          (c)   The Partnership Merger shall become effective upon such time as the certificate of merger has been filed with the Secretary of State of the State of Delaware, or such later time which the Parties hereto shall have agreed upon and designated in such filings in accordance with the DRULPA as the effective time of the Partnership Merger (the "Partnership Merger Effective Time"); it being understood and agreed that the Parties shall cause the Partnership Merger Effective Time to occur on the Closing Date immediately prior to the Parent Merger Effective Time.

        Section 2.3    Closing.     The closing (the "Closing") of the Mergers will take place at the date and time mutually agreed upon by the Parties (but in no event later than the third (3rd) Business Day after all the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the Party entitled to the benefit of the same, or at such other date and time to be specified in writing by the Parties (the date on which the Closing occurs, the "Closing Date")). The Closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, The Orrick Building, 405 Howard Street, San Francisco, California 94105, or at such other place as agreed to by the Parties.

        Section 2.4    Governing Documents.     The limited liability company agreement of Parent as in effect immediately prior to the Parent Merger Effective Time shall be the limited liability company agreement of the Surviving Company immediately following the Parent Merger Effective Time, until further amended in accordance with the provisions thereof and applicable Law. The amended and restated limited partnership agreement of Company LP, as in effect immediately prior to the Partnership Merger Effective Time (such amended and restated limited partnership agreement to be in the form attached as Exhibit A) shall be the limited partnership agreement of Company LP immediately following the Partnership Merger Effective Time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law. Nothing in this Section 2.4 shall affect in any way the indemnification or other obligations provided for in Section 7.6.

        Section 2.5    Directors and Officers.     The directors and officers of Parent immediately prior to the Parent Merger Effective Time shall be the directors and officers of Parent immediately following the Parent Merger Effective Time, in each case until their successors are duly elected or appointed in accordance with applicable Law. The general partner of Company LP immediately prior to the Partnership Merger Effective Time shall be the general partner of Company LP immediately following the Partnership Merger Effective Time, until its successors are duly elected or appointed in accordance with applicable Law.

        Section 2.6    Tax Consequences.     It is intended by the Parties that, for U.S. federal, and applicable state, income Tax purposes: (i) consistent with Revenue Ruling 69-6, the Parent Merger will be treated as a taxable sale by Company of all Company's assets to Parent in exchange for the Merger Consideration, the Preferred Merger Consideration and the assumption of all Company's liabilities, followed by the distribution of such Merger Consideration and Preferred Merger Consideration to the holders of the Company Common Stock and the Company Preferred Stock in liquidation of Company pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a "plan of liquidation" of Company for U.S. federal income tax purposes and (ii) the Partnership Merger will be treated as a taxable sale of the Company OP Common Units (other than Company OP Common Units held by either Company GP or Company) by the holders of such interests in exchange for cash.

ARTICLE III

EFFECTS OF THE MERGERS

        Section 3.1    Effects on Securities in the Parent Merger.     At the Parent Merger Effective Time and by virtue of the Parent Merger and without any further action on the part of any Parent Party, Company Party, or the holders of any securities of Parent or Company:

          (a)    Cancellation of Company Common Stock.    (i) Each share of Company Common Stock issued and outstanding immediately prior to the Parent Merger Effective Time that is held by any Parent Party, any Parent Subsidiary or any wholly owned Company Subsidiary, shall no longer be outstanding and shall automatically be retired and shall cease to exist, and no payment shall be made with respect thereto and (ii) each share of Company Common Stock held by Company (whether as treasury stock or otherwise) shall automatically be retired and shall cease to exist and no payment shall be made with respect thereto.

          (b)    Conversion of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Parent Merger Effective Time (other than shares to be cancelled in accordance with Section 3.1(a)) shall automatically be converted into the right to receive an amount in cash equal to twenty one dollars and fifty cents ($21.50), without interest (as the same may be adjusted pursuant to Section 3.3 and Section 7.16, in either case, if applicable, the "Merger Consideration"), subject to any applicable withholding Tax. All shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") or book-entry share registered in the transfer books of Company (a "Book-Entry Share") that immediately prior to the Parent Merger Effective Time represented shares of Company Common Stock shall cease to have any rights with respect to such shares of Company Common Stock other than the right to receive the Merger Consideration in accordance with Section 3.5.

          (c)    Conversion of Company Preferred Stock.    Each share of Company Preferred Stock issued and outstanding immediately prior to the Parent Merger Effective Time shall be automatically converted into the right to receive an amount in cash equal to one thousand dollars ($1,000) per share, plus an amount equal to all dividends accrued and unpaid on such share of Company Preferred Stock immediately prior to the Parent Merger Effective Time, without interest (the "Preferred Merger Consideration"), subject to any applicable withholding Tax. All shares of Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Preferred Certificate") or book-entry share registered in the transfer books of Company (a "Preferred Book-Entry Share") that immediately prior to the Parent Merger Effective Time represented shares of Company Preferred Stock shall cease to have any rights with respect to such shares of Company Preferred Stock other than the right to receive the Preferred Merger Consideration in accordance with Section 3.5.

          (d)    Share Transfer Books.    At the Parent Merger Effective Time, the share transfer books of Company shall be closed and thereafter there shall be no further registration of transfers of the shares of Company Common Stock or the shares of Company Preferred Stock. From and after the Parent Merger Effective Time, persons who held shares of Company Common Stock or Company Preferred Stock immediately prior to the Parent Merger Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. On or after the Parent Merger Effective Time, any Certificates or Book-Entry Shares of Company presented to the Paying Agent, any Parent Party or the transfer agent for any reason shall be exchanged as provided in this Article III with respect to the shares of Company Common Stock and the shares of Company Preferred Stock formerly represented thereby.

          (e)    Parent Membership Units.    At the Parent Merger Effective Time, each outstanding membership unit representing a membership interest in Parent issued and outstanding immediately prior to the Parent Merger Effective Time shall remain outstanding as a membership unit representing a membership interest in the Surviving Company and shall not be affected by the Merger.

        Section 3.2    Effects on Partnership Interests in the Partnership Merger.

          (a)   At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of any Parent Party, Company Party or the holders of Company OP Common Units, each Company OP Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Company OP Common Units held by either Company GP or Company) shall automatically be converted into the right to receive an amount in cash (without interest, and subject to deduction for required withholding Tax) equal to the (i) number of shares of Company Common Stock that would have been received from the Company in exchange for such Company OP Common Unit under the terms of Section 15.1B of the Company LP Agreement if the Company had issued and delivered Company Common Stock in exchange for such Company OP Common Unit immediately prior to the Partnership Merger Effective Time (as if such Company OP Common Unit were a "Tendered Unit" pursuant to the Company LP Agreement and the Company GP had elected to cause the Company to acquire such Company OP Common Unit pursuant to Section 15.1B of the Company LP Agreement), multiplied by (ii) the Merger Consideration (such total, the "Company OP Unit Consideration") and each holder of a certificate (a "Company OP Unit Certificate") or uncertificated unit registered in Exhibit A to the Company LP Agreement (a "Uncertificated Unit") that immediately prior to the Partnership Merger Effective Time represented Company OP Common Units shall cease to have any rights with respect to such Company OP Common Units other than the right to receive the Company OP Unit Consideration in accordance with this Section 3.2(a).

          (b)   At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of any Parent Party, Company Party or the holders of Company OP Common Units, each Company OP Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time and held by either Company GP or Company shall remain outstanding (entitling Company (and following the Parent Merger, the Surviving Company), Parent or an Affiliate of Parent to such rights, duties and obligations as will be more fully set forth in the amended and restated limited partnership agreement of Company LP as in effect immediately prior to the Partnership Merger Effective Time (such amended and restated limited partnership agreement to be in the form attached as Exhibit A)).

          (c)   At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of any Parent Party, Company Party or the holders of Company OP Preferred Units, each Company OP Preferred Unit issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be retired and shall cease to exist and no payment shall be made with respect thereto.

          (d)   At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of any Parent Party or Company Party, each unit of Parent LP issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be retired and shall cease to exist and no payment shall be made with respect thereto.

        Section 3.3    Adjustments.     Without limiting the other provisions of this Agreement and subject to Section 6.1(b)(ii) and Section 6.1(b)(iii), if at any time during the period between the date of this Agreement and the Parent Merger Effective Time, Company should split, combine or otherwise reclassify the shares of Company Common Stock, or make a dividend or other distribution in shares of Company Common Stock (including any dividend or other distribution of securities convertible into shares of Company Common Stock), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, then (without limiting any other rights of the other Parties hereunder), the Merger Consideration and Preferred Merger Consideration shall be equitably adjusted to reflect fully the effect of any such change.

        Section 3.4    Company Restricted Stock and Company PSUs.

          (a)   Parent will not assume any Company Restricted Stock Awards. At the Parent Merger Effective Time, by virtue of the Parent Merger and without any further action on the part of any Company Party, Parent Party or any holder of Company Restricted Stock Awards, any and all outstanding issuance and forfeiture conditions, or other restrictions, on any shares of Company Common Stock subject to Company Restricted Stock Awards shall be deemed satisfied in full, contingent upon the closing of the Parent Merger, as stated in the Company Equity Incentive Plans, and such shares of Company Common Stock shall be treated as an outstanding share of Company Common Stock and entitled to receive the Merger Consideration pursuant to Section 3.1(b).

          (b)   Parent will not assume any Company PSUs. At the Parent Merger Effective Time, by virtue of the Parent Merger and without any further action on the part of any Company Party, Parent Party or any holder of Company PSUs, each Company PSU that is outstanding as of immediately prior to the Parent Merger Effective Time shall vest in accordance with the terms thereof, including all DER Stock Units subject to the same vesting provisions as the Company PSU, and be cancelled and converted into, and will become a right to receive an amount in cash, without interest subject to any applicable withholding Tax, equal to the product obtained by multiplying (i) the number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Parent Merger Effective Time, after taking into account the vesting in connection with the Parent Merger, by (ii) the Merger Consideration. For purposes of the immediately preceding sentence, (a) to the extent the performance period relating to any such Company PSU has not expired as of the Parent Merger Effective Time and the grant date of the Company PSU occurred less than eighteen (18) months prior to the Parent Merger Effective Time, the number of shares of Company Common Stock in clause (i) shall be determined as if the applicable "total stockholder return" applicable to such Company PSU was achieved at the target level of performance; (b) to the extent the performance period relating to any such Company PSU has not expired as of the Parent Merger Effective Time and the grant date of the Company PSU occurred eighteen (18) months or more prior to the Parent Merger Effective Time, the number of shares of Company Common Stock in clause (i) shall be determined as if the applicable "total stockholder return" applicable to such Company PSU was achieved at the maximum level of performance; and (c) to the extent the performance period relating to any such Company PSU has expired as of the Parent Merger Effective Time, the number of shares of Company Common Stock in clause (i) shall be determined based on the actual achievement of all applicable "total stockholder return" targets applicable to such Company PSU through the Parent Merger Effective Time. Each such Company PSU that vests pursuant to this Section 3.4(b) shall, as of immediately prior to the Parent Merger Effective Time, no longer be subject to any issuance and forfeiture conditions, or other restrictions, and such holders shall be entitled to receive the Merger Consideration pursuant to Section 3.1(b).

          (c)   As soon as reasonably practicable after the Closing (but no later than the second payroll date after the Closing Date), the applicable holders of Company Restricted Stock Awards and Company PSUs will receive a payment from Parent (as the Surviving Company in the Parent Merger), through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of Company Restricted Stock Awards and Company PSUs that are cancelled and converted pursuant to Section 3.4(a) or Section 3.4(b), as applicable. Notwithstanding the foregoing, if any payment owed to a holder of Company Restricted Stock Awards and Company PSUs pursuant to Section 3.4(a) or Section 3.4(b), as applicable, cannot be made through Parent's payroll system or payroll provider, then Parent will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event more than five (5) Business Days thereafter).

          (d)   Prior to the Parent Merger Effective Time, Company shall take such actions as are necessary to provide for the treatment of the Company Restricted Stock Awards and Company PSUs as contemplated by this Section 3.4, subject in all cases to the requirements of applicable Law.

        Section 3.5    Exchange of Certificates.

          (a)   The Parent Parties shall appoint a bank or trust company reasonably satisfactory to Company to act as paying agent (the "Paying Agent") for the payment and delivery of the Merger Consideration, the Preferred Merger Consideration and the Company OP Unit Consideration, as provided in Section 3.1(b) and Section 3.1(c) and Section 3.2(a). The paying agent agreement pursuant to which the Parent Parties shall appoint the Paying Agent (the "Paying Agent Agreement") will be in a form and substance reasonably satisfactory to Company. At or before the Parent Merger Effective Time, the Parent Parties shall deposit, or cause to be deposited, with the Paying Agent cash in immediately available funds in an amount sufficient to pay the aggregate Merger Consideration, Preferred Merger Consideration and Company OP Unit Consideration in accordance with Section 3.1(b), Section 3.1(c) and Section 3.2(a) (the "Payment Fund"), in each case, for the sole benefit of the holders of shares of Company Common Stock, shares of Company Preferred Stock and Company OP Common Units, as applicable. The Parent Parties shall cause the Paying Agent to make, and the Paying Agent shall make, delivery of the Merger Consideration, Preferred Merger Consideration and the Company OP Unit Consideration out of the Payment Fund in accordance with this Agreement. The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to this Article III.

          (b)   The Payment Fund shall be invested by the Paying Agent in accordance with the Paying Agent Agreement. Interest and other income on the Payment Fund shall be the sole and exclusive property of the Parent Parties. No investment of the Payment Fund shall relieve the Parent Parties or the Paying Agent from making the payments required by this Article III, and, following any losses from any such investment, the Parent Parties shall promptly provide additional funds to the Paying Agent to the extent necessary to satisfy the Parent Parties' obligations hereunder for the benefit of the holders of shares of Company Common Stock, Company Preferred Stock and holders of Company OP Common Units at the Parent Merger Effective Time, which additional funds will be deemed to be part of the Payment Fund.

          (c)    Exchange Procedures.

              (i)  As promptly as practicable following the Parent Merger Effective Time (but in no event later than five (5) Business Days thereafter), the Parent Parties shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate or Book-Entry Share, or of a Preferred Certificate or Preferred Book-Entry Share, or a Company OP Unit Certificate or Uncertificated Unit, as applicable, (A) a letter of transmittal (a "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, the Preferred Certificates or Preferred Book-Entry Shares or the Company OP Unit Certificates or Uncertificated Units, as applicable, shall pass only upon proper delivery of the Certificates, the Preferred Certificates or the Company OP Unit Certificates (or affidavits of loss in lieu thereof) or transfer of the Book-Entry Shares, the Preferred Book-Entry Shares or the Uncertificated Units (as evidenced by, as applicable, receipt by the Paying Agent of an "agent's message" in customary form or other evidence as the Paying Agent may reasonably request), as applicable, to the Paying Agent, which Letter of Transmittal shall be in such form and have such other customary provisions as the Parent Parties and Company may reasonably mutually agree upon, and (B) instructions for use in effecting the surrender of the Certificates, the Preferred Certificates or the Company OP Unit Certificate (or affidavits of loss in lieu thereof) or the transfer of Book-Entry Shares, the Preferred Book-Entry Shares or the Uncertificated Units (as evidenced by, as applicable, receipt by the Paying Agent of an "agent's message" in customary form or other evidence as the Paying Agent may reasonably request), as applicable, in exchange for the Merger Consideration, Preferred Merger Consideration or Company OP Unit Consideration, as applicable, into which the number of shares of Company Common Stock previously represented by such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, or, as applicable, the number of shares of Company Preferred Stock previously represented by such Preferred Certificate (or affidavit of loss in lieu thereof) or Preferred Book-Entry Share, or, as applicable, the number of Company OP Common Units previously represented by such Company OP Unit Certificate (or affidavit of loss in lieu thereof) or Uncertificated Unit shall have been converted pursuant to this Agreement.

             (ii)  Upon surrender of a Certificate, a Preferred Certificate or Company OP Unit Certificate (or an affidavit of loss in lieu thereof) or the transfer of a Book-Entry Share, Preferred Book-Entry Share or Uncertificated Unit (as evidenced by receipt by, as applicable, the Paying Agent of an "agent's message" in customary form or other evidence as the Paying Agent may reasonably request), as applicable, to the Paying Agent, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, or such Preferred Certificate (or affidavit of loss in lieu thereof) or Preferred Book-Entry Share, or Company OP Unit Certificates (or affidavit of loss in lieu thereof) or Uncertificated Units, as applicable, shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, or, as applicable, the Preferred Merger Consideration for each share of Company Preferred Stock formerly represented by such Preferred Certificate (or affidavit of loss in lieu thereof) or Preferred Book-Entry Share, or, as applicable, the Company OP Unit Consideration for each Company OP Common Unit formerly represented by such Company OP Unit Certificate (or affidavit of loss in lieu thereof) or Uncertificated Unit, in each case pursuant to the provisions of this Article III, to be mailed or delivered by wire transfer, within five (5) Business Days following the later to occur of (A) the Parent Merger Effective Time or (B) the Paying Agent's receipt of such Certificate, Preferred Certificate or Company OP Unit Certificate (or affidavit of loss in lieu thereof) or the transfer to the Paying Agent of such Book-Entry Share, Preferred Book-Entry Share or Uncertificated Unit (as evidenced by receipt by, as applicable, the Paying Agent of an "agent's message" in customary form or other evidence as the Paying Agent may reasonably request), as applicable, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, or, as applicable, the Preferred Certificate (or affidavit of loss in lieu thereof) or Preferred Book-Entry Share, or, as applicable, the Company OP Unit Consideration for each Company OP Common Unit formerly represented by such Company OP Unit Certificate (or affidavit of loss in lieu thereof) or Uncertificated Unit, so surrendered or transferred shall be forthwith cancelled. Until surrendered or transferred as contemplated by this Section 3.5, each Certificate (or affidavit of loss in lieu thereof) and Book-Entry Share, or, as applicable, each Preferred Certificate (or affidavit of loss in lieu thereof) and Preferred Book-Entry Share, or, as applicable, each Company OP Unit Certificate (or affidavit of loss in lieu thereof) and Uncertificated Unit, shall be deemed, at any time after the Parent Merger Effective Time, to represent only the right to receive, upon such surrender or transfer, as applicable, the Merger Consideration, the Preferred Merger Consideration or the Company OP Unit Consideration, as applicable, as contemplated by this Article III. No interest shall be paid or accrued for the benefit of holders of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares, or the holders of the Preferred Certificates (or affidavits of loss in lieu thereof) or Preferred Book-Entry Shares, or the holders of Company OP Unit Certificates (or affidavits of loss in lieu thereof) or Uncertificated Units, on the Merger Consideration, Preferred Merger Consideration or Company OP Unit Consideration, as applicable, payable upon the surrender of the Certificates (or affidavits of loss in lieu thereof), the Preferred Certificates (or affidavits of loss in lieu thereof) or the Company OP Unit Certificates or the transfer of the Book-Entry Shares, the Preferred Book-Entry Shares or the Uncertificated Units (as evidenced by receipt by, as applicable, the Paying Agent of an "agent's message" in customary form or other evidence as the Paying Agent may reasonably request), as applicable.

            (iii)  In the event of a transfer of ownership of shares of Company Common Stock, Company Preferred Stock or Company OP Common Units that is not registered in the transfer records of Company, it shall be a condition of payment that any Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, or, as applicable, any Preferred Certificate (or affidavit of loss in lieu thereof) or Preferred Book-Entry Share, or, as applicable, any Company OP Unit Certificate (or affidavit of loss in lieu thereof) or Uncertificated Unit, surrendered or transferred, as applicable, in accordance with the procedures set forth in this Section 3.5(c) shall be properly endorsed or shall be otherwise in proper form for transfer, and that the Person requesting such payment shall have paid any transfer Taxes and other Taxes required by reason of the payment of the Merger Consideration, Preferred Merger Consideration or Company OP Unit Consideration, as applicable, to a Person other than the registered holder of the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, or, as applicable, the Preferred Certificate (or affidavit of loss in lieu thereof) or Preferred Book-Entry Share, or, as applicable, the Company OP Unit Certificate (or affidavit of loss in lieu thereof) or Uncertificated Unit, surrendered or transferred, as applicable, shall have established to the reasonable satisfaction of the Parent Parties that such Tax either has been paid or is not applicable.

          (d)    Termination of Payment Fund.    Any portion of the Payment Fund which remains undistributed to the holders of shares of Company Common Stock, Company Preferred Stock or Company OP Common Units, as applicable, for twelve (12) months after the Parent Merger Effective Time shall be delivered to the Parent Parties, upon demand, and any former holders of shares of Company Common Stock or Company Preferred Stock, or former holders of Company OP Common Units, prior to the Parent Merger who have not theretofore complied with this Article III shall thereafter look only to Parent for payment of the Merger Consideration, Preferred

  Merger Consideration or Company OP Unit Consideration, as applicable, in accordance with this Section 3.5.

          (e)    No Liability.    None of the Parent Parties, the Company Parties, the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any person in respect of the Merger Consideration, the Preferred Merger Consideration or the Company OP Unit Consideration, as applicable, if the Payment Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares or units, as applicable, immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Parent Parties, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.

        Section 3.6    Withholding Rights.     The Parties, their respective Affiliates and the Paying Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration, the Preferred Merger Consideration and the Company OP Unit Consideration, as applicable (and any other consideration otherwise payable pursuant to this Agreement or deemed paid for Tax purposes), such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

        Section 3.7    Lost Certificates.     If any Certificate, Preferred Certificate or Company OP Unit Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate, Preferred Certificate or Company OP Unit Certificate to be lost, stolen or destroyed and, if required by the Parent Parties, the posting by such Person of a bond in such reasonable amount as the Parent Parties may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Preferred Certificate or Company OP Unit Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, Preferred Certificate or Company OP Unit Certificate, as applicable, the Merger Consideration, the Preferred Merger Consideration and Company OP Unit Consideration and any distributions to which such holder is entitled pursuant to this Article III.

        Section 3.8    Dissenters' Rights.     No dissenters' or appraisal rights, including rights to fair value pursuant to Section 3-202 of the MGCL, shall be available under applicable Law with respect to the Mergers or the other transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

        Except (a) as set forth in the disclosure letter that has been prepared by the Company Parties and delivered by the Company Parties to the Parent Parties in connection with the execution and delivery of this Agreement (the "Disclosure Letter") (it being agreed that (i) disclosure of any item in any section of the Disclosure Letter with respect to any Section or subsection of Article IV of this Agreement shall be deemed disclosed with respect to any other Section or subsection of Article IV of this Agreement to the extent such relationship is reasonably apparent on its face; provided, that nothing in the Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company Parties made herein and (ii) no reference to or disclosure of any item or other matter in the Disclosure Letter shall be construed as an admission or indication that (A) such item or other matter is material, (B) such item or other matter is required to be referred to or disclosed in the Disclosure Letter or (C) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which Company or any of the Company Subsidiaries is a party exists or has actually occurred), or (b) as disclosed in publicly available Company SEC Documents filed with, or furnished to, as applicable, the SEC on or after January 1, 2014 and prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading "Risk Factors" and any disclosure of risks or other matters included in any "forward-looking statements" disclaimer or other statements that are predictive or forward-looking in nature), the Company Parties hereby jointly and severally represent and warrant to the Parent Parties that:

        Section 4.1    Organization and Qualification; Subsidiaries.

          (a)   Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   Company LP is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each other Company Subsidiary is a corporation, partnership, limited liability company or other business entity, as the case may be, duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be. Each Company Subsidiary has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (c)   Except as set forth in Section 4.1(c) of the Disclosure Letter, neither Company nor any Company Subsidiary directly or indirectly owns any interest or investment (whether equity or debt) in any Person (other than in the Company Subsidiaries and investments in short-term investment securities).

          (d)   Section 4.1(d) of the Disclosure Letter sets forth a complete list of each Company Subsidiary, together with its jurisdiction of organization or incorporation and the ownership interest (and percentage interest) of Company or a Company Subsidiary and any other Person, as applicable, in such Company Subsidiary.

        Section 4.2    Organizational Documents.     There are no current or pending dissolution, liquidation, forfeiture or revocation proceedings regarding Company or any of the Company Subsidiaries. Company has made available to Parent complete and correct copies of (i) the Company Charter and Company Bylaws and (ii) the Company LP Agreement and the certificate of limited partnership of Company LP, in each case as in effect on the date hereof, together with all amendments thereto, and all such organizational documents are in full force and effect, and neither Company nor Company LP is in violation of any of the material provisions of such documents.

        Section 4.3    Capital Structure.

          (a)   The authorized capital stock of Company consists of 450,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"), of which 1,000 shares are designated as 10% Cumulative Redeemable Preferred Stock with a liquidation preference of $1,000 per share, plus an amount equal to all dividends accrued and unpaid on such share of Company Preferred Stock. At the close of business on February 24, 2017, (i) 35,322,624 shares of Company Common Stock were issued and outstanding,

  (ii) 1,000 shares of Company Preferred Stock were issued and outstanding and no other shares of Company Preferred Stock were issued or outstanding, (iii) 149,281 shares of Company Common Stock have been issued with respect to outstanding Company Restricted Stock Awards granted pursuant to the Company Equity Incentive Plan, (iv) 472, 037 shares of Company Common Stock were reserved for issuance pursuant to the terms of outstanding Company PSUs and (v) 2,231,511 shares of Company Common Stock were reserved for issuance upon redemption of Company OP Common Units. All issued and outstanding shares of the capital stock of Company are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to preemptive rights. There are no outstanding bonds, debentures, notes or other Indebtedness of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock may vote.

          (b)   All of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All equity interests in each of the Company Subsidiaries that is a partnership or limited liability company are duly authorized, validly issued and free of preemptive rights. Except as set forth in Section 4.3(b) of the Disclosure Letter, Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Company Subsidiaries owned by Company or a Company Subsidiary, free and clear of all Liens other than transfer and other restrictions under applicable federal and state securities Laws and restrictions in the organizational documents of Company or any Company Subsidiary, and except as set forth in the Company LP Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Company Subsidiary owned by Company or a Company Subsidiary or which would require any Company Subsidiary to issue or sell any shares of such Company Subsidiary capital stock, ownership interests or securities convertible into or exchangeable for shares of such Company Subsidiary capital stock or ownership interests. There are no outstanding bonds, debentures, notes or other Indebtedness of Company Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of capital stock or other equity interests of Company Subsidiaries may vote.

          (c)   Except for shares of Company Common Stock subject to Company Restricted Stock Awards or Company PSUs, rights under the Company Equity Incentive Plan or as set forth in this Section 4.3 or in Section 4.3(c) of the Disclosure Letter, as of the date of this Agreement, there are no (i) outstanding securities of Company or any Company Subsidiary convertible into or exchangeable for one or more shares of capital stock of, or other equity or voting interests in, Company or any Company Subsidiary, (ii) options, warrants or other rights or securities issued or granted by Company or any Company Subsidiary relating to or based on the value of the equity securities of Company or any Company Subsidiary, (iii) calls, rights, commitments, agreements, rights of first refusal, arrangements or undertakings of any kind to which Company or any Company Subsidiary is a party or by which any of them is bound, obligating Company or any Company Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of Company Common Stock, shares of Company Preferred Stock or other equity securities or (iv) outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of Company or any of the Company Subsidiaries or obligating Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, right of first refusal, arrangement or undertaking. Except as set forth in Section 4.3(c) of the Disclosure Letter, there are no outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock, shares of Company Preferred Stock (including shares of Company Preferred Stock), or other equity securities of Company or any Company Subsidiary. Other than the Support Agreements, neither Company nor any Company Subsidiary is a party to any agreements or understandings concerning the voting (including voting trusts and proxies) or transfer of or that provides registration rights in respect of, any shares of capital stock or other voting securities or equity interests of Company or any Company Subsidiary. Company does not have a shareholder rights plan in place. Except as set forth in Section 4.3(c) of the Disclosure Letter, Company has not exempted any Person from the "Aggregate Stock Ownership Limit" or the "Common Stock Ownership Limit" or established or increased an "Excepted Holder Limit," as such terms are defined in the Company Charter. None of the Company Subsidiaries owns any Company Shares.

          (d)   Section 4.3(d) of the Disclosure Letter sets forth, by individual, each outstanding award of Company PSUs and Company Restricted Stock Award, including: (i) the grant date; (ii) the number of shares or units granted (including target and maximum number of shares or units); (iii) the number of DER Stock Units and (iv) the vesting schedule.

          (e)   Company GP is the sole general partner of Company LP and Company GP owns, directly or indirectly, 353,498 Company OP Units in Company LP. As of the date hereof, Company held 34,969,126 Company OP Common Units and $1,000,000 of Company OP Preferred Units. In addition to the Company OP Common Units held by Company and Company GP, as of the date hereof, 2,231,511 Company OP Common Units (excluding Company OP Preferred Units) were issued and outstanding, and each such Company OP Common Unit is redeemable in accordance with the Company LP Agreement. The Company OP Common Units (excluding the Company OP Preferred Units) issued and outstanding comprise a single class of Company OP Common Units. Other than the Company OP Common Units issued and outstanding and the Company OP Preferred Units held by Company, no other units or equity interests in Company LP are issued and outstanding. Section 4.3(e) of the Disclosure Letter sets forth a list of all other holders of the Company OP Common Units, such holder's most recent address and the number of such Company OP Common Units held. Except as set forth in Section 4.3(e) of the Disclosure Letter or in the Company LP Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Company LP to issue, transfer or sell any partnership interests of Company LP or any securities convertible into or exchangeable for any partnership interests of Company LP. Except as set forth in Section 4.3(e) of the Disclosure Letter or in the Company LP Agreement, there are no outstanding contractual obligations of Company LP to issue, repurchase, redeem or otherwise acquire any partnership interests of Company LP or any other securities convertible into or exchangeable for any partnership interests of Company LP. Except as set forth in Section 4.3(e) of the Disclosure Letter or in the Company LP Agreement, the Company OP Common Units and Company OP Preferred Units that are owned by Company are owned free and clear of any Liens other than any transfer and other restrictions under applicable federal and state securities Laws.

        Section 4.4    Authority.

          (a)   Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement to which Company is a party, including the Parent Merger. The execution, delivery and performance of this Agreement by Company and the consummation by Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize the execution, delivery and performance by Company of this Agreement or the Parent Merger or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Parent Merger, to receipt of the Company Stockholder Approval, and to the filing of the certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the SDAT. This Agreement has been duly executed and delivered by Company and assuming due authorization, execution and delivery by each of Company GP, Company LP and the Parent Parties, constitutes a legally valid and binding obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) (collectively, the "Enforceability Exceptions").

          (b)   The Company Board, at a duly held meeting, has, by unanimous vote, (i) duly and validly authorized the execution and delivery of this Agreement and declared advisable the Mergers and the other transactions contemplated by this Agreement, (ii) directed that the Parent Merger and the other transactions contemplated by this Agreement be submitted for consideration at the Company Stockholder Meeting and (iii) as of the date of this Agreement, resolved to recommend that the Stockholders vote in favor of the approval of the Parent Merger and the other transactions contemplated by this Agreement (the "Company Recommendation"), which resolution, subject to Section 7.4, has not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent as of the date hereof.

          (c)   Company LP has the requisite limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Company Partner Approval, to consummate the transactions contemplated by this Agreement, including the Partnership Merger. The execution, delivery and performance of this Agreement by Company LP and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary partnership action, and no other partnership proceedings on the part of Company LP are necessary to authorize the execution, delivery and performance by Company LP of this Agreement or the Partnership Merger or to consummate the transactions contemplated by this Agreement, subject, with respect to the Partnership Merger, to the receipt of the Company Partner Approval, and to the filing of the certificate of merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by Company LP, and assuming due authorization, execution and delivery by each of Company, Company GP and the Parent Parties, constitutes a legally valid and binding obligation of Company LP, enforceable against Company LP in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

          (d)   Company GP has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Company Partner Approval, to consummate the transactions contemplated by this Agreement, including the Partnership Merger. The execution, delivery and performance of this Agreement by Company GP and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary limited liability company action, and no other corporate proceedings on the part of Company GP are necessary to authorize the execution, delivery and performance by Company GP of this Agreement or the Partnership Merger or to consummate the transactions contemplated by this Agreement, subject, with respect to the Partnership Merger, to the receipt of the Company Partner Approval, and to the filing of the certificate of merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by Company GP, and assuming due authorization, execution and delivery by each of Company, Company LP , constitutes a legally valid and binding obligation of Company GP, enforceable against Company GP in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

        Section 4.5    No Conflict; Required Filings and Consents.

          (a)   Except as set forth in Section 4.5(a) of the Disclosure Letter, the execution and delivery of this Agreement by each of Company, Company GP and Company LP does not, and the performance of their respective obligations hereunder will not, (i) assuming receipt of the Company Stockholder Approval and the Company Partner Approval, conflict with or violate any provision of (A) the Company Charter or Company Bylaws, (B) the certificate of formation or limited liability company operating agreement of Company GP or (C) the Company LP Agreement or the certificate of limited partnership of Company LP, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any material Order or Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound, or (iii) assuming receipt of the Company Stockholder Approval and the Company Partner Approval, require any consent, notice or approval (except as contemplated by Section 4.5(b)) under, result in any breach of or any loss of any benefit or material increase in any cost or obligation of Company or any Company Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Company or any Company Subsidiary pursuant to, any Company Material Contract, except, as to clauses (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by each of Company, Company GP and Company LP does not, and the performance of this Agreement by each of Company, Company GP and Company LP will not, require any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Authority, except (i)(A) the filing with the SEC of the Proxy Statement in preliminary and definitive form, (B) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, and (C) any documents in accordance with Section 7.10, (ii) as may be required under the rules and regulations of the NYSE or TSX, (iii) the filing of (A) the certificate of merger with respect to the Parent Merger with the Secretary of State of the State of Delaware and the articles of merger with the SDAT and (B) appropriate documents with the relevant authorities of the other jurisdictions in which Company, Ultimate Parent and Parent, and their respective Company Subsidiaries and Parent Subsidiaries, are qualified to do business, (iv) the filing of the certificate of merger with respect to the Partnership Merger with the Secretary of State of the State of Delaware, respectively, (v) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws, (vi) such filings as may be required in connection with Transfer Taxes, and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.6    Permits; Compliance with Law.

          (a)   Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 4.16 or Section 4.17, which are addressed solely in those Sections, Company and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority, necessary for Company and each Company Subsidiary to own, lease and, to the extent applicable, operate its properties and assets or to carry on and operate its respective business substantially as it is being conducted as of the date hereof (the "Company Permits"), except failure to be in possession of any Company Permits as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All such Company Permits are valid and in full force and effect, except where the failure to be valid or in full force and effect of any of the Company Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither Company nor any Company Subsidiary has received any written claim or written notice indicating that Company or any Company Subsidiary is currently not in compliance with the terms of any such Company Permits, or that suspension or cancellation of any Company Permits is pending threatened in writing, and no such suspension or cancellation will result from the transactions contemplated by this Agreement, except where the failure to be in compliance with the terms of any such Company Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   Neither Company nor any Company Subsidiary is in conflict with, or in default or violation of (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound (except for conflicts, defaults and violations of Laws that are addressed in Section 4.15, Section 4.16, or Section 4.17), or (ii) any Company Permits (except for the Company Permits addressed in Section 4.16 or Section 4.17), except in each case for any such conflicts, defaults or violations that have been cured without any material future liability to Company or any Company Subsidiaries, or, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. No Action by any Governmental Authority with respect to Company or any Company Subsidiary or their operations is pending or threatened in writing, and, to the Knowledge of Company, no Governmental Authority has indicated an intention to conduct the same.

          (c)   None of Company, any Company Subsidiary, any director or officer of Company or of any Company Subsidiary or, to the Knowledge of Company, any employee or agent of Company or of any Company Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person, or (iii) taken any action, directly or indirectly, that would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended.

          (d)   None of Company, any Company Subsidiary, any director or officer of Company or of any Company Subsidiary or, to the Knowledge of Company, any employee or agent of Company or of any Company Subsidiary is a person on the list of "Specially Designated Nationals and Blocked Persons" or subject to prohibitions or restrictions under any U.S. executive order imposing sanctions measures or any regulation administered by the U.S. Department of Treasury's Office of Foreign Assets Control. Each of Company, Company LP, the Company Subsidiaries, the directors and officers of Company and of any Company Subsidiary and, to the Knowledge of Company, the employee and agents of Company or of any Company Subsidiary is in material compliance with the PATRIOT Act, U.S. executive orders imposing sanctions measures, and regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

        Section 4.7    SEC Documents; Financial Statements.

          (a)   Company has filed with or furnished to the SEC all reports, schedules, registration statements, prospectuses, forms, reports, definitive proxy statements and other documents required to be filed or furnished by Company and Company LP with the SEC under the Exchange Act or Securities Act since January 1, 2014 (the "Company SEC Documents"). As of their respective dates of filing, furnishing or, in the case of registration statements, effectiveness, or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (other than preliminary materials) (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents and (ii) none of the Company SEC Documents, at the time of filing or being furnished (or effectiveness in the case of registration statements), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Documents filed or furnished and publicly available prior to the date of this Agreement and provided that no representation or warranty is made hereunder as to statements made or incorporated by reference in the Proxy Statement that were not supplied by or on behalf of Company or Company LP. Company has made available to Parent all comment letters and all material correspondence between the SEC, on the one hand, and Company or Company LP, on the other hand, since January 1, 2014. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents filed or furnished by Company or Company LP with the SEC and, as of the date hereof, to the Knowledge of Company, none of the Company SEC Documents is the subject of ongoing SEC review.

          (b)   Company and Company LP is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and any applicable rules and regulations thereunder, as amended from time to time, and the applicable listing and corporate governance rules of the NYSE, in each case except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (c)   The audited consolidated financial statements and unaudited consolidated interim financial statements of Company and Company Subsidiaries included or incorporated by reference in the Company SEC Documents, including the related notes and schedules, (i) complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP (as in effect in the United States on the date of such financial statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and (iii) fairly presented, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments), the consolidated financial position of Company and the Company Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of Company and the Company Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later Company SEC Documents filed and publicly available prior to the date of this Agreement.

          (d)   Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for Company and each Company Subsidiary. Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to Company's management as appropriate to allow timely decisions regarding required disclosure.

        Section 4.8    Absence of Certain Changes or Events.     Except as set forth in Section 4.8 of the Disclosure Letter, since December 31, 2016 through the date of this Agreement, (a) Company and each Company Subsidiary has conducted its business in all material respects in the ordinary course of business consistent with past practice, (b) there has not been any Company Material Adverse Effect or any event, circumstance, change, or effect that, individually or in the aggregate with all other events, circumstances, changes, or effects, would reasonably be expected to have a Company Material Adverse Effect and (c) except for regular quarterly cash dividends on the Company Common Stock, Company Preferred Stock, Company OP Common Units and Company OP Preferred Units, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock, Company Preferred Stock, Company OP Common Units or Company OP Preferred Units.

        Section 4.9    No Undisclosed Material Liabilities.     Except as set forth in Section 4.9 of the Disclosure Letter or as otherwise would not reasonably be expected to have a Company Material Adverse Effect, there are no liabilities of Company or any of the Company Subsidiaries, other than: (a) liabilities adequately provided for on the balance sheet of Company dated as of December 31, 2016 (including the notes thereto) as required by GAAP, (b) liabilities incurred in connection with the transactions contemplated by this Agreement or (c) liabilities incurred in the ordinary course of business consistent with past practice subsequent to December 31, 2016.

        Section 4.10    Litigation.     Except as individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or as set forth in Section 4.10 of the Disclosure Letter, (a) there is no Action pending or, to the Knowledge of Company, threatened in writing by or before any Governmental Authority against Company or any Company Subsidiary (or any of their properties or assets) and (b) neither Company nor any Company Subsidiary, nor any of Company's or any Company Subsidiary's respective property or assets, is subject to any outstanding material Order of any Governmental Authority. As of the date of this Agreement, there is no Action to which Company or any Company Subsidiary is a party pending or, to the Knowledge of Company, threatened in writing seeking to prevent, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.

        Section 4.11    Taxes.

          (a)   Company and each Company Subsidiary has timely filed with the appropriate Governmental Authority all income and other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Company and each Company Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions on the financial statements of Company in accordance with GAAP for, all material amounts of Taxes required to be paid by them, whether or not shown on any Tax return. Company has made available to Parent complete and correct copies of (i) all U.S. federal, state and local income and other material Tax Returns of Company and the Company Subsidiaries relating to the last three years which have been filed and (ii) any audit report issued within the last five (5) years relating to any Taxes due from or with respect to Company or any Company Subsidiaries. Neither Company nor any Company Subsidiaries has received a written claim, or to the Knowledge of Company, an unwritten claim, by any authority in a jurisdiction where any of them does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (b)   Company (i) for all taxable years commencing with the taxable year ending December 31, 2012 and through December 31, 2016, has been subject to taxation as a real estate investment trust within the meaning of Sections 856 and 857 of the Code (a "REIT") and has satisfied all requirements for qualification and taxation as a REIT for such years; (ii) has operated since January 1, 2017 and will operate to the Parent Merger Effective Time in a manner consistent with the requirements for qualification and taxation as a REIT; and (iii) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS to its status as a REIT, and to the Knowledge of Company, no such challenge is pending or threatened. No entity in which Company owns an interest is a corporation for U.S. federal income tax purposes, other than a "qualified REIT subsidiary" within the meaning of Section 856(i) (2) of the Code ("Qualified REIT Subsidiary") or a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code ("Taxable REIT Subsidiary"). Section 4.11(b) of the Disclosure Letter sets forth a list of each Qualified REIT Subsidiary and Taxable REIT Subsidiary owned directly or indirectly by Company, and each Company Subsidiary not set forth in Section 4.11(b) of the Disclosure Letter is and has been since its formation classified as a partnership or entity disregarded as separate from Company or a Company Subsidiary for U.S. federal income tax purposes. Each Company Subsidiary that is a partnership, joint venture or limited liability company and has not elected to be a Taxable REIT Subsidiary has been since its formation treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation. Taking into account all distributions to be made by Company prior to the Parent Merger Effective Time and the deemed distributions by Company by reason of the deemed sale of assets and liquidation for U.S federal income tax purposes resulting from the Parent Merger, Company will have distributed cash to its Stockholders in its taxable year ending with the Parent Merger in an amount equal to or in excess of the amount required to be distributed pursuant to Section 857(a) of the Code in respect of its taxable year ending with the Parent Merger, and Company will not be subject to Tax under Sections 857(b) or 4981 of the Code in respect of its taxable year ending with the Parent Merger (other than as set forth in Schedule 4.11(p) of the Disclosure Letter).

          (c)   (i) There are no audits, investigations by any Governmental Authority or other proceedings ongoing or, to the Knowledge of Company, threatened with regard to any Taxes or Tax Returns of Company or any Company Subsidiary; (ii) no deficiency for Taxes of Company or any Company Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of Company, threatened, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith; (iii) neither Company nor any Company Subsidiary has waived any statute of limitations with respect to the assessment of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open tax year or is the beneficiary of an extension of time to file any Tax Return except for any such waivers or extensions relating to an extension of time to file any non-income Tax Return in respect of a taxable year or period ending in 2016 or 2017; and (iv) neither Company nor any of the Company Subsidiaries has entered into any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

          (d)   Neither Company nor any Company Subsidiary holds any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code.

          (e)   Beginning with its taxable year ended December 31, 2012, (i) Company and the Company Subsidiaries have not incurred any liability for material Taxes under Sections 856(g)(5)(C), 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code which have not been previously paid and shall not incur any such liability for such Taxes in the taxable year ending on the Closing Date (other than as set forth in Schedule 4.11(p) of the Disclosure Letter), and (ii) neither Company nor any Company Subsidiary has incurred any material liability for Taxes other than (A) in the ordinary course of business consistent with past practice, or (B) transfer or similar Taxes arising in connection with a sale, exchange, or other transfer of property. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Company or the Company Subsidiaries.

          (f)    Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Governmental Authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

          (g)   There are no Company Tax Protection Agreements in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of Company, threatened to raise a material claim against Company or any Company Subsidiary for any breach of any Company Tax Protection Agreements. As used herein, "Company Tax Protection Agreements" means any written agreement to which Company or any Company Subsidiary is a party (i) pursuant to which any liability to holders of interests in a Company Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (ii) that was entered into in connection with or related to the deferral of income Taxes of a holder of interests in a Company Subsidiary Partnership, and that requires Company or any Company Subsidiary (A) to maintain a minimum level of debt, continue a particular debt, or provide rights to guarantee or otherwise assume economic risk of loss with respect to debt, (B) to retain or not to dispose of assets, or engage in transactions of comparable tax effect, (C) to make or refrain from making a Tax election, (D) only dispose of assets in a particular manner, (E) operate (or refrain from operating) in a particular manner, (F) use (or refrain from using) a specified method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more properties and/or (G) use (or refrain from using) a particular method for allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code; (iii) pursuant to which limited partners of a Company Subsidiary Partnership have guaranteed, indemnified or assumed debt of the Company Subsidiary Partnership; or (iv) that would require the general partner of a Company Subsidiary Partnership to consider separately the interests of any limited partner. As used herein, "Company Subsidiary Partnership" means a Company Subsidiary that is a partnership for U.S. federal income tax purposes.

          (h)   There are no Tax Liens upon any property or assets of Company or any Company Subsidiary, except (i) Tax Liens that are de minimis in nature or (ii) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

          (i)    Neither Company nor any Company Subsidiary has requested or has received any ruling of a Governmental Authority, or has entered into any written agreement with a Governmental Authority with respect to any Taxes.

          (j)    There are no Tax allocation, indemnity or sharing agreements or similar arrangements with respect to which Company or any Company Subsidiary is a party or otherwise has any liability (other than customary arrangements under commercial contracts or borrowings entered into in the ordinary course of business consistent with past practice and Company Tax Protection Agreements).

          (k)   Neither Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (l)    Neither Company nor any Company Subsidiary has participated in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

          (m)  Neither Company nor any of the Company Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

          (n)   Except as set forth in Section 4.11(n) of the Disclosure Letter, no written power of attorney that has been granted by Company or any of the Company Subsidiaries (other than to Company or a Company Subsidiary) currently is in force with respect to any matter relating to Taxes.

          (o)   Neither Company nor any of the Company Subsidiaries (other than Taxable REIT Subsidiaries) has or has had any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

          (p)   Except as set forth in Section 4.11(p) of the Disclosure Letter neither Company nor any Company Subsidiaries has engaged at any time in any "prohibited transactions" within the meaning of Section 857(b)(6) of the Code or engaged in any transaction that would give rise to "redetermined rents, redetermined deductions, excess interest, and redetermined TRS service income" described in Section 857(b)(7) of the Code.

          (q)   Except as set forth in Section 4.11(q) of the Disclosure Letter, (i) neither Company nor any Company Subsidiary has failed to obtain or comply with any assessment or reassessment required with respect to real property under applicable Law or otherwise failed to comply in any material respect with applicable Laws relating to the reporting, collection and payment of real property Taxes and (ii) to the Knowledge of Company, there are no proposed reassessments of any real property owned by Company or any Company Subsidiary that would result in a material increase in the amount of any Tax to which Company or any Company Subsidiary would be subject

          (r)   Neither Company nor any Company Subsidiary: (i) has agreed to make any material adjustment pursuant to Section 481(a) of the Code, (ii) has any knowledge that the IRS has proposed, in writing, such an adjustment or a change in accounting method with respect to Company or any Company Subsidiary or (iii) has any application pending with the IRS or any other Governmental Authority requesting permission for any change in accounting method.

          (s)   This Section 4.11 and, to the extent related to Taxes, Section 4.12 and Section 4.13 contain the sole and exclusive representations and warranties of the Company Parties with respect to Taxes and Tax Matters.

        Section 4.12    Pension and Benefit Plans; Employees.

          (a)   Company has made available prior to the date hereof every Employee Benefit Plan sponsored, maintained or contributed to (or with respect to which any obligation to contribute has been undertaken) by Company or any of its ERISA Affiliates (such Employee Benefit Plans, the "Company Employee Benefit Plans". Each such Company Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder that has not been revoked and, to the Knowledge of Company, no event has occurred and no condition exists that is reasonably expected to result in the revocation of any such determination or opinion letter. Section 4.12(a) of the Disclosure Letter sets forth a complete list of each Company Employee Benefit Plan.

          (b)   With respect to each such Company Employee Benefit Plan, Company has provided, or made available, to Parent (if applicable to such Company Employee Benefit Plan): (i) all documents embodying or governing such Company Employee Benefit Plan, and any funding medium for the Company Employee Benefit Plan (including, without limitation, trust agreements); (ii) the most recent IRS determination or opinion letter with respect to such Company Employee Benefit Plan under Section 401(a) of the Code; (iii) the most recently filed IRS Form 5500 Annual Report and accompanying schedules and audited financial statements; (iv) the most recent actuarial report; (v) the current summary plan description for such Company Employee Benefit Plan (or other descriptions of such Company Employee Benefit Plan provided to employees) and all summaries of material modifications thereto; (vi) any insurance policy related to such Company Employee Benefit Plan; and (vii) all material written correspondence received from the IRS, Pension Benefit Guaranty Corporation or the U.S. Department of Labor during the past three (3) years relating to any government investigation or audit or any submissions under any voluntary compliance or correction policy.

          (c)   Each Company Employee Benefit Plan has been administered in accordance with the requirements of applicable law, including, without limitation, ERISA, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Patient Protection and Affordable Care Act, Public Law 111-148 and the Code, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and is being administered and operated in all material respects in accordance with its terms. No Company Employee Benefit Plan is subject to Title IV of ERISA, is a multiemployer plan, within the meaning of ERISA Section 3(37), is a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA) or is a "multiple employer plan" (as defined in Section 413 of the Code). Neither Company nor any ERISA Affiliate has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any such multiemployer plan or multiple employer plan.

          (d)   Full payment has been made, or otherwise properly accrued on the books and records of Company and any ERISA Affiliate, of all amounts that Company and any ERISA Affiliate are required under the terms of the Company Employee Benefit Plans to have paid as contributions to such Company Employee Benefit Plans on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of Company through the Closing Date.

          (e)   Neither Company, an ERISA Affiliate or any person appointed or otherwise designated to act on behalf of Company, or an ERISA Affiliate, nor, to the Knowledge of Company, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Company Employee Benefit Plan that is reasonably expected to result in the imposition of a material penalty or pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975(a) of the Code.

          (f)    No material liability, claim, action, audit, investigation, governmental proceeding or litigation has been made, commenced or, to the Knowledge of Company, threatened with respect to any Company Employee Benefit Plan (other than for benefits payable in the ordinary course of business consistent with past practice).

          (g)   Except as set forth in Section 4.12(g) of the Disclosure Letter, no Company Employee Benefit Plan provides for medical, life insurance or other health or welfare benefits (other than under Section 4980B of the Code, Part 6 of Title I of ERISA or other similar applicable Law, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or former employee.

          (h)   Except as set forth in Section 4.12(h) of the Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (individually or together with the occurrence of any other event): (i) entitle any employee, trustee, director or consultant of Company or the Company Subsidiaries to severance pay or any increase in severance pay under any Company Employee Benefit Plan upon any termination of employment on or after the date of this Agreement; (ii) accelerate the time of payment, vesting or funding or result in any payment of compensation or benefits under, or increase the amount or value of any payment to any employee, officer, trustee or director of Company or any Company Subsidiary, or could limit the right to amend, merge or terminate any Company Employee Benefit Plan or related trust; (iii) result in payments or benefits under any Company Employee Benefit Plan or Company employment agreement which would not be deductible under Section 280G of the Code; or (iv) result in a requirement to pay any tax "gross up" or similar "make whole" payment to any employee, director, consultant or other service provider of Company or any of its ERISA Affiliates.

          (i)    Each Company Employee Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Company Employee Benefit Plan is, or to the Knowledge of Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.

        Section 4.13    Labor and Employment Matters.

          (a)   Section 4.13(a) of the Disclosure Letter sets forth a complete and correct list of each employee of Company and any Company Subsidiary, including each such employee's: (i) name, (ii) date of hire, (iii) base salary, (iv) any bonus paid or awarded in or in respect of 2016 (including the date paid or anticipated to be paid), (v) target bonus opportunity for 2017 and (vi) exempt or non-exempt status.

          (b)   Neither Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, nor are there any negotiations or discussions currently pending or occurring between Company, or any of the Company Subsidiaries, and any union or employee association regarding any collective bargaining agreement or any other work rules or polices. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Company, threatened against Company or any of the Company Subsidiaries relating to their business and neither Company nor any Company Subsidiary is subject to any strike, work stoppage, lockout, shutdown, labor dispute or other concerted interference with normal operations. To the Knowledge of Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Company or any of the Company Subsidiaries.

          (c)   Except as set forth in Section 4.13(c) of the Disclosure Letter, there are no proceedings pending or, to the Knowledge of Company, threatened against Company or any of the Company Subsidiaries in any forum by or on behalf of any present or former employee of Company or any of the Company Subsidiaries, any applicant for employment or classes of the foregoing alleging unpaid or overdue wages or compensation due, breach of any express or implied employment contract, violation of any law or regulation governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of Company of any of the Company Subsidiaries in connection with the employment relationship.

          (d)   Each individual who renders service to Company or any Company Subsidiary who is classified by Company or such Company Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under any Company Employee Benefit Plans) is properly so classified and treated in accordance with applicable Laws and for purposes of all Company Employee Benefit Plans and perquisites, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (e)   Each of Company and the Company Subsidiaries is in compliance with all applicable Laws and all applicable contracts and policies relating to labor and labor practices, employment and employment practices, wages, hours, and terms and conditions of employment, including the obligations of the WARN Act, and all other notification and bargaining obligations arising under any collective bargaining agreement, by applicable Law or otherwise, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither Company nor any Company Subsidiary has implemented, conducted or experienced a "plant closing" or "mass layoff" as defined in the WARN Act (or any similar group personnel action requiring advance notice under the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Company or any Company Subsidiary.

        Section 4.14    Information Supplied.     None of the information supplied or to be supplied by or on behalf of Company, Company GP and Company LP in writing for inclusion or incorporation by reference in the Proxy Statement will, at the time such Proxy Statement is first mailed to the Stockholders, at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Proxy Statement that were not supplied by or on behalf of Company, Company GP or Company LP.

        Section 4.15    Intellectual Property.

          (a)   Except as individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or as set forth in Section 4.15(a) of the Disclosure Letter, all Intellectual Property used in the operation of the business of Company and the Company Subsidiaries is either (i) owned by Company or a Company Subsidiary (the "Owned Intellectual Property") or (ii) used pursuant to a valid license agreement (the "Licensed Intellectual Property"), provided, however, that the foregoing representation and warranty in this Section 4.15(a) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation, or violation of any Intellectual Property rights (which is addressed in Section 4.15(b).

          (b)   Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, the conduct of the business of Company and the Company Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party and there are no pending or, to the Knowledge of Company, threatened claims that challenge the use or ownership of any of the Owned Intellectual Property and to the Knowledge of Company, no Person is infringing or otherwise violating any Owned Intellectual Property.

          (c)   Section 4.15(c) of the Disclosure Letter sets forth a complete and correct list in all material respects of (i) all material Owned Intellectual Property that is registered, issued or the subject of a pending application, and (ii) all material unregistered Owned Intellectual Property. Except as individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, all of the registrations, issuances and applications set forth on Section 4.15(c) of the Disclosure Letter are valid, in full force and effect and have not expired or been cancelled, abandoned or otherwise terminated and Company and the Company Subsidiaries own and possess all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens (other than Permitted Liens).

          (d)   To the Knowledge of Company, none of the proprietary software owned by Company or any Company Subsidiary incorporates, is combined with or distributed with any open source, community source, shareware, freeware or other code that would result in such software being covered by the GNU General Public License or any other similar licensing regime, in each case as would require Company or any Company Subsidiary to disclose and distribute its own source code. To the Knowledge of Company and except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, no software material to the business of Company and the Company Subsidiaries contains any virus, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any computer, systems or software, or any software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than an authorized licensee or owner of the software.

          (e)   Company and each of the Company Subsidiaries have established policies and procedures (and, to the Knowledge of Company, has complied with such policies and procedures) to provide for the security, continuity and integrity of the services provided by the business and the back-up and recovery of data and information stored or contained or processed by the business with regard to disaster recovery and business continuity. Except as set forth in Section 4.15(e) of the Disclosure Letter, there has not been any unauthorized access of any of Company's computer systems or IT Assets that has resulted in, or could reasonably be expected to result in, any misappropriation, damage, destruction, loss, corruption, alteration or misuse of any data or information stored or contained therein or transmitted, accessed or processed thereby.

          (f)    Company and the Company Subsidiaries have a privacy policy (the "Privacy Policy") regarding the collection and use of personally identifiable information ("Personal Information"), a complete and correct copy of which has been provided to Parent prior to the date hereof. Except as individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) Company and each of the Company Subsidiaries is in material compliance with all applicable Laws regarding the collection, use and protection of Personal Information and with the Privacy Policy, and no Person has gained unauthorized access to or made any unauthorized use of any such Personal Information maintained by Company or any of the Company Subsidiaries and (ii) Company and the Company Subsidiaries have adequate security measures in place to protect Personal Information stored in their computer systems from unlawful use by any third party or any other use by a third party that would violate the Privacy Policy. Except as individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not violate the Privacy Policy as it currently exists or as it existed at any time during which any Personal Information was collected or obtained by the Company or any of the Company Subsidiaries and, upon Closing, Parent will own all such Personal Information and continue to have the right to use such Personal Information on identical terms and conditions as the Company and the Company Subsidiaries enjoyed immediately prior to the Closing. Except as individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and as set forth on Section 4.15(f) of the Disclosure Letter, no

  Actions are pending or, to the Knowledge of Company, threatened against Company or any of the Company Subsidiaries relating to the collection or use of Personal Information.

          (g)   This Section 4.15 and, to the extent related to intellectual property matters, Section 4.5, Section 4.6 and Section 4.18 contain the sole and exclusive representations and warranties of the Company Parties with respect to intellectual property matters.

        Section 4.16    Environmental Matters.

          (a)   Except as individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or as set forth in Section 4.16(a) of the Disclosure Letter, or in any Phase I or Phase II report made available to Parent prior to the date hereof:

              (i)  Company and each Company Subsidiary are in compliance with and, except for matters that have been fully and finally resolved, have since January 1, 2014 complied with all Environmental Laws.

             (ii)  Company and each Company Subsidiary have all Environmental Permits necessary to own, lease and, to the extent applicable, operate its properties and to conduct their current operations and are in compliance with their respective Environmental Permits, all such Environmental Permits are valid and in full force and effect and in good standing.

            (iii)  (A) Since January 1, 2014, neither Company nor any Company Subsidiary has received any written notice, demand, letter or claim from any Governmental Authority alleging that Company or any such Company Subsidiary is in violation of, or liable under, any Environmental Law and (B) no judicial, administrative or compliance Order has been issued against Company or any Company Subsidiary which remains unresolved. There is no Action pending, or, to the Knowledge of Company, threatened against Company and any Company Subsidiary under any Environmental Law or with respect to Hazardous Substances.

            (iv)  Neither Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial, administrative or compliance order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances which remains unresolved and no Action is pending or, to the Knowledge of Company, threatened against Company or any Company Subsidiary under any Environmental Law or with respect to Hazardous Substances.

             (v)  Neither Company nor any Company Subsidiary has assumed, by contract or, to the Knowledge of Company, by operation of Law, any liability under any Environmental Law or relating to any Hazardous Substances.

            (vi)  To the Knowledge of Company, neither Company nor any Company Subsidiary has caused any release of a Hazardous Substance that would be reasonably likely to result in a liability of Company or any Company Subsidiary under any Environmental Law.

          (b)   This Section 4.16 and, to the extent related to Environmental Laws, Hazardous Substances or other environmental matters, Section 4.5 contain the exclusive representations and warranties of the Company Parties with respect to Environmental Laws, Hazardous Substances or other environmental matters.

        Section 4.17    Properties.

          (a)   Section 4.17(a) of the Disclosure Letter sets forth a complete and correct list of the common name and address of each Company Property.

          (b)   Section 4.17(b) of the Disclosure Letter sets forth a complete and correct list of the common name and address of each real property which, as of the date of this Agreement, is under contract for purchase by Company or a Company Subsidiary (a "Real Estate Purchase Contract") or which is required under a binding contract to be leased (or subleased or sub-subleased etc.) by Company or a Company Subsidiary from a Company Third Party after the date of this Agreement (a "Real Estate Lease Contract", and each such real property set forth on Section 4.17(b) of the Disclosure Letter, a "Contract Property"). Company has made available to Parent as of the date hereof true, correct and complete copies of each Real Estate Purchase Contract and Real Estate Lease Contract. Except as set forth in Section 4.17(b) of the Disclosure Letter, there are no real properties that Company or any Company Subsidiary is obligated to buy or lease at some future date.

          (c)   Except as individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or as set forth in Section 4.17(c) of the Disclosure Letter, (i) Company or a Company Subsidiary owns good, valid and marketable fee simple title to or holds a good and valid leasehold interest in (as applicable) each of the Company Properties, in each case, free and clear of Liens, except for Permitted Liens, (ii) other than residential leases or subleases entered into in the ordinary course of business (each a "Residential Lease"), neither Company nor any Company Subsidiary has leased, subleased, licensed or otherwise granted any Person the right to use or occupy any Company Property or any portion thereof and (iii) each of the Residential Leases complies in all material respects with all applicable Law.

          (d)   Neither Company nor any Company Subsidiary has received (i) written notice from any Governmental Authority having jurisdiction over any of the Company Properties that any certificate, permit or license relating to a Company Property is not in full force and effect, except for such failures to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or of any pending written threat of modification or cancellation of any of same, that would reasonably be expected to have a Company Material Adverse Effect or (ii) written notice of any uncured violation of any Laws affecting any of the Company Properties which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (e)   No certificate, variance, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties is not in full force and effect, and neither Company nor any Company Subsidiary has received written notice of any outstanding threat of modification, suspension or cancellation of any such certificate, variance, permit or license, except for any of the foregoing as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (f)    Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 4.17(f) of the Disclosure Letter, there are no condemnation, eminent domain or similar proceedings pending, or to the Knowledge of Company, threatened, with respect to any Company Property that would interfere in any material manner with the current use of the Company Property (assuming its continued use in the manner it is currently used).

          (g)   Except as set forth in Section 4.17(g) of the Disclosure Letter, (i) there are no unexpired option to purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire from Company or any Company Subsidiary any Company Property or any portion thereof that would materially adversely affect Company's, or any Company Subsidiary's, ownership, lease or right to use a Company Property, and (ii) there are no other outstanding rights or agreements to enter into any contract for sale, lease or letter of intent to sell or lease any Company Property or any portion thereof, which, in each case, is in favor of any party other than

  Company or a Company Subsidiary (a "Company Third Party", and any agreement set forth in Section 4.17(g), of the Disclosure Letter, a "Real Estate Sales Contract").

          (h)   Except pursuant to a Residential Lease, neither Company nor any Company Subsidiary is a party to any agreement pursuant to which Company or any Company Subsidiary manages, or manages the development of, any real property for any Company Third Party.

          (i)    Except as set forth in Section 4.17(i) of the Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, Company and each Company Subsidiary, as applicable, is in possession of title insurance policies or valid marked-up title commitments evidencing title insurance with respect to each Company Property (each, a "Company Title Insurance Policy" and, collectively, the "Company Title Insurance Policies"). Company has made available to Parent as of the date hereof complete and correct copies of each Company Title Insurance Policy. Except as set forth in Section 4.17(i) of the Disclosure Letter, no written claim has been made against any Company Title Insurance Policy, which remains pending and, which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (j)    Section 4.17(j) of the Disclosure Letter lists (i) the parties currently providing third-party property management services to Company or a Company Subsidiary with respect to a Company Property and the names of the Company Properties currently managed by each such party and (ii) the management agreement(s) pursuant to which such management services are provided.

          (k)   The information in the portfolio data tape, dated January 31, 2017, furnished by Company to Ultimate Parent on February 22, 2017, which is set forth in Section 4.17(k) of the Disclosure Letter (the "Data Tape"), was true and correct in all material respects as of the date thereof.

        Section 4.18    Material Contracts.

          (a)   Except for contracts, agreements, arrangements or understandings listed in Section 4.18(a) of the Disclosure Letter or filed as exhibits to the Company SEC Documents, as of the date of this Agreement (or, with respect to Residential Leases, as of the date of the Data Tape), neither Company nor any Company Subsidiary is a party to or bound by any contract, agreement, arrangement or understanding that, as of the date hereof (or, with respect to Residential Leases, as of the date of the Data Tape):

              (i)  is required to be filed as an exhibit to Company's Annual Report on Form 10-K on or after January 1, 2014 pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated under the Securities Act, but is not so filed;

             (ii)  obligates Company or any Company Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $250,000 and is not cancelable within ninety days without material penalty to Company or any Company Subsidiary;

            (iii)  contains (A) any non-compete or exclusivity provisions with respect to any line of business or geographic area that materially restricts the business of Company or any Company Subsidiary, or that otherwise materially restricts the lines of business conducted by Company or any Company Subsidiary or the geographic area in which Company or any Company Subsidiary may conduct business, (B) any covenant granting "most favored nation" status that, following the consummation of the Mergers, would restrict actions in any material respect taken by the Surviving Company, Company LP and/or any Company Subsidiaries, or (C) a standstill or similar provision pursuant to which Company, Company LP or any Company Subsidiary has agreed not to acquire assets or securities of any Person;

            (iv)  constitutes a loan agreement, letter of credit, indenture, note, bond, debenture, mortgage, pledge agreement, securities agreement or any other document, agreement or instrument evidencing a capitalized leased obligation or other Indebtedness of, for the benefit of, Company or any Company Subsidiary with a principal amount as of the date hereof greater than $100,000;

             (v)  contains an option, right of first offer, right of first refusal or otherwise requires Company or any Company Subsidiary to dispose of or acquire assets or properties with a fair market value in aggregate of greater than $100,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

            (vi)  constitutes a joint venture, partnership, limited liability company, strategic alliance or any similar agreement;

           (vii)  other than the advancements of expenses to directors or officers of Company or any Company Subsidiary in the ordinary course of business consistent with past practice, constitutes a loan to any Person (other than a Company Subsidiary) by Company or any Company Subsidiary;

          (viii)  relates to the settlement (or proposed settlement) of any pending or threatened Action, other than any settlement that provides solely for the payment of less than $100,000 in cash;

            (ix)  requires Company or any Company Subsidiary to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in any (A) Company Subsidiary in excess of $500,000 or (B) other Person in excess of $100,000;

             (x)  contains a license grant to Company or a Company Subsidiary to use any Licensed Intellectual Property (other than licenses for "off-the-shelf" or other widely available software licenses on non-discriminatory terms for less than $100,000 on an annual basis) or a grant from Company or any Company Subsidiary to a third party to use any Owned Intellectual Property;

            (xi)  is a Real Estate Lease Contract, Residential Lease, Real Estate Purchase Contract, Real Property Lease or Real Estate Sales Contract;

           (xii)  that obligates (other than pursuant to the organizational documents of Company or a Company Subsidiary) Company, Company LP or any Company Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of Company, Company LP or any Company Subsidiary;

          (xiii)  is a collective bargaining agreement or similar agreement with any trade union, works council or other labor organization;

          (xiv)  is for the engagement of any person on a full-time, part-time, or consulting basis and providing for annual compensation in excess of $100,000 that is not terminable at will without notice or liability;

           (xv)  whereby the Company, Company LP or a Company Subsidiary provides property management services for any property in which the Company, Company LP or a Company Subsidiary does not own 100% of the interests in such property;

          (xvi)  provides for potential liability on the part of Company, Company LP or any Company Subsidiary in respect of any purchase price adjustment, earn-out or contingent purchase price that, in each case, could reasonably be expected to result in future payments of more than $500,000;

         (xvii)  requires payment of material commissions (other than leasing commissions incurred in the ordinary course of business) or material tenant improvement costs, allowances or other concessions; or

        (xviii)  constitutes a regulatory agreement or similar agreement that requires that any portion of a property be leased to persons meeting criteria set forth in such agreement.

          (b)   Each such contract, agreement, arrangement or understanding described in clauses (i)-(xviii) of Section 4.18(a) above is referred to herein as a "Company Material Contract". Company has made available to Parent true and complete copies of all Company Material Contracts as of the date hereof, including amendments, supplements and side letters related thereto.

          (c)   Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, each Company Material Contract is a legal, valid, binding and enforceable agreement of Company and/or each Company Subsidiary that is a party thereto, as applicable and, to the Knowledge of Company, of each other party thereto, and is in full force and effect, except as may be limited by the Enforceability Exceptions. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, Company and each Company Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each Company Material Contract and, to the Knowledge of Company, each other party thereto has performed all obligations required to be performed by it under such Company Material Contract prior to the date hereof. None of Company or any Company Subsidiary, nor, to the Knowledge of Company, any other party thereto, is in breach or default under any Company Material Contract, and, to the Knowledge of Company, no event has occurred that with notice or lapse of time or both would constitute a violation or breach of, or default under, any Company Material Contract, except where in each case such breach, violation or default would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any Company Subsidiary has received written notice of any violation of or default under any Company Material Contract, except as set forth in Section 4.18(c) of the Disclosure Letter, and except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.19    Opinion of Company Financial Advisor.     The Company Board has received an oral opinion (to be confirmed by a written opinion) of Goldman, Sachs & Co. ("GS") to the effect that, as of the date of such opinion, and subject to the assumptions and limitations set forth in GS's opinion, the Merger Consideration in the Parent Merger is fair, from a financial point of view, to the holders of shares of Company Common Stock. Company will promptly make available to Parent, solely for informational purposes, a complete and correct copy of the written opinion upon receipt thereof from GS.

        Section 4.20    Vote Required.     The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote of holders of securities of Company required to approve and consummate the Parent Merger and the other transactions contemplated by this Agreement. The affirmative vote or consent of Company, as the "Special Limited Partner" pursuant to Section 11.3 of the Company LP Agreement (the "Company Partner Approval"), is the only vote or consent required of the holders of any class or series of Company OP Common Units or other securities of, or equity interests in, Company LP required to approve this Agreement and to approve and consummate the Partnership Merger and the other transactions contemplated by this Agreement.

        Section 4.21    Brokers.     Except for the fees and expenses payable to GS, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the Mergers or any transactions contemplated by this Agreement. Company has furnished to Parent true and complete copies of all agreements between Company and GS relating to the transactions contemplated by this Agreement, which agreements disclose all fees payable thereunder.

        Section 4.22    Investment Company Act.     Neither Company nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.

        Section 4.23    Related Party Transactions.     Except as set forth in Section 4.23 of the Disclosure Letter or as permitted by this Agreement, from January 1, 2014 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Company or any Company Subsidiary, on the one hand, and any Affiliates (other than Company Subsidiaries) of Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

        Section 4.24    Takeover Statutes.     Company has taken all actions required to be taken by it in order for the requirements or restrictions of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other takeover Laws and regulations, including in the MGCL (including the Maryland Business Combination Act and Maryland Control Share Acquisition Act) or the DRULPA to not apply to this Agreement, the Mergers or the other transactions contemplated by this Agreement.

        Section 4.25    Insurance.     Section 4.25 of the Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list in all material respects of the material insurance policies held by, or for the benefit of Company or any Company Subsidiaries, including the insurer under such policies and the type of and amount of coverage thereunder. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (a) all material insurance policies maintained by Company and any Company Subsidiary are in full force and effect, (b) all premiums due and payable thereon have been paid, and (c) neither Company nor any Company Subsidiary is in breach of or default under any of such insurance policies. From January 1, 2016 until the date hereof, Company has not received written notice of termination or cancellation or denial of coverage with respect to any material insurance policy, or written notice of failure to renew any such insurance policy or refusal of coverage thereunder or any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

        Section 4.26    No Other Representations and Warranties.     The Company Parties agree that, except for the representations or warranties expressly set forth in Article V, no Parent Party nor any of their Affiliates nor any other person on behalf of any Parent Party has made any representation or warranty, expressed or implied, with respect to any Parent Party, their respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any information regarding any Parent Party or any of their Affiliates, and no Company Party nor any of their Affiliates nor any other person on behalf of any Company Party has relied on any representation or warranty except for those expressly set forth in Article V.

 ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

        The Parent Parties hereby jointly and severally represent and warrant to the Company Parties that:

        Section 5.1    Organization and Qualification; Subsidiaries.

          (a)   Ultimate Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the Province of Ontario and has the requisite corporate power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, (b) Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted and (c) Parent LP is duly organized, validly existing and in good standing under the Laws of Delaware, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, except in each case for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.2    Authority.

          (a)   Ultimate Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which Parent is a party. The execution, delivery and performance of this Agreement by Ultimate Parent and the consummation by Ultimate Parent of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Ultimate Parent are necessary to authorize the execution, delivery and performance by Ultimate Parent of this Agreement or to consummate the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Ultimate Parent and assuming due authorization, execution and delivery by each of Parent, Parent LP and the Company Parties, constitutes a legally valid and binding obligation of Ultimate Parent enforceable against Ultimate Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

          (b)   Parent has the requisite organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which Parent is a party, including the Parent Merger. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary organizational action, and no other organizational proceedings on the part of Parent are necessary to authorize the execution, delivery and performance by Parent of this Agreement or the Parent Merger or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Parent Merger, to the filing of the certificate of merger with the Secretary of State of the State of Delaware and the articles of merger with the SDAT. This Agreement has been duly executed and delivered by Parent and assuming due authorization, execution and delivery by each of Ultimate Parent, Parent LP and the Company Parties, constitutes a legally valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

          (c)   Parent LP has the requisite organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which it is a party, including the Partnership Merger. The execution, delivery and performance of this Agreement by Parent LP and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary organizational action, and no other organizational proceedings on the part of Parent LP are necessary to authorize the execution, delivery and performance by Parent LP of this Agreement or to consummate the transactions contemplated by this Agreement, and to the filing of a certificate of merger with the Secretary of State of the State Delaware. This Agreement has been duly executed and delivered by Parent LP, and assuming due authorization, execution and delivery by each of Ultimate Parent, Parent and the Company Parties, constitutes a legally valid and binding obligation of Parent LP, enforceable against it in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

        Section 5.3    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by each of the Parent Parties does not, and the performance of their respective obligations hereunder will not, (i) conflict with or violate any provision of (A) the articles of incorporation or bylaws of Ultimate Parent, (B) the limited liability company agreement or the certificate of formation of Parent or (C) the limited partnership agreement or the certificate of limited partnership of Parent LP (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to any Parent Party or any Parent Subsidiary or by which any property or asset of any Parent Party is bound or (iii) require any consent, notice or approval (except as contemplated by Section 5.3(b)) under, result in any breach of, or any loss of any benefit or material increase in any cost or obligation of any Parent Party under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of any Parent Party pursuant to, any contract of any Parent Party, except, as to clauses (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by each of Parent and Parent LP does not, and the performance of this Agreement by each of the Parent Parties will not, require any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Authority, except (i) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) as may be required under the rules and regulations of the NYSE or TSX, (iii) the filing of (A) the certificate of merger with respect to the Parent Merger with the Secretary of State of the State of Delaware and articles of merger with the SDAT and (B) appropriate documents with the relevant authorities of the other jurisdictions in which Ultimate Parent, Parent and Company and their respective Parent Subsidiaries and Company Subsidiaries are qualified to do business, (iv) the filing of the certificate of merger with respect to the Partnership Merger with the Secretary of State of the State of Delaware, (v) such filings and approvals as may be required by any applicable state or provincial securities or "blue sky" Laws, (vi) such filings as may be required in connection with Transfer Taxes and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.4    Information Supplied.     None of the information supplied or to be supplied by or on behalf of any Parent Party in writing for inclusion or incorporation by reference in the Proxy Statement will, at the time such Proxy Statement is first mailed to the Stockholders, at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Proxy Statement that were not supplied by or on behalf of any Parent Party.

        Section 5.5    Litigation.     Except as individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, (a) there is no Action pending or, to the Knowledge of Parent, threatened in writing by or before any Governmental Authority against any Parent Party and (b) no Parent Party, nor any of their respective property, is subject to any outstanding Order of any Governmental Authority. As of the date of this Agreement, there is no Action to which any Parent Party is a party pending or, to the Knowledge of Parent, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.

        Section 5.6    No Vote of Ultimate Parent Stockholders.

          (a)   No vote of the stockholders of Ultimate Parent or the holders of any other securities of Ultimate Parent (equity or otherwise), is required by any applicable Law, the articles of incorporation or bylaws of Ultimate Parent or the applicable rules of any exchange on which securities of Ultimate Parent or its Affiliates are traded, in order for the applicable Parent Parties to consummate the Mergers and the other transactions contemplated hereby.

          (b)   The Ultimate Parent Board and Parent Board have each duly and validly authorized the execution and delivery of, and adopted, this Agreement and declared advisable the consummation of the Mergers and the other transactions contemplated by this Agreement.

        Section 5.7    Solvency.     As of the Parent Merger Effective Time, assuming (a) satisfaction of the conditions to the Parent Parties' obligation to consummate the Parent Merger and the Partnership Merger, respectively, or waiver of such conditions and (b) the representations and warranties of the Company Parties set forth in Article IV are true and correct, then, after giving effect to the transactions contemplated by this Agreement, including the funding of the Financing, and the payment of the aggregate Merger Consideration, Preferred Merger Consideration and all other amounts required to be paid in connection with the consummation of the transactions hereby (including all Expenses of Parent), any other repayment or refinancing of existing indebtedness contemplated by this Agreement or the Debt Financing Commitments, Ultimate Parent will be Solvent at and immediately following the Parent Merger Effective Time. For purposes of this Section 5.7, "Solvent" with respect to Ultimate Parent means that, as of any date of determination, (i) the amount of the "present fair saleable value" of the assets of Ultimate Parent taken as a whole, exceeds, as of such date, the value of all of Ultimate Parent's "liabilities, including a reasonable estimate of contingent and other liabilities", as such quoted terms are generally determined in accordance with the applicable federal Laws governing determinations of the insolvency of debtors; (ii) Ultimate Parent, Parent and the Parent Subsidiaries will collectively not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged; and (iii) Ultimate Parent, Parent and the Parent Subsidiaries will collectively be able to pay their liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged" and "able to pay their liabilities (including contingent liabilities) as they mature" mean that such Person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.

        Section 5.8    Ownership of Company Common Shares.     As of the date hereof, none of the Parent Parties or their respective controlled Affiliates owns (directly or indirectly, beneficially or of record) any shares of Company Common Stock and none of the Parent Parties or their respective controlled Affiliates holds any rights to acquire or vote any Company Common Stock except pursuant to this Agreement or the Support Agreement. None of the Parent Parties or any of their respective "affiliates" or "associates" is or has been, within five years of the date hereof, an "interested stockholder" of Company, as those terms are defined in the Maryland Business Combination Act. There are no contracts between the Parent Parties, on the one hand, and any member of Company's management or directors, on the other hand, as of the date hereof that relate in any way to Company, this Agreement, the Parent Merger or any other transaction contemplated hereby.

        Section 5.9    Financing.

          (a)   Parent has delivered to Company true and complete copies of (a) (i) executed commitment letter(s) dated as of the date hereof (as the same may be amended pursuant to this Section 5.9, the "Debt Financing Commitments"), pursuant to which the Debt Financing Sources have agreed, subject to the terms and conditions thereof, to provide or cause to be provided the debt amounts set forth therein (the "Debt Financing") and (ii) the "bought deal" letter dated as of the date hereof (the "BD Financing Commitment", and together with the Debt Financing Commitments, the "Financing Commitments"), pursuant to which the Person(s) investing thereunder have committed (the "BD Investors", and together with the Debt Financing Sources, the "Financing Sources"), subject to the terms and conditions thereof, to invest the amount(s) set forth therein (the "BD Financing", and together with the Debt Financing, the "Financing"). A true and complete copy of each fee letter and engagement letter related to the Financing Commitments has been provided to Company, except that the numerical fees and other commercially sensitive numerical information therein (including provisions in such fee letter related solely to fees, "flex terms" and economic terms) may have been redacted; provided, however, that no redacted term provides that the aggregate amount of the Financing set forth in the unredacted portion of the Financing Commitments could be reduced or adds any conditions, contingencies or affects the availability of all or any portion of the Financing. Except for any fee letter referred to in the Financing Commitments (a copy of which has been provided to Company in accordance with the foregoing, which may be redacted as permitted herein), as of the date hereof, there are no side letters or other contracts, arrangements or understandings related to the funding or investing, as applicable, of the Financing.

          (b)   As of the date of this Agreement, none of the Financing Commitments has been amended, modified, withdrawn, terminated or rescinded in any material respect and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded. As of the date of this Agreement, the Financing Commitments are in full force and effect and constitute the legal, valid and binding obligation of each of the Parent Parties and, to the knowledge of the Parent, the other parties thereto, except as such enforceability may be limited by the Enforceability Exceptions. There are no conditions precedent related to the funding of the full amount of the Financing other than as set forth in or contemplated by the Financing Commitments. As of the date of this Agreement, and subject to the satisfaction of the conditions contained in Section 8.1 and Section 8.2, no event has occurred that (with or without notice or lapse of time, or both) would constitute a breach or default under the Financing Commitments by the Parent Parties, or to the Knowledge of Parent, the other parties thereto. As of the date of this Agreement, assuming the accuracy of the Company Parties' representations and warranties set forth in Article IV and assuming compliance by the Company Parties with the covenants set forth in Section 7.8 (to the standards set forth therein) and assuming the satisfaction of the conditions contained in Sections 8.1 and 8.2, to the Knowledge of Parent, there is no reason to believe that the Parent Parties will not be able to satisfy on a timely basis any term or condition to be satisfied by it and contained in the Financing Commitments. The Parent Parties have fully paid any and all commitment fees or other fees required by the terms of the Financing Commitments to be paid on or before the date of this Agreement.

          (c)   Subject to the terms and conditions of the Financing Commitments and subject to the satisfaction of the conditions contained in Sections 8.1 and 8.2, assuming the accuracy of the Company Parties' representations and warranties set forth in Article IV and assuming compliance by the Company Parties with the covenants set forth in Section 7.8, the aggregate proceeds contemplated by the Financing Commitments, together with other immediately available financial resources of the Parent Parties, will be sufficient for the Parent Parties to consummate the Mergers and all other transactions upon the terms contemplated by this Agreement and pay all related consideration, fees and expenses pursuant to this Agreement, including the Merger Consideration or Preferred Merger Consideration.

        Section 5.10    Brokers.     Except for the fees and expenses payable to RBC Dominion Securities Inc., no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the Mergers or any transactions contemplated by this Agreement.

        Section 5.11    No Other Representations and Warranties.     The Parent Parties agree that, except for the representations or warranties expressly set forth in Article IV, no Company Party nor any of their Affiliates nor any other person on behalf of any Company Party has made any representation or warranty, expressed or implied, with respect to the Company Parties their respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any information regarding any Company Party, and no Parent Party nor any of their Affiliates nor any other person on behalf of any Parent Party has relied on any representation or warranty except for those expressly set forth in this Article IV.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 6.1    Conduct of Business by Company.

          (a)   Each Company Party covenants and agrees that, between the date of this Agreement and the earlier to occur of the Parent Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the "Interim Period"), except to the extent required by Law, as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.1(a) of the Disclosure Letter or Section 6.1(b), the Company Parties shall, and shall cause each of the other Company Subsidiaries to, (i) conduct its business in all material respects in the ordinary course of business consistent with past practice and (ii) use its commercially reasonable efforts to (A) maintain its assets and properties in their current condition in all material respects (normal wear and tear excepted), (B) maintain and preserve intact in all material respects its current business organization, business records (including records relating to the ownership, leasing and financing of each Company Property), goodwill, ongoing businesses and significant business relationships (including its goodwill and relationships with tenants), (C) subject to Section 6.1(b)(ix), keep available the services of its present officers and key employees, (D) maintain the status of Company as a REIT, (E) maintain in full force and effect the existing insurance policies in all material respects or replace such insurance policies in all material respects with comparable insurance policies covering Company or any Company Subsidiary and their respective properties, assets and businesses (including the Company Properties), (F) screen or conduct background checks in all material respects consistent with past practice prior to entering into any lease with any Person with respect to any Company Property or any portion thereof, (G) collect rents when due from any Person with respect to any Company Property or any portion thereof, (H) as necessary and consistent with past practice, commence eviction proceedings with respect to any Persons using or occupying Company Property or any portion thereof and (I) remain in compliance in all material respects with the terms, covenants and provisions of any Existing Company Indebtedness.

          (b)   Without limiting the foregoing, each Company Party covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be contemplated, required or permitted (including as otherwise permitted by this Section 6.1(b)) pursuant to this Agreement, or as set forth in Section 6.1(b) of the Disclosure Letter, the Company Parties shall not, and shall not cause or permit any other Company Subsidiary to, do any of the following:

              (i)  amend or propose to amend (A) the Company Charter or Company Bylaws, (B) the certificate of formation or limited liability company operating agreement of Company GP, (C) the Company LP Agreement or certificate of limited partnership of Company LP or (D) or similar organizational documents of any Company Subsidiary;

             (ii)  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of Company or Company LP;

            (iii)  authorize, declare, set aside or pay any dividend on or make any other distributions with respect to shares of capital stock of Company or any Company Subsidiary or other equity securities or ownership interests in Company or any Company Subsidiary, except for (A) the declaration and payment by Company of dividends in accordance with Section 7.16, (B) the declaration and payment by Company of regular quarterly dividends in accordance with past practice at a rate not to exceed $0.13 quarterly per share of Company Common Stock, (C) the regular distributions that are required to be made in respect of the Company Preferred Stock, and any regular distributions that are required to be made in respect of the Company OP Common Units or the Company OP Preferred Units in connection with any dividends paid on the Company Common Stock or Company Preferred Stock, respectively, and (D) the declaration, set-aside or payment of dividends or other distributions by any Company Subsidiary (other than Company LP) to Company or any other Company Subsidiary;

            (iv)  redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of Company or a Company Subsidiary, other than, (A) the withholding of Company Common Stock to satisfy Tax withholding obligations with respect to outstanding equity awards granted pursuant to the Company Equity Incentive Plans, (B) Company OP Common Units under the Company LP Agreement, (C) in connection with the vesting of, or lapse of restrictions on outstanding Company Restricted Stock Awards or Company PSU in order to satisfy Tax withholding or exercise price obligations or (D) in connection with the redemption or repurchase by a Company Subsidiary of its own securities (but solely to the extent such securities or equity equivalents are owned by Company or a Company Subsidiary);

             (v)  except for (A) transactions among Company and one or more Company Subsidiaries or among one or more Company Subsidiaries, (B) issuances of equity or equity based awards pursuant to the Company Equity Incentive Plan to the extent required under the terms of the Company Equity Incentive Plan as in effect as of the date of this Agreement or (C) exchanges of Company OP Common Units for shares of Company Common Stock, in accordance with the Company LP Agreement, issue, sell, pledge, dispose, encumber or grant any shares of Company's or any of the Company Subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire, convert into or exchange for any shares of Company's or any of the Company Subsidiaries' capital stock or other equity interests;

            (vi)  incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any Indebtedness or debt securities of Company or any of the Company Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible for the Indebtedness of any other Person (other than a Company Subsidiary), except (A) to seek any waiver (coupled with any required payment in connection therewith) from the lender(s) under Company's existing revolving credit facility with respect to any potential cash-trap provisions therein that may reasonably be expected to be triggered; (B) any additional Indebtedness in an amount that, in the aggregate, does not exceed $5,000,000, (D) as set forth on Section 6.1(b)(vi) of the Disclosure Letter and (E) inter-company Indebtedness among Company and any Company Subsidiaries (and for the avoidance of doubt, nothing in the preceding clause (vi) shall prohibit Company or any of the Company Subsidiaries from paying any required amount of Indebtedness when due in accordance with the terms thereof);

           (vii)  waive, release or assign any material rights or material claims or make any payment, direct or indirect, of any material liability of Company or any Company Subsidiary before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice or as otherwise permitted by this Section 6.1(b);

          (viii)  waive, release, assign, settle or compromise any Action, other than (A) waivers, releases, assignments, settlements or compromises solely with respect to the payment of monetary damages that do not exceed $500,000 in the aggregate or (B) settlements or compromises with respect to Residential Leases in the ordinary course of business consistent with past practice that do not (1) impair in any material respect the related Company Property or (2) involve the payment of monetary damages in excess of $50,000 individually or $500,000 in the aggregate;

            (ix)  except as required by applicable Law or as set forth on Section 6.1(b)(ix) of the Disclosure Letter, (A) hire any officer of Company or promote or appoint any Person to a position of officer of Company, (B) increase in any material manner the amount, rate or terms of compensation or benefits of any of Company's directors, officers or employees not required by any plan or arrangement as in effect on the date hereof, (C) enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other compensation or Employee Benefit Plan or Company Employee Benefit Plan, as applicable, (D) accelerate the vesting or payment of any award under the Company Equity Incentive Plans or of any other compensation or benefits, (E) grant any awards under the Company Equity Incentive Plans or any bonus, incentive, performance or other compensation plan or arrangement; or (F) add any individual as a participant in the Change in Control Severance Plan or enter into any severance and change in control agreements;

             (x)  make, change or rescind any material election relating to Taxes, change a method of Tax accounting, amend any income or other material Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any closing agreement related to Taxes, request any ruling with respect to Taxes from a Governmental Authority, or surrender any right to claim any Tax refund, except, in each case, (A) to the extent required by Law or (B) to the extent necessary (x) to preserve Company's qualification as a REIT under the Code or (y) to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

            (xi)  adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, restructuring, recapitalization or bankruptcy reorganization;

           (xii)  take any action, or fail to take any action, which action or failure would reasonably be expected to cause Company to (i) fail to qualify as a REIT, or any Company Subsidiary to cease to be treated as a disregarded entity or partnership for U.S. federal income Tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; or (ii) become liable for U.S. federal income Tax under Section 857(b), 860(c) or 4981 of the Code;

          (xiii)  create or suffer to exist any material Lien (other than Permitted Liens) on shares of stock, partnership interests or other equity interests of any Company Subsidiary;

          (xiv)  make any loans, advances or capital contributions to, or investments in any other Person (other than any Company Subsidiary) in excess of $100,000;

           (xv)  except pursuant to an existing agreement set forth in Section 6.1(b)(xv) of the Disclosure Letter, acquire (including by merger, consolidation or acquisition of stock or assets) any interest in any Person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights (whether by merger, stock purchase, asset purchase or otherwise), other than acquisitions of (A) personal property, equipment and other assets (other than real property) in the ordinary course of business consistent with past practice or (B) real property in the ordinary course of business consistent with past practice that do not individually or in the aggregate exceed $500,000;

          (xvi)  except pursuant to an existing agreement set forth in Section 6.1(b)(xvi) of the Disclosure Letter, sell, pledge, dispose of, transfer, lease, license or encumber (other than Permitted Liens) any real property, personal property, equipment or other assets of Company or any Company Subsidiary, other than (A) leases of real property at market rates (other than concessions granted in the ordinary course of business consistent with past practice) pursuant to lease agreements entered in the ordinary course of business consistent with past practice, (B) pledges or encumbrances on assets acquired in compliance with Section 6.1(b)(xv) that are granted in the ordinary course of business consistent with past practice or (C) sales, dispositions or other transfers of (1) any personal property, equipment or other assets (other than real property) of Company or any Company Subsidiary in the ordinary course of business consistent with past practice that do not individually or in the aggregate exceed $500,000 or (2) any real property of Company or any Company Subsidiary in the ordinary course of business consistent with past practice that do not individually or in the aggregate exceed $500,000;

         (xvii)  amend, assign, extend, renew or terminate or waive compliance with the terms of, or breaches under, any Company Material Contract (other than, with respect to Company Material Contracts described in clauses (ii), (xi) or (xviii) of Section 4.18(a), in the ordinary course of business consistent with past practice) or enter into any agreement that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.18(a) of the Disclosure Letter as a Company Material Contract;

        (xviii)  except as may be required as a result of a change in Law or in GAAP after the date of this Agreement (of which Company shall promptly notify Parent), make any material change in any accounting principles or accounting practices;

          (xix)  enter into any new line of business; or

           (xx)  authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          (c)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit (i) Company from taking any action after giving written notice to Parent, at any time or from time to time, that in the reasonable judgment of the Company Board, and upon advice of legal counsel to Company, is necessary for Company to avoid or to continue to avoid incurring entity-level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Parent Merger Effective Time, including making dividend or other distribution payments in accordance with Section 7.16 to the Stockholders of Company in accordance with this Agreement or otherwise, or to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; and (ii) Company LP from taking any action after giving written notice to Parent, at any time or from time to time, as Company LP determines to be necessary to: (A) be in compliance at all times with all of its obligations under any Company Tax Protection Agreement, and (B) avoid liability for any indemnification or other payment under any Company Tax Protection Agreement.

        Section 6.2    No Control of Other Party's Business.     Nothing contained in this Agreement shall give the Parent Parties, directly or indirectly, the right to control or direct Company's or any Company Subsidiary's operations prior to the Parent Merger Effective Time. Prior to the Parent Merger Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries' respective operations.

ARTICLE VII

ADDITIONAL AGREEMENTS

        Section 7.1    Preparation of Proxy Statement; Stockholders' Meeting.

          (a)   As promptly as practicable after the date of this Agreement, Company shall, with the assistance and reasonable cooperation of the Parent, prepare and file the Proxy Statement with the SEC in preliminary form as required by the Exchange Act. Each of the Parent Parties and the Company Parties shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement. Neither the Proxy Statement, nor any amendment or supplement thereto, or any other materials used in connection with the Company Stockholder Meeting, shall be filed or disseminated without providing Parent a reasonable opportunity to review and comment thereon, which comments Company shall consider in good faith. If at any time prior to the Company Stockholder Meeting, any information relating to any of the Parent Parties and the Company Parties or any of their respective Affiliates, directors or officers should be discovered by any Company Party or any Parent Party which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party which discovers such information shall promptly notify the other Party and Company shall promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the

  Stockholders. Company shall promptly provide Parent with any comments or requests that may be received from the SEC or its staff with respect to the Proxy Statement, the Mergers or any of the other transactions contemplated by this Agreement. Company will provide Parent with a reasonable opportunity to review and comment on any response thereto, which comments Company shall consider in good faith. Company shall respond promptly to any such comments or requests made by the SEC or its staff with respect to the Proxy Statement, the Mergers or any of the other transactions contemplated by this Agreement. All documents that Company is responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

          (b)   As promptly as practicable after the date of this Agreement and, thereafter, upon Parent's written request (though not more frequently than weekly), Company shall run a broker search for a deemed record date 20 Business Days after the date of such search. Subject to Section 7.4, Company shall, not later than the earlier of (x) the SEC's clearance of the Proxy Statement for mailing the Stockholders and (y) receiving notification that the SEC is not reviewing the preliminary Proxy Statement, take all commercially reasonable actions in accordance with applicable Law, the Company Charter and Company Bylaws and the rules of the NYSE to (i) establish the earliest reasonably practicable record date for a meeting of the Stockholders (the "Record Date"), (ii) duly call, give notice of, convene and hold a special meeting of the Stockholders on the earliest reasonably practicable date (including any adjournment or postponement thereof, the "Company Stockholder Meeting") for the purpose of obtaining the Company Stockholder Approval and (iii) file with the SEC, and mail to the Stockholders as of the Record Date, the definitive Proxy Statement. Without the prior written consent of Parent, the approval of the Parent Merger and the other transactions contemplated by this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Stockholders in connection with the approval of the Parent Merger and the other transactions contemplated by this Agreement) that Company shall propose to be acted on by the Stockholders at the Company Stockholder Meeting. Company shall solicit from the Stockholders proxies in favor of the approval of the Parent Merger and the other transactions contemplated by this Agreement in accordance with applicable Law and, unless the Company Board has effected a Change in Company Recommendation as permitted by Section 7.4, the Proxy Statement shall include the Company Recommendation and Company shall use its commercially reasonable efforts to secure the Company Stockholder Approval at the Company Stockholder Meeting. Company shall cooperate with and keep Parent reasonably informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive Proxy Statement. Company may adjourn or postpone the Company Stockholder Meeting after consultation with Parent (i) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement required pursuant to Section 7.1(a) is provided to the Stockholders in compliance with applicable Law, (ii) if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting or (iii) for a single period not to exceed ten (10) Business Days, to solicit additional proxies if necessary to obtain the Company Stockholder Approval; provided, however, that in no event shall all such adjournments or postponements be for more than the later of 30 days in the aggregate or three (3) Business Days prior to the Outside Date and, unless (and only to the extent) required by applicable Law, the Record Date may not be changed without Parent's prior written consent.

          (c)   Notwithstanding any Change in Company Recommendation, Company shall nonetheless submit the Parent Merger and the other transactions contemplated by this Agreement to the Stockholders for approval at the Company Stockholders Meeting unless this Agreement is terminated in accordance with Article IX prior to the Company Stockholder Meeting.

          (d)   The Parent Parties shall vote, or cause to be voted, all of the shares of Company Common Stock then beneficially owned as of the Record Date by it, any Parent Party or any of their respective Affiliates in favor of the adoption of this Agreement.

        Section 7.2    Access to Information.     During the Interim Period, and to the extent permitted by applicable Law, Company shall, and shall cause each of the Company Subsidiaries, respectively, to, afford to each Parent Party and to their respective Representatives reasonable access during normal business hours and upon reasonable advance notice to all of its respective properties, offices, books, contracts, personnel and books and records and, during such period, Company shall, and shall cause each of the Company Subsidiaries to, (i) furnish as promptly as practicable to the Parent Parties a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of U.S. federal or state securities Laws and (ii) furnish as promptly as practicable all other information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request. No representation or warranty as to the accuracy of information provided pursuant to this Section 7.2 by any Company Party, or their respective Affiliates and Representatives, is made and no Parent Party may rely on the accuracy of such information except to the extent expressly set forth in the representations and warranties included in Article IV. Notwithstanding the foregoing, Company shall not be required by this Section 7.2 to provide any Parent Party or its Representatives with access to, or to disclose, information (A) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (if Company has used commercially reasonable efforts to obtain permission or consent of such third party to such disclosure), (B) the disclosure of which would violate any Law or legal or contractual duty of any Company Party or any of their respective Representatives, (C) that is subject to any attorney-client, attorney work product or other legal privilege or (D) if it reasonably determines in good faith that any such access is reasonably likely to materially impair such Company Party's business or operations; provided, that that Company shall use commercially reasonable efforts to allow for the fullest access or disclosure possible in a manner that does not result in triggering any of the prohibitions set out in clauses (A) through (D). For the avoidance of doubt, with respect to clause (D), "commercially reasonable efforts" of Company shall include, as is reasonably practicable, designating any such materials that are reasonably likely to materially impair such Company Party's business or operations as "outside counsel only" or "outside accounting firm only." Such materials and the information contained therein shall be given only to Parent's outside counsel or accounting firm, as the case may be, and will not be disclosed by such outside counsel or accounting firm to employees, officers, or directors of Parent without the prior written consent of Company. Prior to the Parent Merger Effective Time, each of the Parent Parties shall not, and shall cause their respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which any Company Party has a business relationship regarding the business of such Company Party or this Agreement and the transactions contemplated hereby without giving prior notice to Company.

        Section 7.3    Commercially Reasonable Efforts.

          (a)   Subject to the terms and conditions of this Agreement, each of the Parties hereto shall use its respective commercially reasonable efforts (subject to, and in accordance with, applicable Law) to take, or cause to be taken, all actions and to do promptly, or cause to be done promptly, and to assist and cooperate with each other in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the Mergers and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, subject to the terms and conditions of this

  Agreement, each of the Parties hereto agrees to use its commercially reasonable efforts to (i) cooperate with the other Party in determining which filings are required to be made prior to the Closing with, and which consents, clearances, approvals, permits or authorizations are required to be obtained prior to the Closing from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby and in timely making all such filings, (ii) promptly furnish the other Party, subject, in appropriate cases, to appropriate confidentiality agreements to limit disclosure to outside lawyers and consultants, with such information and reasonable assistance as such other Party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registrations and submissions of information to any Governmental Authority with respect to this Agreement or the transactions contemplated hereby, (iii) supply as promptly as practicable and to the extent necessary any additional information and documentary material that may be requested pursuant to any applicable Laws by any Governmental Authority and (iv) take or cause to be taken all other actions necessary, proper or advisable to obtain applicable clearances, consents, authorizations, approvals or waivers and cause the expiration or termination of the applicable waiting periods with respect to the Mergers under any applicable Laws as promptly as practicable and, in any event, no later than the Outside Date.

          (b)   Subject to the terms and conditions of this Agreement, each of the Parties hereto shall, in connection with the efforts referenced in Section 7.3(a), use its commercially reasonable efforts to: (i) cooperate in all respects with each other in connection with any investigation or other inquiry, including any proceeding initiated by a private party with respect to this Agreement or the transactions contemplated hereby; (ii) promptly notify the other Party of any communication concerning this Agreement or any of the transactions contemplated hereby to that Party from or with any Governmental Authority and consider in good faith the views of the other Party and keep the other Party reasonably informed of the status of matters related to the transactions contemplated by this Agreement, including furnishing as promptly as practicable the other Party with copies of any written notices or other communications received by such Party from, or given by such Party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other Party to review in draft any proposed written communication to be submitted by it to any Governmental Authority with reasonable time and opportunity to comment, and consult with each other in advance of any in- person or telephonic meeting or conference with any Governmental Authority or, in connection with any proceeding by a private party with respect to this Agreement or the transactions contemplated hereby, with any other Person, and, to the extent permitted by the applicable Governmental Authority or Person, not agree to participate in any meeting or discussion with any Governmental Authority relating to any filings or investigations concerning this Agreement or any of the transactions contemplated hereby unless it consults with the other Party and its Representatives in advance and invites the other Party's Representatives to attend in accordance with applicable Laws. The Parties may, as advised by outside counsel, designate competitively sensitive information provided to the other under this Section 7.3 as "outside counsel only." Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials.

          (c)   In furtherance and not in limitation of the foregoing, subject to the terms and conditions of this Agreement, each of the Parties hereto shall (i) use its commercially reasonable efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Laws, including defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby (including seeking to have any stay, temporary restraining order or preliminary injunction entered by any court or other Governmental Authority vacated or reversed), and (ii) take, or cause to be taken, all such further commercially reasonable actions as may be necessary to resolve such objections, if any, as any Governmental Authority or any other Person may assert under any Law with respect to the Mergers and the other transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law so as to enable the Closing to occur as promptly as reasonably practicable and, in any event, no later than the Outside Date.

          (d)   Each of the Parties shall, if any takeover statute becomes applicable to this Agreement, the Mergers, or any other transactions contemplated hereby or thereby, grant approvals and use all commercially reasonable efforts to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such takeover statute on this Agreement, the Mergers and the other transactions contemplated hereby.

        Section 7.4    Acquisition Proposals; Changes in Recommendation.

          (a)   Company agrees that it shall not, nor shall it permit any of the Company Subsidiaries to, authorize or permit any of its officers, directors or employees to, and shall use its commercially reasonable efforts to cause its and the Company Subsidiaries' other Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer by or with a Third Party with respect to any Acquisition Proposal, (ii) engage in any discussions or negotiations concerning, or provide any non-public information to any Third Party in connection with, or for the purpose of, encouraging or facilitating any Acquisition Proposal or the making of any proposal or offer that could reasonably be expected to lead to any Acquisition Proposal or (iii) enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement with any Third Party providing for any Acquisition Proposal (each, an "Acquisition Agreement").

              (i)  Notwithstanding anything in this Agreement to the contrary, Company and its Representatives shall be permitted to take the following actions, prior to receipt of the Company Stockholder Approval, in response to an unsolicited bona fide written Acquisition Proposal by any Person made after the date of this Agreement (provided that the Acquisition Proposal by such Person did not result from a breach of this Section 7.4): (A) contact such Person or group of Persons solely to clarify the terms and conditions thereof and (B) if the Company Board concludes in good faith (after consultation with its outside legal counsel and financial advisors) that such Acquisition Proposal either constitutes or would be reasonably likely to lead to a Superior Proposal, (I) engage in or otherwise participate in discussions and negotiations with such Person and its Representatives regarding such Acquisition Proposal and (II) provide any information or data (including non-public information or data) to the Person who made such Acquisition Proposal, but only after entering into an Acceptable Confidentiality Agreement with such Third Party. Company shall promptly (and in any event within forty-eight (48) hours) provide Parent with a copy of any nonpublic information or data provided to a Third Party pursuant to the prior sentence to the extent such nonpublic information or data has not been previously provided to Parent.

             (ii)  Company will (A) advise Parent in writing of the receipt of any Acquisition Proposal, the material terms and conditions thereof (including, if applicable, providing copies of any written Acquisition Proposal and drafts of proposed agreements related thereto) and the identity of any person making such Acquisition Proposal on a prompt basis (and in any event within forty-eight (48) hours) and (B) promptly (and in any event within forty-eight (48) hours thereafter) notify Parent of any changes to the financial and other material terms and conditions of any Acquisition Proposal and otherwise keep Parent reasonably informed of any material changes to the status of any such Acquisition Proposal, including by providing copies of all proposals, offers and drafts of proposed agreements related thereto.

            (iii)  Except as provided in Section 7.4(b)(iv) or Section 7.4(b)(v), the Company Board shall not (A) withhold, withdraw, qualify or modify in any manner adverse to Parent, or propose publicly to withhold, withdraw, qualify or modify in any manner adverse to Parent, the Company Recommendation, (B) adopt, authorize, approve or recommend (or publicly propose or announce its intention to adopt, authorize, approve or recommend) any Acquisition Proposal, (C) fail to include the Company Recommendation in the Proxy Statement (any action set forth in the foregoing clauses (A) through (C), a "Change in Company Recommendation") or (D) authorize, cause or permit Company or any Company Subsidiary to enter into any letter of intent, agreement in principle, merger agreement or any other agreement with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or requiring Company or Company LP to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

            (iv)  Notwithstanding anything in this Agreement to the contrary, with respect to an Acquisition Proposal, the Company Board may, prior to receipt of the Company Stockholder Approval, make in writing a Change in Company Recommendation (and in the event that the Company Board determines such Acquisition Proposal to be a Superior Proposal, in accordance with this Section 7.4, terminate this Agreement in writing pursuant to Section 9.1), if and only if (A) an unsolicited bona fide written Acquisition Proposal (provided that the Acquisition Proposal did not result from a breach of this Section 7.4) is made to Company and is not withdrawn, (B) the Company Board has concluded in good faith (after consultation with its outside legal counsel and financial advisors) that such Acquisition Proposal constitutes a Superior Proposal, (C) the Company Board has concluded in good faith (after consultation with its outside legal counsel) that failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under applicable Law, (D) three (3) Business Days (the "Notice Period") shall have elapsed since Company has given written notice to Parent advising it that Company intends to take such action and specifying in reasonable detail the reasons therefor, including the identity of the person making such Acquisition Proposal, material terms and conditions of any such Superior Proposal that is the basis of the proposed action, including, if applicable, copies of any written proposals or offers and any proposed agreements related thereto (a "Notice of Recommendation Change"), which Notice of Recommendation Change or intention shall not be deemed a Change in Company Recommendation for any purpose of this Agreement, (E) during such Notice Period, Company has considered and, at the reasonable request of Parent, engaged in good faith discussions with Parent regarding any adjustment or modification of the terms of this Agreement proposed by Parent, and (F) the Company Board, following such Notice Period, again concludes in good faith (after consultation with its outside legal counsel and taking into account any adjustment or modification of the terms of this Agreement proposed by Parent) that the failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under applicable Law and that such Acquisition Proposal continues to constitute a Superior Proposal; provided, however, that if, during the Notice Period, any material revisions are made to the Superior Proposal by such Third Party, Company, shall promptly give a new written notice to Parent and shall comply in all respects with the requirements of this Section 7.4(a)(iv), which shall apply anew, with respect to such new written notice (provided, however, that in this instance the Notice Period shall be two (2) Business Days instead of three (3) Business Days).

             (v)  Notwithstanding anything in this Agreement to the contrary, in circumstances not involving or relating to an Acquisition Proposal, the Company Board may, prior to receipt of the Company Stockholder Approval, make a Change in Company Recommendation if and only if (A) an Intervening Event has occurred or arisen, (B) the Company Board has first reasonably determined in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with their fiduciary duties under applicable Law, (C) three (3) Business Days (the "Intervening Event Notice Period") shall have elapsed since Company has given a Notice of Recommendation Change (which Notice of Recommendation Change or intention shall not be deemed a Change in Company Recommendation for any purpose of this Agreement) to Parent advising that Company intends to take such action and specifying in reasonable detail the reasons therefor, (D) during such Intervening Event Notice Period, Company has considered and, at the reasonable request of Parent, engaged in good faith discussions with Parent regarding any adjustment or modification of the terms of this Agreement proposed by Parent and (E) the Company Board proposing to take such action, following such Intervening Event Notice Period, again reasonably determine in good faith (after consultation with its outside legal counsel, and taking into account any adjustment or modification of the terms of this Agreement proposed by Parent) that failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under applicable Law.

            (vi)  Nothing contained in this Section 7.4 shall prohibit the Company Board, directly or indirectly, from (A) taking and disclosing to its Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to its stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, (B) making any other disclosure to its Stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal that the Company Board determines (after consultation with its outside legal counsel) is reasonably required by applicable Law or (C) issuing a "stop, look and listen" statement pending disclosure of its position thereunder; provided, however, that, in each case, no such action or disclosure that would constitute a Change in Company Recommendation shall be permitted, made or taken other than in compliance with Section 7.4(b)(iv) or Section 7.4(b)(v).

          (b)   Company agrees that (i) it will and will cause the Company Subsidiaries, and its and their Representatives to, cease immediately and terminate any and all existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any Acquisition Proposal and cause such Third Party to return to Company any nonpublic information or data provided to it and (ii) it will not release any Third Party from, or terminate, waive, amend or modify any provisions of, any confidentiality or standstill agreement to which it or any Company Subsidiary is a party with respect to any Acquisition Proposal; provided, however, that the Company Board may, to the extent the Company Board concludes in good faith (after consultation with its outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under applicable Law, release any Third Party from its standstill obligations solely for purposes of enabling such Third Party to confidentially submit to the Company Board an Acquisition Proposal.

          (c)   References in this Section 7.4 to the Company Board shall mean the board of directors of Company or any duly authorized committee thereof.

        Section 7.5    Public Announcements.     Except with respect to any Change in Company Recommendation or any action taken by Company or the Company Board pursuant to and in accordance with Section 7.4, so long as this Agreement is an effect, the Parties hereto shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties' consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a Party may, without obtaining the other Parties' consent, (a) issue such press release or make such public statement or filing as may be required by Law, Order or the applicable rules of any stock exchange if for any reason it is not reasonably practicable to consult with the other Party before making any press release, public statement or filing with respect to this Agreement or any of the transactions contemplated by this Agreement and (b) issue press releases or make public statements to the extent that the substance of such press release or public statements was previously publicly disclosed and subject to the foregoing requirements.

        Section 7.6    Indemnification; Directors' and Officers' Insurance.

          (a)   Without limiting any additional rights that any manager, director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification or similar agreement, or under the Company Charter, the Company Bylaws, the Company LP Agreement or, if applicable, similar organizational documents (including any limited liability company agreement or partnership agreement) or agreements of any Company Subsidiary (including any successor entities) (collectively, the "Organizational Documents") or this Agreement, from and after the Parent Merger Effective Time, the Surviving Company (the "Indemnifying Party") shall, and Ultimate Parent shall cause the Indemnifying Party to, for a period of six (6) years from the Parent Merger Effective Time: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or is during any of the period from the date hereof through the date of the Parent Merger Effective Time, serving as a manager, director or officer of Company or any of the Company Subsidiaries and acting in such capacity (collectively, the "Indemnified Parties") to the fullest extent authorized or not prohibited by applicable Law, as now or hereafter in effect, in connection with any Claim and any losses, damages, liabilities, costs, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such Claim; and (ii) promptly (in any event within ten (10) Business Days after any request for payment or advancement, as applicable) pay on behalf of, or advance to, each of the Indemnified Parties, to the fullest extent authorized and not prohibited by applicable Law, as now or hereafter in effect, any documented Claim Expenses reasonably incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including, upon request by the Indemnified Party, payment on behalf of or advancement to the Indemnified Party of reasonable Claim Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such Claim, in each case without the requirement of any bond or other security, but subject to Parent's receipt of an undertaking by or on behalf of such Indemnified Party to repay all such amounts if it is ultimately determined under applicable Laws or any of the Organizational Documents that such Indemnified Party is not entitled to be indemnified; provided, that (x) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and (y) except for legal counsel engaged for one or more Indemnified Parties on the date hereof, the Indemnifying Party shall not be obligated under this Section 7.6(a) to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Claim except to the extent that, on the advice of any such Indemnified Party's counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. The indemnification and advancement obligations of the Indemnifying Party pursuant to this Section 7.6(a) shall extend to acts or omissions occurring at or before the Parent Merger Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement, the Mergers and the consummation of the other transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a manager, director or officer of Company or any of the Company Subsidiaries after the date hereof and shall inure to the benefit of such person's heirs, executors and personal and legal representatives. As used in this Section 7.6(a): (A) the term "Claim" means any threatened, asserted, pending or completed Action or inquiry, whether civil, criminal, administrative, investigative or otherwise, including any arbitration or other alternative dispute resolution mechanism, and whether instituted by any Party hereto, any Governmental Authority or any other Person arising out of or pertaining to matters that relate to such Indemnified Party's duties (including with respect to any acts or omissions occurring in connection with the approval of this Agreement, the Mergers and the consummation of the other transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto) or service as a manager, director or officer of Company or, any of the Company Subsidiaries; and (B) the term "Claim Expenses" means reasonable documented attorneys' fees and all other reasonable costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim, including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party as contemplated in this Section 7.6.

          (b)   Without limiting the foregoing, the Parent Parties agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Partnership Merger Effective Time now existing in favor of the current or former manager, directors or officers of Company or any of the Company Subsidiaries as provided in the Organizational Documents and indemnification or similar agreements of Company shall survive the Parent Merger and shall continue in full force and effect in accordance with their terms. Subject to any limitations imposed by applicable Law, for a period of six (6) years from the Parent Merger Effective Time, (i) the Parent Parties shall cause the Surviving Company and the Company Subsidiaries to honor and fulfill in all respects the obligations of the Surviving Company and the Company Subsidiaries to the Indemnified Parties under the Organizational Documents and any indemnification or similar agreement of Company or any Company Subsidiary entered into prior to the Parent Merger Effective Time and (ii) the charter and bylaws and the limited partnership agreement or other organizational documents (including any limited liability company agreement or partnership agreement) of the Parent Parties and the Parent Subsidiaries (including any successor entities) and the organizational documents of any applicable Company Subsidiary (including any limited liability company agreement or limited partnership agreement) shall contain provisions no less favorable to the Indemnified Parties with respect to indemnification, advancement of expenses and limitations on liability of directors and officers than are set forth in the Organizational Documents, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Parent Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Parent Merger Effective Time, were Indemnified Parties, unless required by applicable Law and then only to the minimum extent required by applicable Law.

          (c)   Prior to the Parent Merger Effective Time, Company shall obtain and fully pay the premium for, and the Parent Parties shall cause to be maintained in full force and effect (and the obligations under to be honored), during the six (6) year period beginning on the date of the Parent Merger Effective Time, a "tail" prepaid insurance policy or policies (which policy or policies by their respective express terms shall survive the Mergers) from Company's current insurance carrier or an insurance carrier with the same or better credit rating as Company's current insurance carrier, of at least the same coverage and amounts and containing terms and conditions, retentions and limits of liability that are no less favorable in the aggregate to the managers, directors and officers of Company or any of the Company Subsidiaries as Company's and the Company Subsidiaries' existing policy or policies, for the benefit of the current and former managers, directors and officers of Company and each Company Subsidiary with a claims reporting or discovery period of six (6) years from the Parent Merger Effective Time with respect to directors' and officers' liability insurance for Claims arising from facts or events that occurred on or prior to the Parent Merger Effective Time; provided, however, that in no event shall the aggregate premium payable for such "tail" insurance policy for its entire period exceed an amount equal to 300% of the current annual premium paid by Company for such insurance (such amount being the "Maximum Premium"). If Company is unable to obtain the "tail" insurance described in the first sentence of this Section 7.6(c) for an amount equal to or less than the Maximum Premium, Company shall be entitled to obtain as much comparable "tail" insurance as possible for an amount equal to the Maximum Premium. If Company is unable to, or does not, obtain and fully pay the premium for such "tail" insurance contemplated in the two preceding sentences, the Parent Parties shall obtain and fully pay the premium for and maintain in full force and effect (and honor the obligations under), during the six (6) year period beginning on the date of the Parent Merger Effective Time, a "tail" insurance policy or policies (which policy or policies by their respective express terms shall survive the Mergers) from Company's current insurance carrier or an insurance carrier with the same or better credit rating as Company's current insurance carrier, of at least the same coverage and amounts and containing terms and conditions, retentions and limits of liability that are no less favorable in the aggregate to managers, directors and officers of Company or any of the Company Subsidiaries as Company or any of the Company Subsidiaries' existing policy or policies for the benefit of the current and former directors and officers of Company or any Company Subsidiary with a claims reporting or discovery period of six (6) years from the Parent Merger Effective Time; provided, however, that in no event shall the Parent Parties be required to pay more than the Maximum Premium as the aggregate premium for such "tail" insurance policies for its entire period, in which case the Parent Parties will obtain as much comparable "tail" insurance as possible for an amount equal to the Maximum Premium.

          (d)   If any of the Parent Parties or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving company, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Ultimate Parent, Parent or Parent LP, as applicable, shall assume the obligations set forth in this Section 7.6.

          (e)   The Parent Parties shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 7.6; provided, however, that such Indemnified Party provides an undertaking to repay such expenses if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Person is not legally entitled to indemnification under Law.

          (f)    The provisions of this Section 7.6 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party and other Person referred to in this Section 7.6 (who are intended to be third party beneficiaries of this Section 7.6), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of the Parent Parties and the Company Parties, and shall not be amended in a manner that is adverse to the Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of the Indemnified Party (including the successors, assigns and heirs) affected thereby. The agreements and covenants provided for by this Section 7.6, including with respect to indemnification, exculpation and insurance, shall be in addition to, and not in substitution for or in exclusion of, any other rights to indemnification, exculpation or insurance which an Indemnified Party and other Person referred to in this Section 7.6 is entitled, whether pursuant to applicable Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to Company or the Company Subsidiaries or their respective directors, officers and other employees, it being understood and agreed that the indemnification provided for in this Section 7.6 is not prior to, or in substitution for, any such claims under any such policies.

        Section 7.7    Financing.

          (a)   Subject to the terms and conditions of this Agreement, the Parent Parties shall use their respective reasonable best efforts to (i) obtain the Financing on the terms and conditions described in the Financing Commitments, (ii) maintain in effect the Financing Commitments until the Mergers and other transactions contemplated by this Agreement are consummated (or, with respect to the BD Financing Commitment, until the earlier consummation of the BD Financing), (iii) satisfy, or cause to be satisfied, on a timely basis all conditions to the closing of, and funding under, the Financing Commitments applicable to the Parent Parties that are within their respective control, and (iv) draw upon and consummate the Financing substantially concurrently with, at or prior to the Parent Merger Effective Time. None of the Parent Parties shall agree to, or permit any amendments or modifications to, or grant any waivers of, any condition or other provision under the Financing Commitments or the Alternative Financing Agreements (as defined below), as applicable, without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed), except where such amendments, modifications or waivers would not reasonably be expected to (i) result in the aggregate proceeds of the Financing (as amended or modified) being insufficient for the Parent Parties to pay (1) the Merger Consideration, Preferred Merger Consideration and Company OP Unit Consideration and (2) any other amounts required to be paid in connection with the consummation of the transactions upon the terms and conditions contemplated by this Agreement or (ii) (1) prevent or materially delay the ability of the Parent Parties to consummate the Mergers or the other transactions contemplated hereby or (2) adversely impact in any material respect the ability of the Parent Parties to enforce their respective rights against the other parties to the Financing Commitments or the Alternative Financing Documents, as applicable. Without limiting the generality of the foregoing, neither of the Parent Parties shall release or consent to the termination of the obligations of the Debt Financing Source(s) under the Debt Financing Commitments, the BD Investors under the BD Financing Commitments, or the comparable parties under the Alternative Financing Agreements, as applicable, except as expressly contemplated hereby. In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, Parent shall promptly so notify Company and shall use its reasonable best efforts to amend or modify the Financing Commitments and/or arrange and obtain as promptly as practicable following the occurrence of such event alternative financing on terms and conditions no less favorable, in the aggregate, to the Parent Parties, than those contained in the Financing Commitments ("Alternative Financing" which upon being entered into shall be deemed the "Debt Financing") from alternative sources ("Alternative Financing Source" which upon the entering into of the Alternative Financing shall be deemed "Debt Financing Sources"), so long as the aggregate proceeds of the Financing and, if applicable, the Alternative Financing are sufficient to pay such amounts as are required to consummate the transactions upon the terms and conditions herein. Parent shall deliver to Company true and complete copies of all contracts or other arrangements pursuant to which any Alternative Financing Source shall have committed to provide the Alternative Financing (the "Alternative Financing Agreements" which upon being entered into shall be deemed the "Debt Financing Commitments") as promptly as practicable after execution. To the extent the Alternative Financing has been arranged, and subject to the terms and conditions of this Agreement, each of the Parent

  Parties shall use its reasonable best efforts to (i) obtain such financing on the terms and conditions described in the Alternative Financing Agreements, (ii) maintain in effect the Alternative Financing Agreements until the Mergers and other transactions contemplated by this Agreement are consummated; (iii) satisfy, or cause to be satisfied, on a timely basis all conditions to the closing and funding of the Alternative Financing Agreements as applicable to the Parent Parties that are within their control, and (iv) draw upon and consummate the Alternative Financing at or prior to the Parent Merger Effective Time.

          (b)   Parent shall (i) prior to the Parent Merger Effective Time, give Company prompt written notice (A) upon becoming aware of any material breach of any provision of, or termination by any party to, the Financing Commitments or, as applicable, any Alternative Financing Agreements, or (B) upon the receipt of any written notice or other written communication from any Person with respect to any threatened breach or threatened termination by any party to the Financing Commitments or Alternative Financing Agreements, as applicable, and (ii) prior to the Parent Merger Effective Time, otherwise keep Company reasonably informed of the status of the Parent Parties' efforts to arrange and maintain the Financing or any Alternative Financing.

          (c)   The Parent Parties shall, and shall cause their Parent Subsidiaries to, at all times after consummation of the BD Financing and prior to the Parent Merger Effective Time, maintain cash on hand and/or unused revolving availability under their existing revolving credit facility of no less than $75,000,000 in the aggregate.

          (d)   Each of the Parent Parties acknowledges and agrees that the obtaining of the Financing (including any Debt Financing, BD Financing or Alternative Financing) is not a condition to the Closing, and reaffirms its obligation to consummate the Mergers and other transactions contemplated hereby irrespective and independent of the availability of the Financing, subject to the applicable conditions set forth in Article VIII.

        Section 7.8    Financing Cooperation.

          (a)   Prior to the Parent Merger Effective Time, Company shall use reasonable best efforts to provide to the Parent Parties, and shall cause each of the Company Subsidiaries to use reasonable best efforts to and shall use reasonable best efforts to cause its Representatives to provide to the Parent Parties (in each case at the sole cost and expense of the Parent Parties), all cooperation reasonably requested by the Parent Parties, or their Representatives, in connection with the arrangement of the Financing, or, if applicable, the Alternative Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Company and the Company Subsidiaries), which cooperation shall include, at the request of any Parent Party, Debt Financing Source or, if applicable, BD Investors or Alternative Financing Source, the following:

              (i)  entering into, or assisting any Parent Party in connection with its entering into, any customary agreements to pledge, guarantee, grant security interests in, and otherwise grant Liens on, the assets of Company or the Company Subsidiaries and delivering such officer's and other certificates (except for any certificate with respect to the eligibility of any Company Properties to be included for any purposes (including as security)) as reasonably required by the Financing Sources, or, if applicable, the Alternative Financing Source, including customary authorization letters, in each case, on terms reasonably satisfactory to Parent and the Debt Financing Sources or, if applicable, the Alternative Financing Sources (provided that no such definitive documents shall be effective until the Parent Merger Effective Time);

             (ii)  causing each bank or other financial institution having a deposit or other similar account of any Company or a Company Subsidiary, and each existing lender under the Existing Company Indebtedness that is party to any deposit account control agreement or other similar agreement related to such account, to negotiate and execute documentation to (a) assign, transfer or close any such account (and, in connection with any such assignment or transfer, causing the appropriate individuals of the applicable Parent Party to be added as authorized signatories with respect to such account), (b) amend, restate, assign, terminate or replace any such deposit account control agreement or similar agreement, and/or (c) if necessary, to place into effect new payment direction for any applicable tenants, in each case, as directed by the Parent Parties (provided that no such action, documentation or direction, as applicable, shall be effective until the Parent Merger Effective Time);

            (iii)  causing new deposit accounts with respect to the Company Properties to be opened, deposit account control agreements with respect thereto to be entered into by the appropriate parties, and, as applicable, new payment direction letters to be delivered to the applicable tenants in connection therewith (provided that no such action, documentation or direction shall be effective, and no such delivery shall be made, until the Parent Merger Effective Time);

            (iv)  providing the Parent Parties and their Financing Sources as promptly as practicable with financial, operational, legal, and other pertinent information with respect to Company, the Company Subsidiaries and the Company Properties as reasonably required by the Parent Parties and the Financing Sources, or, if applicable, the Alternative Financing Source, in connection with the Financing (including with respect to the BD Financing, in connection with Ultimate Parent's response to any inquiries or comments received from the Ontario Securities Commission in connection with the filing of the Offering Document), or, if applicable, the Alternative Financing;

             (v)  making Company's and Company Subsidiaries' executive officers, other senior employees and Representatives reasonably available to assist the Financing Sources, or, if applicable, the Alternative Financing Sources, in connection with providing the Financing, or, if applicable, the Alternative Financing, including making available Company's and the Company Subsidiaries insurance brokers and causing Company's and the Company Subsidiaries' auditors to participate in oral due diligence sessions to take place in connection with the BD Financing, in each case upon reasonable advance written notice from Parent and except as may reasonably interfere with such officers or employees performance of their customary employment duties;

            (vi)  cooperating with Ultimate Parent in connection with obtaining customary deliverables which may be reasonably necessary in connection with the BD Financing, including to cause its auditors to deliver a "long form" comfort letter dated the date of the Offering Document (and brought forward to the closing of the BD Financing) addressed to Ultimate Parent and the underwriters of the BD Financing, as well as a consent letter to the applicable regulatory authorities for the inclusion of Company's audited consolidated financial statements as at and for the year ended December 31, 2016 in the Offering Document, in a form and substance as is customarily given to underwriters and such regulatory authorities, as the case may be, in an underwritten public offering in Canada;

           (vii)  providing to the Debt Financing Source(s) or, if applicable, the BD Investors or Alternative Financing Source, promptly and, in any event, at least ten (10) Business Days' prior to the Closing Date (or, the case of the BD Financing, the closing date of the BD Financing), with all documentation and other information which Financing Sources have determined is required under applicable "know your customer" and/or anti-money laundering rules and regulations applicable to it;

          (viii)  causing the delivery to the Parent Parties (or, at the direction of the Parent Parties, the Debt Financing Source(s) or, if applicable, the BD Investors or Alternative Financing Source) of (A) customary unconditional payoff letters, (B) original promissory notes evidencing the Company Indebtedness and original certificates evidencing ownership interests in any Company Subsidiary (whether pledged or unpledged), (C) UCC-3 termination statements with respect to all UCC financing statements and (D) executed terminations of any and all mortgages, deeds of trust and collateral assignments of leases and rents and any other collateral assignments or pledge agreements, in each case, related to the Existing Company Indebtedness, and (E) any terminations of security interests or Lien releases that, in the reasonable discretion of the Parent Parties, are necessary to evidence and effect the termination or release of security interests and Liens encumbering the Company Properties, the assets of and/or the interests in Company and/or the Company Subsidiaries related to the Existing Company Indebtedness (provided that in the cases of clauses (B), (C), (D) and (E) above, no such delivery will be made and no such termination documents will be effective, filed or recorded, as applicable, until the Parent Merger Effective Time);

            (ix)  forming one or more entities (if necessary, as a Company Subsidiary prior to the Closing Date), which shall satisfy the special purpose entity restrictions required by the Debt Financing Sources (the "Required SPE Covenants"), for the purpose of transferring one or more of the Company Properties to such entity(ies), or amending the existing operating agreement of any Company Subsidiary to include the Required SPE Covenants (provided that no such transfer or amendment shall be effective until the Parent Merger Effective Time);

             (x)  conveying certain of the Company Properties to one or more newly formed entities, the operating agreements of which contain the Required SPE Covenants, and, in connection therewith, executing and, if necessary, recording deeds, assignments, affidavits or other documentation as may be reasonably required to effect any such conveyance (provided that no such action shall be effective until the Parent Merger Effective Time);

            (xi)  in connection with the acquisition of any real property permitted to be acquired by Company or any Company Subsidiary during the Interim Period, causing such acquisition to be made by a newly formed Company Subsidiary the operating agreement of which contains the Required SPE Covenants;

           (xii)  providing one or more certificates executed by authorized representatives of each Company Subsidiary that owns or leases real property in respect of the Existing Company Indebtedness, or owns the ownership interests in such property owning or leasing entities, to the Parent Parties with respect to customary "recycled special purpose entity" provisions (it being understood that certification of compliance with separateness covenants shall be consistent with the covenants set forth in the Existing Company Indebtedness);

          (xiii)  cooperating with the Parent Parties to rectify any defects or deficiencies in the title of any Company Property, any lease thereof, or any other due diligence materials related to any Company Property, including any such materials delivered to or obtained by any Debt Financing Source; and

          (xiv)  otherwise cooperating with the Parent Parties to satisfy the conditions precedent to the Financing to the extent within the control of Company and/or the Company Subsidiaries;

provided, that, in each case, (1) Company shall not be required to pay any commitment or other similar fee or incur any other liability or expense in connection with the Financing, or, if applicable, the Alternative Financing, prior to the Parent Merger Effective Time, (2) the pre-Closing Company Board and the directors, managers and general partners of the Company Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the

Financing is obtained, (3) none of Company or any Company Subsidiaries shall be required to execute any definitive financing documents that would become effective at any time prior to the Parent Merger Effective Time and does not terminate without liability to the Company or any Company Subsidiary upon termination of this Agreement, including any credit or other agreements, pledge documents or security documents in connection with the Financing, (4) neither Company nor any Company Subsidiary shall be required to take any action that would (I) unreasonably interfere with the ongoing operations of Company and the Company Subsidiaries, (II) cause any representation or warranty in this Agreement to be breached, (III) cause any director, officer or employee of Company or any of the Company Subsidiaries to incur any personal liability, (IV) conflict with the organizational documents of Company or any Company Subsidiary or any Laws or (V) result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or a default under, any contract to which Company or any Company Subsidiary is a party (including the financing documentation for the Existing Company Indebtedness) and (5) none of Company or any Company Subsidiaries shall be required to provide, and the Parent Parties shall be solely responsible for, (A) the assumptions underlying the pro forma adjustments to be made in the preparation of pro forma financial statements, (B) projections, risk factors or other forward-looking statements relating to any component of the Financing, (C) subsidiary financial statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, and (D) Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K. The Parent Parties shall promptly, upon the termination of this Agreement, reimburse Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Company or any of Company Subsidiaries in connection with the cooperation of Company and the Company Subsidiaries contemplated by this Section 7.8 and shall indemnify and hold harmless Company, the Company Subsidiaries and their respective Representatives from and against any and all liabilities or losses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith (except with respect to any information provided by or on behalf of Company or any Company Subsidiaries), except in the event such liabilities or losses arise out of, or result from, the willful misconduct of Company, the Company Subsidiaries or any of their respective Representatives.

          (b)   Prior to the Parent Merger Effective Time, Company shall, and shall cause each of the Company Subsidiaries and shall use commercially reasonable efforts to cause its Representatives to supplement the information provided by or on behalf of Company or any Company Subsidiary in connection with the Financing or, if applicable, the Alternative Financing, on a reasonably current basis to the extent that any such information, to the Knowledge of Company, contains any untrue statements of material fact or omits to state any material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 7.9    Notification of Certain Matters.

          (a)   The Company Parties shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company Parties, of any notice or other communication received by such Party from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

          (b)   The Company Parties shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company Parties, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that, if uncured, would reasonably be expected to result in any of the applicable closing conditions set forth in Article VIII not being capable of being satisfied prior to the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that, if uncured, would result in any of the applicable closing conditions set forth in Article VIII not to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Without limiting the foregoing, the Company Parties shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company Parties, if, to the Knowledge of such Party, the occurrence of any state of facts, change, development, event or condition would cause, or would reasonably be expected to cause, any of the conditions to Closing set forth in Article VIII not to be satisfied or satisfaction to be reasonably delayed.

          (c)   Notwithstanding anything to the contrary in this Agreement, the failure by the Company Parties or the Parent Parties to provide notice under Section 7.9(a) or Section 7.9(b) shall not constitute a breach of covenant for purposes of Section 8.2(b) or Section 8.3(b).

        Section 7.10    Section 16 Matters.     Prior to the Parent Merger Effective Time, Company shall take all such steps as may be necessary to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 7.11    Delisting.     Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the NYSE and terminate their registration under the Exchange Act; provided, that such delisting and termination shall not be effective until after the Parent Merger Effective Time.

        Section 7.12    Director and Officer Resignations.     Company shall use commercially reasonable efforts to obtain and cause to be delivered to Parent, in form reasonably satisfactory to Parent, resignations effective as of the Parent Merger Effective Time executed by each director and officer of Company and the Company Subsidiaries in office immediately prior to the Parent Merger Effective Time.

        Section 7.13    Certain Tax Matters.

          (a)   The Parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, "Transfer Taxes"), and shall cooperate in attempting to minimize the amount of Transfer Taxes. Subject to Section 3.5(c)(iii), from and after the Parent Merger Effective Time, the Parent Parties shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable pursuant to Article III, including to holders of Company Common Stock, Company Preferred Stock or Company OP Common Units, all Transfer Taxes.

          (b)   During the Interim Period, Company shall accommodate all reasonable requests of Parent with respect to maintenance of its REIT status. Parent and Company shall, upon written request, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated in this Agreement).

          (c)    FIRPTA.    Company shall provide to Parent an affidavit of nonforeign status that complies with the Treasury Regulations under Section 1445 of the Code. Company LP shall use its commercially reasonable efforts to obtain and deliver to Parent at or prior to Closing an affidavit of nonforeign status that complies with the Treasury Regulations under Section 1445 of the Code from each Person that constitutes and is treated as a partner (and is not a "disregarded entity") for United States federal income tax purposes of Company LP (other than Company or a Company Subsidiary).

          (d)    Other Transactions.    Parent may request, upon reasonable notice to Company, and Company shall reasonably consider and cooperate with any such request (but, for the avoidance of doubt, shall not be obligated to undertake), that Company, immediately prior to the Closing, engage in one or more restructurings, asset dispositions or any other transactions on terms and in the manner requested by Parent; provided, however, that, for the avoidance of doubt, (i) neither Company nor any of the Company Subsidiaries shall be required to take any action in contravention of (A) any organizational document of Company or any of the Company Subsidiaries, (B) any Company Material Contract, (C) any determination by the Company Board in good faith that such action is reasonably likely to materially impair the business or operations of the Company Parties or (D) applicable Law, (ii) any such actions or transactions shall be contingent upon all of the conditions set forth in Article VIII having been satisfied (or, with respect to Section 8.2, waived) and receipt by Company of a written notice from Parent to such effect and that the Parent Parties are prepared to proceed immediately with the Closing and any other evidence reasonably requested by Company that the Closing will occur (it being understood that in any event any requested restructurings, asset dispositions or other requested transactions will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including the amount of or timing of payment of the Merger Consideration and Preferred Merger Consideration, (iv) neither Company nor any of the Company Subsidiaries shall be required to take any such action that could adversely affect the classification of Company as a REIT or could subject Company to any "prohibited transactions" taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 and (v) neither Company nor any Company Subsidiary shall be required to take any such action that could result in any unreimbursed United States federal, state or local income Tax being imposed on any Company Party. Without limiting the foregoing, none of the representations, warranties or covenants of Company or any of the Company Subsidiaries shall be deemed to apply to, or deemed breached or violated by, any actions taken pursuant to this Section 7.13(d). The Parent Parties shall, promptly upon request by Company, reimburse Company for all reasonable out-of-pocket costs and Taxes incurred by Company or the Company Subsidiaries in taking any action agreed to be taken pursuant to this Section 7.13(d), and Parent shall indemnify Company and the Company Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses (including reasonable attorneys' fees), Taxes, interest, awards, judgments and penalties suffered or incurred by Company or any of the Company Subsidiaries arising therefrom (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated, the Parent Parties shall promptly reimburse Company for any reasonable out-of-pocket costs (including reasonable attorneys' fees) and Taxes incurred by Company or any of the Company Subsidiaries not previously reimbursed).

        Section 7.14    Termination of Company Equity Incentive Plans.

          (a)   Prior to the Parent Merger Effective Time, the Company Board shall adopt such resolutions or take such other actions as may be required by the Company Equity Incentive Plan no later than immediately prior to the Parent Merger Effective Time to effect the intent of Article III hereof. Company shall deliver copies of such resolutions or other actions to Parent no later than fifteen (15) Business Days prior to the Parent Merger Effective Time for Parent's prior review and consent, such consent not to be unreasonably withheld.

          (b)   If requested by Parent, Company shall (or shall cause each applicable Company Subsidiary to) terminate each Company Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code as of the day prior to the Closing Date (but contingent upon the occurrence of the Mergers) and adopt all required compliance amendments pursuant to written resolutions, the form and substance of which shall be reasonable satisfactory to Parent.

        Section 7.15    Accrued Dividends.     In the event that a distribution with respect to the Company Common Stock or the Company Preferred Stock permitted under the terms of this Agreement has (i) a record date prior to the Partnership Merger Effective Time and (ii) has not been paid as of the Partnership Merger Effective Time, (A) the holders of shares of Company Common Stock and the holders of Company OP Common Units entitled to receive such distribution shall be entitled to receive such distribution from Company (or Company LP, as applicable) and (B) the holders of the shares of Company Preferred Stock entitled to receive such distribution shall be entitled to receive such distribution from Company, in each case, immediately prior to the time such shares or units are exchanged pursuant to Article III of this Agreement for the consideration set forth therein.

        Section 7.16    Dividends.     Notwithstanding anything else to the contrary in this Agreement (including Section 6.1(b)(iii)), Company shall be permitted to declare and pay a dividend to its Stockholders, the record date and payment date for which shall be the close of business on the last Business Day prior to the Closing Date, distributing any amounts determined by Company (in consultation with Parent) to be the minimum dividend required to be distributed in order for Company to qualify as a REIT and to avoid to the extent reasonably possible the incurrence of income or excise Tax. Except for such dividends permitted to be distributed pursuant to Section 6.1(b)(iii)(B), if Company declares a dividend pursuant to this Section 7.16, the Merger Consideration shall be decreased by an amount equal to the per share amount of such dividend.

        Section 7.17    Employment Matters.

          (a)   During the period commencing on the Closing and ending on the date that is twelve (12) months after the Closing (or if earlier, the date of the employee's termination of employment with Ultimate Parent, Parent and the Parent Subsidiaries), the Parent Parties shall, and shall cause each Parent Subsidiary, as applicable, to, provide each individual who is an employee of Company or any Company Subsidiary immediately prior to the Closing and who remains employed by the Surviving Company, any Company Subsidiary, Ultimate Parent or any Parent Subsidiary immediately following the Closing (each a "Continuing Employee" and collectively, the "Continuing Employees") with (i) compensation (base salary and bonus opportunity) that taken as a whole, are not less favorable in the aggregate than the compensation (base salary and cash bonus opportunity) provided to each Continuing Employee immediately prior to the Closing and (ii) benefits, that are, in the aggregate, no less favorable than those provided to, at Parent's election, either similarly situated employees of (A) Company or any Company Subsidiary immediately prior to the Closing or (B) Ultimate Parent, Parent or the Parent Subsidiary, as applicable, immediately following the Closing. During the period commencing on the Closing and ending on the date that is twelve (12) months after the Closing, the Parent Parties shall, and shall cause each Parent Subsidiary to, provide each Continuing Employee, to the extent their employment is severed during such period, with severance payments and benefits equal to the severance payments and benefits provided by Company and the Company Subsidiaries as of the date of this Agreement as further set forth on Section 7.17(a) of the Disclosure Letter.

          (b)   The Parent Parties shall, and shall cause the Parent Subsidiaries to, provide credit for each Continuing Employee's length of service with Company and the Company Subsidiaries (as well as service with any predecessor employer of Company or any Company Subsidiary) for all purposes (including eligibility, vesting and benefit level, but not for purposes of any benefit accrual) under each plan, program, policy, agreement or arrangement of Ultimate Parent, Parent or the Parent Subsidiaries (including vacation and paid time-off) to the same extent that such service was recognized under a similar plan, program, policy, agreement or arrangement of Company or any Company Subsidiary, except that no such prior service credit will be required or provided to the extent that (i) it results in a duplication of benefits, or (ii) such service was not recognized under the corresponding Company Employee Benefit Plan.

          (c)   To the extent permitted by applicable Law, the Parent Parties shall use commercially reasonable efforts to cause each Employee Benefit Plan of Ultimate Parent, Parent and the Parent Subsidiaries in which any Continuing Employee participates that provides health or welfare benefits to (i) waive all limitations as to preexisting conditions, exclusions, waiting periods and service conditions with respect to participation and coverage requirements applicable to Continuing Employees, other than limitations applicable under the corresponding Company Employee Benefit Plan or to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Employee Benefit Plan and (ii) honor any payments, charges and expenses of Continuing Employees (and their eligible dependents) that were applied toward the deductible and out-of-pocket maximums under the corresponding Company Employee Benefit Plan in satisfying any applicable deductibles, out-of-pocket maximums or co-payments under a corresponding Company Employee Benefit Plan during the calendar year in which the Closing occurs.

          (d)   Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Parent Merger Effective Time will be credited to such Continuing Employee following the Parent Merger Effective Time.

          (e)   Nothing in this Section 7.17 shall (i) confer any rights upon any Person, including any Continuing Employee or former employee of Company or the Company Subsidiaries, other than the Parties to this Agreement and their respective successors and permitted assigns, (ii) constitute or create an employment agreement or create any right in any Continuing Employee or any other Person to any continued employment or service with or for Company, the Company Subsidiaries, Ultimate Parent, Parent or the Parent Subsidiaries, or to any compensation or benefits of any nature or kind whatsoever, (iii) constitute or be treated as an amendment, modification, adoption, suspension or termination of any employee benefit plan, program, policy, agreement or arrangement of Company, the Company Subsidiaries, Ultimate Parent, Parent, or the Parent Subsidiaries, or (iv) alter or limit the ability of Company, the Company Subsidiaries, Ultimate Parent, Parent or the Parent Subsidiaries to amend, modify or terminate any benefit plan, program, policy, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them.

        Section 7.18    Integration Planning.     As promptly as practicable after the date of this Agreement, Parent and Company shall use their respective commercially reasonable efforts to establish a mechanism, subject to applicable Law, reasonably acceptable to both Parties by which the Parties will confer on a regular and continued basis (subject to reasonable advance written notice of any such meeting being provided to each Party) regarding the general status of the ongoing operations and administration of Company and the Company Subsidiaries (including with respect to the ongoing debt and equity capitalization of Company and Company Subsidiaries) and integration planning matters and communicate and consult with, and use their respective commercially reasonable efforts to cooperate with, each other and the specific persons to be identified by each Party with respect to the foregoing.

        Section 7.19    Company Capitalization.     Company shall make available to Parent, at least three (3) Business Days prior to the anticipated Closing Date, an updated list of the information set forth in the second sentence of Section 4.3(a) as of the most recent practicable date prior to the anticipated Closing Date.

        Section 7.20    Updated Portfolio Data Tape.     Company shall make available to Parent, (a) within ten (10) Business Days after the end of each calendar month and (b) at least three (3) Business Days prior to the anticipated Closing Date, an update of the Data Tape, as of (x) in respect of clause (a), the end of the preceding calendar month and (y) in respect of clause (b), the most recent practicable date prior to the anticipated Closing Date.

        Section 7.21    Use of Company Cash.     At the prior written direction of Parent and subject to any applicable limitations or restrictions imposed by applicable Law or pursuant to any contractual agreement to which Company or any Company Subsidiary is a party immediately prior to the Closing, Company shall, in connection with the Closing, use the existing unrestricted cash of Company and the Company Subsidiaries to, at Parent's election, either contribute to (a) repayment of the Existing Company Indebtedness and/or (b) the Payment Fund for purposes of paying the Merger Consideration, Preferred Merger Consideration and Company OP Unit Consideration.

ARTICLE VIII

CONDITIONS PRECEDENT

        Section 8.1    Conditions to Each Party's Obligation to Effect the Mergers.     The respective obligations of the Parties to this Agreement to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or (to the extent permitted by Law) waiver in writing by each of the Parties at or prior to the Closing of the following conditions:

          (a)    Stockholder Approvals.    The Company Stockholder Approval shall have been obtained.

          (b)    No Injunctions or Restraints.    (i) No Order entered, enacted, promulgated, enforced or issued by any Governmental Authority of competent jurisdiction preventing, prohibiting, enjoining or making illegal the consummation of the Mergers shall be in effect, (ii) no Action shall have been brought by any Governmental Authority, and remain pending, that seeks an Order that would prevent, prohibit, enjoin or make illegal the consummation of the Mergers (clauses (i) and (ii), collectively "Restraints"), and (iii) no Law shall have been enacted or be in effect preventing, prohibiting, enjoining or making illegal the consummation of the Mergers.

        Section 8.2    Conditions to Obligations of the Parent Parties.     The obligations of the Parent Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or (to the extent permitted by Law) waiver in writing by Parent, at or prior to the Closing, of the following additional conditions:

          (a)    Representations and Warranties.    The (i) representations and warranties set forth in Section 4.4 (Authority), Section 4.8(b) (Absence of Certain Changes or Events) and Section 4.20 (Vote Required) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, (ii) the representations and warranties set forth in Section 4.3(b)-(e) (Capital Structure) shall be true and correct in all material respects (without giving effect to any materiality or "Company Material Adverse Effect" qualifications set forth therein) as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, (iii) the representations and warranties set forth in Section 4.3(a) (Capital Structure) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, except for de minimis inaccuracies thereof and (iv) each of the other representations and warranties of the Company Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, except (A) in each case of clauses (i), (ii), (iii) and (iv), representations and warranties that are made as of a specific date shall be true and correct only on and as of such date and (B) in the case of clause (iv), where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or "Company Material Adverse Effect" qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)    Performance of Covenants and Obligations of the Company Parties.    The Company Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by the Company Parties under this Agreement on or prior to the Closing Date.

          (c)    Delivery of Certificates.    Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its chief executive officer or chief financial officer on behalf of the Company Parties, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(d) have been satisfied.

          (d)    Material Adverse Change.    On the Closing Date, there shall not exist any event, circumstance, change, or effect arising after the date of this Agreement that, individually, or in the aggregate, constitutes a Company Material Adverse Effect.

          (e)    REIT Opinion.    Parent shall have received a tax opinion of Orrick, Herrington & Sutcliffe LLP, outside tax counsel to Company (or such other outside tax counsel being nationally recognized and experienced with respect to REIT matters and reasonably satisfactory to Parent), dated as of the Closing Date (the "REIT Opinion"), which opinion concludes (subject to customary assumptions, qualifications and representations, including representations made by Company and the Company Subsidiaries) that Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for all taxable periods commencing with Company's taxable year ended December 31, 2012 through and including the Parent Merger Effective Time.

        Section 8.3    Conditions to Obligations of the Company Parties.     The obligations of the Company Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or (to the extent permitted by Law) waiver in writing by Company, at or prior to the Closing Date, of the following additional conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Parent Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date and (B) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or "Parent Material Adverse Effect" qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)    Performance of Covenants or Obligations of the Parent Parties.    The Parent Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by the Parent Parties under this Agreement on or prior to the Closing Date.

          (c)    Delivery of Certificates.    Ultimate Parent shall have delivered to Company a certificate, dated the Closing Date and signed by its chief executive officer or chief financial officer on behalf of the Parent Parties, certifying to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

 ARTICLE IX

TERMINATION AND AMENDMENT

        Section 9.1    Termination.     This Agreement may be terminated at any time prior to the Parent Merger Effective Time, by action taken or authorized by the Parent Board or Company Board, as applicable, as follows:

          (a)   by mutual consent of Parent and Company in a written instrument;

          (b)   by either Parent or Company, upon written notice to the other Party, if any Governmental Authority of competent jurisdiction shall have issued an Order permanently enjoining or otherwise prohibiting the Mergers, and such Order has become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, such Order;

          (c)   by either Parent or Company, upon written notice to the other Party, if the Mergers shall not have been consummated on or before 5:00 p.m. (New York time) on July 27, 2017 (such date and time referred to as the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any Party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Mergers to occur on or before such date;

          (d)   by either Parent or Company, upon written notice to the other Party, if there shall have been a breach by the other Party of any of the covenants or agreements, or any of the representations or warranties, set forth in this Agreement on the part of such other Party, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure to be satisfied of a condition set forth in Section 8.2(a) or Section 8.2(b) or Section 8.3(a) or Section 8.3(b), as the case may be, unless such breach is reasonably capable of being cured, and the other Party shall continue to use its commercially reasonable efforts to cure such breach, prior to the Outside Date; provided, that a Party shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if such Party is then in breach of any of its own respective representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 8.2(a) or Section 8.2(b) or Section 8.3(a) or Section 8.3(b), as the case may be, would not be satisfied;

          (e)   by either Parent or Company, upon written notice to the other Party, if the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the duly convened Company Stockholder Meeting (including after taking into account any adjournment, postponement or recess thereof);

          (f)    by Company, by written notice to Parent, if (i) all of the conditions set forth in Sections 8.1 and 8.2 (other than conditions that are to be satisfied by actions taken at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (ii) of this Section 9.1(f) if the Closing were to occur on the date of such notice) have been satisfied, (ii) on or after the date the Closing should have occurred pursuant to Section 2.3, Company has delivered written notice to Parent that the Company Parties are prepared to consummate the Closing and (iii) the Parent Parties fail to consummate the Closing on or before the third (3rd) Business Day after delivery of the notice referenced in clause (ii) of this Section 9.1(f), and the Company Parties were prepared to consummate the Closing during such three (3) Business Day period;

          (g)   by Parent, by written notice to Company, if (i) the Company Board shall have made a Change in Company Recommendation (provided that it is understood and agreed that neither a

  Notice of Recommendation Change nor the intention underlying such Notice of Recommendation Change that is not publicly made shall in and of itself be considered a Change in Company Recommendation), (ii) the Company Board shall have failed to publicly recommend against any tender offer or exchange offer that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company's stockholders) within ten (10) Business Days after the commencement of such tender offer or exchange offer; (iii) the Company Board shall have failed to publicly reaffirm the Company Recommendation within ten (10) Business Days after the date an Acquisition Proposal shall have been publicly announced (or if the Company Stockholder Meeting is scheduled to be held within ten (10) Business Days from the date an Acquisition Proposal is publicly announced or disclosed, promptly and in any event prior to the date on which the Company Stockholder Meeting is scheduled to be held) or (iv) Company (or its officers, directors or employees) commits a material, willful breach of its obligations in Section 7.4; or

          (h)   by Company, by written notice to Parent, at any time prior to the receipt of the Company Stockholder Approval, in order to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with Section 7.4; provided that such termination shall not be effective unless and until the Termination Fee is paid in accordance with Section 9.3(a)(iv).

        Section 9.2    Effect of Termination.     In the event that this Agreement is terminated pursuant to Section 9.1, written notice thereof shall be given to the other Party or Parties, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and subject to compliance with Section 9.3, this Agreement shall forthwith become null and void and of no further force or effect whatsoever without liability on the part of any Party hereto, and all rights and obligations of any Party hereto shall cease; provided, however, that, notwithstanding anything in the foregoing to the contrary (a) subject to Section 9.3(b), no such termination shall relieve any Party hereto of any liability or damages resulting from or arising out of any Party's willful breach of this Agreement prior to its termination, or for fraud; and (b) the Confidentiality Agreement, Section 7.5, the indemnification and reimbursement obligations of Section 7.8, this Section 9.2, Section 9.3, Article X (other than Section 10.1) and the definitions of all defined terms appearing in such sections shall survive any termination of this Agreement pursuant to Section 9.1. For purposes of this Agreement, "willful breach" means a breach that is a consequence of an act knowingly undertaken by the breaching party with either the intent of causing a breach of this Agreement or the knowledge that such act constitutes a breach of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable and permitted by applicable Law, shall be withdrawn from the Governmental Authority or other Person to which they were made. If a Delaware Court awards damages to any Parent Party as a result of a willful breach by a Company Party of this Agreement prior to its termination or fraud by a Company Party, the Parties agree that any such damages shall be paid to Ultimate Parent.

        Section 9.3    Termination Fees.

          (a)   If, but only if, this Agreement is terminated:

              (i)  by either Parent or Company pursuant to Section 9.1(c) or Section 9.1(e) or by Parent pursuant to Section 9.1(d) (other than as a result of a breach of Section 7.4) and (A) prior to such date, (1) in the case of a termination pursuant to Section 9.1(c) or Section 9.1(d) (other than as a result of a breach of Section 7.4), an Acquisition Proposal has been announced, disclosed or otherwise communicated (whether confidentially or publicly) to the Company Board or the Stockholders or (2) in the case of a termination pursuant to Section 9.1(e), an Acquisition Proposal has been publicly announced, disclosed or otherwise communicated to the Stockholders and (B)(1) Company enters into an Acquisition Agreement with respect to any Acquisition Proposal (which need not be the same Acquisition Proposal) within twelve (12) months of the termination of this Agreement, which Acquisition Proposal is subsequently consummated or (2) an Acquisition Proposal (which need not be the same Acquisition Proposal) is consummated within twelve (12) months of the termination of this Agreement, then Company shall pay, or cause to be paid, to Ultimate Parent the Termination Fee, by wire transfer of same day funds to an account designated by Ultimate Parent, not later than three (3) Business Days after the consummation of such Acquisition Proposal; provided, however, that for purposes of this Section 9.3(a)(i), the references to "ten percent (10%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty percent (50%)";

             (ii)  by Parent pursuant to Section 9.1(g) (or by Company pursuant to Section 9.1(c) or Section 9.1(e) and, at or prior to the time of such termination, Parent was entitled to terminate this Agreement pursuant to Section 9.1(g)), then Company shall pay, or cause to be paid, to Ultimate Parent the Termination Fee, by wire transfer of same day funds to an account designated by Ultimate Parent, not later than three (3) Business Days after receipt by Company or Parent, as applicable, of written notice of termination of this Agreement pursuant to Section 9.1(g) or, where Parent was entitled to terminate this Agreement pursuant to Section 9.1(g) , Section 9.1(c) or Section 9.1(e);

            (iii)  by Company pursuant to Section 9.1(d) or Section 9.1(f), then the Parent Parties shall pay, or cause to be paid, to Company the Parent Termination Fee, by wire transfer of same day funds to an account designated by Company, not later than three (3) Business Days after receipt by Parent of written notice from Company of termination of this Agreement pursuant to Section 9.1(d) or Section 9.1(f) , as applicable; or

            (iv)  by Company pursuant Section 9.1(h), then Company shall pay, or cause to be paid, to Ultimate Parent the Termination Fee, by wire transfer of same day funds to an account designated by Ultimate Parent prior to or concurrently with termination of this Agreement by Company pursuant to Section 9.1(h).

          (b)   Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that payment of the Termination Fee by Company to Ultimate Parent, or the Parent Termination Fee by the Parent Parties to Company, will in each case constitute liquidated damages for any and all losses and liabilities of any kind suffered by the Parent Parties and their Affiliates, on the one hand, and the Company Parties and their Affiliates, on the other hand, and from and after such termination as described in Section 9.1 and payment of the Termination Fee or the Parent Termination Fee, as applicable, in accordance with Section 9.3(a), neither the Company Parties, nor the Parent Parties will have any further liability of any kind for any reason (and the Parent Parties shall not be entitled to bring or maintain any other Action against any Company Party or their respective Affiliates and the Company Parties shall not be entitled to bring or maintain any other Action against any Parent Party or their respective Affiliates) in connection with this Agreement or the transactions contemplated hereby, or any termination contemplated in Section 9.1, except as provided under Section 9.3(a), this Section 9.3(b) and Section 9.3(c) (including any Action to enforce any Party's right to payment of the Termination Fee or Parent Termination Fee, as applicable). Notwithstanding anything in this Agreement to the contrary and without limitation of the preceding sentence, under no circumstances will any Parent Party or Company Party be entitled to (i) monetary damages or other monetary remedies for any loss or other liability of any kind suffered as a result of or related to this Agreement, including any breach of any representation, warranty, covenant or agreement in this Agreement or the failure of the Mergers or any other transactions contemplated hereby to be consummated, in excess of the Termination Fee or Parent Termination Fee, as applicable, together in each case with any amounts due pursuant to Section 9.3(c) (it being understood that in the case of liability as provided in Section 9.3(a), any prior payment of the Termination Fee or the Parent Termination Fee, as applicable, shall be taken into account when determining any remedies), or (ii) both a grant of specific performance to consummate the Closing (to the extent permitted under Section 10.8) and any monetary damages or other monetary remedies, including all or any portion of the Termination Fee or Parent Termination Fee, as applicable. In no event will the Parent Parties be entitled to the Termination Fee, or the Company Parties entitled to the Parent Termination Fee, in each case on more than one occasion.

          (c)   Each of the Parties hereto acknowledges that (i) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, (ii) neither the Termination Fee or Parent Termination Fee is a penalty, and (iii) without these agreements, the Parent Parties and Company Parties would not enter into this Agreement; accordingly, if the Parent Parties or Company Parties fail to timely pay any amount due pursuant to this Section 9.3 on the date specified and in order to obtain such payment either the Parent Parties or Company Parties, as applicable, commences any Action that results in a judgment against the Parent Parties or Company Parties, as applicable, for the payment of any amount set forth in this Section 9.3, then either the Parent Parties or Company Parties, as applicable, shall pay the other Party its costs and expenses in connection with such suit, together with interest on such amount at the annual rate of the prime rate set forth in the Wall Street Journal (in effect on the date of payment) for the period from the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

          (d)   Except as set forth in Section 7.8, Section 7.13(d), this Section 9.3 or as otherwise expressly set forth in this Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such Expenses whether or not the Mergers are consummated.

          (e)   The Parties agree that the Termination Fee, payable pursuant to Section 9.3(a), shall not be subject to withholding Taxes of any kind, and Company shall not reduce any amounts payable to Ultimate Parent pursuant to Section 9.3(a) on account of any Tax.

        Section 9.4    Payment of Parent Termination Fee.

          (a)   In the event that the Parent Parties are obligated to pay the Parent Termination Fee pursuant to Section 9.3(a) (the "Parent Termination Fee Base Amount"), the Parent Parties shall actually pay, or cause to be paid, to Company from the applicable Parent Termination Fee Base Amount, an amount equal to the lesser of (i) the Parent Termination Fee Base Amount and (ii) the maximum amount that can be paid to Company without causing Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code ("Qualifying Income"), as determined by Company; provided that in the event either (1) Company has received a ruling from the IRS described in Section 9.4(b)(ii) or (2) an opinion from Company's outside counsel as described in Section 9.4(b)(ii), Company may elect to receive payment of the entire Parent Termination Fee Base Amount. Company shall give reasonable advance notice to Parent in writing of the amount that may be paid to it under the preceding sentence. The Parent Parties shall be obligated to deposit any unpaid balance of the Parent Termination Fee Base Amount (the "Remaining Parent Termination Fee") into escrow to secure the Parent Parties' obligations to pay the Remaining Parent Termination Fee (with such escrow agent selected by Company and on such terms (subject to Section 9.4(b)) as shall be mutually agreed upon by Company, Parent and the escrow agent as reflected in an escrow agreement among such parties, provided that the payment or deposit into escrow shall be at Company's option). The deposit into escrow of the Remaining Parent Termination Fee pursuant to this Section 9.4(a) shall be made at the time the Parent Parties would otherwise be obligated to pay, or cause to be paid,

  Company the Parent Termination Fee pursuant to Section 9.3(a) by wire transfer of same day funds.

          (b)   The escrow agreement shall provide that the Remaining Parent Termination Fee held in escrow or any portion thereof shall not be released to Company unless the escrow agent receives any one or combination of the following: (i) a letter from Company indicating the maximum amount that can be paid by the escrow agent to Company without causing Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in a particular year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Company revising that amount, in which case the escrow agent shall release such amount to Company, or (ii) a letter from Company's counsel indicating that Company received a ruling from the IRS holding that the receipt by Company of the Remaining Parent Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, Company's outside counsel has rendered a legal opinion to the effect that the receipt by Company of the Remaining Parent Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the entire unpaid Remaining Parent Termination Fee to Company. The Parent Parties agree to amend this Section 9.4 at the reasonable request of Company in order to (x) maximize the portion of the Parent Termination Fee Base Amount that may be distributed to Company hereunder without causing Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve Company's chances of securing a favorable ruling described in this Section 9.4(b) or (z) assist Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.4. The Parent Parties shall be deemed to have satisfied their obligations pursuant to Section 9.3(a) and this Section 9.4 so long as the Parent Parties make all of the cash payments to Company and deposits into escrow in accordance with this Section 9.4, and the Parent Parties shall thereafter have no further liability with respect to payment of the Parent Termination Fee Base Amount. The portion of the Remaining Parent Termination Fee that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 9.4. Company shall fully indemnify the Parent Parties from and against any liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by it resulting directly or indirectly from the escrow arrangements contemplated by this Section 9.4.

        Section 9.5    Amendment.     To the extent permitted by applicable Law and subject to the second sentence of this Section 9.5, this Agreement may be amended by the Parties hereto, by action taken or authorized by the Company Board or the Ultimate Parent Board, as applicable, at any time before or after the Company Stockholder Approval of the applicable matters presented in connection with the Mergers, but, after any such approval, no amendment shall be made which by Law requires further approval by the Stockholders without such further approval by such Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto and, with respect to this Section 9.5, Sections 10.4(e), 10.7, 10.8(c), 10.9 and 10.11, to the extent such amendment is material and adverse to the interests of the Financing Sources, taken as a whole, the consent of the Financing Sources.

        Section 9.6    Extension; Waiver.     At any time prior to the Parent Merger Effective Time, the Parties hereto, by action taken or authorized by the Company Board or the Ultimate Parent Board and Parent Board, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of a Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

ARTICLE X

GENERAL PROVISIONS

        Section 10.1    Survival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Parent Merger Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Parent Merger Effective Time. The Confidentiality Agreements will survive termination of this Agreement in accordance with its terms.

        Section 10.2    Notices.     All notices, requests, claims, consents, demands and other communications hereunder shall be in writing and shall be delivered personally, by telecopy, e-mail or telefacsimile, by a recognized courier service, or by registered or certified mail, return receipt requested, postage prepaid, and in each case shall be deemed duly given on the date of actual delivery, upon confirmation of receipt. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice, and a copy of each notice shall also be sent via e-mail.

  (a)    if to the Parent Parties, to:

  Tricon Capital Group, Inc.
  1067 Yonge Street
  Toronto, Ontario, Canada M4W 2L2
  Telephone: (416) 323-2482
  Facsimile: (426) 925-7964
  Attention: David Veneziano
  E-mail: dveneziano@triconcapital.com
  with copies to:
  Paul, Weiss, Rifkind, Wharton & Garrison LLP
  1285 Avenue of the Americas
  New York, NY 10019
  Attention: Matthew W. Abbott
  Facsimile: (212) 492-0402
  E-mail: mabbott@paulweiss.com
  and
  Paul, Weiss, Rifkind, Wharton & Garrison LLP
  1285 Avenue of the Americas
  New York, NY 10019
  Facsimile: (212) 492-0075
  E-mail: rfieldstone@paulweiss.com

  (b)    if to the Company Parties, to:

  Silver Bay Realty Trust Corp.
  3300 Fernbrook Lane North, Suite 210
  Plymouth, MN 55447
  Telephone: (952) 358-4402
  Facsimile: (952) 487-3404
  Attention: Dan Buechler
  E-mail: dbuechler@silverbaymgmt.com
  with copies to:
  Orrick, Herrington & Sutcliffe LLP
  The Orrick Building
  405 Howard Street
  San Francisco, California 94105
  Attention: Karen Dempsey
  Facsimile No.: (415) 773-5759
  E-mail: kdempsey@orrick.com
  and
  Orrick, Herrington & Sutcliffe LLP
  1000 Marsh Road
  Menlo Park, California 94025
  Attention: Richard V. Smith
  Facsimile No.: (650) 614-7401
  E-mail: rsmith@orrick.com

        Section 10.3    Counterparts.     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including by means of electronic delivery), it being understood that the Parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf"), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        Section 10.4    Entire Agreement; No Third-Party Beneficiaries.     This Agreement (including the schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for (a) the rights, benefits and remedies granted to the Indemnified Parties under Section 7.6, (b) after the Partnership Merger Effective Time, the rights of the holders of Company OP Common Units to receive the consideration set forth in Article III in accordance with the provisions of this Agreement, (c) after the Parent Merger Effective Time, the rights of the holders of Company Common Stock to receive the Merger Consideration, the rights of the holders of Company Preferred Stock to receive the Preferred Merger Consideration, and the rights of holders of Company Restricted Stock Awards and Company PSUs to receive the consideration specified in Article III in accordance with the provisions of this Agreement, (d) the right of Company, on behalf of its Stockholders, to pursue claims for damages and other relief, including equitable relief, for any breach of this Agreement by the Parent Parties, to the extent recovery is otherwise permitted under Section 9.2 and Section 9.3 and (e) the rights of the Financing Sources under this Section 10.4 and Sections 9.5, 10.7, 10.8(c), 10.9 and 10.11, and such Financing Sources are hereby made express third party beneficiaries of such Sections. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 10.5    Severability.     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the Parties from realizing the major portion of the economic benefits of the Mergers that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 10.6    Assignment.     Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that the Parent Parties may assign their rights and benefits hereunder, in whole or in part, without the prior written consent of the Company Parties (i) to any Financing Source as collateral security or (ii) to any of its Affiliates, provided that no such assignment will relieve any Parent Party from its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

        Section 10.7    Governing Law.     This Agreement and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements entered into and performed entirely therein by residents thereof, without regard to any provisions relating to choice of laws among different jurisdictions, except that (i) the provisions of the DLLCA and the MGCL applicable to the authorization, effectiveness and effects of the Parent Merger and the provisions of the DRULPA applicable to the authorization, effectiveness and effects of the Partnership Merger will apply to the Parent Merger and the Partnership Merger and (ii) the applicable Law of the State of Maryland shall apply to the discharge of the fiduciary duties of the Company Board (or any committees thereof) in connection with the Merger Agreement.

        Section 10.8    Specific Performance; Venue.

          (a)   The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, including if the Parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement (and, more specifically, that irreparable damage would occur if the Mergers were not consummated, including the Parties' obligations to consummate the Mergers and the obligation of the Parent Parties to pay, and the right of the holders of Company Common Stock and the holders of Company Preferred Stock right to receive, the aggregate Merger Consideration and the Preferred Merger Consideration, as applicable, pursuant to the Mergers, subject in each case to the terms and conditions of this Agreement), and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, subject to Section 10.8(b), prior to the termination of this Agreement pursuant to Article IX, the Parties sole and exclusive remedy shall be an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of damages or otherwise (including the Parties' obligations to consummate the Mergers and the obligation of the Parent Parties to pay, and the right of the holders of Company Common Stock and the holders of Company Preferred Stock right to receive, the aggregate Merger Consideration and the Preferred Merger Consideration, as applicable, pursuant to the Mergers, subject in each case to the terms and conditions of this Agreement) in the Court of Chancery of the State of Delaware and any appellate court therefrom, unless such court shall decline to accept jurisdiction over a particular matter, in which case, in the Superior Court of the State of Delaware (in the Complex Commercial Litigation Division thereof if permitted by the applicable rules of the Superior Court) and any appellate court therefrom or, if the Superior Court of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware and any federal appellate court therefrom (collectively, the "Delaware Courts"), and each Party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at Law or in equity. Each Party agrees that the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right neither the Company Parties nor the Parent Parties would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. If, prior to the Outside Date, any party brings an action to enforce specifically the performance of the terms and provisions of this Agreement by another party, the Outside Date shall automatically be extended by (i) the amount of time during which such action is pending, plus twenty (20) Business Days, or (ii) such other time period established by the court presiding over such action.

          (b)   Notwithstanding the foregoing, it is explicitly agreed that the Company Parties shall each be entitled to seek specific performance of Parent's obligation to consummate the Closing if and only if (i) all of the conditions to the obligations of the Parent Parties to consummate the transactions contemplated by this Agreement set forth in Section 8.1 and Section 8.2 have been satisfied or waived in writing as of or prior to the date the Closing should have been consummated pursuant to Section 2.3 and the other terms of this Agreement (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, and subject to such conditions being capable of being satisfied), (ii) the Company Parties have irrevocably confirmed to Parent in writing that, if specific performance is granted and the BD Financing and Debt Financing are funded, the Company Parties are ready, willing and able to (and shall) perform their respective obligations in connection with effectuating the Closing, subject to the satisfaction of those conditions to Company Parties' obligation to consummate the Closing that by their terms are to be satisfied by actions taken at the Closing, (iii) the BD Financing has been funded, (iv) the Debt Financing (and/or, if applicable, the Alternative Debt Financing) has been funded or the financing sources thereunder have indicated that the Debt Financing (and/or, if applicable, the Alternative Debt Financing) will be funded at the Closing, and (v) Parent fails to consummate the Closing within three (3) Business Days following the date of the notice described in clause (ii).

          (c)   Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement, the Financing or the Financing Sources (including with respect to any claim or cause of action whether at Law, in equity, in contract or tort and with respect to any claim or cause of action relating to the negotiation, execution or performance of this Agreement) brought by any other Party, its Affiliates or its successors or assigns shall be brought and determined in the Delaware Courts (subject to the order of preference of each of the Delaware Courts set forth in Section 10.8(a)), and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties agrees not to commence, permit any of their respective Affiliates to commence or support any other Person in commencing any action, suit or proceeding relating thereto except in the Delaware Courts.

          (d)   Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the Delaware Courts as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in the Delaware Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (e)   EACH PARTY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THE CHOICE OF DELAWARE LAW TO GOVERN THIS AGREEMENT AND TO THE JURISDICTION OF DELAWARE COURTS IN CONNECTION WITH PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES INTEND THIS TO BE AN EFFECTIVE CHOICE OF DELAWARE LAW AND AN EFFECTIVE CONSENT TO JURISDICTION AND SERVICE OF PROCESS UNDER 6 DEL. C. § 2708, INCLUDING THAT THIS AGREEMENT INVOLVES OVER $100,000 FOR PURPOSES OF THE APPLICATION OF 6 DEL. C. § 2708.

        Section 10.9    WAIVER OF JURY TRIAL.     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE FINANCING, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE FINANCING SOURCES. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.9.

        Section 10.10    Authorship.     The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

        Section 10.11    Financing Sources.     Notwithstanding anything to the contrary contained in this Agreement, (a) the Company Parties, the Company Subsidiaries and their respective Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall not have any rights or claims against any Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Financing, whether at Law or equity, in contract, in tort or otherwise and (b) no Financing Source shall have any liability (whether in contract, in tort or otherwise) to the Company Parties, the Company Subsidiaries and their respective Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Financing whether at Law or equity, in contract, in tort or otherwise. Notwithstanding the foregoing provisions of this Section 10.11, following the consummation of the transactions contemplated by this Agreement, the foregoing provisions will not limit the rights of the parties to the Financing under the definitive agreements in respect of the Financing.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, Ultimate Parent, Parent, Parent LP, Company, Company GP and Company LP have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

TRICON CAPITAL GROUP INC.
By:	/s/ DAVID VENEZIANO
	Name:	David Veneziano
	Title:	Vice President, General Counsel and Secretary
	Address:	1067 Yonge Street Toronto, Ontario, Canada M4W 2L2
TAH ACQUISITION HOLDINGS LLC
By:	/s/ DAVID VENEZIANO
	Name:	David Veneziano
	Title:	Vice President, General Counsel and Secretary
	Address:	1067 Yonge Street Toronto, Ontario, Canada M4W 2L2
TAH ACQUISITION LP
By:	/s/ DAVID VENEZIANO
	Name:	David Venenziano
	Title:	Vice President, General Counsel and Secretary
	Address:	1067 Yonge Street Toronto, Ontario, Canada M4W 2L2

[Signature Page to the Merger Agreement]

SILVER BAY REALTY TRUST CORP.
By:	/s/ THOMAS W. BROCK
	Name:	Thomas W. Brock
	Title:	Chief Executive Officer
	Address:	3300 Fernbrook Lane North, Suite 210 Plymouth, Minnesota 55447
SILVER BAY MANAGEMENT LLC
By:	/s/ THOMAS W. BROCK
	Name:	Thomas W. Brock
	Title:	Chief Executive Officer
	Address:	3300 Fernbrook Lane North, Suite 210 Plymouth, Minnesota 55447
SILVER BAY OPERATING PARTNERSHIP L.P.
By:	/s/ THOMAS W. BROCK
	Name:	Thomas W. Brock
	Title:	Chief Executive Officer
	Address:	3300 Fernbrook Lane North, Suite 210 Plymouth, Minnesota 55447

[Signature Page to the Merger Agreement]

Annex B

PERSONAL AND CONFIDENTIAL

February 27, 2017
Board of Directors
Silver Bay Realty Trust Corp.
3300 Fernbrook Lane North, Suite 210
Plymouth, Minnesota 55447

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than Tricon Capital Group Inc. ("Parent") and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of the Company (as defined below) of the $21.50 in cash per Share, to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of February 27, 2017 (the "Agreement"), by and among Parent, TAH Acquisition Holdings LLC and TAH Acquisition LP (together with Parent, the "Parent Parties"), Silver Bay Realty Trust Corp. (the "Company"), Silver Bay Management LLC and Silver Bay Operating Partnership L.P.

        Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, the Parent Parties, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, and their respective affiliates for which our Investment Banking Division may receive compensation. Affiliates of Goldman, Sachs & Co. also may have co-invested with Parent and its affiliates from time to time and may have invested in limited partnership units of affiliates of Parent from time to time and may do so in the future.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the four fiscal years ended December 31, 2015; a draft Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016 provided to us and approved for our use by the Company, certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management and approved for our use by the Company (the "Forecasts"). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the acquisition premia of certain recent business combinations in the U.S. real estate investment trust industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Since January 1, 2016, we were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $21.50 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including the merger of TAH Acquisition LP with and into Silver Bay Operating Partnership L.P. or any other term or aspect of such merger, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities of the Company, including the 10% Cumulative Redeemable Preferred Shares of the Company, any class of securities of Silver Bay Operating Partnership L.P. or Silver Bay Management LLC, including the limited partnership interests in Silver Bay Operating Partnership L.P. designated as a "Partnership Common Unit" under its limited partnership agreement and the limited partnership interest in Silver Bay Operating Partnership L.P. designated as a "10% Cumulative Redeemable Preferred Unit" under its limited partnership agreement, any equity interests in Silver Bay Management LLC, or any other person, creditors, or other constituencies of the Company, Silver Bay Operating Partnership L.P. or Silver Bay Management LLC; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $21.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Parent Parties, the Company or any of its subsidiaries or the ability of the Parent Parties, the Company or any of its subsidiaries to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $21.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co. (GOLDMAN, SACHS & CO.)

ANNEX C

FORM OF SUPPORT AGREEMENT

        SUPPORT AGREEMENT, dated as of February 27, 2017 (this "Agreement"), among Tricon Capital Group Inc., a company incorporated under the laws of the Province of Ontario ("Ultimate Parent") and each of the Persons listed as a "Holder" on the signature pages hereto (collectively, the "Holders"). Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).

        WHEREAS, each Holder is, as of the date hereof, the record and Beneficial Owner (as defined in Section 5.11 below) of issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Shares") and/or issued and outstanding limited partnership interests in Silver Bay Operating Partnership L.P., a Delaware limited partnership ("Company LP"), designated as a "Partnership Common Unit" under the Company LP Agreement (as defined in the Merger Agreement) (the "Company OP Common Units"); and

        WHEREAS, as a condition and inducement to Ultimate Parent's willingness to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Ultimate Parent, TAH Acquisition Holdings LLC, a Delaware limited liability company ("Parent"), TAH Acquisition LP, a Delaware limited partnership ("Parent LP"), Silver Bay Realty Trust Corp., a Maryland corporation (the "Company"), Silver Bay Management LLC, a Delaware limited liability company and Company LP, Ultimate Parent has requested each Holder, and each Holder has agreed, to enter into this Agreement with respect to all of the Company Shares and the Company OP Common Units that such Holder Beneficially Owns at any time during the Support Period (as defined in Section 5.11 below).

        NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1    VOTING AGREEMENT; GRANT OF PROXY

        1.1    Voting Agreement.    Each Holder hereby agrees that, during the Support Period, such Holder shall, at every meeting of the stockholders of the Company or partners of the Company LP, however called, including the Company Stockholder Meeting, and at every adjournment or postponement thereof (or in any other circumstances upon which a vote, consent or approval is sought, including by written consent), appear at each such meeting or otherwise cause the Company Shares or Company OP Common Units, as applicable, as to which such Holder controls the right to vote to be counted as present thereat for purposes of calculating a quorum, and vote (or cause to be voted) all Company Shares and Company OP Common Units Beneficially Owned by such Holder (a) in favor of the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated by the Merger Agreement, and (b) against any (i) Acquisition Proposal or any other proposal made in opposition to the Merger Agreement, (ii) reorganization, recapitalization, dissolution, liquidation or winding-up of the Company or the Company LP or any other extraordinary transaction involving the Company or the Company LP, in each case other than the Mergers or any of the other transactions contemplated by the Merger Agreement, (iii) change in Persons who constitute the Company Board or (iv) corporate action (including any amendment of the organizational documents of the Company or Company LP) the consummation of which would or could reasonably be expected to frustrate, prevent, or delay the consummation of any of the transactions contemplated by the Merger Agreement or that would result or could reasonably be expect to result in a breach, in any material respect, by any of the Company Parties of the Merger Agreement. Each Holder shall ensure that, during the Support Period, any other Person having voting power with respect to any Company Shares or Company OP Common Units Beneficially Owned by such Holder will vote any such Company Shares and/or Company OP Common Units in favor of the matters described in clause (a) of the preceding sentence, and will vote against any of the matters described in clauses (b)(i) through (iv) of the preceding sentence.

        1.2    Irrevocable Proxy.    By entering into this Agreement, each Holder hereby irrevocably constitutes and appoints Ultimate Parent, its Chief Executive Officer, its General Counsel or any other of its designees as such Holder's sole and exclusive attorney-in-fact and proxy, with full power of substitution and re-substitution, for and in such Holder's name, to vote or act by written consent, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.1 above as Ultimate Parent, its Chief Executive Officer, its General Counsel or any other of its designees or its proxy or substitute shall, in such person's sole discretion, deem proper with respect to the Company Shares or the Company OP Common Units Beneficially Owned by such Holder. The proxy and power of attorney granted by each Holder pursuant to this Section 1.2 is irrevocable and is granted in consideration of Ultimate Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses and is given to secure the performance of the duties of each Holder under this Agreement. Each Holder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy. The proxy and power of attorney granted by each Holder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1.1 above. The proxy and power of attorney granted by each Holder shall be revoked, terminated and of no further force or effect, automatically and without further action, upon termination of this Agreement in accordance with Section 5.3 hereof. The power of attorney granted herein by each Holder is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Holder. Each Holder hereby revokes (and agrees to cause to be revoked) any and all previous proxies granted with respect to the Company Shares or the Company OP Common Units Beneficially Owned by such Holder with respect to any of the matters contemplated by Section 1.1 above. Each Holder agrees not to grant any proxy (whether revocable or irrevocable) to any Person that conflicts with the proxy granted by such Holder pursuant to this Section 1.2, and any attempt to do so shall be null and void ab initio and of no force or effect.

SECTION 2    REPRESENTATIONS AND WARRANTIES OF EACH HOLDER

        Each Holder hereby represents and warrants to Ultimate Parent that:

        2.1    Authorization.    The execution and delivery of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby are within the power of such Holder and, if applicable, have been duly authorized by all necessary corporate or other action on the part of such Holder, and no other corporate proceedings on the part of such Holder are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by such Holder, and, assuming the due authorization, execution and delivery by Ultimate Parent, constitutes the valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to the Enforceability Exceptions. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

        2.2    Non-Contravention.    The execution and delivery by such Holder of this Agreement and the performance of the covenants and obligations contemplated hereby do not, and will not, (i) violate or cause a violation of any of the provisions of the organizational documents of such Holder, if any, (ii) conflict with, violate or cause a violation of any Law or Order applicable to such Holder, (iii) conflict with or violate or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration, or to a loss of any benefit to which such Holder is entitled, under any provision of any contract binding on such Holder or any of such Holder's properties or assets, including the Company Shares and/or the Company OP Common Units Beneficially Owned by such Holder or (iv) result in the imposition of any Encumbrance on any asset of such Holder, except (i) as set forth in this Agreement or (ii) as would not prevent or materially impair the performance by such Holder of its covenants and obligations hereunder. The execution and delivery of this Agreement by such Holder, and the performance by such Holder of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require such Holder to obtain any consent, approval, authorization or permit of any Governmental Authority, other than compliance with the applicable requirements, if any, of the Exchange Act.

        2.3    Ownership of Company Shares and Company OP Common Units.    Each Holder is the respective Beneficial Owner of, and has sole voting and dispositive power with respect to, the Company Shares and the Company OP Common Units, as applicable, held by such Holder, free and clear of any Liens (including any restriction on the right to vote or otherwise dispose of the Company Shares or the Company OP Common Units Beneficially Owned by such Holder), except for any applicable restrictions on transfer under the Securities Act or Exchange Act and the rules and regulations promulgated thereunder that would not in any event prevent such Holder from complying with such Holder's obligations under this Agreement. None of such Company Shares or the Company OP Common Units is subject to any voting trust or other contract with respect to the voting of such Company Shares or the Company OP Common Units, except as set forth in this Agreement.

        2.4    Waiver of Community Property Rights.    If such Holder is married and the Company Shares or the Company OP Common Units Beneficially Owned by such Holder constitute community property, such Holder's spouse shall not assert or enforce, and does hereby waive, any rights granted under any community property statute with respect to the Company Shares and the Company OP Common Units Beneficially Owned by such Holder applicable to such spouse that would adversely affect the covenants and obligations of such Holder under this Agreement.

        2.5    Acknowledgements.    Such Holder understands and acknowledges that Ultimate Parent is entering into the Merger Agreement in reliance upon such Holder's execution and delivery of this Agreement and the representations and warranties of such Holder herein.

SECTION 3    REPRESENTATIONS AND WARRANTIES OF ULTIMATE PARENT

        Ultimate Parent hereby represent and warrant to each Holder:

        3.1    Authorization.    The execution and delivery by Ultimate Parent of this Agreement and the consummation by Ultimate Parent of the transactions contemplated hereby are within the corporate power of Ultimate Parent and have been duly authorized by all necessary corporate or other action. This Agreement has been duly executed and delivered by Ultimate Parent, and, assuming the due authorization, execution and delivery by each other Holder, constitutes the valid and binding obligation of Ultimate Parent, enforceable against Ultimate Parent accordance with its terms, subject to the Enforceability Exceptions

        3.2    Non-Contravention.    The execution and delivery by Ultimate Parent of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or cause a violation of any of the provisions of the organizational documents of Ultimate Parent, (ii) contravene or conflict with, violate or cause a violation of any Law or Order applicable to Ultimate Parent, (iii) conflict with or violate or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration, or to a loss of any benefit to which Ultimate Parent is entitled under, any provision of any contract binding on Ultimate Parent or any of Ultimate Parent's properties or assets or (iv) result in the imposition of any Encumbrance on any asset of Ultimate Parent, except (i) as set forth in this Agreement or (ii) as would not prevent or materially delay the consummation by Ultimate Parent of the transactions contemplated hereby or the performance by Ultimate Parent of its covenants and obligations hereunder.

SECTION 4    COVENANTS OF HOLDERS

        4.1    No Proxies for, Encumbrances on or Disposition of Company Shares, Non Solicit.

          (a)   During the Support Period, except pursuant to the terms of this Agreement or in connection with the Merger, each Holder shall not, without the prior written consent of Ultimate Parent, directly or indirectly, (i) grant any proxies, or enter into any voting trust or other contract, with respect to the voting of any Company Shares, or the Company OP Common Units, Beneficially Owned by such Holder with respect to any matter contemplated by Section 1.1 above or otherwise in any manner inconsistent with this Agreement, (ii) sell, assign, transfer, tender, encumber or otherwise dispose of, or enter into any contract with respect to the direct or indirect sale, assignment, transfer, tender, encumbrance or other disposition of, any such Company Shares or the Company OP Common Units (except, in the case of the Company OP Common Units, a transfer to the Company or Company LP of such Company OP Common Units in accordance with the terms and conditions of the redemption rights prescribed in Section 15.1 of the Company LP Agreement on a Specified Redemption Date (as defined in the Company LP Agreement) occurring prior to the Partnership Merger Effective Time) or (iii) take any other action that would make any representation or warranty of such Holder contained in Section 2 of this Agreement untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of such Holder's covenants or obligations hereunder, or seek to do or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions.

          (b)   Notwithstanding the foregoing clause (a), each Holder may transfer Company Shares or Company OP Common Units held by such Holder to any of the other Holders party to this Agreement with Ultimate Parent or to any member of such Holder's immediate family (or to any trust established solely for the benefit of one or more members of such Holder's immediate family); provided that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Ultimate Parent, to be bound by all of the terms of this Agreement. Any Transfer in violation of the foregoing Section 4.1 shall be null and void ab initio and of no force or effect.

        4.2    Publicity.    Each Holder, and each of such Holder's subsidiaries or other Affiliates, if any, shall not, and shall cause their respective Representatives, if any, not to, directly or indirectly, make any press release, public announcement or other public communication with respect to this Agreement or the Merger Agreement or any of the transactions contemplated hereby and thereby, without the prior written consent of Ultimate Parent. Each Holder hereby (a) consents to and authorizes the publication and disclosure by Ultimate Parent and the Company (including in the Proxy Statement and any other publicly filed documents relating to the Mergers or any other transaction contemplated by the Merger Agreement) of: (i) such Holder's identity; (ii) such Holder's Beneficial Ownership of Company Shares and/or the Company OP Common Units; and (iii) the nature of such Holder's commitments, arrangements and understandings under this Agreement and (b) agrees as promptly as practicable to notify Ultimate Parent and the Company of any required corrections with respect to any written information supplied by such Holder specifically for use in any such Proxy Statement or other disclosure document. Notwithstanding the foregoing, nothing herein shall limit or affect any actions taken by such Holder (or any of such Holder's Representatives) who is an officer or member of the Company Board, solely in their capacity as such, in each case only as permitted by the Merger Agreement.

        4.3    Additional Shares; Changes to Shares; Stop-Transfer Order.

          (a)   In the event that any Holder acquires Beneficial Ownership of, or the power to dispose of or vote or direct the disposition or voting of, any additional Company Shares, Company OP Common Units or other interests in or with respect to the Company or the Company LP, such

  Company Shares, Company OP Common Units or other interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the term "Company Shares" or "Company OP Common Units" shall be deemed to refer to and include such additional Company Shares, Company OP Common Units or other interests in or with respect to the Company or the Company LP. Each Holder shall promptly notify Ultimate Parent of any such event.

          (b)   In case of a stock or partnership interest dividend or distribution, or any change in the Company Shares or the Company OP Common Units by reason of any stock or partnership interest dividend or distribution, split-up, recapitalization, combination, exchange of shares or interests or the like, the term "Company Shares" or "Company OP Common Units" shall be deemed to refer to and include the Company Shares or the Company OP Common Units as well as all such stock or other partnership interest dividends and distributions and any securities into which, or for which, any or all of the Company Shares or Company OP Common Units may be changed or exchanged or which are received in such transaction.

        4.4    Actions.    Each Holder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Action, against any of the Parent Parties or their Affiliates, any of the Company Parties or their Affiliates or any of their respective successors, directors, officers or other employees relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or consummation of the Mergers, including any Action (x) challenging the validity of, or seeking to enjoin or delay the operation or consummation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Closing) or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby. Each Holder agrees to provide prompt written notice to Ultimate Parent upon obtaining knowledge of the commencement, or the threat of commencement, of any such claims set forth in the foregoing clause (ii).

        4.5    Company OP Common Units.    In connection with the Mergers and the transactions contemplated by the Merger Agreement, each Holder who Beneficially Owns any Company OP Common Units on the date hereof hereby acknowledges and agrees that the cash consideration payable for the Company OP Common Units still Beneficially Owned by such Holder at the Partnership Merger Effective Time pursuant to Section 3.2(a) of the Merger Agreement (once paid in accordance with the terms thereof) shall represent full consideration in exchange for such Company OP Common Units and that all of such Company OP Common Units shall be retired and shall cease to exist at the Partnership Merger Effective Time. In the event of a transfer to the Company or the Company LP of a Holder's Company OP Common Units in accordance with the terms of the redemption rights prescribed in Section 15.1 of the Company LP Agreement on a Specified Redemption Date (as defined in the Company LP Agreement) occurring prior to the Partnership Merger Effective Time, any Company Shares received by such Holder upon such transfer shall, for the avoidance of doubt, be subject in all respects to the terms and conditions hereof applicable to Holders of Company Shares.

SECTION 5    MISCELLANEOUS

        5.1    Other Definitional and Interpretative Provisions.    Unless specified otherwise, in this Agreement the obligations of any party hereto consisting of more than one Person are several and not joint. For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; and (ii) the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits," "Annexes" and "Schedules" are intended to refer to

Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. The words "hereof," "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references in this Agreement to "$" are intended to refer to U.S. dollars. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. References to any Person include the successors and permitted assigns of that Person.

        5.2    Further Assurances.    Ultimate Parent and each Holder (in their respective capacity as such) will each execute and deliver, or cause to be executed and delivered, all further documents and instruments as the other may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

        5.3    Amendments; Termination.    Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate automatically with respect to each Holder upon the earliest of (i) the Parent Merger Effective Time (in the case of the Company Shares) or the Partnership Merger Effective Time (in the case of the Company OP Common Units), as the case may be, (ii) the valid termination of the Merger Agreement in accordance with its terms or (iii) the mutual written consent of Ultimate Parent and such Holder; provided, however, that no termination of this Agreement shall relieve any party hereto from any liability for any willful material breach of any provision of this Agreement prior to such termination and this Article 5 shall survive any termination of this Agreement.

        5.4    Expenses.    Whether or not any of the transactions contemplated by the Merger Agreement or this Agreement are consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby.

        5.5    Successors and Assigns.    This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except in accordance with the terms hereof, this Agreement shall not be assignable by any Holder without the express written consent of Ultimate Parent.

        5.6    Third Party Beneficiaries.    Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto and their respective permitted successors and assigns, any right, benefit or remedy of any nature.

        5.7    Counterparts.    This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        5.8    Entire Agreement.    This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.

        5.9    Severability.    If any term, provision, covenant or restriction of this Agreement is held by any Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        5.10    Specific Performance.    Each of the parties hereto agrees that irreparable damage would occur to Ultimate Parent in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that Ultimate Parent may have under Law or in equity, in the event of any breach or threatened breach by each Holder of any covenant or obligation of such Holder contained in this Agreement, Ultimate Parent shall be entitled to (a) a decree or order of specific performance to enforce the observance and performance of such covenant; and (b) an injunction restraining such breach or threatened breach. Each Holder hereby waives (x) any defenses based on the adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by Ultimate Parent and (y) any requirement for the posting of any bond or other security.

        5.11    Defined Terms.    For the purposes of this Agreement:

          (a)   Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

          (b)   Each Holder shall be deemed to "Beneficially Own" or to have acquired "Beneficial Ownership" of a security if such Holder (a) is the record owner of such security; or (b) is the "beneficial owner" with respect to the investment authority of such security (within the meaning of Rule 13d-3 under the Exchange Act).

          (c)   "Support Period" shall mean the period from the date of this Agreement through the date upon which this Agreement terminates in accordance with Section 5.3 hereof.

        5.12    Action in the Holders' Capacity Only.    Each Holder, if a director, officer or other employee of the Company, does not make any agreement or understanding herein as a director, officer or other employee of the Company. Each Holder signs this Agreement solely in his, her or its capacity as a Beneficial Owner of the Company Shares or the Company OP Common Units, and, except as set forth in Section 4.1(c), nothing herein shall limit or affect any actions taken in a Holder's capacity as an director, officer or other employee of the Company, including complying with or exercising such Holder's fiduciary duties as a member of the Company Board.

        5.13    Notices.    All notices, requests, claims, consents, demands and other communications hereunder shall be in writing and shall be delivered personally, by telecopy, e-mail or telefacsimile, by a recognized courier service, or by registered or certified mail, return receipt requested, postage prepaid, and in each case shall be deemed duly given on the date of actual delivery, upon confirmation of receipt. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice, and a copy of each notice shall also be sent via e-mail.

        if to Ultimate Parent, to:

    Tricon Capital Group Inc.
    1067 Yonge Street
    Toronto, Ontario, Canada M4W 2L2
    Telephone: (416) 323-2482
    Facsimile: (416) 925-7964
    Attention: David Veneziano
    E-mail: dveneziano@triconcapital.com

    with a copy to:

    Paul, Weiss, Rifkind, Wharton & Garrison LLP
    1285 Avenue of the Americas
    New York, NY 10019
    Attention: Matthew W. Abbott
    Facsimile: (212) 492-0402
    E-mail: mabbott@paulweiss.com

    and
    Paul, Weiss, Rifkind, Wharton & Garrison LLP
    1285 Avenue of the Americas
    New York, NY 10019
    Attention: Ross A. Fieldston
    Facsimile: (212) 492-0075
    E-mail: rfieldston@paulweiss.com

        if to a Holder, to:

    Silver Bay Realty Trust Corp.
    3300 Fernbrook Lane North, Suite 210
    Plymouth, MN 55447
    Telephone: (952) 358-4402
    Facsimile: (952) 487-3404
    Attention: Dan Buechler
    E-mail: dbuechler@silverbaymgmt.com

    with a copy to:

    Orrick, Herrington & Sutcliffe LLP
    405 Howard Street
    San Francisco, CA 94105-2669
    Attn: Karen Dempsey
    Facsimile: (415) 773-5759
    email: kdempsey@orrick.com
    and
    Orrick, Herrington & Sutcliffe LLP
    1000 Marsh Road
    Menlo Park, CA 94025-1015
    Attn: Richard V. Smith
    Facsimile: (650) 614-7401
    email: rsmith@orrick.com

        5.14    Governing Law and Submission to Jurisdiction.    This agreement is made under, and shall be construed and enforced in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to any principles of conflicts of law that would cause the applicability of any laws other than the Laws of the State of Delaware. Each of the parties hereto (a) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) shall not bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto.

        5.15    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        5.16    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        5.17    Waiver.    No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TRICON CAPITAL GROUP INC.
By:
	Name:	David Veneziano
	Title:	Vice President, General Counsel and Secretary

[HOLDER]
By:
Name:
Title:

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SILVER BAY REALTY TRUST CORP. 3300 Fernbrook Lane North Suite 210 Plymouth, MN 55447 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1 and 2. 1 Approval of (a) the Agreement and Plan of Merger, dated as of February 27, 2017, as it may be amended from time to time (the "merger agreement"), by and among Silver Bay Realty Trust Corp., Silver Bay Management LLC, Silver Bay Operating Partnership LP, TAH Acquisition Holdings LLC ("Tricon"), Tricon Capital Group Inc. and TAH Acquisition LP, and (b) the merger of Silver Bay Realty Trust Corp. into Tricon, with Tricon as the surviving entity as contemplated by the merger agreement, and the other actions and transactions contemplated by the merger agreement. For 0 Against 0 Abstain 0 0 0 0 2 Approval of any proposal submitted to a vote of stockholders to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement at the time of the special meeting. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly be brought before the special meeting or any adjournment or postponement thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000327006_1 R 1.0.1.15

SILVER BAY REALTY TRUST CORP. Special Meeting of Stockholders May 5, 2017, 8:00 a.m., Central Time This proxy is solicited by the Board of Directors The undersigned hereby authorizes Thomas W. Brock and Daniel J. Buechler, and each of them, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders to be held at 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, on Friday, May 5, 2017, at 8:00 a.m., Central Time, and at any postponements or adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned at such meeting with all powers possessed by the undersigned if personally present at the meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2. THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the Special Meeting of Stockholders. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000327006_2 R1.0.1.15